Exhibit 2.1

COMBINATION AGREEMENT

THIS COMBINATION AGREEMENT (this “Agreement”), dated as of May 31, 2019, is entered into among Archie Bennett, Jr. and Monty J. Bennett (collectively, the “Bennetts”); Remington Holdings, L.P., a Delaware limited partnership (“Remington”); Remington Holdings GP, LLC, a Delaware limited liability company and the general partner of Remington (the “General Partner”); MJB Investments, LP (“MJB Investments”); Ashford Inc., a Maryland corporation (“AINC”); solely for the purpose of conveying his Marietta Class B Interests and for purposes of Article VII, James L. Cowen (“Cowen”); solely for the purpose of conveying his Marietta Class B Interests and for purposes of Article VII, Jeremy J. Welter (“Welter”); Ashford Nevada Holding Corp., a Nevada corporation and wholly owned Subsidiary of AINC (“New Holdco”); and Ashford Merger Sub Inc., a Maryland corporation and wholly owned Subsidiary of New Holdco (“Merger Sub”).  Capitalized terms used in this Agreement have the meanings given such terms in Article I or in the applicable Section cross referenced in Article I.

PRELIMINARY STATEMENTS

A.                                    AINC is a corporation duly organized and existing under the laws of the State of Maryland, and New Holdco is a corporation duly organized and existing under the laws of the State of Nevada.

B.                                    Archie Bennett, Jr. and MJB Investments collectively own all of the issued and outstanding limited partnership interests in Remington; the General Partner owns all of the issued and outstanding general partnership interests in Remington.

C.                                    Remington through its ownership of Marietta Leasehold GP LLC owns all of the Marietta GP Interests; Archie Bennett, Jr. and MJB Investments own all of the Marietta Class A Interests; and Cowen, Welter and Sharkey own all of Marietta Class B Interests.

D.                                    Prior to the Closing, Remington intends to acquire (either directly or through wholly owned Subsidiaries) the Marietta Class B Interests owned by Sharkey.

E.                                     AINC, New Holdco and Merger Sub desire, following the satisfaction or waiver (to the extent permitted by Law) of the conditions set forth in Article VIII, to effect the Merger.

F.                                      The purpose of the Merger is, in part, to cause the holding company of AINC and its subsidiaries to be organized under the laws of the State of Nevada.  The AINC Board has determined that the creation of a holding company organized under the laws of the State of Nevada is consistent with, and will further, the business strategies and goals of AINC and its Affiliates and is in the best interests of AINC and its shareholders.

G.                                    New Holdco desires to acquire, and Archie Bennett, Jr., Monty J. Bennett, MJB Investments, Cowen and Welter desire to transfer to New Holdco, 100% of the Transferred Securities upon the terms and subject to the conditions set forth in this Agreement and the Remington Contribution Agreement (the “Remington Contribution”).

H.                                   For U.S. federal income tax purposes (and, where applicable, state and local tax purposes), the Parties intend that: (i) the Merger shall qualify as a “reorganization” within the meaning of § 368(a) of the Code, and this Agreement together with the Merger Agreement shall constitute a “plan of reorganization” within the meaning of the Code and the Treasury regulations promulgated thereunder; and (ii) the exchange of the Transferred Securities for New Holdco Stock under this Agreement and the Remington Contribution Agreement, and the exchange of AINC Stock for New Holdco Stock pursuant to the Merger, qualify as an exchange under § 351 of the Code, and this Agreement, the Remington Contribution Agreement and the Merger Agreement will together be taken as a single plan of exchange under § 351 of the Code.

I.                                        On the date hereof, Cowen and Welter have each executed and delivered to AINC a representation letter to the effect set forth in Section 3.21(v) and Section 3.24 (substituting Cowen or Welter, as applicable, for MJB Investments and the Bennetts, as applicable).

THEREFORE, the Parties intending to be legally bound agree as follows:

ARTICLE I
DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Adverse AINC Recommendation” has the meaning forth in Section 6.04(d).

“Adverse Tax Change” means a change in Tax Law (or the clarification or interpretation thereof by a taxing authority in the form of published guidance) after the date of this Agreement as a result of which: (A) both (i) the Merger (in connection with the Remington Contribution) would not qualify as an exchange to the shareholders of AINC (other than the Bennetts, MJB Investments, Cowen, Welter, or Sharkey) under § 351 of the Code, and (ii) the Merger would not qualify as a reorganization under § 368 of the Code; or (B) the transactions contemplated under the Merger Agreement would cause any shareholder of AINC (other than the Bennetts, MJB Investments, Sharkey, Cowen, or Welter) to recognize any material taxable income for U.S. federal income tax purposes.

“Affiliate” and its correlative terms have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

“Affordable Care Act” means the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010.

“Aggregate Consideration” means $275,000,000 to be funded through 11,000,000 shares of New Holdco Preferred Stock (subject to the provisions of Section 11.01).

“Agreement” has the meaning set forth in the Preamble.

“AHT” means Ashford Hospitality Trust, Inc.

“AINC” has the meaning set forth in the Preamble.

“AINC Acquisition Proposal” means any proposal or offer relating to: (a) a merger, consolidation, share exchange or business combination involving AINC or any of its Subsidiaries representing 10% or more of the assets of AINC and its Subsidiaries, taken as a whole; (b) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of 10% or more of the assets of AINC and its Subsidiaries, taken as a whole; (c) a purchase or sale of shares of capital stock or other securities, in a single transaction or series of related transactions, representing 10% or more of the voting power of the capital stock of AINC, including by way of a tender offer or exchange offer; or (d) any other transaction having a similar effect to those described in clauses (a) through (c), except that proposals or plans to make distributions of cash by AINC or any of its Subsidiaries to their respective owners in accordance with the terms of their organizational documents as of the date of this Agreement shall not, in and of itself, constitute an AINC Acquisition Proposal.

“AINC Balance Sheet” means the audited balance sheet of AINC dated as of December 31, 2018 contained in AINC SEC Documents filed prior to the date hereof.

“AINC Board” means the Board of Directors of AINC.

“AINC Common Stock” means the common stock, par value $0.01 per share, of AINC.

“AINC Intervening Event” means an event, change, development, effect, occurrence or state of facts, in each case: (a) that is material to the Transactions taken as a whole; (b) that arises or occurs after the date of this Agreement and that becomes known to the Special Committee before the Required Stockholder Vote; and (c) that, prior to the date of this Agreement, was not known to or reasonably foreseeable by the Special Committee; provided, that in no event will the receipt, existence of, or terms of an AINC Acquisition Proposal or any inquiry relating to an AINC Acquisition Proposal or any consequence thereof constitute an Intervening Event.

“AINC Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise) or assets of AINC and its subsidiaries, taken as a whole; or (b) the ability of AINC to consummate the Transactions on a timely basis; provided, however, that “AINC Material Adverse Effect” will not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which AINC operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement, except pursuant to Section 3.05 and Section 6.07; (vi) any changes in applicable Laws or accounting rules, including GAAP; (vii) any action taken or omission by AHT or Braemar, or by any Person controlled by the Bennetts; (viii) the public announcement, pendency, or completion of the Transactions or the Transaction Documents; or (ix) resulting from acts of god, such as hurricanes, tornadoes, floods, earthquakes or other natural disasters; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv), (vi) and (ix) immediately above will be taken into account in determining whether an AINC Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on AINC compared to other participants in the industries in which AINC conducts its businesses.

“AINC Parties” means: (a) AINC, New Holdco, Merger Sub, and (after the Closing) Remington, the General Partner and Marietta Leasehold LP; and (b) their respective Subsidiaries.

“AINC Recommendation” has the meaning set forth in Section 6.08(a).

“AINC Series B Preferred Stock” means the Series B Convertible Preferred Stock, par value $25 per share, of AINC.

“AINC Stock” means AINC Common Stock or AINC Series B Preferred Stock.

“AINC SEC Documents” means the registration statements, prospectuses, schedules, statements, forms, documents, reports and other documents (including exhibits and all other information incorporated by reference) required to be filed with the SEC or furnished to the SEC by AINC or OAINC Inc. since January 1, 2018 under the Exchange Act.

“AINC Subsidiary” means an AINC Party other than AINC.

“AINC Superior Proposal” means an unsolicited bona fide AINC Acquisition Proposal (except that references to “10%” in the definition of such term will be deemed to be references to “50%”) made in writing and not solicited in violation of Section 6.04 that the Special Committee has determined in its good faith judgment, after receipt of advice from the Special Committee’s financial advisor and legal counsel: (a) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal (including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition); and (b) if consummated, would result in a transaction more favorable to the stockholders of AINC (excluding the Bennetts and their Affiliates, and including AHT and Braemar) from a financial point of view (including the effect of any AINC Termination Fee required under this Agreement) than the Transactions (after taking into account any revisions to the terms of the transaction contemplated by Section 6.04(e) and the time likely to be required to consummate such AINC Acquisition Proposal).

“AINC Termination Fee” means a termination fee equal to $5,500,000 plus the actual, documented out-of-pocket costs and expenses actually incurred by the Remington Parties in connection with this Agreement and the Transactions, as set forth in Section 10.02(b).

“Audited 2018 Carve-Out Financial Statements” means Remington’s audited carve-out consolidated financial statements consisting of balance sheets as of December 31, 2017 and 2018 and the related statements of income and retained earnings, members’ or partners’ equity and cash flows for each of the years then ended, in each case, as applicable, excluding the Project Management Business, which was contributed to AINC on August 8, 2018.

“Audited 2018 Marietta Financial Statements” means audited consolidated financial statements for Marietta Leasehold LP consisting of balance sheets as of December 31, 2017 and 2018 and the related statements of income and retained earnings, members’ or partners’ equity and cash flows for each of the years then ended.

“Balance Sheet” means the audited consolidated balance sheet of Remington as of December 31, 2018.

“Balance Sheet Date” means December 31, 2018.

“Beneficially Owned” has the meaning specified in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

“Benefit Plan” has the meaning set forth in Section 3.19(a).

“Bennett Appointee” means each of the Bennetts or his applicable designated representative, in the event of disability, or his estate, in the event of death.

“Bennett Hotel” means any hotel in which the Bennetts, in the aggregate, directly or indirectly (other than through their ownership of interests in AHT and Braemar) own at least a 5% interest.

“Bennetts” has the meaning set forth in the Preamble.

“Bennetts’ Accountants” means the certified public accounting firm, BDO USA LLP.

“Bipartisan Budget Act” means the Bipartisan Budget Act of 2015, Pub. L. No. 114-74.

“Bonus Liabilities” means, with respect to a specified calendar year, the aggregate amount of corporate bonuses paid by Remington for such calendar year, as determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited 2018 Carve-Out Financial Statements.

“Braemar” means Braemar Hotels & Resorts Inc.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Dallas, Texas are authorized or required by Law to be closed for business.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.  §§ 9601 et seq.

“Closing” has the meaning set forth in Section 2.05.

“Closing Adjustment” means an amount equal to the Estimated Closing Working Capital minus the Target Working Capital.

“Closing Date” means the day on which the Closing takes place.

“Closing Working Capital” means: (a) the sum of (x) Current Assets; and (y) the Estimated Pro Rated Incentive Fees; less (b) the sum of (i) Current Liabilities; (ii) the Non-Current Stock Plan Liability; (iii) the Reserve Liability; and (iv) the Estimated Pro Rated Bonus Liabilities, determined in each case as of the open of business on the Closing Date (without giving effect to any of the Transactions, except to the extent explicitly provided in the definition of Current Liabilities).

“Closing Working Capital Statement” means a statement setting forth New Holdco’s calculation of Closing Working Capital.

“Code” means the Internal Revenue Code of 1986.

“Contract” means any contract, lease, deed, mortgage, license, instrument, note, commitment, undertaking, indenture, joint venture and every other agreement, understanding, commitments and legally binding arrangements, whether written or oral.

“Cowen” has the meaning set forth in the Preamble.

“Current Assets” means the current assets of the Remington Companies (other than Marietta Leasehold LP) on a consolidated basis and of Marietta Leasehold LP, including cash and cash equivalents, accounts receivable, inventory, prepaid expenses, the HRA imprest account and other deposits, but excluding: (a) the Marietta Escrow Account; (b) Incentive Fees for the calendar year in which the Closing occurs (or any portion thereof), if any; and (c) deferred Tax assets, each as determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited 2018 Carve-Out Financial Statements (in the case of Remington and its consolidated subsidiaries) and the Audited 2018 Marietta Financial Statements (in the case of Marietta Leasehold LP) as if such accounts were being prepared and audited as of a fiscal year end.

“Current Liabilities” means current liabilities of the Remington Companies (other than Marietta Leasehold LP) on a consolidated basis and of Marietta Leasehold LP, including accounts payable, accrued Taxes and accrued expenses, but excluding: (a) the current portion of long term debt; (b) Bonus Liabilities for the calendar year in which the Closing occurs (or any portion thereof); and (c) deferred Tax liabilities, each as determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited 2018 Carve-Out Financial Statements (in the case of Remington and its consolidated subsidiaries) and the Audited 2018 Marietta Financial Statements (in the case of Marietta Leasehold LP) as if such accounts were being prepared and audited as of a fiscal year end.  The amount of Current Liabilities shall be reduced by the amount of any liabilities of the Remington Companies assumed and paid, or expected to be assumed and paid, by New Holdco pursuant to Section 11.01.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Remington Parties to AINC and delivered by AINC to the Remington Parties, as applicable, simultaneously with the execution and delivery of this Agreement.

“Disputed Amounts” means, if the Bennetts and New Holdco fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, any amounts remaining in dispute.

“Dollars” or “$” means the lawful currency of the United States.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal or offers, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, Encumbrance, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.  The term “Environmental Law” includes the following (including their implementing regulations and any state analogs):  the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.  §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.  §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C.  §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.  §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C.  §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C.  §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means all employers, trades or businesses (whether or not incorporated) that would be treated together with Remington or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.

“Estimated Closing Working Capital” has the meaning set forth in Section 2.06(a)(i).

“Estimated Closing Working Capital Statement” has the meaning set forth in Section 2.06(a)(i).

“Estimated Pro Rated Bonus Liabilities” means an estimate as of the Closing Date, provided by the Remington Parties pursuant to Section 2.06(a), of the Pro Rated Bonus Liabilities.

“Estimated Pro Rated Incentive Fees” means an estimate as of the Closing Date, provided by the Remington Parties pursuant to Section 2.06(a), of the Pro Rated Incentive Fees.

“Exchanges” means the Merger and the transfers of Transferred Securities for New Holdco Stock pursuant to this Agreement and the Remington Contribution Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Tax Contracts” means Contracts entered into in the ordinary course of business, which Contracts do not deal principally with the allocation or sharing of Taxes, and in which Contracts the provisions dealing with Taxes are of a type typically included in such Contracts (such as employment agreements, leases and loan agreements).

“Existing Indemnification Agreements” has the meaning set forth in Section 6.14(d).

“Fairness Opinion” means the opinion of Janney to the effect that, subject to the assumptions, qualifications and limitations relating to such opinion, as of the date of this Agreement, the aggregate consideration (as such term is defined in Janney’s opinion letter) is fair, from a financial point of view, to New Holdco.

“Fee/Bonus Statement” has the meaning set forth in Section 2.06(d)(11).

“Financial Statements” means the Unaudited 2018 Carve-Out Financial Statements, the Unaudited 2019 Interim Carve-Out Financial Statements, and the Audited 2018 Carve-Out Financial Statements.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“General Partner” has the meaning set forth in the Preamble.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Hotel Management Business” means the hotel management activities conducted by Remington and its Subsidiaries within the lodging industry, including hotel operations, sales and marketing, revenue management, budget oversight, guest service, asset maintenance (not involving capital expenditures), and related services.

“Hotel Services Agreement” means the Hotel Services Agreement, dated as of the Closing Date, among the Bennetts, MJB Investments and New Holdco (or its Subsidiaries), in form and substance reasonably satisfactory to AINC, the Bennetts and MJB Investments, pursuant to which New Holdco (or its Subsidiaries) will provide specified hotel project management and hotel management services to Bennett Hotels, if any, in exchange for fees in an amount equal to the cost of such services provided plus 5%, for a stated term that will end no earlier than the first date that neither of the Bennetts are then living.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Incentive Fees” means, with respect to a specified calendar year, the aggregate annual incentive management fees (calculated and paid in the first quarter of the succeeding calendar year) payable to Remington, pursuant to the terms and conditions of certain hotel management agreements to which Remington is a party, based on the hotel operations for such calendar year subject to such hotel management agreements.

“Independent Accountant” means an impartial nationally recognized firm of independent certified public accountants other than the Bennetts’ Accountants or New Holdco’s Accountants mutually appointed by New Holdco and the Bennetts.

“Insurance Policies” means all material policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by any of the Remington Companies.

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to any Law, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); and (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation.

“Interim Balance Sheet” means the unaudited consolidated balance sheet of Remington as of March 31, 2019.

“Interim Balance Sheet Date” means March 31, 2019.

“Interim Financial Statements” means Remington’s consolidated unaudited financial statements consisting of the balance sheet as of March 31, 2019 and the related statements of income and retained earnings, partners’ equity and cash flows for the three-month period then ended.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of the Closing Date, among New Holdco, the Bennetts, MJB Investments, the Trusts, Cowen, Welter, and Sharkey, in the form of Exhibit A.

“Janney” means Janney Montgomery Scott LLC.

“Knowledge of AINC” or “to AINC’s Knowledge” or any other similar knowledge qualification with respect to AINC, means the actual knowledge of any member of the Special Committee after good-faith inquiry, which good-faith inquiry means the Special Committee providing the representations and warranties contained in Article IV of this Agreement to the “named executive officers,” within the meaning of Item 402 of Regulation S-K under the Exchange Act, of AINC, excluding Monty J. Bennett, and inquiring of such individuals whether such representations and warranties are true and correct.

“Knowledge of the Bennetts” or “to the Bennetts’ Knowledge” or any other similar knowledge qualification with respect to the Bennetts, means the actual knowledge of each of Archie Bennett, Jr., Monty J. Bennett, Kate Eberhardt, and Robert King, in each case after good-faith inquiry, which good-faith inquiry means the Bennetts providing the representations and warranties contained in Article III of this Agreement to the individuals listed in this definition and inquiring of such individuals whether such representations and warranties are true and correct.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” means liabilities, obligations or commitments of a type required to be reflected on financial statements or notes thereto prepared in accordance with GAAP.

“Management Contracts” means each Contract pursuant to which any of the Remington Companies provides Hotel Management services as principal and not as agent.

“Marietta Balance Sheet” means the audited consolidated balance sheet of Marietta Leasehold LP as of December 31, 2018.

“Marietta Class A Interests” means the issued and outstanding Class A limited partnership interests in Marietta Leasehold LP.

“Marietta Class B Holders” means Cowen, Welter and Sharkey.

“Marietta Class B Interests” means the issued and outstanding Class B limited partnership interests in Marietta Leasehold LP.

“Marietta Escrow Account” as of a specified date means the asset on the balance sheet of Marietta Leasehold LP as of such date under “BS19FFEESC-FF&E” representing the “Escrow Account,” as defined in that certain lease by and between The City of Marietta, Georgia, as agent for Downtown Marietta Development Authority, and Marietta Leasehold, L.P., dated March 1, 2008, as amended.

“Marietta Financial Statements” means the Unaudited 2018 Marietta Financial Statements, the Unaudited 2019 Interim Marietta Financial Statements, and the Audited 2018 Marietta Financial Statements.

“Marietta GP Interests” means the issued and outstanding general partnership interests in Marietta Leasehold LP.

“Marietta Interests” means the Marietta LP Interests and the Marietta GP Interests.

“Marietta Interim Balance Sheet” means the unaudited consolidated balance sheet of Marietta Leasehold LP as of March 31, 2019.

“Marietta Interim Financial Statements” means Marietta Leasehold LP’s consolidated unaudited financial statements consisting of the balance sheet as of March 31, 2019 and the related statements of income and retained earnings, partners’ equity and cash flows for the three-month period then ended.

“Marietta LP Interests” means the Marietta Class A Interests and the Marietta Class B Interests.

“Material Contracts” has the meaning set forth in Section 3.10(a).

“Merger” means a merger, upon the terms and subject to the conditions set forth in this Agreement and the Merger Agreement, whereby: (a) Merger Sub shall be merged with and into AINC, with AINC surviving and becoming a wholly owned Subsidiary of New Holdco; (b) each share of AINC Common Stock shall automatically convert, on a one-for-one basis, into one share of New Holdco Common Stock; and (c) each share of AINC Series B Preferred Stock shall automatically convert, on a one-for-one basis, into one share of New Holdco Preferred Stock.

“Merger Agreement” means the Merger and Registration Rights Agreement, dated as of the Closing Date, among AINC, New Holdco, Merger Sub and the other parties thereto, in the form of Exhibit G.

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Articles of Incorporation” means the Articles of Incorporation of Merger Sub as in effect on the date of this Agreement and in the form of Exhibit C.

“MGCL” means the Maryland General Corporation Law.

“MJB Investments” has the meaning set forth in the Preamble.

“Multiemployer Plan” has the meaning set forth in Section 3.19(c).

“New Holdco” has the meaning set forth in the Preamble.

“New Holdco Articles of Incorporation” means the Articles of Incorporation of New Holdco as in effect on the date of this Agreement and in the form of Exhibit B.

“New Holdco Common Stock” means the authorized voting common stock of New Holdco, par value $0.001 per share, provided for in the New Holdco Articles of Incorporation.

“New Holdco Preferred Stock” means shares of Series D voting convertible preferred stock of New Holdco, par value $0.001 per share, convertible into shares of New Holdco Common Stock, as authorized by the New Holdco Preferred Stock Certificate of Designation.

“New Holdco Preferred Stock Certificate of Designation” means the Certificate of Designation of New Holdco setting forth the rights and preferences of the New Holdco Preferred Stock, to be effective as of the Closing, in the form of Exhibit D.

“New Holdco Stock” means New Holdco Common Stock or New Holdco Preferred Stock.

“New Holdco’s Accountants” means Ernst & Young LLP.

“New Holdco’s Tax Advisors” means Locke Lord LLP.

“Non-Compete” means the covenants and agreements in the Non-Competition Agreement.

“Non-Compete Value” means the value of the Non-Compete for U.S. federal income tax purposes.

“Non-Competition Agreement” means the Non-Competition Agreement, dated as of the Closing Date, among New Holdco and the Bennetts, in the form of Exhibit I.

“Non-Current Stock Plan Liability” as of a specified date means the amount of the liability of Remington and its Subsidiaries as of such date for stock grants under the Remington Hotels LP Ashford Stock Plan, dated April 2, 2004, and its accompanying trust and any similar grants of stock made by Remington or its Subsidiaries to their employees in connection therewith, in each case made prior to the Closing, other than any such liability reflected as a current liability on Remington’s consolidated balance sheet as of the same date (including the Interim Balance Sheet and the balance sheets delivered pursuant to Section 2.06, as applicable).  For purposes of this definition, the amount of any liability shall be determined applying the same methods, practices, principles, policies and procedures, with consistent judgments and valuation and estimation methodologies that were used to determine the current liability associated with such stock grants for purposes of the Financial Statements, except that both current and non-current liabilities shall be taken into account, as applicable.

“Organizational Documents” means: (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

“Partnership Representative” means a “tax matters partner” (within the meaning of Code § 6231(a)(7), as in effect for taxable years beginning before December 31, 2017) or “partnership representative” (within the meaning of Code § 6223(a), as in effect for taxable years beginning after December 31, 2017, and the Treasury Regulations thereunder) of any Remington Company.

“Party” means each Person executing and delivering this Agreement and its permitted successors and assigns.

“Permit” means any permit, license, franchise, approval, authorization, registration, certificate, variance and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 3.11(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing Adjustment” means an amount equal to the Closing Working Capital minus the Estimated Closing Working Capital.

“Post-Closing Fee/Bonus Adjustment” means an amount equal to sum of (a) the Pro Rated Incentive Fees minus the Estimated Pro Rated Incentive Fees; and (b) the Estimated Pro Rated Bonus Liabilities minus the Pro Rated Bonus Liabilities.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning on or before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning on or before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Pro Rated Bonus Liabilities” means a pro rated amount of the Bonus Liabilities for the calendar year in which the Closing occurs with respect to the period of time during such calendar year prior to the Closing Date.  Such pro ration shall be based upon the actual number of days elapsed from January 1 through and including the Closing Date.

“Pro Rated Incentive Fees” means a pro rated amount of the Incentive Fees for the calendar year in which the Closing occurs with respect to the period of time during such calendar year prior to the Closing Date.  Such pro ration shall be based upon the actual number of days elapsed from January 1 through and including the Closing Date.

“Private Letter Ruling” means a private letter ruling, in form and substance reasonably satisfactory to the Parties, that Ashford Hospitality Services LLC will not fail to qualify as an “eligible independent contractor” within the meaning of Code § 856(d)(9)(A) with respect to specified clients solely as a result of (i) Ashford Hospitality Services LLC being a brother-sister affiliate of Ashford Hospitality Advisors LLC, or (ii) the taxable REIT subsidiaries (within the meaning of Code § 856(l)) of such clients receiving specified incentives from Ashford Hospitality Advisors LLC.

“Project Management Combination Agreement” means the Combination Agreement, dated April 6, 2018, among the Bennetts; Remington; the General Partner; Project Management LLC; MJB Investments; Sharkey; OAINC Inc. (formerly known as Ashford Inc.); AINC; and Ashford Merger Sub Inc.

“Project Management Transaction Documents” means the Transaction Documents (as defined in the Project Management Combination Agreement) and all other agreements, documents or contracts executed or entered into in connection with the Closing (as defined in the Project Management Combination Agreement).

“Project Management Transactions” means the Transactions (as defined in the Project Management Combination Agreement), all other actions or transactions in connection with the Closing (as defined in the Project Management Combination Agreement), and all actions or transactions required to be performed under the Project Management Transaction Documents.

“Proxy Statement” means the proxy statement (together with any amendments or supplements thereto) relating to the Stockholder Meeting.

“Qualified Benefit Plan” means each Benefit Plan that is intended to be qualified under § 401(a) of the Code.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Remington” has the meaning set forth in the Preamble.

“Remington Companies” means the General Partner, Remington and its Subsidiaries.  For the avoidance of doubt, “Remington Companies” shall include Marietta Leasehold LP. Solely for purposes of Article VII, the term “Remington Companies” shall also include RHC if and only if 100% of the equity interests in RHC are contributed to New Holdco or Remington pursuant to Section 8.02(o).

“Remington Contribution” has the meaning set forth in the Preliminary Statements.

“Remington Contribution Agreement” means the Contribution Agreement, dated as of the Closing Date, among Archie Bennett, Jr., Monty J. Bennett, MJB Investments, Cowen, Welter, and New Holdco, in form and substance reasonably satisfactory to AINC and the Bennetts, setting forth the terms and conditions upon which Archie Bennett, Jr., Monty J. Bennett, MJB Investments, Cowen, and Welter will contribute 100% of the Transferred Securities to New Holdco.

“Remington Intellectual Property” means all Intellectual Property that is owned, licensed or held for use by the Remington Companies.

“Remington IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to Intellectual Property to which any of the Remington Companies is a party, beneficiary or otherwise bound.

“Remington IP Registrations” means all Remington Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Remington Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise) or assets of the Remington Companies, taken as a whole; or (b) the ability of the Bennetts and MJB Investments to consummate the Transactions on a timely basis; provided, however, that “Remington Material Adverse Effect” will not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Remington Companies operate; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement, except pursuant to Section 3.05 and Section 6.07; (vi) any changes in applicable Laws or accounting rules, including GAAP; (vii) any action taken or omission by any Person controlled by AINC; (viii) the public announcement, pendency, or completion of the Transactions or the Transaction Documents; or (ix) resulting from acts of god, such as hurricanes, tornadoes, floods, earthquakes or other natural disasters; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv), (vi), and (ix) immediately above will be taken into account in determining whether a Remington Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Remington Companies compared to other participants in the industries in which the Remington Companies conduct their business.

“Remington Parties” means the Bennetts, the General Partner, and Remington, collectively, and “Remington Party” means any one of the Remington Parties.

“Remington Party Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than AINC or any of its controlled Affiliates) concerning: (a) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination involving Remington or any of its Subsidiaries representing 10% or more of the assets of Remington and its Subsidiaries, taken as a whole; (b) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of 10% or more of the assets of Remington and its Subsidiaries, taken as a whole; (c) a purchase or sale of shares of capital stock or other securities, in a single transaction or series of related transactions, representing any of the voting power of the capital stock of Remington; or (d) any other transaction having a similar effect to those described in clauses (a) through (c), except that proposals or plans to make distributions of cash by Remington or any of its Subsidiaries to their respective owners in accordance with the terms of their organizational documents as of the date of this Agreement or as otherwise authorized by their respective owners shall not, in and of itself, constitute a Remington Party Acquisition Proposal.

“Remington Party Adverse Tax Change” means a change in Tax Law (or the clarification or interpretation thereof by a taxing authority in the form of published guidance) after the date of this Agreement as a result of which: (a) the exchange of New Holdco Stock for Transferred Securities (together with the Merger) would not qualify as an exchange under § 351 of the Code; (b) the exchange of New Holdco Stock for Transferred Securities or AINC Series B Preferred Stock, or the transactions contemplated under the Remington Contribution Agreement or the Merger, would cause either of the Bennetts, MJB Investments, Cowen, Welter, Sharkey, the General Partner, Remington or any of its Subsidiaries to recognize any material taxable income for federal income tax purposes; or (c) dividends on the New Holdco Stock would not be “qualified dividend income” within the meaning of § 1(h)(11) of the Code, in whole or in part.

“Remington Party Related Party” means the Remington Companies, the Bennetts, or their immediate family members, and any of the Remington Parties’ Affiliates (other than any AINC Party) the majority of equity interests in which are beneficially owned by any of the Remington Parties, and any executive officer or director of any such Affiliate.

“Remington Securities” means the issued and outstanding limited partnership interests and general partnership interests in Remington.

“Remington Schedule Supplement” has the meaning set forth in Section 6.05(c).

“Remington WC Parties” means Archie Bennett, Jr. and MJB Investments.

“Representative” means, with respect to any Person, any and all directors, managing members, general partners, managers, officers, employees, consultants, financial advisors, counsel, accountants and agents of such Person.

“Required Stockholder Vote” means:

(a) with respect to the Merger and the transactions contemplated by the Combination Agreement and the Merger Agreement:

(i) the affirmative vote of a majority of the issued and outstanding voting power of the AINC voting stock (taking into account the AINC Series B Preferred Stock on an as-converted basis) in accordance with Section 2-507 of the MGCL;

(ii) the affirmative vote of the holders of at least 55% of the outstanding shares of the AINC Series B Preferred Stock as required by AINC’s Articles Supplementary governing the governing the AINC Series B Preferred Stock; and

(iii) the affirmative vote of a majority of the issued and outstanding voting power of the AINC voting stock (taking into account the AINC Series B Preferred Stock on an as-converted basis) that is not Beneficially Owned by the Bennetts, MJB Investments or the Trusts (provided that, for purposes of this clause (iii), the AINC voting stock that is owned of record by AHT or Braemar shall not be deemed to be Beneficially Owned by the Bennetts, MJB Investments or the Trusts so long as the decision to vote such shares on the Merger and the transactions contemplated by the Combination Agreement and the Merger Agreement is solely determined by the members of the Board of Directors of the applicable entity who are independent within the meaning of applicable rules of the NYSE American (or any exchange on which the common stock is listed on the record date for the Stockholder Meeting) and do not have a material financial interest within the meaning of Section 2-419 of the MGCL in the transactions contemplated by the Combination Agreement and the Merger Agreement (or a duly appointed board committee consisting only of such independent and disinterested board members)).

(b) with respect to the issuance of the New Holdco Preferred Stock to the Bennetts, MJB Investments, Cowen and Welter, the affirmative vote of a majority of the issued and outstanding voting power of the AINC voting stock (taking into account the AINC Series B Preferred Stock on an as-converted basis) represented in person or by proxy at the Stockholder Meeting.

“Reserve Liability” as of a specified date means the amount of the non-current liability on the consolidated balance sheet of Remington as of such date under “reserve liability for managed properties” representing the non-current liability of Remington and its consolidated Subsidiaries for cash received from hotels prior to the Closing as an advance for the payment of centralized billing expenses.

“Resolution Period” means the period within 30 days after the delivery of the Statement of Objections.

“Review Period” means the period within 30 days after receipt of the Closing Working Capital Statement by the Remington WC Parties.

“RHC” means Remington Hotel Corporation, a Texas Corporation.

“SEC” means the United States Securities and Exchange Commission, or any successor Governmental Agency administering United States federal securities laws.

“Second Tax Year End” means the later of: (a) December 31 of the calendar year immediately following the calendar year in which the Closing occurs; or (b) the last day of the taxable year (for U.S. federal income tax purposes) of New Holdco or, if New Holdco Preferred Stock has been exchanged for stock in another Person, the taxable year (for U.S. federal income tax purposes) of such other Person (or the U.S. federal consolidated group that includes either of the foregoing) that includes the day described in clause (a).

“Section 6226 Deposit” has the meaning set forth in Section 7.02(j).

“Section 6226 Election” has the meaning set forth in Section 7.02(j).

“Securities Act” means the Securities Act of 1933, as amended.

“Sharkey” means Mark A. Sharkey.

“Special Committee” means the Special Committee of the AINC Board constituted to consider, among other things, this Agreement and the Transactions.

“Statement of Objections” means a written statement setting forth the Remington WC Parties’ objections in reasonable detail to the Closing Working Capital Statement, indicating each disputed item or amount and the basis for the Remington WC Parties’ disagreement therewith.

“Stockholder Meeting” means a meeting of AINC’s stockholders for the purpose of voting upon each of the matters referenced in the definition of Required Stockholder Vote.

“Straddle Period” means a taxable period that begins on or before and ends after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than equity securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by such Person of one or more of its Subsidiaries.  For the avoidance of doubt, Marietta Leasehold LP shall be treated as a Subsidiary of Remington.  When used without reference to a particular Person, “Subsidiary” means a Subsidiary of Remington.

“Target Working Capital” means $1,000,000.

“Tax Claim” means the assertion of any claim, or the commencement of any Action, with respect to any Remington Company (including for the avoidance of doubt, any partnership level claim or proceeding related to an IRS Form 1065 of any Remington Company (or any similar state or local Tax Return) for an applicable period (whether or not a Section 6226 Election is made with respect to any related imputed underpayment) but excluding any partner-level proceeding or claim of either of the Bennetts, Cowen, Welter, or MJB Investments) that relates (in whole or in part) to a Pre-Closing Tax Period or Straddle Period.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed with a Governmental Authority.

“Tax Schedule” means any IRS Schedule K-1 for either Remington, the General Partner or Marietta Leasehold LP prepared (or caused to be prepared) by New Holdco for a Pre-Closing Tax Period in accordance with Section 7.01(e) in a manner consistent with the associated IRS Form 1065.

“Taxes” means: (a) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under § 59A of the Code), customs duties, capital stock, franchise, profits, withholding, health care, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, escheat or unclaimed property, alternative or add-on minimum, estimated, or other tax or like governmental assessment or charge, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not, in each case imposed by a Government Authority; (b) any liability for the payment of any amount of a type described in clause (a) arising as a result of being or having been a member of any consolidated, combined, unitary or similar group or being or having been included or required to be included in any Tax Return related thereto; and (c) any liability for or in respect of the payment of any amount of any items described in clause (a) or clause (b) as a result of any contract, assumption or operation of Law, or as a result of being a transferee or successor to any Person or as a result of any express or implied obligation to indemnify any other Person.

“Termination Date” has the meaning set forth in Section 10.01(b)(ii).

“Transaction Cost Schedule” means a schedule prepared by the Remington WC Parties (on behalf of themselves or their Affiliates) setting forth their good-faith estimate of Transaction Costs described in Section 11.01(b), separately stating each expense.

“Transaction Costs” has the meaning set forth in Section 11.01.

“Transaction Documents” means this Agreement, the New Holdco Articles of Incorporation, the New Holdco Preferred Stock Certificate of Designation, the Merger Sub Articles of Incorporation, the Remington Contribution Agreement, the Merger Agreement, the Transition Cost Sharing Agreement, the Hotel Services Agreement, the Non-Competition Agreement and the Investor Rights Agreement.

“Transactions” means all of the transactions contemplated by this Agreement and the other Transaction Documents, including the Merger, the Remington Contribution, the performance of the obligations under the Investor Rights Agreement, and the Stockholder Meeting.

“Transfer Tax” means all transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and similar fees (including any penalties and interest thereon and including any real property transfer Tax and any other similar Tax).

“Transfer Tax Return Expenses” has the meaning set forth in Section 7.01(d).

“Transferred Securities” means the issued and outstanding limited partnership interests in Remington, the issued and outstanding membership interests in the General Partner, the Marietta Class A Interests, and the Marietta Class B Interests owned by Cowen or Welter, in each case to be transferred pursuant to the Remington Contribution Agreement.

“Transition Cost Sharing Agreement” means the Transition Cost Sharing Agreement, dated as of the Closing Date, among the Bennetts, MJB Investments and New Holdco (or its Subsidiaries), in the form of Exhibit H.

“Trusts” means the Alayna Jo Bennett Max 2019 Gift Trust, the Archie Bennett, III 2019 Gift Trust, the Audra Marie Bennett Maxwell 2019 Gift Trust, the Jory Glazener 2019 Gift Trust, the Krista Koleas 2019 Gift Trust, the Matthew Wade Bennett 2019 Gift Trust, the Beverly Rene Bennett Flood 2019 Gift Trust, and the Supplemental Needs Trust FBO Lucas Wade Bennett.

“Unaudited 2018 Carve-Out Financial Statements” means Remington’s unaudited carve-out consolidated financial statements consisting of a balance sheet as of December 31, 2018 and the related statements of income and retained earnings, members’ or partners’ equity and cash flows for the year then ended, in each case, as applicable, excluding the Project Management Business which was contributed to AINC on August 8, 2018.

“Unaudited 2018 Marietta Financial Statements” means unaudited consolidated financial statements for Marietta Leasehold LP consisting of a balance sheet as of December 31, 2018 and the related statements of income and retained earnings, members’ or partners’ equity and cash flows for the year then ended.

“Unaudited 2019 Interim Carve-Out Financial Statements” means Remington’s unaudited carve-out consolidated financial statements consisting of a balance sheet as of March 31, 2019 and the related statements of income and retained earnings, members’ or partners’ equity and cash flows for the quarterly period then ended, in each case, as applicable, excluding the Project Management Business, which was contributed to AINC on August 8, 2018.

“Unaudited 2019 Interim Marietta Financial Statements” means unaudited consolidated financial statements for Marietta Leasehold LP consisting of a balance sheet as of March 31, 2019 and the related statements of income and retained earnings, members’ or partners’ equity and cash flows for the quarterly period then ended.

“Undisputed Amounts” means any amounts with respect to the Closing Working Capital Statement that are not disputed.

“Union” means a union, works council or labor organization that represents or purports to represent any Hotel Management Business employee of any of the Remington Companies.

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

“Welter” has the meaning set forth in the Preamble.

ARTICLE II
ACQUISITION; TRANSACTIONS

Section 2.01  Remington Contribution.  Subject to the terms and conditions set forth in this Agreement and the Remington Contribution Agreement, at the Closing, Archie Bennett, Jr., Monty J. Bennett, MJB Investments, Cowen and Welter, as applicable, agree to transfer to New Holdco all of Archie Bennett, Jr.’s, Monty J. Bennett’s, MJB Investments’, Cowen’s and Welter’s right, title and interest in and to the Transferred Securities, in each case for the consideration specified in Section 2.02.

Section 2.02  Consideration.  The aggregate consideration for the Transferred Securities under this Agreement will be the Aggregate Consideration.  The portions of the Aggregate Consideration that will be allocated to Archie Bennett, Jr., Monty J. Bennett, MJB Investments, Cowen and Welter are as set forth on Schedule 2.02.  An updated, final version of Schedule 2.02, in order to reflect the final allocations of the Aggregate Consideration among the foregoing Parties, will be provided at or prior to the Closing, prior to the signing of the Investor Rights Agreement, the Merger Agreement, the Remington Contribution Agreement, the Hotel Services Agreement, the Non-Competition Agreement and the Transition Cost Sharing Agreement.

Section 2.03  Transactions To Be Effected Preparatory to and at the Closing.

(a)                                 Prior to the date of this Agreement, AINC caused New Holdco to be incorporated under the laws of the State of Nevada by filing the New Holdco Articles of Incorporation.  New Holdco was formed solely for the purpose of engaging in the Transactions, and New Holdco will not conduct any business prior to the Closing.  Prior to the Closing, New Holdco will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the other Transaction Documents to which it is a party.  The authorized share capital of New Holdco as of the Closing will be as set forth in the New Holdco Articles of Incorporation, as amended by the New Holdco Preferred Stock Certificate of Designation, which AINC will cause to be duly filed with the Secretary of State of Nevada at or prior to the Closing.  Immediately prior to the Closing, AINC will own of record and beneficially all of the issued and outstanding equity securities of New Holdco.

(b)                                 Prior to the date of this Agreement, AINC caused Merger Sub to be incorporated under the laws of the State of Maryland by filing the Merger Sub Articles of Incorporation.  Merger Sub was formed solely for the purpose of engaging in the Transactions, and Merger Sub will not conduct any business prior to the Closing.  Prior to the Closing, Merger Sub will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the other Transaction Documents to which it is a party.  The authorized share capital of Merger Sub as of the Closing will be as set forth in the Merger Sub Articles of Incorporation.  Immediately prior to the Closing, New Holdco will own of record and beneficially, all of the issued and outstanding equity securities of Merger Sub.

(c)                                  At the Closing, and as part of an overall plan of exchange that includes the Merger and the Remington Contribution and that is intended by the Parties to be treated as a single plan of exchange for New Holdco Stock pursuant to § 351 of the Code, Merger Sub will merge with and into AINC pursuant to the terms of the Merger Agreement (in a Merger intended to qualify as a reorganization under Code § 368(a)) and the existing shareholders of AINC will become shareholders of New Holdco and New Holdco will issue the New Holdco Preferred Stock constituting the Aggregate Consideration to Archie Bennett, Jr., Monty J. Bennett, MJB Investments, Cowen and Welter.

(d)                                 At the Closing, the parties named in the Investor Rights Agreement will execute and deliver the Investor Rights Agreement, to be effective at the Closing.

(e)                                  At the Closing, the parties named in the Non-Competition Agreement will execute and deliver the Non-Competition Agreement, to be effective at the Closing.

(f)                                   At the Closing, the parties to the Transition Cost Sharing Agreement will execute and deliver the Transition Cost Sharing Agreement, to be effective at the Closing.

(g)                                  At the Closing, the parties to the Hotel Services Agreement will execute and deliver the Hotel Services Agreement, to be effective at the Closing.

(h)                                 Prior to the Closing, Remington will distribute to Archie Bennett, Jr. and MJB Investments the promissory note issued by Mark A. Sharkey to Remington, dated August 8, 2018, in an initial principal amount of $944,791.98.

Section 2.04  Transactions to be Effected at the Closing.

(a)                                 At the Closing, AINC and New Holdco (as applicable) will deliver, and AINC will cause New Holdco to deliver, to the Remington Parties, Cowen, Welter, and MJB Investments, as applicable:

(i)                                     the Aggregate Consideration, free and clear of all Encumbrances other than as set forth in the documents governing the New Holdco Preferred Stock and the Investor Rights Agreement and those created by either of the Bennetts, MJB Investments, Cowen or Welter; and

(ii)                                  the Transaction Documents and all other agreements, documents, instruments and certificates required to be delivered by AINC at or prior to the Closing pursuant to Section 2.03 and Section 8.03.

(b)                                             At the Closing, each of the Remington Parties (as applicable) will deliver (or cause to be delivered) to AINC:

(i)                                     an assignment of the Transferred Securities owned by Archie Bennett, Jr. or Monty J. Bennett, free and clear of all Encumbrances other than those created by New Holdco or AINC and applicable securities Laws, to New Holdco under the Remington Contribution Agreement, duly executed by Archie Bennett, Jr. and Monty J. Bennett; and

(ii)                                  the other Transaction Documents and all other agreements, documents, instruments and certificates required to be delivered by any of the Remington Parties or Trusts at or prior to the Closing pursuant to Section 2.03 and Section 8.02.

(c)                                  At the Closing, MJB Investments will deliver to AINC:

(i)                                     an assignment of the Transferred Securities owned by MJB Investments, free and clear of all Encumbrances other than those created by New Holdco or AINC and applicable securities Laws, to New Holdco under the Remington Contribution Agreement, duly executed by MJB Investments; and

(ii)                                  the other Transaction Documents and all other agreements, documents, instruments and certificates required to be delivered by MJB Investments at or prior to the Closing pursuant to Section 8.02.

(d)                                 At the Closing, each of Cowen and Welter will deliver to AINC:

(i)                                     an assignment of the Transferred Securities owned by Cowen and Welter, respectively, free and clear of all Encumbrances other than those created by

New Holdco or AINC and applicable securities Laws, to New Holdco under the Remington Contribution Agreement, duly executed by Cowen and Welter; and

(ii)                                  the other Transaction Documents and all other agreements, documents, instruments and certificates required to be delivered by Cowen and Welter, respectively, at or prior to the Closing pursuant to Section 8.02.

Section 2.05  Closing.  Subject to the terms and conditions of this Agreement, the transfer of the Transferred Securities contemplated by this Agreement will take place at a closing (the “Closing”) to be held at 10:00 a.m., Dallas, Texas time, no later than ten Business Days after the last of the conditions to Closing set forth in Article VIII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), at the offices of Norton Rose Fulbright US LLP, 2200 Ross Avenue, Suite 3600, Dallas, Texas 75201, or at such other time or on such other date or at such other place as the Bennetts and AINC may mutually agree upon in writing.

Section 2.06  Aggregate Consideration Adjustment.

(a)                                 Closing Adjustment.

(i)                                     At least five Business Days before the Closing, the Remington Parties will prepare and deliver to AINC a statement setting forth their good-faith estimate of Closing Working Capital (the “Estimated Closing Working Capital”), which statement will contain an estimated balance sheet of the Remington Companies (other than Marietta Leasehold LP) on a consolidated basis as of the Closing Date (without giving effect to any of the Transactions), an estimated balance sheet of Marietta Leasehold LP on a consolidated basis as of the Closing Date (without giving effect to any of the Transactions), an estimate of the Non-Current Stock Plan Liability as of the Closing Date, a statement of the Estimated Pro Rated Incentive Fees, a statement of the Estimated Pro Rated Bonus Liabilities, a calculation of Estimated Closing Working Capital (the “Estimated Closing Working Capital Statement”), and a certificate of the senior accounting officer of Remington that (x) the Estimated Closing Working Capital Statement (other than the Non-Current Stock Plan Liability and Estimated Pro Rated Incentive Fees) was prepared in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited 2018 Carve-Out Financial Statements (in the case Remington and its consolidated subsidiaries) and the Audited 2018 Marietta Financial Statements (in the case of Marietta Leasehold LP) as if such Estimated Closing Working Capital Statement were being prepared and audited as of a fiscal year end, and (y) the estimate of the Non-Current Stock Plan Liability was calculated applying the same methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used to calculate the Non-Current Stock Plan Liability set forth in Schedule 3.06(a) but with a determination date as of the Closing Date.

(ii)                                  If the Closing Adjustment is a positive number, New Holdco will pay to the Remington WC Parties in cash an amount equal to the Closing Adjustment at the Closing.  Subject to Section 11.01, if the Closing Adjustment is a negative number, the Remington WC Parties will pay to New Holdco in cash an amount equal to the Closing Adjustment at the Closing.

(b)                                 Post-Closing Adjustment.

(i)                                     Within 90 days after the Closing Date, New Holdco will prepare and deliver to the Remington WC Parties a statement setting forth its calculation of Closing Working Capital, which statement will contain a balance sheet of the Remington Companies (other than Marietta Leasehold LP) on a consolidated basis as of the Closing Date (without giving effect to any of the Transactions), a balance sheet of Marietta Leasehold LP on a consolidated basis as of the Closing Date (without giving effect to any of the Transactions), the Non-Current Stock Plan Liability as of the Closing Date, the Closing Working Capital Statement and a certificate of the senior accounting officer of New Holdco that (x) the Closing Working Capital Statement (other than the Non-Current Stock Plan Liability and Estimated Pro Rated Incentive Fees) was prepared in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited 2018 Carve-Out Financial Statements (in the case Remington and its consolidated subsidiaries) and the Audited 2018 Marietta Financial Statements (in the case of Marietta Leasehold LP) as if such Closing Working Capital Statement were being prepared and audited as of a fiscal year end, and (y) the Non-Current Stock Plan Liability was calculated applying the same methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used to calculate the Non-Current Stock Plan Liability set forth in Schedule 3.06(a) but with a determination date as of the Closing Date.  For the avoidance of doubt, the Estimated Pro Rated Incentive Fees and Estimated Pro Rated Bonus Liabilities for this purpose shall be the same as the Estimated Pro Rated Incentive Fees and Estimated Pro Rated Bonus Liabilities, respectively, provided pursuant to Section 2.06(a).

(ii)                                  If the Post-Closing Adjustment is a positive number, New Holdco will promptly pay to the Remington WC Parties in cash an amount equal to the Post-Closing Adjustment.  Subject to Section 11.01, if the Post-Closing Adjustment is a negative number, the Remington WC Parties will promptly pay to New Holdco in cash an amount equal to the Post-Closing Adjustment.

(c)                                  Examination and Review.

(i)                                     After receipt of the Closing Working Capital Statement, the Remington WC Parties will have the Review Period to review the Closing Working Capital Statement.  During the Review Period, the Remington WC Parties and the Bennetts’ Accountants will have full access to the books and records of Remington and Marietta Leasehold LP, the personnel of, and work papers prepared by, New Holdco (or its Affiliates) and New Holdco’s Accountants to the extent that they relate to the Closing Working Capital Statement and to such historical financial information (to the extent in the possession of New Holdco or its Affiliates) relating to the Closing Working Capital Statement as the Remington WC Parties may reasonably request for the purpose of reviewing the Closing Working Capital Statement and to prepare a Statement of Objections, provided, that such access will be in a manner that does not interfere with the normal business operations of New Holdco or the Remington Companies.

(ii)                                  On or prior to the last day of the Review Period, the Remington WC Parties may object to the Closing Working Capital Statement by delivering to New Holdco a Statement of Objections.  If the Remington WC Parties fail to deliver the Statement of Objections before the expiration of the Review Period, the Closing Working Capital Statement and the Post-Closing Adjustment, as the case may be, reflected in the Closing Working Capital Statement will be deemed to have been accepted by the Remington WC Parties.  If the Remington WC Parties deliver the Statement of Objections before the expiration of the Review Period, New Holdco and the Remington WC Parties will negotiate in good faith to resolve such objections within the Resolution Period, and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Working Capital Statement with such changes as may have been previously agreed in writing by New Holdco and the Remington WC Parties, will be final and binding.

(iii)                               If the Remington WC Parties and New Holdco fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any Disputed Amounts will be submitted for resolution to the office of the Independent Accountant who, acting as experts and not arbitrators, will resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Working Capital Statement.  The Parties agree that all adjustments will be made without regard to materiality.  The Independent Accountant will only decide the specific items under dispute by the Parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Working Capital Statement and the Statement of Objections, respectively.

(iv)                              The fees and expenses of the Independent Accountant will be paid by the Remington WC Parties, on the one hand, and by New Holdco, on the other hand, based upon the percentage that the amount actually contested but not awarded to the Remington WC Parties or New Holdco, respectively, bears to the aggregate amount actually contested by the Remington WC Parties and New Holdco.

(v)                                 The Independent Accountant will make a determination as soon as practicable within 30 days (or such other time as the Parties agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Working Capital Statement and the Post-Closing Adjustment will be conclusive and binding upon the Parties.

(vi)                              Except as otherwise provided in this Agreement, any payment of the Post-Closing Adjustment, together with interest calculated as set forth below, will (1) be due (x) within five Business Days of acceptance of the applicable Closing Working Capital Statement or (y) if there are Disputed Amounts, then within five Business Days of the resolution described in Section 2.06(c)(v); and (2) be paid by wire transfer of immediately available funds to such account as is directed by New Holdco or the Remington WC Parties, as the case may be.  The amount of any Post-Closing Adjustment will bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to 4.0%.  Such interest will be calculated daily on the basis of a 365-day year and the actual number of days elapsed.

(d)                                 Incentive Fees and Bonus Liabilities.

(i)                                     Remington shall calculate, collect, disburse and pay, as applicable, the Incentive Fees and Bonus Liabilities consistent in all material respects with past practices and the terms of the applicable hotel management agreements, employee agreements and other related agreements.  Remington shall provide the Remington Parties full access to the books and records and personnel of Remington to the extent that they relate to the calculation and determination of the Incentive Fees or the Bonus Liabilities.

(ii)                                  Within five Business Days after the later of (x) the determination of the Incentive Fees for the calendar year in which the Closing occurs and (y) the determination of the Bonus Liabilities for the calendar year in which the Closing occurs, Remington shall deliver to the Remington WC Parties a statement setting forth its calculation of the Pro Rated Incentive Fees and the Pro Rated Bonus Liabilities (the “Fee/Bonus Statement”).  The Remington WC Parties may object to the Fee/Bonus Statement by delivering to New Holdco a statement of objection within 20 days of their receipt of the Fee/Bonus Statement.  If the Remington WC Parties fail to deliver such a statement of objection before the expiration of such 20-day period, the Fee/Bonus Statement will be deemed to have been accepted by the Remington WC Parties, and the Pro Rated Incentive Fees and Pro Rated Bonus Liabilities thereon shall be final.  If the Remington WC Parties deliver a statement objecting to such Fee/Bonus Statement before the expiration of such 20-day period, New Holdco and the Remington WC Parties will negotiate in good faith to resolve such objections, and the Pro Rated Incentive Fees and Pro Rated Bonus Liabilities shall be the amounts finally agreed to in writing by New Holdco and the Remington WC Parties.

(iii)                               If the Post-Closing Fee/Bonus Adjustment is a positive number, New Holdco will promptly pay to the Remington WC Parties in cash an amount equal to the Post-Closing Fee/Bonus Adjustment.  Subject to Section 11.01, if the Post-Closing Fee/Bonus Adjustment is a negative number, the Remington WC Parties will promptly pay to New Holdco in cash an amount equal to the Post-Closing Fee/Bonus Adjustment.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE BENNETTS

Except as set forth in the Disclosure Schedules, the Bennetts, severally, but not jointly, represent and warrant to AINC as set forth below in this Article III.  For the avoidance of doubt, no representations or warranties are being made by the Remington Companies, Cowen, Welter or MJB Investments.  The Project Management Transactions and Project Management Transaction Documents (excluding the disclosure schedules provided by Remington as part of the Project Management Transactions) shall be deemed to be disclosed on all relevant Disclosure Schedules.

Section 3.01  Organization and Authority of the Bennetts, Cowen, Welter and MJB Investments.  Each of the Bennetts, Cowen, Welter, and MJB Investments has the power and capacity to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations under this Agreement and the other Transaction Documents to which it is party and to consummate the Transactions.  By executing and delivering this Agreement, the Bennetts, Cowen, Welter, and MJB Investments consent in writing to the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party.  The execution and delivery by the Bennetts, Cowen, Welter, and MJB Investments of this Agreement and the other Transaction Documents to which it is a party, the performance by the Bennetts, Cowen, Welter, and MJB Investments of their obligations under this Agreement and the other Transaction Documents to which it is a party and the consummation by the Bennetts, Cowen, Welter, and MJB Investments of the Transactions do not require the permission, consent or waiver of any other Person, except as set forth on Schedule 3.05.  This Agreement has been duly executed and delivered by the Bennetts, Cowen, Welter, and MJB Investments, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of the Bennetts, Cowen, Welter, and MJB Investments enforceable against the Bennetts, Cowen, Welter, and MJB Investments in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  When the other Transaction Documents to which the Bennetts, Cowen, Welter, and MJB Investments are or will be a party have been duly executed and delivered by the Bennetts, Cowen, Welter, and MJB Investments (assuming due authorization, execution and delivery by each other party thereto), such Transaction Documents will constitute a legal and binding obligation of the Bennetts, Cowen, Welter, and MJB Investments enforceable against them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.02  Organization, Authority and Qualification of the Remington Companies.  Schedule 3.02 sets forth, for each Remington Company, its legal name,

its type of legal entity, its jurisdiction of organization, and each jurisdiction in which it is qualified to do business as a foreign entity.  Each of the Remington Companies is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has full power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted.  Schedule 3.02 sets forth each jurisdiction in which each of the Remington Companies is licensed or qualified to do business, and each of the Remington Companies is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material effect on such Remington Company.  All actions taken by each of the Remington Companies in connection with this Agreement and the other Transaction Documents will be duly authorized on or prior to the Closing.  The Bennetts have delivered to AINC copies of the Organizational Documents of each of the Remington Companies.  None of the Remington Companies is in default under or in violation of any of its Organizational Documents.

Section 3.03  Capitalization.

(a)                                 The Transferred Securities, together with the general partnership interests in Remington owned by the General Partner, constitute 100% of the total record, beneficial, voting and economic equity securities of Remington and the General Partner.  The Marietta Interests constitute 100% of the total record, beneficial, voting and economic equity securities of Marietta Leasehold LP.  The Transferred Securities have been duly authorized and are validly issued.  Upon consummation of the transfer of the Transferred Securities to New Holdco pursuant to the Remington Contribution Agreement, New Holdco will own all of the Transferred Securities, free and clear of all Encumbrances other than Encumbrances created by AINC or New Holdco.

(b)                                 The Transferred Securities were issued in compliance with applicable Laws.  The Transferred Securities were not issued in violation of the Organizational Documents of Remington, the General Partner or Marietta Leasehold LP, as applicable, or any other agreement, arrangement, understanding or commitment to which the Bennetts, MJB Investments, the General Partner, Marietta Leasehold LP or Remington is a party or bound and are not subject to or in violation of any preemptive or similar rights of any Person.

(c)                                  There are no outstanding or authorized options, warrants, convertible securities, rights of first refusal, or other rights, agreements, arrangements, understandings or commitments of any character relating to any Transferred Securities or obligating the Bennetts, MJB Investments, the General Partner, Marietta Leasehold LP or Remington to issue or sell any Remington Securities or any other interest in Remington, the General Partner or Marietta Leasehold LP.  Other than the Organizational Documents and the Transaction Documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Transferred Securities or any other interest in Remington, the General Partner or Marietta Leasehold LP.

Section 3.04  Subsidiaries.  Except as set forth on Schedule 3.04, Remington does not own or have any interest in any securities or have any ownership interest in any Subsidiary or any other Person, except for (a) the equity securities of the Subsidiaries, all of which, except as set forth in Schedule 3.04, are owned solely by Remington, and (b) marketable securities held in the ordinary course of business as short term investments included in cash equivalents on the balance sheet of Remington.

Section 3.05  No Conflicts; Consents.  The execution, delivery and performance by the Bennetts, MJB Investments, the General Partner, and Remington of this Agreement and the other Transaction Documents to which they are a party, and the consummation of the Transactions and the other Transaction Documents, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of any Remington Company; (b) conflict with or result in a violation or breach, in any material respect, of any provision of any Law or Governmental Order applicable to the Bennetts, MJB Investments or any of the Remington Companies; (c) except as set forth in Schedule 3.05, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which any of the Remington Companies is a party or any Permit affecting the properties, assets or business of any of the Remington Companies; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of any of the Remington Companies, except where the conflict, violation, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Encumbrance would not be material, individually or in the aggregate, to the Remington Companies as a whole.  No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Bennetts, MJB Investments or any of the Remington Companies, in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions, except for such filings as may be required under the HSR Act, and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not be material to the Remington Companies, taken as a whole.

Section 3.06  Financial Statements.

(a)                                 Schedule 3.06(a) includes a true, correct and complete copy of the Unaudited 2018 Carve-Out Financial Statements and sets forth the Non-Current Stock Plan Liability as of March 31, 2019. Not later than June 30, 2019, Schedule 3.06(a) will be supplemented with (a) the Audited 2018 Carve-Out Financial Statements; and (b) the Unaudited 2019 Interim Carve-Out Financial Statements.  Except as set forth on Schedule 3.06(a), although the Financial Statements have been derived from and are based on the accounting records of Remington on a carve-out basis and the results do not necessarily reflect what the results of operations, financial position or cash flows would have been had the Project Management Business been included as a part of Remington for the period January 1 through August 8, 2018 or future results in respect of Remington, the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly present in all material respects the financial condition of Remington as of the respective dates they were prepared and the results of operations of Remington for the periods indicated (excluding, as applicable, the Project Management Business as noted above), subject to: (i) in the case of the Unaudited 2018 Carve-Out Financial Statements, normal audit procedures that could result in various adjustments and the absence of GAAP compliant footnotes (that, if presented, would not differ materially from the footnotes presented in the Audited 2018 Carve-Out Financial Statements); and (ii) in the case of the Unaudited 2019 Interim Carve-Out Financial Statements, normal and recurring year-end adjustments and the absence of GAAP compliant footnotes (that, if presented, would not differ materially from the footnotes presented in the Audited 2018 Carve-Out Financial Statements).

(b)                                 Schedule 3.06(b) includes a true, correct and complete copy of the Unaudited 2018 Marietta Financial Statements. Not later than August 31, 2019, Schedule 3.06(b) will be supplemented with (a) the Audited 2018 Marietta Financial Statements; and (b) the Unaudited 2019 Interim Marietta Financial Statements.  Except as set forth on Schedule 3.06(b), the Marietta Financial Statements [have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved] and fairly present in all material respects the financial condition of Marietta Leasehold LP as of the respective dates they were prepared and the results of operations of Marietta Leasehold LP for the periods indicated, subject to: (i) in the case of the Unaudited 2018 Marietta Financial Statements, normal audit procedures that could result in various adjustments and the absence of GAAP compliant footnotes (that, if presented, would not differ materially from the footnotes presented in the Audited 2018 Marietta Financial Statements); and (ii) in the case of the Unaudited 2019 Interim Marietta Financial Statements, normal and recurring year-end adjustments and the absence of GAAP compliant footnotes (that, if presented, would not differ materially from the footnotes presented in the Audited 2018 Marietta Financial Statements).

Section 3.07  Undisclosed Liabilities.  The Remington Companies, to the Knowledge of the Bennetts: (a) have no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise; and (b) have no Liabilities, except: (i) those that are adequately reflected or reserved against in the Balance Sheet or the Marietta Balance Sheet as of the Balance Sheet Date; (ii) those that have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and that are not, individually or in the aggregate, material in amount; or (iii) as set forth on Schedule 3.07.

Section 3.08  Absence of Certain Changes, Events and Conditions.  Except as set forth on Schedule 3.08 or as expressly contemplated by this Agreement or any other Transaction Document, and other than in the ordinary course of business consistent with past practice, since the Balance Sheet Date, there has not been, with respect to any of the Remington Companies, any:

(a)                                 event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Remington Material Adverse Effect;

(b)                                 amendment of the Organizational Documents of such Remington Company;

(c)                                  split, combination or reclassification of any outstanding securities of any of such Remington Company;

(d)                                 issuance, sale or other disposition of, or creation of any Encumbrance (other than Permitted Encumbrances or Encumbrances created by New Holdco or AINC) on, any of the Remington Securities or any other interest in any of the Remington Companies, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any Remington Securities or any other interest in any of the Remington Companies;

(e)                                  declaration or payment of any distributions on or redemption, purchase or acquisition of any of the Remington Securities or any other interest in any of the Remington Companies;

(f)                                   change in any method of accounting or accounting practice of any of the Remington Companies, except as required by GAAP or applicable Law or as disclosed in the notes to the Financial Statements or the Marietta Financial Statements;

(g)                                  change in the Remington Companies’ cash management practices and their policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(h)                                 incurrence, assumption or guarantee of any indebtedness for borrowed money, except unsecured current Liabilities incurred in the ordinary course of business consistent with past practice;

(i)                                     transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or the Marietta Balance Sheet or cancellation of any debts or entitlements, other than sales in the ordinary course of business consistent with past practices;

(j)                                    transfer, assignment, termination or grant of any license or sublicense of any rights under or with respect to any Remington Intellectual Property or Remington IP Agreements;

(k)                                 loss, termination or abandonment of any Remington IP Registration whether intentional or unintentional;

(l)                                     damage, destruction or loss (whether or not covered by insurance) to any property of the Remington Companies;

(m)                             any capital investment in, or any loan to, any other Person;

(n)                                 any acceleration, termination, modification to or cancellation of any Contract (including, but not limited to, any Management Contract to which any of the Remington Companies is a party or by which it is bound);

(o)                                 any capital expenditures for and on behalf of the Remington Companies and in excess of $50,000;

(p)                                 imposition of any Encumbrance other than Permitted Encumbrances upon any of the Remington Companies’ properties or assets, tangible or intangible;

(q)                                 (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current officers; (ii) change in the terms of employment for any current officer or any termination of any current officer for which the aggregate costs and expenses exceed $200,000; or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current officer;

(r)                                    hiring or promoting any person as or to (as the case may be) an officer position, except to fill a vacancy or in the ordinary course of business at compensation consistent with past practice;

(s)                                   adoption, modification, amendment or termination of any: (i) employment, severance, retention or other agreement with any current or former officer; (ii) Benefit Plan; or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(t)                                    any advances, loans to (or forgiveness of any loan to), or entry into any other transaction with, any of its current or former managers, officers and employees or any Remington Party Related Party;

(u)                                 entry into a new line of business or abandonment or discontinuance of existing lines of business;

(v)                                 adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(w)                               purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $500,000, individually (in the case of a lease, per annum) or $500,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

(x)                                 acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets, stock or other equity of, or by any other manner, any business or any Person or any division thereof for consideration in excess of $500,000;

(y)                                 action by any of the Remington Companies to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, assume any Tax liability of any other Person, omit to take any action or enter into any other transaction that (in each case) would have the effect of increasing the Tax liability or reducing any Tax asset of the Remington Companies in respect of any Post-Closing Tax Period, except to the extent that any of the foregoing were done with the prior written consent of AINC or expressly contemplated under any of the Transaction Documents; or

(z)                                  any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.09  Management Contracts.

(a)                                 Schedule 3.09(a) lists each Management Contract.  Each of the Management Contracts is valid and in full force and effect and (assuming due authorization, execution and delivery by the counterparties thereto) constitutes a legal, valid and binding obligation of the applicable Remington Company and is enforceable against each such Remington Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  None of the Remington Companies is in breach of or default under any of the Management Contracts in any material respect, nor has any Remington Company received any notice of any such breach or default and, to the Bennetts’ Knowledge, no condition or event or fact exists which, with notice, lapse of time, or both, would constitute a breach of or default under any Management Contract in any material respect on the part of any of the Remington Companies or result in a termination thereof or permit other changes of any material right or obligation or loss of any material benefit thereunder.

(b)                                 Except as set forth on Schedule 3.09(b), there are no outstanding loans, lines of credit, guarantees or cash advances of any Remington Company to any counterparty to any Management Contract or any management fees due and payable to any Remington Company pursuant to any Management Contract that have not been fully paid and satisfied.

(c)                                  All material expenses allocated to the counterparties to the Management Contracts or loans or advances of funds to such counterparties by the Remington Companies are authorized by and in compliance with the Management Contracts and applicable Laws.

(d)                                 No Remington Company has any liability or obligation of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise under any Management Contract to any Person other than the Person for which it is acting as agent under such Management Contract.  No Remington Company is in breach of or has defaulted under any Management Contract in any material respect with respect to its obligations to its principal under any such Management Contract.

Section 3.10  Material Contracts.

(a)                                 Schedule 3.10(a) lists each of the following Contracts (other than Management Contracts) to which any of the Remington Companies is a party as principal and not as agent or otherwise bound (such Contracts being “Material Contracts”):

(i)                                     each Contract involving aggregate consideration from any Remington Company in excess of $250,000 and that, in each case, cannot be cancelled by the respective Remington Company without penalty or without more than 90 days’ notice;

(ii)                                  each Contract under which any Remington Company received revenue of more than $250,000 for the year ended December 31, 2018 with respect to the Hotel Management Business or under which the Remington Company expects to receive revenue of more than $250,000 with respect to the Hotel Management Business in any future fiscal year;

(iii)                               all Contracts that require any Remington Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(iv)                              all Contracts that provide for the indemnification by any Remington Company of any Person or the assumption by any Remington Company of any Tax, environmental or other Liability of any Person;

(v)                                 all Contracts that relate to the acquisition or disposition of any business, a material amount of equity or assets of any other Person or any real property (whether by merger, sale of stock or other equity interests, sale of assets or otherwise);

(vi)                              all broker, distributor, dealer, representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts under which any Remington Company expects to pay at least $250,000 per year with respect to the Hotel Management Business;

(vii)                           all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which any Remington Company is a party which are not cancellable without material penalty or without more than 90 days’ notice;

(viii)                        except for Contracts relating to trade payables in the ordinary course of business, all Contracts relating to indebtedness (including guarantees) of any Remington Company;

(ix)                              all Contracts with any Governmental Authority, other than specifically negotiated Contracts related to lodging or food for government employees;

(x)                                 all Contracts that limit or purport to limit the ability of any Remington Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(xi)                              any Contracts that provide for any joint venture, partnership or similar arrangement by any Remington Company;

(xii)                           all Contracts with or for the benefit of a Remington Party Related Party, other than any Organizational Documents of any Remington Company;

(xiii)                        all collective bargaining agreements or Contracts with any Union to which any Remington Company is a party; and

(xiv)                       any other Contract that is material to the Remington Companies, taken as a whole, and not otherwise disclosed pursuant to this Section 3.10.

(b)                                 Each Material Contract is valid and binding on the respective Remington Company, and, to the Knowledge of the Bennetts, the other parties thereto, in accordance with its terms and is in full force and effect.  None of the Remington Companies or, to the Bennetts’ Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any written notice of any intention to terminate, any Material Contract.  To the Bennetts’ Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.  The consummation of the Transactions will not give rise to any termination, cancellation or acceleration right, discount, charge or penalty or any other rights or obligations arising thereunder from a change of control or similar event of any Remington Company.  Complete and correct copies of each Material Contract

(including all written modifications, amendments and supplements thereto and waivers thereunder and, in the case of oral Contracts, summaries of all material terms thereof) have been made available to AINC.

Section 3.11  Title to Assets; No Real Property.

(a)                                 As of the Closing, the Remington Companies will have good and valid title to all personal property reflected in the Interim Balance Sheet and the Marietta Interim Balance Sheet, other than property sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date.  All such personal property is free and clear of Encumbrances, except for the following (collectively referred to as “Permitted Encumbrances”):

(i)                                     those items set forth in Schedule 3.11(a);

(ii)                                  liens for Taxes not yet due and payable or liens for Taxes being contested in good faith by appropriate procedures for which appropriate reserves are reflected on the Interim Financial Statements or the Marietta Interim Financial Statements in accordance with GAAP;

(iii)                               mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Remington Companies; or

(iv)                              liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Remington Companies.

(b)                                 Except as set forth in Schedule 3.11(b), none of the Remington Companies own, lease, sublease or otherwise have any ownership, lease or sublease interests in any real property.

Section 3.12  Condition and Sufficiency of Assets.  The buildings, structures, furniture, fixtures, machinery, equipment, vehicles, and other items of tangible property owned or leased by the Remington Companies, together with all other properties and assets of the Remington Companies, if any, constitute all of the rights, property and assets necessary to conduct the Hotel Management Business in all material respects as currently conducted.

Section 3.13  Intellectual Property.

(a)                                 Schedule 3.13 lists all: (i) Remington IP Registrations; and (ii) Remington Intellectual Property, including software, that are not registered but that are material to the Remington Companies’ business, other than shrink-wrap, click-wrap or similar commercially available off-the-shelf software licenses.  All required filings and fees related to the Remington IP Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Remington IP Registrations are otherwise in good standing.

(b)                                 The Bennetts have made available to AINC true and complete copies of all material Remington IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder.  Each such material Remington IP Agreement is valid and binding on the respective Remington Company in accordance with its terms and is in full force and effect.  None of the Remington Companies or any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of or any intention to terminate, any such material Remington IP Agreement.

(c)                                  Except as set forth in Schedule 3.13(c), the Remington Companies are the owner of (in the case of owned Remington Intellectual Property) and have the valid right to use all other Remington Intellectual Property used in the conduct of the Remington Companies’ business, in each case, free and clear of Encumbrances other than Permitted Encumbrances.  The Remington Companies are the record owner and have the valid right to use the Remington IP Registrations.

(d)                                 There are no Actions (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by the Remington Companies in connection with the Hotel Management Business; or (ii) challenging the validity, enforceability, registrability or ownership of any Remington Intellectual Property or the Remington Companies’ rights with respect to any Remington Intellectual Property.  The Remington Companies are not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any Remington Intellectual Property.  Except as would not have a Remington Material Adverse Effect, to the Knowledge of the Bennetts: (i) the Remington Intellectual Property as currently licensed or used by the Remington Companies, and the Remington Companies’ conduct of the Hotel Management Business as currently conducted, do not infringe, misappropriate or otherwise violate the Intellectual Property of any Person; and (ii) no Person is infringing, misappropriating or otherwise violating any Remington Intellectual Property.  This Section 3.13(d) constitutes the sole representation and warranty of the Bennetts and the Remington Companies under this Agreement with respect to any actual or alleged infringement, misappropriation or other violation by the Remington Companies or the Hotel Management Business of the Intellectual Property of any other Person.

(e)                                  The consummation of the Transactions will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Remington Companies’ right to own, transfer, assign, license, use or hold for use any Remington Intellectual Property as owned, used or held for use in the conduct of the Remington Companies’ business as currently conducted.

(f)                                   Except as would not have a Remington Material Adverse Effect, the Remington Companies’ rights in the Remington Intellectual Property (other than click wrap, shrink wrap licenses or other similar licenses for commercial off-the-shelf software) are valid, subsisting and enforceable.  The Remington Companies have taken all reasonable steps to maintain the Remington Intellectual Property (other than click wrap, shrink wrap licenses or other similar licenses for commercial off-the-shelf software), except as would not have a Remington Material Adverse Effect.

Section 3.14  Accounts Receivable.  The accounts receivable reflected on the Interim Balance Sheet and the Marietta Interim Balance Sheet and the accounts receivable arising after the date thereof and included in the Closing Working Capital Statement: (a) have arisen from bona fide transactions entered into by the Remington Companies involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute only valid, undisputed claims of the Remington Companies not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) subject to a reserve for bad debts shown on the Interim Balance Sheet or the Marietta Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Remington Companies, are collectible in full within 120 days after billing.  The reserve for bad debts shown on the Interim Balance Sheet or the Marietta Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Remington Companies have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

Section 3.15  Insurance.  Schedule 3.15 sets forth a true, correct and complete list of all Insurance Policies.  True, correct and complete copies of the Insurance Policies have been made available to AINC.  The Insurance Policies are in full force and effect and will remain in full force and effect following the consummation of the Transactions without any increase in premium, charges, fees or penalties resulting from the Transactions.  None of the Remington Companies or any of their Affiliates (including the Bennetts) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any Insurance Policies.  All premiums due on the Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy.  The Insurance Policies do not provide for any material retrospective premium adjustment or other experience-based liability on the part of the Remington Companies.  All Insurance Policies: (a) are valid and binding in accordance with their terms; and (b) have not been subject to any lapse in coverage.  Except as set forth on Schedule 3.15, there are no claims related to the business of the Remington Companies pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.  None of the Remington Companies is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any Insurance Policy.

Section 3.16  Legal Proceedings; Governmental Orders.

(a)                                 Except as set forth on Schedule 3.16(a), there are no Actions pending or, to the Bennetts’ Knowledge, threatened: (i) against or by the Remington Companies, in each case on or for their own accounts, affecting any of their properties or assets in any material respect (or by or against any Remington Party Related Party, in each case on or for its own account, and relating to the Remington Companies); or (ii) against or by the Remington Companies or any Remington Party Related Party, in each case on or for its own account, that challenges or seeks to prevent, enjoin or otherwise delay the Transactions, which if determined adversely to the Remington Companies would be material to the Remington Companies, taken as a whole, or would adversely affect the ability of the Remington Companies to consummate the Transactions.

(b)                                 Except as set forth on Schedule 3.16(b), there are no material outstanding Governmental Orders and no material unsatisfied judgments, penalties or awards against or affecting the Remington Companies or any of the Remington Companies’ properties or assets.

(c)                                  For the avoidance of doubt, this Section 3.16 will not apply to any Actions or Governmental Orders for which any of the Remington Companies or any Remington Party Related Party is named therein solely as agent for a Person that is not a Remington Company or a Remington Party Related Party.

Section 3.17  Compliance With Laws; Permits.

(a)                                 The Remington Companies are in compliance, in all material respects, with all Laws applicable to them or their business, properties or assets.

(b)                                 Schedule 3.17 lists all material Permits used in the Remington Companies’ business issued to any of the Remington Companies, in each case on or for its own account, including the names of the Permits and their respective dates of issuance and expiration.  All material Permits required to conduct the Remington Companies’ business have been obtained and are valid and in full force and effect, and will remain in full force and effect following the consummation of the Transactions without any material increase in charges, fees or penalties resulting from the Transactions.  Such Permits comply in all material respects with all requirements, terms and conditions of all Material Contracts that require the Remington Companies to obtain or keep in force Permits.  All fees and charges with respect to such Permits have been paid in full or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of such Permit.  To the Knowledge of the Bennetts, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Schedule 3.17.  For the avoidance of doubt, this Section 3.17 will not apply to any Permits held in the name of, or required to be held in the name of, any Person who is not a Remington Company or a Remington Party

Related Party, even if a Remington Company or a Remington Party Related Party acts as agent for such Person.

(c)                                  None of the representations and warranties contained in this Section 3.17 will be deemed to relate to environmental matters (which are governed by Section 3.18), employee benefits matters (which are governed by Section 3.19), employment matters (which are governed by Section 3.20) or Tax matters (which are governed by Section 3.21).

Section 3.18  Environmental Matters.

(a)                                 To the Knowledge of the Bennetts, the Remington Companies are currently, and at all times during the prior two years have been, in compliance in all material respects with all Environmental Laws and, except as set forth on Schedule 3.18(a), none of the Bennetts or any of the Remington Companies has received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, relates to the business of the Remington Companies and either remains pending or unresolved, or is the source of ongoing obligations or requirements.

(b)                                 To the Knowledge of the Bennetts, there has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business of the Remington Companies (excluding the assets and business operated by the Remington Companies as agent) or assets owned by the Remington Companies or, during the periods when any real property was operated by any of the Remington Companies as agent for another Person, such real property operated by any of the Remington Companies.  During the periods when any real property was operated by any of the Remington Companies as agent for another Person, none of the Remington Companies or the Bennetts received an Environmental Notice that any such real property (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material that could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by the Remington Companies.

(c)                                  The Remington Parties have provided or otherwise made available to AINC any and all environmental reports, studies, audits, records, sampling data, site assessments and other similar documents, if any, with respect to the assets of the Remington Companies that are in the possession or control of the Remington Companies related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials.

(d)                                 The representations and warranties in this Section 3.18 are the Remington Parties’ sole and exclusive representations and warranties regarding environmental matters.

Section 3.19  Employee Benefit Matters.

(a)                                 Schedule 3.19(a) contains a true and complete list of each material pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity or other equity, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of § 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by any Remington Company following the Closing for the benefit of any current or former employee, officer, manager, retiree, independent contractor or consultant of any Remington Company or any spouse or dependent of such individual, or under which any Remington Company or any of its ERISA Affiliates has or may have any material Liability, or with respect to which New Holdco would reasonably be expected to have any material Liability, contingent or otherwise (each, a “Benefit Plan”).

(b)                                 With respect to each Benefit Plan, the Remington Companies have made available to AINC accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and similar agreements now in effect; (iv) copies of any summary plan descriptions, summaries of material modifications, employee handbooks and any other material written communications (or a description of any material oral communications) relating to any Benefit Plan; (v) in the case of any Benefit Plan that is intended to be qualified under § 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service; (vi) in the case of any Benefit Plan for which a Form 5500 is required to be filed, a copy of the three most recently filed Form 5500, with schedules and financial statements attached; (vii) actuarial valuations and reports related to any Benefit Plans with respect to the three most recently completed plan years; and (viii) copies of material notices, letters or other correspondence from the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation or other Governmental Authority relating to the Benefit Plan.

(c)                                  Each Benefit Plan and related trust (other than any multiemployer plan within the meaning of § 3(37) of ERISA) (each a “Multiemployer Plan”) has been established, administered and maintained in accordance, in all material respects, with its terms and in compliance, in all material respects, with all applicable Laws (including ERISA, the Code, the Affordable Care Act and any applicable local Laws).  Each Benefit Plan that is intended to be qualified under § 401(a) of the Code (a “Qualified Benefit Plan”) is so qualified and has received a favorable and current determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under §§ 401(a) and 501(a), respectively, of the Code, and nothing has occurred that could reasonably be expected to cause the loss of the Qualified Benefit Plan’s tax-qualified status.  Nothing has occurred within the past three years with respect to any Benefit Plan that has subjected or could reasonably be expected to subject the Remington Companies or, with respect to any period on or after the Closing Date, AINC or any of its Affiliates, to a material penalty under § 502 of ERISA or to tax or material penalty under § 4975 of the Code.

(d)                                 None of the Benefit Plans are Multiemployer Plans or are subject to the minimum funding standards of § 302 of ERISA or §§ 412 or 418B of the Code.

(e)                                  The Remington Companies have no commitment or obligation and have not made any representations to any employee, officer, manager, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement, in connection with the consummation of the Transactions or otherwise.

(f)                                   Except as otherwise set forth on Schedule 3.19(f), other than as required under § 601 et. seq. of ERISA, § 4980B of the Code, or other similar Law, no Benefit Plan provides post-termination or retiree welfare benefits to any Person for any reason, and none of the Remington Companies has any Liability to provide post-termination or retiree welfare benefits to any Person.

(g)                                  There is no pending or, to the Bennetts’ Knowledge, threatened Action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the three years prior to the date of this Agreement been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority that could reasonably be expected to subject the Remington Companies or, with respect to any period on or after the Closing Date, AINC or any of its Affiliates, to a material Liability.

(h)                                 There has been no amendment to, announcement by the Remington Companies relating to, or change in employee participation or coverage under, any Benefit Plan that would materially increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year with respect to any manager, officer, employee, independent contractor or consultant, as applicable.  None of the Remington Companies has made any representations to any current or former manager, officer, employee, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement.

(i)                                     Each Benefit Plan that is subject to § 409A of the Code has been administered in all material respects in compliance with its terms and the operational and documentary requirements of § 409A of the Code and all applicable regulatory guidance (including notices, rulings and proposed and final regulations) thereunder.  The Remington Companies do not have any obligation to gross up, indemnify or otherwise reimburse any Person for any excise taxes, interest or penalties incurred pursuant to § 409A of the Code.

(j)                                    Neither the execution of this Agreement nor the consummation of the Transactions will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former manager, officer, employee, independent contractor or consultant of any of the Remington Companies to material severance pay or any other material payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of any material compensation due to any such individual; (iii) limit or restrict the right of any of the Remington Companies to merge, amend or terminate any Benefit Plan; or (iv) materially increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan.

(k)                                 No Benefit Plan is maintained, sponsored, contributed to, or required to be contributed to by any of the Remington Companies or its ERISA Affiliates for the benefit of current or former employees employed outside of the United States.

Section 3.20  Employment Matters.

(a)                                 Except as set forth on Schedule 3.20, none of the Remington Companies is, nor has any Remington Company been for the past three years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a Union, and there is not, and has not been for the past three years, any Union representing any Hotel Management Business employee of any of the Remington Companies, and, to the Bennetts’ Knowledge, no Union or group of Remington corporate office employees has sought within the past three years to organize any Remington corporate office employees for the purpose of collective bargaining.  Except as set forth on Schedule 3.20 and to the Bennetts’ Knowledge, during the past three years, there has never been any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Hotel Management Business of any of the Remington Companies or any of their Hotel Management Business employees.  Except as required by Law, the Remington Companies have no duty to bargain with any Union.

(b)                                 Each of the Remington Companies is and has been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance.  All individuals characterized and treated by any of the Remington Companies as independent contractors or consultants are properly treated as independent contractors under all applicable Laws.  All employees of any of the Remington

Companies classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified in all material respects.  Except as set forth in Schedule 3.20, there are no Actions against any of the Remington Companies pending, or to the Bennetts’ Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of any of the Remington Companies, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Law.

(c)                                  Each of the Remington Companies has complied with the WARN Act, and no Remington Company has any plans to undertake any action in the future that would trigger the WARN Act, excluding any direct or indirect actions taken by a Person or to be taken by a Person other than the Remington Companies.

Section 3.21  Taxes.  Except as set forth in Schedule 3.21:

(a)                                 All material Tax Returns required to have been filed (taking into account any applicable extensions of time in which to file) by or on behalf of the Remington Companies have been filed.  Such Tax Returns are true, complete and correct in all material respects.  All Taxes due and owing by the Remington Companies (whether or not shown on any Tax Return) have been timely paid.

(b)                                 Each of the Remington Companies has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, partner, member or other party, and complied with all information reporting and backup withholding provisions of applicable Law in all material respects.

(c)                                  No unresolved written claim has been made within the past four years by any taxing authority in any jurisdiction where any of the Remington Companies does not file Tax Returns that such Remington Company is, or may be, subject to Tax by that jurisdiction.

(d)                                 No extensions or waivers of statutes of limitations have been given to or requested in writing with respect to any Taxes of the Remington Companies, except to the extent such extension, waiver or request (as applicable) will not be in effect as of the Closing Date.

(e)                                  The amount of the Liability of the Remington Companies for unpaid Taxes for all periods ending on or before March 31, 2019 does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements and Marietta Financial Statements.  The amount of the Liability of the Remington Companies for unpaid Taxes for all periods or portions thereof following the end of the most recent period covered by the Financial Statements and Marietta Financial Statements will not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Remington Companies (and which accruals will not exceed comparable amounts incurred in similar periods in prior years).

(f)                                   All deficiencies asserted, or assessments made, against any Remington Company as a result of any examinations by any taxing authority have been paid or settled with no remaining amounts owed.

(g)                                  No Remington Company is a party to any Action by any taxing authority.  There are no audits, examinations or requests for information by a taxing authority, or other administrative proceedings, threatened by a taxing authority in writing against any Remington Company or pending with respect to any Taxes of any Remington Company.

(h)                                 There are no Encumbrances for Taxes (other than Permitted Encumbrances) upon the assets of any Remington Company or the Transferred Securities.

(i)                                     None of the Remington Companies is a party to, or bound by, any Tax indemnity, Tax-sharing or Tax allocation agreement, other than Excluded Tax Contracts.

(j)                                    Other than the Private Letter Ruling, no private letter rulings or similar rulings have been requested by or with respect to the Remington Companies, or issued by any taxing authority to or with respect to the Remington Companies.

(k)                                 None of the Remington Companies has granted (and no person has granted on behalf of any of the Remington Companies) a power of attorney with respect to any Tax matter that will remain in effect with respect to any of the Remington Companies after the Closing.  None of the Remington Companies has entered into (and no person has entered into on behalf of any of the Remington Companies) a closing agreement with any Governmental Authority with respect to any Tax matter that will be binding on any of the Remington Companies after the Closing.

(l)                                     Since January 1, 2012, none of the Remington Companies has been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes (other than a group of which Remington was the parent).  None of the Remington Companies has any Liability for Taxes of any other Person (other than another Remington Company, AINC or any of their Subsidiaries) under Treasury Regulations § 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by Contract or otherwise, except for Excluded Tax Contracts.

(m)                             Each of the Remington Companies (other than Remington Lodging and Hospitality — Linthicum LLC and Remington Lodging and Hospitality — Annapolis LLC) has been at all times since the later of January 1, 2012 and its formation, and will be immediately prior to the Closing, properly treated and classified as a partnership or disregarded entity for United States federal income Tax purposes, and none of the

Remington Parties has taken any position that is inconsistent with such treatment.  Other than with respect to Remington Lodging and Hospitality — Linthicum LLC and Remington Lodging and Hospitality — Annapolis LLC, since January 1, 2012, no election has been filed to treat any Remington Company as a corporation for United States federal, state or local Tax purposes.  None of the Remington Companies is a “controlled foreign corporation” within the meaning of § 957 of the Code.

(n)                                 None of the Remington Companies (or any AINC Party solely as a result of being treated as an owner of a Remington Company after the Closing) will be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of:

(i)                                     an installment sale, or open transaction disposition, made by a Remington Company occurring prior to the Closing;

(ii)                                  a prepaid amount received by a Remington Company before the Closing, other than any prepaid amount to the extent the associated liability is a Current Liability, Non-Current Stock Plan Liability or Reserve Liability taken into account in the calculation of Closing Working Capital;

(iii)                               any closing agreement under § 7121 of the Code, or similar provision of state, local or foreign Law, executed by a Remington Company prior to the Closing;

(iv)                              use prior to the Closing of an improper method of accounting for a taxable period ending on or prior to the Closing Date;

(v)                                 any change in accounting method made by a Remington Company prior to the Closing under Code § 481, except to the extent such change was made with the prior written consent of AINC;

(vi)                              intercompany transactions within the meaning of Treasury Regulation § 1.1502-13 among Remington Companies entered into prior to the Closing or any excess loss account described in Treasury Regulation § 1.1502-19 (or any corresponding provision of state, local or foreign Law) existing as of the Closing; or

(vii)                           any election under § 108(i) of the Code made by a Remington Company prior to the Closing Date.

(o)                                 Within the past three years, none of the Remington Companies has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in § 355 of the Code.

(p)                                 None of the Bennetts or MJB Investments is a “foreign person” as that term is used in Treasury Regulations § 1.1445-2.

(q)                                 None of the Remington Companies is, or has ever been, a party to, or a promoter (within the meaning of Code § 6111 and the Treasury regulations promulgated thereunder) of, a “reportable transaction” or “listed transaction” within the meaning of § 6707A(c) of the Code and Treasury Regulations § 1.6011-4(b).  The Remington Companies have disclosed on their respective Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of § 6662 of the Code.

(r)                                    Schedule 3.21(r) sets forth all non-U.S. jurisdictions in which any Remington Company is required to file Tax Returns.  None of the Remington Companies has entered into a gain recognition agreement pursuant to Treasury Regulations § 1.367(a)-8 or transferred any intangible the transfer of which would be subject to the rules of § 367(d) of the Code.

(s)                                   Since the Balance Sheet Date, none of the Remington Companies has incurred any Tax liability other than in the ordinary course of business, as contemplated under any of the Transaction Documents, or in connection with any of the Transactions.

(t)                                    No asset owned by any of the Remington Companies is (i) required to be treated as being owned by another Person pursuant to the so-called “safe harbor lease” provisions of former § 168(f)(8) of the Code, (ii) subject to § 168(g)(1)(A) of the Code, or (iii) subject to a disqualified leaseback or long-term agreement as defined in § 467 of the Code.

(u)                                 None of the Remington Companies has any liability for Taxes under Section 965(a) or Section 965(h) of the Code.

(v)                                 None of the Bennetts or MJB Investments currently has any plan, agreement, commitment, intention or arrangement, whether written or oral, to dispose of any of their shares of New Holdco Stock.  For purposes of this representation, a “disposition” will include any direct or indirect offer, offer to sell, sale, contract of sale or grant of any option to purchase, gift, transfer, pledge or other disposition, including any disposition of the economic or other risks of ownership through hedging transactions or derivatives and any other transaction that would constitute a “constructive sale” within the meaning of § 1259 of the Code, including, without limitation, a short-sale, forward sale, equity swap or other derivative contract with respect to the New Holdco Stock or substantially identical property, or other transaction having substantially the same effect as the foregoing; provided that: (i) a transfer by any of the foregoing to an entity that is disregarded for U.S. federal income tax purposes as an entity separate from such transferor; (ii) a transfer by MJB Investments to Monty J. Bennett (to the extent MJB Investments is disregarded as an entity separate from Monty J. Bennett for U.S. federal income tax purposes); and (iii) a transfer by the General Partner to Archie Bennett, Jr., Monty J. Bennett (to the extent MJB Investments is disregarded as an entity separate from Monty J. Bennett for U.S. federal income tax purposes) or MJB Investments shall in each case not be treated as a disposition for this purpose.

(w)                               None of the Remington Parties or any of their Affiliates knows of any fact, or has taken, failed to take, or agreed to take any action (other than as expressly contemplated in the Transaction Documents), that would: (i) prevent the exchange of Transferred Securities for New Holdco Preferred Stock pursuant to this Agreement and the Remington Contribution Agreement, together with the Merger, from qualifying as an exchange under § 351 of the Code; or (ii) cause the Merger to fail to qualify as a reorganization under § 368 of the Code.

(x)                                 The representations and warranties made in this Section 3.21 refer only to the activities of the Remington Companies prior to the Closing.  Notwithstanding anything herein to the contrary, the representations and warranties made in Section 3.08(y), Section 3.11(a)(ii), Section 3.17(a), Section 3.19 and this Section 3.21 are the only representations and warranties made by the Remington Parties with respect to Taxes and, except for the representations and warranties made in Section 3.21(i) through Section 3.21(p) or Section 3.21(u), are not intended to serve as representations and warranties regarding, or a guarantee of, and cannot be relied upon with respect to, Taxes attributable to (or Tax attributes available for) any Tax period (or a portion thereof) beginning after the Closing or any Tax position taken after the Closing.

Section 3.22  Brokers; Financial Advisors.  Except for the Bennetts’ engagement of Robert W. Baird & Co. Incorporated, no broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions or any other Transaction Document based upon arrangements made by or on behalf of the Bennetts or Remington.  Except as otherwise provided in this Agreement, the Bennetts will be solely responsible for all fees and amounts owing to Robert W. Baird & Co. Incorporated.

Section 3.23  Related Party Transactions.

(a)                                 Schedule 3.23 sets forth a description of all services, goods, properties or assets with respect to the Hotel Management Business: (i) provided to the Remington Companies by any Remington Party Related Party (other than a Remington Company); or (ii) provided to any Remington Party Related Party (other than a Remington Company) by the Remington Companies, as well as any transactions between any of the Remington Companies, on one hand, and any Remington Party Related Party (other than a Remington Company), on the other hand, since December 31, 2016; provided, however, that the employee benefits disclosed in Schedule 3.19 are not required to be disclosed on Schedule 3.23.

(b)                                 Except as set forth in Schedule 3.23: (i) no Remington Party Related Party (other than a Remington Company) has any direct or indirect claim or rights of any nature against any of the Remington Companies, except for claims (A) for accrued and unpaid salaries, commissions, distributions or expense reimbursements arising in the ordinary course of business or (B) arising pursuant to this Agreement, the other Transaction Documents, and the Project Management Transaction Documents; and (ii) the Remington Companies have no obligations, contracts, agreements, arrangements, understandings, debts or liabilities, known or unknown, absolute or contingent, accrued or unaccrued, to any Remington Party Related Party (other than a Remington Company), except with respect to this Agreement, the other Transaction Documents, and the Project Management Transaction Documents.

Section 3.24  Accredited Investor Status.

(a)                                 MJB Investments, Monty J. Bennett and Archie Bennett, Jr. are acquiring the New Holdco Preferred Stock that is the Aggregate Consideration for their own account and with no intention of distributing or reselling such New Holdco Preferred Stock or any part thereof in any transaction that would be in violation of state or federal securities laws.  The New Holdco Preferred Stock may only be offered or sold in compliance with the Securities Act, and applicable state securities Laws, as then applicable and in effect.

(b)                                 MJB Investments, Monty J. Bennett and Archie Bennett, Jr. have been furnished with or had access to such documents, materials and information (including the opportunity to ask questions of, and receive answers from, AINC and New Holdco concerning the terms and conditions of the Transactions and the investment of MJB Investments, Monty J. Bennett and Archie Bennett, Jr. in the New Holdco Preferred Stock) that MJB Investments, Monty J. Bennett and Archie Bennett, Jr. consider necessary or appropriate for evaluating an investment in the New Holdco Preferred Stock.  Except for the representations and warranties contained in this Agreement, MJB Investments, Monty J. Bennett and Archie Bennett, Jr. have not relied upon any representations or other information (whether oral or written) from AINC, New Holdco, the AINC Board, the Special Committee or any of their respective stockholders, directors, officers, Representatives or Affiliates, or from any other Person, and each of MJB Investments, Monty J. Bennett and Archie Bennett, Jr. acknowledges that neither AINC nor New Holdco has given any assurances with respect to the tax consequences of the acquisition, ownership or disposition of the New Holdco Preferred Stock as contemplated by this Agreement, nor has any Governmental Authority made any finding or determination as to this investment.

(c)                                  Each of MJB Investments, Monty J. Bennett and Archie Bennett, Jr. is an “accredited investor” within the meaning of Regulation D under the Securities Act.

Section 3.25 Beneficial Ownership of AINC Common Stock. The Bennetts and MJB Investments disclaim that they Beneficially Own any of the shares of AINC Common Stock voted by either AHT or Braemar.

Section 3.26  No Other Representations and Warranties. Except for the representations and warranties contained in this Article III (including the related portions of the Disclosure Schedules), none of the Remington Parties nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Bennetts, MJB Investments, the Remington Companies or the Hotel Management Business, including any representation or warranty as to the accuracy or completeness of any information regarding the Bennetts, the Remington

Companies, and/or the Hotel Management Business furnished or made available to AINC and its Representatives in any form in expectation of the transactions contemplated hereby or as to the future revenue, profitability or success of any of the Remington Companies or the Hotel Management Business, or any representation or warranty arising from statute or otherwise in law.

Section 3.27  Full Disclosure.  None of the information supplied or to be supplied by the Bennetts or the Remington Companies or any of their Representatives for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to AINC’s stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF AINC

Except as set forth in the Disclosure Schedules or as disclosed in AINC SEC Documents, AINC represents and warrants to the Bennetts as follows in this Article IV. For the avoidance of doubt, no representations or warranties are being made by any member of the Special Committee.

Section 4.01  Organization and Authority and Qualification of AINC.  AINC is a corporation duly organized, validly existing and in good standing under the Laws of the state of Maryland and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry out its business as it is currently conducted.  AINC has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which AINC is a party, to carry out its obligations under this Agreement and the other Transaction Documents and to consummate the Transactions.  AINC is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where failure to be so licensed, qualified or in good standing would not have an AINC Material Adverse Effect.  The execution and delivery by AINC of this Agreement and any other Transaction Document to which AINC is a party, the performance by AINC of its obligations under this Agreement and the other Transaction Documents and the consummation by AINC of the Transactions have been duly authorized by all requisite corporate action on the part of AINC.  This Agreement has been duly executed and delivered by AINC, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of AINC enforceable against AINC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  When the other Transaction Documents to which AINC is or will be a party have been duly executed and delivered by AINC (assuming due authorization, execution and delivery by each of the other parties thereto), such Transaction Document will constitute a legal and binding obligation of AINC enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.02  Organizational Documents.  AINC has delivered or made available to the Remington Parties true and correct copies of the Organizational Documents of AINC and each of its Subsidiaries.  Neither AINC nor any of its Subsidiaries is in violation of any of the provisions of its Organizational Documents.

Section 4.03  Subsidiaries.  Schedule 4.03 lists each of the Subsidiaries of AINC as of the date hereof and its place of organization.  Except as otherwise set forth in Schedule 4.03, AINC owns, directly or indirectly, at least a majority of the capital stock, or other equity or voting interests, in each such Subsidiary.  All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of AINC that is owned directly or indirectly by AINC have been validly issued, were issued free of pre-emptive rights, except as set forth on Schedule 4.03, and are fully paid and non-assessable, and are free and clear of all Encumbrances, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, except for any Encumbrances (x) imposed by applicable securities Laws or (y) arising pursuant to the Organizational Documents of any non-wholly owned Subsidiary of AINC.  Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, AINC does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 4.04  Capitalization of AINC.  The authorized capital stock of AINC consists of: 200,000,000 authorized shares, consisting of (i) 100,000,000 authorized shares of common stock, par value $0.01 per share, (ii) 50,000,000 authorized shares of blank check common stock, par value $0.01 per share, and (iii) 50,000,000 authorized shares of preferred stock, 2,000,000 of which have been designated as Series A Preferred Stock, 8,120,000 of which have been designated as Series B Preferred Stock, and 2,000,000 of which have been designated as Series C Preferred Stock.  As of the date of this Agreement, 2,470,293 shares of common stock were issued and outstanding and 8,120,000 shares of Series B Preferred Stock were issued and outstanding.  All of the outstanding shares of capital stock of AINC are, and all shares of capital stock of AINC which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive or similar rights (and not issued in violation of any preemptive or similar rights).  As of the date of this Agreement, except as set forth in this Section 4.04, (i) there are no other equity securities of AINC or any of its Subsidiaries issued or authorized and reserved for issuance, (ii) there are no outstanding options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating AINC or any of its Subsidiaries to issue, transfer or sell any equity interest AINC or such Subsidiary or any securities convertible into or exchangeable for such equity interests, or any commitment to authorize, issue or sell any such equity securities, except pursuant to the Transaction Documents, and (iii) there are no contractual obligations of AINC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any equity interest in AINC or any of its Subsidiaries or any such securities or agreements listed in clause (ii) of this sentence, except pursuant to the Transaction Documents or as set forth on Schedule 4.04.  Neither AINC nor any of its Subsidiaries has outstanding bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with AINC’s stockholders on any matter.  There are no voting trusts or other agreements or understandings to which AINC or any of its Subsidiaries is a party with respect to the voting or registration of capital stock or other equity interest of AINC or any of its Subsidiaries, except pursuant to the Transaction Documents or the Project Management Transaction Documents.  No Subsidiary of AINC owns any capital stock of AINC.

Section 4.05  AINC SEC Documents; Proxy Statement.

(a)                                 Since January 1, 2018, AINC and OAINC Inc. have filed all AINC SEC Documents.  As of their respective dates, or if amended, as of the date of the last such amendment, each of AINC SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such AINC SEC Documents.  At the time filed with the SEC (or if amended prior to the date of this Agreement, as of the date of such amendment), subject to Schedule 4.05(a), none of AINC SEC Documents (as amended, if applicable, but excluding any exhibits thereto) contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of AINC’s Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC.

(b)                                 Each of the financial statements included in AINC SEC Documents (including the related notes and schedules) complied as to form, as of their respective dates, or if amended, as of the date of the last such amendment, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except in the case of the unaudited statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of AINC (after the formation thereof) and OAINC Inc and the consolidated Subsidiaries of the foregoing as of the dates thereof and the results of its operations and its cash flows for the periods then ended (subject to Schedule 4.05(b) and subject to, in the case of unaudited statements, normal year-end audit adjustments and to any other adjustments described therein).

(c)                                  The Proxy Statement will not, at the time the Proxy Statement is first mailed to AINC’s stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by AINC with respect to information supplied by the Remington Parties or any of their Representatives for inclusion in the Proxy Statement.  The Proxy Statement when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act.

(d)                                 AINC and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of AINC and its Subsidiaries are being made only in accordance with authorizations of management and the AINC Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of AINC’s and its Subsidiaries’ assets that could have a material effect on AINC’s financial statements.

(e)                                  AINC’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by AINC in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to AINC’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of AINC required under the Exchange Act with respect to such reports.  AINC has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to AINC’s auditors and the audit committee of the AINC Board and on Schedule 4.05(e) (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect AINC’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in AINC’s internal controls over financial reporting.  For purposes of this Agreement, the terms “significant deficiency” and “material weakness” will have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(f)                                   Neither AINC nor any of its Subsidiaries has any Liabilities other than Liabilities that (i) are reflected or recorded on AINC Balance Sheet (including in the notes thereto), (ii) were incurred since the date of AINC Balance Sheet in the ordinary course of business, (iii) are incurred in connection with the transactions contemplated by this Agreement, or (iv) would not reasonably be expected to have, individually or in the aggregate, an AINC Material Adverse Effect.

(g)                                  Neither AINC nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among AINC and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, AINC or any of its Subsidiaries in AINC’s or such Subsidiary’s published financial statements or other AINC SEC Documents.

Section 4.06 Absence of Certain Changes or Events.  Since the date of the AINC Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the Transactions, the business of AINC and each of its Subsidiaries has been conducted in the ordinary course of business and there has not been or occurred any AINC Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have, individually or in the aggregate, an AINC Material Adverse Effect.

Section 4.07  No Conflicts; Consents.  Subject to Schedule 4.07, the execution, delivery and performance by each of AINC, New Holdco, and Merger Sub of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the Transactions, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of AINC, New Holdco or Merger Sub, or any of AINC’s other Subsidiaries; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to AINC, New Holdco, Merger Sub, or any of AINC’s other Subsidiaries or any other respective properties or assets; (c) require the consent, notice or other action by any Person under any Contract to which AINC or any of its Subsidiaries is a party as of the date hereof; (d) result in the creation of an Encumbrance (other than Permitted Encumbrance) on any of the properties or assets of AINC or any of its Subsidiaries.  No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to AINC, New Holdco, Merger Sub, or any of AINC’s other Subsidiaries in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions, except for such filings as may be required under the HSR Act and filings expressly described in this Agreement and the other Transaction Documents; or (e) result in any of the Bennetts, Sharkey, Cowen, Welter, or MJB Investments, or any of their respective controlled Affiliates, becoming an “acquiring person” under that certain Rights Agreement, dated August 8, 2018, between AINC and Computershare Trust Company, N.A., as Rights Agent, or any similar rights plan or agreement that may be adopted by New Holdco following the date of this Agreement.

Section 4.08  Taxes.

(a)                                 All material Tax Returns required to have been filed (taking into account any applicable extensions of time in which to file) by any AINC Party (including, for purposes of this Section 4.08, any consolidated, combined, unitary, affiliated or similar group that includes an AINC Party) have been filed.  Such Tax Returns are true, complete and correct in all material respects.  All Taxes shown on any such Tax Return as, and all other material Taxes, due and owing by any AINC Party have been timely paid.

(b)                                 Each AINC Party has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, partner, member or other party, and complied with all information reporting and backup withholding provisions of applicable Law in all material respects.

(c)                                  There are no Encumbrances for Taxes (other than for current Taxes not yet due and delinquent or Taxes being contested in good faith by appropriate proceedings) upon the assets of any AINC Party.

(d)                                 Neither AINC nor any AINC Subsidiary has been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes (other than a group of which AINC, New Holdco or any other AINC Party was the parent).  Neither AINC nor any AINC Subsidiary has any liability for Taxes of any Person (other than AINC or any AINC Subsidiary) under Treasury Regulations § 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor or by Contract or otherwise, except for Excluded Tax Contracts.

(e)                                  None of the AINC Parties is a party to any Action by any taxing authority that would reasonably be expected to have a material adverse effect on AINC.  There are no audits or examinations by a taxing authority, or other administrative proceedings, threatened by a taxing authority in writing against any of the AINC Parties or pending with respect to any Taxes of any of the AINC Parties that would reasonably be expected to have a material adverse effect on AINC.

(f)                                   The representations and warranties made in Section 4.08 refer only to the activities of AINC Parties prior to the Closing.  Except for the representations and warranties made in Section 4.08(d), the representations and warranties made in Section 4.08 are not intended to serve as representations and warranties regarding, or a guarantee of, and cannot be relied upon with respect to, Taxes attributable to (or Tax attributes available for) any Tax period (or a portion thereof) beginning after the Closing Date or any Tax position taken after the Closing.  The representations and warranties made in Section 4.08(a) through (e) shall not apply with respect to Project Management LLC to any period of Project Management LLC ending prior to the acquisition of Project Management LLC by AINC pursuant to the Project Management Transaction Documents.

(g)                                  None of the AINC Parties (other than New Holdco or Merger Sub) knows of any fact, or has taken, failed to take, or agreed to take any action (other than as expressly contemplated in the Transaction Documents), that would: (i) prevent the exchange of Transferred Securities for New Holdco Preferred Stock pursuant to this Agreement and the Remington Contribution Agreement, together with the Merger, from qualifying as an exchange under § 351 of the Code; or (ii) cause the Merger to fail to qualify as a reorganization under §  368 of the Code.

Section 4.09  Legal Proceedings; Governmental Orders.

(a)                                 There are no Actions pending or, to AINC’s Knowledge, threatened against or by AINC or its Subsidiaries affecting any of its properties or assets, which if determined adversely to AINC or its Subsidiaries would result in an AINC Material Adverse Effect or challenge the Transactions.

(b)                                 There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting AINC, its Subsidiaries or any of their properties or assets, which would have an AINC Material Adverse Effect.

Section 4.10  Compliance with Laws; Permits.

(a)                                 AINC and its Subsidiaries are each in compliance, in all material respects with all Laws applicable to it or its business, properties or assets, except where failure to be in compliance would not have an AINC Material Adverse Effect.

(b)                                 All material Permits required for AINC and each of its Subsidiaries to conduct its business have been obtained and are valid and in full force and effect, except where the failure to obtain such Permits would not have an AINC Material Adverse Effect.

Section 4.11  Brokers; Financial Advisors.  Except for the Special Committee’s engagement of Janney, no broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions or any other Transaction Document based upon arrangements made by or on behalf of AINC, the AINC Board or the Special Committee. AINC will be responsible for, and will pay when due, all fees and amounts owing to Janney.

Section 4.12  Fairness Opinion.  The Special Committee has received the Fairness Opinion, and, as of the date of this Agreement, such Fairness Opinion has not been withdrawn, revoked or modified.  A true, complete and correct copy of such Fairness Opinion will be delivered to the Bennetts promptly after the date of this Agreement for informational purposes only.

Section 4.13 No Other Representations and Warranties. Except for the representations and warranties contained in this Article IV (including the related portions of the Disclosure Schedules), AINC has not made and does not make any other express or implied representation or warranty, either written or oral, on behalf of AINC, including any representation or warranty as to the accuracy or completeness of any information regarding AINC furnished or made available to the Bennetts and their Representatives in any form in expectation of the transactions contemplated hereby or as to the future revenue, profitability or success of AINC, or any representation or warranty arising from statute or otherwise in law.

Section 4.14  Full Disclosure.  None of the information supplied or to be supplied by AINC or any of its Representatives for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to AINC’s stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF NEW HOLDCO

Except as set forth in the Disclosure Schedules, New Holdco represents and warrants to AINC and the Remington Parties as follows:

Section 5.01 Organization and Authority of New Holdco and Merger Sub.  New Holdco is a corporation duly organized, validly existing and in good standing under the Laws of the state of Nevada and has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations under this Agreement and the other Transaction Documents and to consummate the Transactions.  Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the state of Maryland and has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations under this Agreement and the other Transaction Documents and to consummate the Transactions.  The execution and delivery by each of New Holdco and Merger Sub of this Agreement and any other Transaction Document to which they are a party, the performance by each of them of their obligations under this Agreement and the other Transaction Documents and the consummation by each of them of the Transactions have been duly authorized by all requisite action on the part of New Holdco and Merger Sub.  This Agreement has been duly executed and delivered by each of New Holdco and Merger Sub, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of each of New Holdco and Merger Sub enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  When the other Transaction Documents to which New Holdco or Merger Sub is or will be a party have been duly executed and delivered by such Party (assuming due authorization, execution and delivery by each other parties thereto), such Transaction Document will constitute a legal and binding obligation of such Party enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.02 Capitalization of New Holdco. The authorized capital stock of New Holdco consists of: 200,000,000 authorized shares, consisting of (i) 100,000,000 authorized shares of common stock, par value $0.001 per share, (ii) 50,000,000 authorized shares of blank check common stock, par value $0.001 per share, and (iii) 50,000,000 authorized shares of blank check preferred stock, par value $0.001 per share.  As of the date of this Agreement, 1,000 shares of common stock were issued and outstanding and no shares of preferred stock were issued or outstanding. All of the outstanding shares of capital stock of New Holdco are, and all shares of capital stock of New Holdco which may be issued as contemplated or permitted by this Agreement (including, without limitation, the New Holdco Preferred Stock and the New Holdco Common Stock to be issued pursuant to the Merger) will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive or similar rights (and were not issued in violation of any preemptive or similar rights).  As of the date of this Agreement, except as set forth in this Section 5.02 or as contemplated by the other Transaction Documents: (i) there are no other equity securities of New Holdco or any of its Subsidiaries issued or authorized and reserved for issuance; (ii) there are no outstanding options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating New Holdco or any of its Subsidiaries to issue, transfer or sell any equity interest of New Holdco or such Subsidiary or any securities convertible into or exchangeable for such equity interests, or any commitment to authorize, issue or sell any such equity securities, except pursuant to this Agreement; and (iii) there are no contractual obligations of New Holdco or any of its Subsidiaries to repurchase, redeem or otherwise acquire any equity interest in New Holdco or any of its Subsidiaries or any such securities or agreements listed in clause (ii) of this sentence. Neither New Holdco nor any of its Subsidiaries has outstanding bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with New Holdco’s stockholders on any matter. There are no voting trusts or other agreements or understandings to which New Holdco or any of its Subsidiaries is a party with respect to the voting or registration of capital stock or other equity interest of New Holdco or any of its Subsidiaries. No Subsidiary of New Holdco owns any capital stock of New Holdco.

Section 5.03  No Other Representations and Warranties. Except for the representations and warranties contained in this Article V (including the related portions of the Disclosure Schedules), neither New Holdco nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the New Holdco, including any representation or warranty as to the accuracy or completeness of any information regarding New Holdco furnished or made available to the Remington Parties and their Representatives or to AINC and its Representatives in any form in expectation of the transactions contemplated hereby or as to the future revenue, profitability or success of New Holdco, or any representation or warranty arising from statute or otherwise in law.

ARTICLE VI
COVENANTS

Section 6.01  Conduct of Business Prior to the Closing.  From the date of this Agreement until the Closing, except as otherwise provided in this Agreement or any other Transaction Document or consented to in writing by AINC (which consent will not be unreasonably withheld or delayed), the Remington Companies and the Bennetts will: (i) conduct the business of the Remington Companies in the ordinary course of business consistent with past practice; and (ii) use reasonable best efforts to maintain and preserve intact the current organization, business and franchise of the Remington Companies and to preserve the rights, franchises, goodwill and relationships of their employees, customers, lenders, suppliers, regulators and others having business relationships with the Remington Companies.  Without limiting the foregoing, from the date of this Agreement until the Closing Date, except as consented to in writing by AINC, the Remington Parties will and will cause the Remington Companies to:

(a)                                 preserve and maintain all of their Permits;

(b)                                 pay their debts, Taxes and other obligations when due, unless they are being contested in good faith by appropriate procedures;

(c)                                  maintain the properties and assets owned, operated or used by the Remington Companies in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(d)                                 continue in full force and effect without modification all Insurance Policies, except as required by applicable Law;

(e)                                  defend and protect their properties and assets from infringement or usurpation;

(f)                                   perform all of their obligations under all Management Contracts and all other Contracts relating to or affecting their revenues, properties, assets, or prospects;

(g)                                  maintain their accounting and corporate books and records in accordance with past practice, except as otherwise required by Law or as a result of the Project Management Transactions;

(h)                                 comply in all material respects with all applicable Laws; and

(i)                                     not take or permit any action that would cause any of the changes, events or conditions described in Section 3.08 to occur.

Section 6.02  Access to Information.  From the date of this Agreement until the Closing, the Remington Companies and the Bennetts will: (a) afford AINC and its

Representatives full and free access to and the right to inspect all of the Real Property, properties, assets, premises, books and records, Management Contracts and other Contracts, and other documents and data, in each case to the extent related to the Remington Companies; (b) furnish AINC and its Representatives with such financial, operating and other data and information related to the Remington Companies as AINC or any of its Representatives may reasonably request; and (c) instruct the Representatives of the Remington Companies to cooperate with AINC in its investigation of the Remington Companies; provided that any such investigation will be conducted during normal business hours upon reasonable advance notice to the Bennetts and the Remington Companies and in such a manner as not to interfere unreasonably with the normal operations of the Remington Companies.  No investigation by AINC or other information received by AINC will operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Remington Companies or the Bennetts in this Agreement or in any other Transaction Document. Notwithstanding anything to the contrary in this Agreement, none of the Bennetts or MJB Investments will be required to provide copies of their individual Tax Returns or workpapers with respect thereto.

Section 6.03  No Solicitation by the Remington Companies or the Bennetts.

(a)                                 None of the Remington Companies or the Bennetts will, and they will not authorize or permit any of their Affiliates or any their Representatives to, directly or indirectly: (i) encourage, solicit, initiate, facilitate or continue inquiries regarding a Remington Party Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Remington Party Acquisition Proposal; (iii) enter into any agreements, arrangements, or understandings (whether or not binding) regarding a Remington Party Acquisition Proposal; or (iv) otherwise knowingly facilitate any effort or attempt to make a Remington Party Acquisition Proposal. The Bennetts and the Remington Companies will immediately cease and cause to be terminated, and will cause their Affiliates and all of their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, a Remington Party Acquisition Proposal.

(b)                                 In addition to the other obligations under this Section 6.03, the Remington Companies and the Bennetts will promptly (and in any event within two Business Days after receipt thereof by any of the Remington Companies, the Bennetts or their Representatives) advise AINC orally and in writing of any Remington Party Acquisition Proposal, any request for information with respect to any Remington Party Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in a Remington Party Acquisition Proposal, the material terms and conditions of such request, Remington Party Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c)                                  The Remington Companies and the Bennetts agree that the rights and remedies for noncompliance with this Section 6.03 will include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to AINC and that money damages would not provide an adequate remedy to AINC.

Section 6.04  No Solicitation by AINC; No Adverse AINC Recommendation.

(a)                                 AINC will not, and will not authorize or permit New Holdco, Merger Sub or any of its other Affiliates or any of its or their Representatives (including the Special Committee) to, directly or indirectly: (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an AINC Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible AINC Acquisition Proposal; (iii) enter into any agreements, arrangements, or understandings (whether or not binding) regarding an AINC Acquisition Proposal; or (iv) otherwise knowingly facilitate any effort or attempt to make an AINC Acquisition Proposal. AINC will immediately cease and cause to be terminated, and will cause New Holdco, Merger Sub and their Affiliates and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted with respect to, or that could lead to, an AINC Acquisition Proposal.

(b)                                 Notwithstanding Section 6.04(a), from the date of this Agreement until the date that the Required Stockholder Vote has been obtained, following the receipt by AINC of an unsolicited bona fide written AINC Acquisition Proposal: (i) the AINC Board and the Special Committee will be permitted to participate in discussions regarding such AINC Acquisition Proposal solely to clarify the terms of such AINC Acquisition Proposal; and (ii) if the AINC Board determines in good faith: (A) that such AINC Acquisition Proposal constitutes or could reasonably be expected to lead to an AINC Superior Proposal; and (B) after consultation with outside legal counsel, that the failure to take the actions set forth in clauses (x) and (y) below with respect to such AINC Acquisition Proposal would be inconsistent with its duties to act in the best interests of AINC and its shareholders (other than the Bennetts), then AINC may, in response to such AINC Acquisition Proposal: (x) furnish access and non-public information with respect to AINC and its Affiliates to the Person that has made such AINC Acquisition Proposal; and (y) participate in discussions and negotiations regarding such AINC Acquisition Proposal.

(c)                                  In addition to the other obligations under this Section 6.04, AINC will promptly (and, in any event, within 48 hours after receipt thereof by AINC or its Representatives) notify the Remington Parties orally and in writing if any inquiries, proposals or offers that could reasonably be expected to result in an AINC Acquisition Proposal are received by, any such information is requested from, or any such discussions or negotiation are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter will keep the Remington Parties informed, on a current basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in AINC’s intentions as previously notified.

(d)                                 Except as set forth in Section 6.04(e) and Section 6.04(f), the AINC Board or any committee thereof (including the Special Committee) will not: (i) withdraw, modify or amend AINC Recommendation in any manner adverse to the Remington Parties; (ii) approve, endorse or recommend an AINC Acquisition Proposal; or (iii) at any time following receipt of an AINC Acquisition Proposal, fail to reaffirm its approval or recommendation of this Agreement and the Transactions as promptly as practicable (but in any event within five Business Days after receipt of any reasonable written request to do so from the Bennetts) (any of the above, an “Adverse AINC Recommendation”).

(e)                                  Notwithstanding the foregoing, the AINC Board or the Special Committee may, at any time before obtaining the Required Stockholder Vote, to the extent it determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with its duties to act in the best interests of AINC and its shareholders (other than the Bennetts), in response to an AINC Superior Proposal received by the AINC Board or the Special Committee, make an Adverse AINC Recommendation, but only if:

(i)                                     AINC has first provided the Remington Parties prior written notice, at least three Business Days in advance, that it intends to make such Adverse AINC Recommendation and is prepared to terminate this Agreement to enter into a Contract with respect to an AINC Superior Proposal, which notice will include the material terms and conditions of the transaction that constitutes such AINC Superior Proposal, the identity of the Person making such AINC Superior Proposal, and copies of any Contracts that are proposed to be entered into with respect to such AINC Superior Proposal; and

(ii)                                  during the three Business Days after the receipt of such notice (it being understood and agreed that any material change to the financial or other terms and conditions of such AINC Superior Proposal will require an additional notice to the Remington Parties of a two Business Day period that may, in whole or in part, run concurrently with the initial three Business Day period), AINC has, and has caused its Representatives to, negotiate with the Remington Parties in good faith (to the extent the Remington Parties desire to negotiate) to make such adjustments in the terms and conditions of this Agreement and the other Transaction Documents so that there is no longer a basis for such AINC Acquisition Proposal to constitute an AINC Superior Proposal.

(f)                                   Notwithstanding the foregoing, the AINC Board may, at any time before obtaining the Required Stockholder Vote, to the extent it determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with its duties to act in the best interests of AINC and its shareholders (other than the Bennetts), in response to an AINC Intervening Event, make an Adverse AINC Recommendation, but only if:

(i)                                     AINC has first provided the Remington Parties prior written notice, at least three Business Days in advance, that it intends to make such Adverse AINC Recommendation; and

(ii)                                  during the three Business Days after the receipt of such notice, AINC has, and has caused its Representatives to, negotiate with the Bennetts in good faith (to the extent the Bennetts desire to negotiate) to make such adjustments in the terms and conditions of this Agreement and the other Transaction Documents so that there is no longer a basis for such withdrawal, modification or amendment.

(g)                                  Nothing contained in this Section 6.04 will be deemed to prohibit the AINC Board from disclosing to the stockholders of AINC a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act, provided, that if such disclosure does not reaffirm AINC Recommendation or has the substantive effect of withdrawing or adversely modifying AINC Recommendation, such disclosure will be deemed to be an Adverse AINC Recommendation (it being understood that any “stop, look or listen” communication that contains only the information set forth in Rule 14d-9(f) will not be deemed to be an Adverse AINC Recommendation).

(h)                                 AINC agrees that the rights and remedies for noncompliance with this Section 6.04 will include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Remington Parties and that money damages would not provide an adequate remedy to the Remington Parties.

Section 6.05  Notice of Certain Remington Events.

(a)                                 From the date of this Agreement until the Closing, the Remington Companies and the Bennetts will promptly notify AINC in writing of:

(i)                                     any fact, circumstance, event or action the existence, occurrence or taking of which: (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Remington Material Adverse Effect; (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by any of the Remington Companies or the Bennetts under this Agreement not being true and correct; or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 8.02 to be satisfied;

(ii)                                  any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(iii)                               any notice or other communication from any Governmental Authority in connection with the Transactions; and

(iv)                              any Actions commenced or, to the Bennetts’ Knowledge, threatened against, relating to or involving or otherwise affecting the Remington Companies or the Bennetts that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.16 or that relates to the consummation of the Transactions.

(b)                                 AINC’s receipt of information pursuant to this Section 6.05 will not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any of the Remington Companies or the Bennetts in this Agreement (including Section 10.01(b)) or in any other Transaction Document and will not be deemed to amend or supplement the Disclosure Schedules.

(c)                                  From time to time prior to the Closing, the Remington Companies and the Bennetts will have the right (but not the obligation) to supplement or amend the Disclosure Schedules hereto with respect to any matter hereafter arising or of which it becomes aware after the date of this Agreement (each a “Remington Schedule Supplement”).  Any disclosure in any such Remington Schedule Supplement will not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 8.02 have been satisfied; provided, however, that if AINC has the right to, but does not elect to, terminate this Agreement within seven Business Days of its receipt of such Remington Schedule Supplement, then AINC will be deemed to have irrevocably waived any right to terminate this Agreement with respect to such matter.

Section 6.06  Confidentiality.  From and after the Closing, the Bennetts will hold, and will cause their Affiliates (excluding for purposes of this Section 6.06, if applicable, AINC and its Affiliates) to hold, and will use their best efforts to cause their respective Representatives to hold, in confidence and to use only for the benefit of AINC, New Holdco, Merger Sub, the Remington Companies, and their Affiliates, any and all information, whether written or oral, concerning the Remington Companies, except to the extent that the Bennetts can show that such information (a) is generally available to and known by the public through no fault of the Bennetts, any of their Affiliates or their respective Representatives; (b) is lawfully acquired by the Bennetts, any of their Affiliates or their respective Representatives from and after the Closing from sources that are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; or (c) is relevant to a Tax audit, examination, litigation, or proceeding or to the filing of a Tax Return.  If the Bennetts or any of their Affiliates or their respective Representatives are compelled to disclose any such information by judicial or administrative process or by other requirements of Law, the Bennetts will promptly notify AINC in writing and will disclose only that portion of such information that the Bennetts, as applicable, are advised by their counsel in writing is legally required to be disclosed, provided that the Bennetts, as applicable, will use their reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 6.07  Governmental Approvals and Consents; Cooperation.

(a)                                 Upon the terms and subject to the conditions set forth in this Agreement, each of the Remington Parties, the Remington Companies, AINC, New Holdco, and

Merger Sub will use their reasonable best efforts to promptly: (i) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other Parties in doing all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions; (ii) obtain from any Governmental Authorities and any third parties any actions, non-actions, clearances, waivers, consents, approvals, permits or orders required to be obtained by the Bennetts, the Remington Companies, AINC, New Holdco, or Merger Sub in connection with the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions; and (iii) make all registrations, filings, notifications or submissions which are necessary or advisable, and thereafter make any other required submissions, with respect to this Agreement and the other Transaction Documents and the Transactions required under (A) any applicable federal or state securities Law and (B) any other applicable Law.

(b)                                 Notwithstanding the foregoing or any other provision of this Agreement, nothing contained in this Agreement will require or obligate any of the Parties or the Remington Companies to: (i) pay or commit to pay any material amount of cash or other consideration, or incur or commit to incur any material liability or other obligation, in connection with obtaining any authorization, consent, order, registration or approval; or (ii) except as provided in Article VI agree or otherwise be required to sell, divest, dispose of, license, hold separate, or take or commit to take any action that limits in any material respect their respective freedom of action with respect to, or its ability to retain, any businesses, products, rights, services, licenses, or assets of such Party or any of their respective Affiliates, or any interest therein.

(c)                                  Each of the Parties will: (i) subject to any restrictions under any applicable Law, to the extent practicable, promptly notify each other Party of any communication to the first such Party from any Governmental Authority with respect to this Agreement or the other Transaction Documents or the Transactions and permit the other Parties to review in advance any proposed written communication to any Governmental Authority; (ii) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by any Governmental Authority in respect of any registrations, declarations and filings with respect to this Agreement or the other Transaction Documents or the Transactions; (iii) unless required by applicable Law, not agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry with respect to this Agreement or the other Transaction Documents or the Transactions unless it consults with the other Parties in advance and, to the extent not prohibited by applicable Law or such Governmental Authority, gives the other Parties the opportunity to attend and participate thereat, in each case to the extent practicable; (iv) subject to any restrictions under any applicable Law, furnish the other Parties with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives on the one hand, and any Governmental Authority or members of its staff on the other hand, with respect to this Agreement or the other Transaction Documents or the Transactions (excluding any documents and communications that are subject to preexisting confidentiality agreements, the attorney client privilege or work product doctrine); and (v) furnish the other Parties with such necessary information and reasonable assistance as such other Parties and their Affiliates may reasonably request in connection with their preparation of necessary filings, registrations, or submissions of information to any Governmental Authorities in connection with this Agreement and the other Transaction Documents and the Transactions; provided, however, that clauses (i) through (iv) above shall not apply to the Bennetts or MJB Investments with respect to any communication, inquiry, meeting, correspondence, filings or communications to the extent related to Taxes or Tax Returns unless such communication, inquiry, meeting, correspondence, filing or communication could reasonably be expected to have, or is related or relevant to any Tax Claim or other Action that could reasonably be expected to have, an adverse effect on any AINC Party.

Section 6.08  Stockholder Meeting; Proxy Statement.

(a)                                 AINC will take all action necessary in accordance with the MGCL and AINC’s Organizational Documents to establish a record date for, duly and promptly call, give notice of, convene and hold the Stockholder Meeting.  AINC will cause the Stockholder Meeting to be held as promptly as reasonably practicable after the mailing of the Proxy Statement. As to be further provided in the Merger Agreement, AINC will, as promptly as reasonably practicable after the date of this Agreement, prepare and file a preliminary Proxy Statement with the SEC as part of the registration statement to be filed with the SEC relating to the registration of the New Holdco Stock to be issued upon the effectiveness of the Merger. AINC will respond to any comments of the SEC or its staff with respect to the Proxy Statement and use its reasonable best efforts to cause the Proxy Statement to be cleared by the SEC as promptly as reasonably practicable. AINC will recommend (subject to Section 6.04(d), Section 6.04(e) and Section 6.04(f)) that the stockholders of AINC authorize and approve this Agreement and the Transactions in accordance with § 2-507 of the MGCL (the “AINC Recommendation”) at the Stockholder Meeting, and AINC will include the AINC Recommendation in the Proxy Statement (subject to Section 6.04(d), Section 6.04(e) and Section 6.04(f)), and, subject to Section 6.04(d), Section 6.04(e) and Section 6.04(f), will use its reasonable best efforts to solicit from AINC’s stockholders proxies in favor of the adoption of this Agreement and the Transactions. If, at any time prior to the Stockholder Meeting any information relating to the Remington Parties or AINC or any of their respective Affiliates should be discovered that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information will promptly notify the other Parties and, to the extent required by Law will disseminate an appropriate amendment thereof or supplement thereto describing such information to the stockholders of AINC. Notwithstanding the immediately preceding sentence, each of AINC, the Remington Companies, and the Remington Parties agrees and covenants that: (i) none of the information with respect to such Party supplied or to be supplied by such Party for inclusion in the Proxy Statement contains or will contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) prior to AINC filing the preliminary Proxy Statement with the SEC, such Party will review the preliminary Proxy Statement and represent that the Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(b)                                 The Remington Companies and the Remington Parties agree to cooperate with AINC in the preparation of the Proxy Statement and, as promptly as practicable following the date of this Agreement, will furnish AINC with all information relating to it and required pursuant to the Exchange Act rules and regulations promulgated thereunder to the set forth in the Proxy Statement. AINC will promptly notify the Remington Parties of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will promptly supply the Remington Parties with copies of all correspondence between AINC or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement.  Each of the Parties agrees to use its reasonable best efforts, after consultation with the other Parties, to respond promptly to all such comments of and requests by the SEC. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff, with respect to the Proxy Statement will be made by AINC without providing the Remington Parties a reasonable opportunity to review and propose comments on the Proxy Statement.

Section 6.09  Books and Records.

(a)                                 In order to facilitate the resolution of any claims made against or incurred by the Remington Companies, the Bennetts or MJB Investments, or for any other reasonable purpose, for a period of five years after the Closing, AINC will:

(i)                                     retain the books and records (including personnel files) of the Remington Companies relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Remington Companies; and

(ii)                                  upon reasonable notice, afford the Representatives of the Bennetts reasonable access (including the right to make, at the Bennetts’ expense, photocopies), during normal business hours, to such books and records;

provided, however, that any books and records related to Tax matters will be retained pursuant to the periods set forth in Article VII.

(b)                                 In order to facilitate the resolution of any claims made by or against or incurred by AINC or Remington after the Closing, or for any other reasonable purpose, for a period of five years following the Closing, the Bennetts will:

(i)                                     retain the books and records (including personnel files) of the Bennetts that relate to the Remington Companies and the operations of the Remington Companies for periods prior to the Closing; and

(ii)                                  upon reasonable notice, afford the Representatives of AINC or the Remington Companies reasonable access (including the right to make, at AINC’s expense, photocopies), during normal business hours, to such books and records;

provided, however, that any books and records related to Tax matters will be retained pursuant to the periods set forth in Article VII.

(c)                                  No Party will be obligated to provide any other Party with access to any books or records (including personnel files) pursuant to this Section 6.09 to the extent such access would violate any applicable Law.

Section 6.10  Closing Conditions.  From the date of this Agreement until the Closing, each Party will take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VIII.

Section 6.11  Public Announcements.  Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no Party will make any public announcements in respect of this Agreement or the Transactions or otherwise communicate with any news media without the prior written consent of the other Parties (which consent will not be unreasonably withheld or delayed), and the Parties will cooperate as to the timing and contents of any such announcement.

Section 6.12  Further Assurances.  Following the Closing, each of the Parties will, and will cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions of this Agreement and the other Transaction Documents and give effect to the Transactions.

Section 6.13  Knowledge of the Parties.

(a)                                 The Remington Parties will not have any right to: (a) terminate this Agreement under Section 10.01(c); (b) assert or claim that any condition to their obligations to consummate the Transactions has not been fulfilled; or (c) claim any damage or seek any other remedy at Law or in equity: (i) for any breach of or inaccuracy in any representation or warranty made by AINC, New Holdco or Merger Sub; or (ii) any breach of any covenant or agreement by AINC, New Holdco or Merger Sub, in each case, to the extent: (x) the Bennetts had Knowledge of any facts or circumstances that constitute or give rise to such breach of or inaccuracy in such representation or warranty or would proximately or directly cause any such condition not to be fulfilled as of the date of this Agreement; or (y) the breach of such covenant or agreement by AINC or the failure to be fulfilled of any such condition was: (1) substantially caused by any action or omission on the part of the Remington Parties; or (2) intentionally permitted to occur, although such breach or failure to be fulfilled could have been prevented, by the Remington Parties.

(b)                                 AINC will not have any right to: (a) terminate this Agreement under Section 10.01(a); (b) assert or claim that any condition to its obligations to consummate the Transactions has not been fulfilled; or (c) claim any damage or seek any other remedy at Law or in equity: (i) for any breach of or inaccuracy in any representation or warranty made by the Bennetts or the Remington Companies; or (ii)  any breach of any covenant or agreement by the Bennetts or the Remington Companies, in each case, to the extent: (x) AINC had Knowledge of any facts or circumstances that constitute or give rise to such breach of or inaccuracy in such representation or warranty or would proximately or directly cause any such condition not to be fulfilled as of the date of this Agreement; or (y) the breach of such covenant or agreement by the Bennetts or the Remington Companies or the failure to be fulfilled of any such condition was: (1) substantially caused by any action or omission on the part of AINC (without any substantial participation by Monty J. Bennett); or (2) intentionally permitted to occur, although such breach or failure to be fulfilled could have been prevented, by AINC, unless Monty J. Bennett substantially participated in permitted such breach or failure to be fulfilled to occur.

Section 6.14  Indemnification and Insurance.

(a)                                 The Organizational Documents of the Remington Companies will, for a period of six years after the Closing, contain provisions no less favorable, in all material respects, to the Persons covered thereby on the date hereof with respect to exculpation, indemnification and advancement of expenses than as set forth in the Organizational Documents of the Remington Companies, respectively, as of the date of this Agreement.

(b)                                 Prior to the Closing, Remington may purchase “tail” insurance coverage covering the respective directors and officers of the Remington Companies (as applicable) as of the Closing through six years after the Closing and providing coverage not materially less favorable than the coverage afforded by the current directors and officers liability insurance policies maintained by Remington.

(c)                                  Prior to the Closing, AINC may purchase insurance coverage covering the directors and officers of AINC as of the Closing and such coverage will include such terms as may be reasonably agreed between AINC and the Remington Parties prior to the Closing.

(d)                                 As a separate and independent obligation, AINC hereby guarantees the payment and performance by Remington of its obligations pursuant to this Section 6.14 and pursuant to the contractual agreements entered into by Remington prior to the date hereof relating to indemnification of directors and officers of Remington and set forth in Schedule 6.14(d) (the “Existing Indemnification Agreements”).  From and after the Closing, AINC will cause Remington to comply with all of its obligations under this Section 6.14 and under the Existing Indemnification Agreements.

(e)                                  In the event any Remington Company or any of their successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in any such case, proper provision will be made so that the successors and assigns of the Remington Companies will assume the obligations set forth in this Section 6.14.

ARTICLE VII
TAX MATTERS

Section 7.01  Tax Covenants.

(a)                                 The Parties intend that (i) the Exchanges will be treated as part of a single plan and will qualify as an exchange under § 351 of the Code, (ii) the Remington Contribution will be governed by “Situation 3” of Revenue Ruling 84-111, and (iii) in this connection, for U.S. federal income tax purposes (and applicable state and local tax purposes), (A) the holders of AINC Stock for U.S. federal income tax purposes (or state and local tax purposes, as applicable) will be treated as transferring their AINC Stock to New Holdco pursuant to the Merger, (B) Archie Bennett, Jr., his spouse, Monty J. Bennett (and/or, with respect to any applicable state or local tax law under which MJB Investments is a regarded entity, MJB Investments), Cowen and Welter will be treated as transferring the Transferred Securities to New Holdco, (C) New Holdco will be treated as receiving the assets of the Remington Companies (other than Remington Lodging and Hospitality — Linthicum LLC, Remington Lodging and Hospitality — Annapolis LLC and, if applicable, RHC), subject to the applicable liabilities thereof, pursuant to the Remington Contribution Agreement from Archie Bennett, Jr. and his spouse, Monty J. Bennett (and/or, with respect to any applicable state or local tax law under which MJB Investments is a regarded entity, MJB Investments), Cowen and Welter, (D) Archie Bennett, Jr., his spouse and Monty J. Bennett (and/or, with respect to any applicable state or local tax law under which MJB Investments is a regarded entity, MJB Investments) will be treated as receiving their New Holdco Preferred Stock in exchange for their interests in Remington, the General Partner and Marietta Leasehold LP and their AINC Series B Preferred Stock, and (E)  Cowen and Welter will be treated as receiving their New Holdco Preferred Stock in exchange for their interests in Marietta Leasehold LP.  The Parties agree (and AINC agrees to cause the AINC Parties) to report the consummation of such transactions as such for federal income tax (and applicable state and local tax) purposes.  The Parties will (and AINC will cause the AINC Parties to) duly file their respective tax returns for the taxable year including the Closing Date containing the information required under Treasury Regulation § 1.351-3.  The Parties will cooperate with each other in timely providing the information necessary for the filing of such information and, if requested by the other Parties, will consult with each other in good faith in preparing such information.  Notwithstanding any other provision in this Agreement, none of the Parties will take (and, in the case of AINC, AINC will cause the AINC Parties to not take) a position inconsistent with the treatment described in this Section 7.01(a) on any Tax Return, or otherwise, except (1)  as otherwise required pursuant to a “determination” within the meaning of § 1313(a) of the Code (or any comparable provision of any foreign, state, local or foreign law), (2) subject to Section 7.01(b), to the extent required as a result of a change in Tax Law (or the clarification or interpretation thereof by a taxing authority in the form of published guidance) after the date of this Agreement, or (3) with the prior written consent of each Bennett Appointee and AINC (or its applicable permitted successor or assign pursuant to Section 11.06), which consent may be withheld in such Party’s sole discretion.  Each Party will promptly notify the other Parties upon receipt of written notice by such Party (or, in the case of AINC, by any AINC Party) that any Governmental Authority is challenging, or requesting information regarding, such tax treatment or the treatment described in Section 7.01(b).  For purposes of this Article VII, for the avoidance of doubt, any action or position taken by any consolidated, combined, unitary or similar group including any Party shall also be deemed to be taken by such Party.

(b)                                 Prior to any AINC Party (or any consolidated, combined, unitary or similar group including any AINC Party) or any other Party taking any position on a Tax Return or in connection with any Tax Claim or Action or any federal income tax position reflected in audited financial statements that, in any of the foregoing cases (i) is inconsistent with the treatment of the Bennetts, Cowen, Welter, and MJB Investments as not recognizing any gain or income pursuant to the Transactions (other than with respect to any cash received by the Remington WC Parties as a Closing Adjustment or Post-Closing Adjustment pursuant to Section 2.06 or the payment for the Non-Compete in accordance with Section 7.01(f)), (ii) is taken pursuant to clause (2) of Section 7.01(a) (relating to a change in, or clarification or interpretation of, the Tax Law), or (iii) could reasonably be expected to otherwise adversely affect the tax treatment to any Party (other than an AINC Party) of the Transactions or the New Holdco Stock in any material respect, New Holdco (in the case of a position taken by any AINC Party or any consolidated, combined, unitary or similar group including any AINC Party) or such other Party, as applicable, shall notify each Bennett Appointee and AINC of such position and give each Bennetts Appointee a reasonable opportunity to dispute such position.  The Parties shall, and New Holdco shall cause the AINC Parties to, cooperate in good faith to resolve any such dispute.  In addition, if Monty J. Bennett ceases to be the principal executive officer of New Holdco prior to the Second Tax Year End, New Holdco shall use commercially reasonable efforts to cause each preferred distribution on the New Holdco Preferred Stock made during or after the calendar year that Monty J. Bennett ceases to be the principal executive officer of New Holdco and on or prior to the Second Tax Year End to be funded by distributions made by New Holdco’s direct or indirect operating subsidiaries out of earnings and profits to the extent of such operating subsidiaries’ earnings and profits, except to the extent both Bennett Appointees provide prior written consent for alternative funding.

(c)                                  Prior to the Closing, without the prior written consent of AINC, which consent will not be unreasonably withheld, delayed or conditioned, Remington (and its Representatives) will not, and will not permit any other Remington Company to: (i) make, change or rescind any Tax election of a Remington Company that would be binding on such Remington Company for a Post-Closing Tax Period or could reasonably be expected to adversely affect the AINC Parties, other than in the ordinary course of business consistent with past practice (or as otherwise required by Law or expressly contemplated by the Transaction Documents); (ii) amend any Tax Return of any of the Remington Companies (including by administrative adjustment request) to the extent such amendment would have the effect of increasing the Tax liability or reducing any Tax asset of the AINC Parties in respect of any Post-Closing Tax Period, other than in the ordinary course of business consistent with past practice (or as otherwise required by Law or expressly contemplated by the Transaction Documents); (iii) enter into an agreement extending the statute of limitations relating to a Pre-Closing Tax Period of any Remington Company other than in the ordinary course of business consistent with past practice; (iv) enter into a closing agreement with any Governmental Authority with respect to any Tax matter that will be binding on any of the Remington Companies after the Closing with respect to a Post-Closing Tax Period; (v) seek a private letter ruling from the Internal Revenue Service or other Governmental Authority relating to any Tax matter of the Remington Companies (other than the Private Letter Ruling) that would be binding on any of the Remington Companies after the Closing with respect to a Post-Closing Tax Period; or (vi) settle or compromise any Tax liability, other than in the ordinary course of business consistent with past practice.  Prior to the Closing, the Remington Companies will timely pay all Taxes due and payable by them.

(d)                                 All transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and similar fees (including any penalties and interest thereon and including any real property transfer Tax and any other similar Tax) (each, a “Transfer Tax”) incurred in connection with the Remington Contribution Transaction will be borne and paid by Archie Bennett, Jr. and MJB Investments (on behalf of themselves or their Affiliates), as applicable and subject to Section 11.01, when due, and all Transfer Taxes incurred in connection with the Merger and any restructuring of the New Holdco and AINC group or the assets thereof will be borne and paid by AINC when due. Archie Bennett, Jr. and MJB Investments (on behalf of themselves or their Affiliates), and the AINC Parties, as applicable, will cooperate to timely file any Tax Return or other document with respect to such Transfer Taxes, and the expense of filing such Tax Returns or other documents (“Transfer Tax Return Expenses”) will be borne by the party responsible for paying the applicable tax (subject to Section 11.01).

(e)                                  The Remington Parties will prepare, or cause to be prepared, and timely file, or caused to be timely filed, all Tax Returns required to be filed by any Remington Company on or before the Closing Date (taking into account any applicable extensions).  Subject to the limitations of Section 7.01(c), all such Tax Returns shall be prepared in accordance with the past practice of the Remington Companies and without a change of any election or any accounting method except, in each case, as otherwise required by applicable Law or to be consistent with the Transaction Documents.  The Bennett Appointee will submit to New Holdco for its review any such Tax Return that is an IRS Form 1065 prior to the filing thereof and will consider in good faith any comments made by New Holdco thereto.  The Bennett Appointee will submit to New Holdco any such income, franchise or similar Tax Return (other than an IRS Form 1065) prior to, or as soon as practicable after, the filing thereof.  New Holdco will prepare, or cause to be prepared, and timely file, or cause to be timely filed, all Tax Returns required to be filed by any Remington Company after the Closing Date (taking into account any applicable extensions) that have not been filed before the Closing (including, for this purpose, any Schedules K-1 (or similar state, local or foreign schedules or Tax Returns) required to be provided to partners/members with respect to such Tax Returns).  All such Tax Returns (including, for the avoidance of doubt, any applicable Schedules K-1 (or similar state, local or foreign schedules or Tax Returns)) for a Pre-Closing Tax Period or Straddle Period will be prepared in accordance with the past practice of the Remington Companies, without a change of any election or any accounting method (except, in each case, as otherwise required by applicable Law, required to consummate the Transactions, or consented to by both Bennett Appointees), and in a manner consistent with the Transaction Documents.  New Holdco will submit to the Bennett Appointees for their review and approval any such Tax Return that is an income, franchise or similar Tax Return (including, for the avoidance of doubt, any applicable IRS Form 1065, any applicable Schedules K-1 (or similar state, local or foreign schedules or Tax Returns) and any statement provided by reason of a Section 6226 Election) prior to the filing thereof as soon as practicable prior to the due date thereof (including extensions).  The costs of preparation of such Tax Returns will be borne and paid by New Holdco (subject to the Transition Cost Sharing Agreement).  If either Bennett Appointee objects to any item on, or otherwise has any objections with respect to, any such income, franchise or similar Tax Return for a Pre-Closing Tax Period or Straddle Period prepared (or caused to be prepared) by New Holdco, such Bennett Appointee will, within 20 days after delivery of such Tax Return, notify New Holdco in writing that such Bennett Appointee so objects, specifying with particularity any such item or other objection and stating the specific factual or legal basis for any such objection.  If a notice of objection will be duly delivered, New Holdco and such Bennett Appointee will negotiate in good faith and use their reasonable best efforts to resolve such items or other objections. If New Holdco and the Bennett Appointees are unable to reach such agreement within ten Business Days after receipt by New Holdco of such notice, the disputed items or objections will be resolved by the Independent Accountant and any determination by the Independent Accountant will be final. The Independent Accountant will resolve any disputed items and objections within 20 days of having the dispute referred to it pursuant to such procedures as it may require.  If the Independent Accountant is unable to resolve any disputed items or objections before the due date for such Tax Return, New Holdco will cause the Tax Return to be timely filed reflecting any changes requested by the Bennett Appointees (to the extent both Bennett Appointees agree to such change), and then amended to reflect the Independent Accountant’s resolution, to the extent such resolution differs from the Tax Return originally filed by New Holdco (or AINC Party, as applicable).  The costs, fees and expenses of the Independent

Accountant will be borne by New Holdco and the Bennetts in the same proportion by which their respective positions as initially presented to the Independent Accountant (based on the aggregate of all differences taken as a whole) differs from the final resolution as determined by the Independent Accountant.  To the extent permitted by applicable Law, the Bennetts (and/or, with respect to any applicable state or local tax law under which MJB Investments is a regarded entity, MJB Investments), Cowen and Welter will include any income, gain, loss, deduction or other tax items of Remington or Marietta Leasehold LP for all Pre-Closing Tax Periods on their U.S. federal income Tax Returns (and, as appropriate, applicable state and local income Tax Returns) in a manner consistent with the Tax Schedules furnished by Remington or Marietta, as applicable, to the Bennetts (and/or MJB Investments), Cowen and Welter after the Closing Date for such periods; provided that the Bennetts and MJB Investments shall not be required to report income, gain, loss, deduction or other tax items consistently with any Schedule K-1 if any AINC Party breached any provision of this Agreement (including this Article VII) in connection with the preparation or delivery of such Schedule K-1 or any associated Tax Return (including any associated IRS Form 1065) or the resolution of any related Tax Claim and such breach materially prejudiced the ability of the Bennett Appointees or MJB Investments to directly or indirectly affect the contents of such Schedule K-1.  No election (if available) comparable to the election under Section 706 of the Code, or Treasury Regulation Section 1.1502-76(b)(2)(ii), for the ratable allocation of income shall be made with respect to any Remington Company for the taxable year in which the Closing takes place, without the prior written consent of the Bennett Appointees and AINC.  The Parties agree that, except as otherwise agreed to in writing by both of the Bennetts, to the maximum extent permitted under applicable Tax law, any deduction resulting from a payment made by any Remington Company in connection with the Closing or the Transactions shall be treated as a deduction for the Pre-Closing Tax Period.  Notwithstanding anything to the contrary in this Article VII, subject to the Transition Cost Sharing Agreement, none of the AINC Parties will have the right to prepare or file any Tax Return of Kylemore Investments, LP (including any Tax Return for an affiliated, combined, consolidated, unitary or similar group that includes Kylemore Investments, LP).

(f)                                   The Parties agree that the value of the Non-Compete for U.S. federal income tax purposes and all other applicable purposes is $10,000.  Of this $10,000 value, an amount equal to $5,000 is allocable to Archie Bennett, Jr., and an amount equal to $5,000 is allocable to Monty J. Bennett.  The consideration paid by the AINC Parties for such Non-Compete is the reimbursement by New Holdco to the Remington WC Parties of an applicable portion of the Transaction Costs under Section 11.01 that are reimbursed (rather than paid directly by New Holdco) in an amount equal to the Non-Compete Value.  Notwithstanding any other provision in this Agreement or the other Transaction Documents, none of the Parties will take (and AINC shall cause each AINC Party to not take) any position on any Tax Return, or otherwise, that is inconsistent with this Section 7.01(f), except (i) as otherwise required pursuant to a “determination” within the meaning of § 1313(a) of the Code (or any comparable provision of any state, local or foreign law) or (ii) with the prior written consent of each Bennett Appointee and AINC (or its applicable permitted successor or assign pursuant to Section 11.06); provided that each of the AINC Parties, the Bennett Appointees and MJB Investments shall be entitled to settle any deficiency or adjustment proposed by any taxing authority resulting from a challenge to such treatment (after providing written notice of the proposed settlement to the others) to the extent such settlement is not binding on (and could not otherwise adversely affect) Archie Bennett, Jr. (other than in the case of a settlement by Archie Bennett, Jr.), Monty J. Bennett (other than in the case of a settlement by Monty J. Bennett or MJB Investments), MJB Investments (other than in the case of a settlement by Monty J. Bennett or MJB Investments) or the AINC Parties (other than in the case of a settlement by any of the AINC Parties).  The AINC Parties and each Bennett Appointee will promptly notify each other upon receipt of written notice by such Party (or, in the case of AINC, any of the AINC Parties) that any Governmental Authority is challenging, or requesting information regarding, the treatment described in this Section 7.01(f).

(g)                                  The AINC Parties, Cowen, Welter, MJB Investments and the Bennetts will not knowingly (and, as applicable, will cause their respective subsidiaries to not): (i) take any action, or fail to take any action, as a result of which the Exchanges would fail to qualify as an exchange described in § 351 of the Code (and any comparable provisions of applicable state or local law) or the Merger would fail to qualify as a reorganization within the meaning of § 368(a); or (ii) enter into any contract, agreement, commitment or arrangement to take or fail to take any such action; provided that each Party may undertake any transaction expressly contemplated in the Transaction Documents.  Each of the AINC Parties, Cowen, Welter, MJB Investments and the Bennetts will use commercially reasonable efforts (and, as applicable, cause their respective subsidiaries to use commercially reasonable efforts) to cause the Exchanges to qualify as an exchange described in § 351 of the Code (and any comparable provisions of applicable foreign, state or local law) and the Merger to qualify as a reorganization within the meaning of § 368(a).

(h)                                 Upon the request of the Bennett Appointees, New Holdco will cause the applicable Remington Company to make a Section 6226 Election (and follow the procedures required in connection with such election) with respect to any imputed underpayment (within the meaning of Section 6225 of the Code or a similar provision of state or local law) relating to a Remington Company for a Pre Closing Tax Period or Straddle Period.

Section 7.02  Prohibited Actions.  Subject to and to the extent not inconsistent with Section 7.05, without the prior written consent of the Bennett Appointees (which consent will not be unreasonably delayed, conditioned or withheld), the AINC Parties will not (and will cause their Affiliates, subsidiaries and any Partnership Representative (other than a Bennett Appointee), and their respective Representatives, to not): (a) amend any Tax Return of any Remington Company for a Pre-Closing Tax Period or Straddle Period (including by administrative adjustment request), file a Tax Return of a Remington Company for a Pre-Closing Tax Period in a jurisdiction where such Remington Company has not historically filed Tax Returns, or file a Tax Return for a Remington Company with respect to a Pre-Closing Tax Period or Straddle Period other than in accordance with Section 7.01(e); (b) initiate contact with taxing authorities regarding Taxes, Tax Returns or Tax items of any Remington Company with respect to any Pre-Closing Tax Period, other than with respect to Tax Returns required to be filed by New Holdco pursuant to Section 7.01(e) (with respect to which New Holdco shall first consult with the Bennett Appointees regarding such contact prior to making such contact); (c) make any voluntary disclosures with respect to Taxes or Tax items of any Remington Company for any Pre-Closing Tax Period, other than with respect to Tax Returns required to be filed by New Holdco pursuant to Section 7.01(e) (with respect to which New Holdco shall first consult with the Bennett Appointees regarding such voluntary disclosure prior to making such voluntary disclosure); (d) make or change any Tax election, adopt or change any accounting method or convention, or take any Tax position on any Tax Return, that could reasonably be expected to result in any increased Tax liability, income or gain, or reduction of any Tax deduction, loss or other Tax asset of a Remington Company or the Bennetts for a Pre-Closing Tax Period, except in the ordinary course of business in a manner consistent with the past practice of the Remington Companies; (e) make any Tax election that has retroactive effect to any Pre-Closing Tax Period of any Remington Company; (f) otherwise take any action to the extent such action could reasonably be expected to create or increase a claim with respect to this Agreement with respect to Taxes, or could reasonably be expected to increase the taxable income or gain (or decrease the taxable losses, credits or deductions) allocated to the Bennetts or any Remington Company with respect to a Pre-Closing Tax Period; (g) enter into a settlement agreement with the IRS in respect of the Remington Companies which purports to bind the Bennett Appointees, the Bennetts, the General Partner or MJB Investments; (h) file a petition pursuant to Section 6234 of the Code (or any similar provision of state or local law) for or relating to a Pre-Closing Tax Period or Straddle Period of a Remington Company; (i) intervene in any action of or relating to a Pre-Closing Tax Period (other than a Straddle Period) of a Remington Company in United States Tax Court, any United States District Court or the United States Court of Federal Claims; (j) make an election under Code § 6226 (or any similar provision of state or local law) (a “Section 6226 Election”) with respect to any imputed underpayment with respect to any Pre-Closing Tax Period or Straddle Period of a Remington Company; provided that, if New Holdco timely requests the consent of the Bennett Appointees to make a Section 6226 Election with respect to a final partnership adjustment of a Remington Company and the Bennett Appointees withhold consent to make such Section 6226 Election, then the Bennetts shall deposit (or, in the case of an adjustment with respect to Marietta Leasehold LP, the Bennetts and the Marietta Class B Holders will deposit) with New Holdco an amount equal to the portion of the “imputed underpayment” (within the meaning of Section 6225 of the Code) resulting from such adjustment that is attributable to a Pre-Closing Tax Period (net of any portion of such Taxes reflected as a liability in the calculation of Closing Working Capital) (a “Section 6226 Deposit”) on or prior to the later of (1) the day that is five Business Days after the receipt by the Bennett Appointees of a written request by New Holdco for such amount and (2) the day that is five Business Days prior to the last day to make such Section 6226 Election; provided, further, that if a Section 6226 Election is not made with respect to an imputed underpayment for any reason, New Holdco will timely pay (or cause to be timely paid) such imputed underpayment (in any event, at least four Business Days prior to the date described in Section 6232(f)(1) of the Code or any similar provision of state or local law) to the applicable taxing authority and will simultaneously repay to the depositors of any Section 6226 Deposit any portion of the Section 6226 Deposit that is not used to pay such imputed underpayment (with the aggregate amount repaid being paid pro rata to each depositor, with the pro ration based on the portion of the Section 6226 Deposit with respect to such imputed underpayment made by each depositor); (k) enter into an agreement extending the statute of limitations relating to a Pre-Closing Tax Period of any Remington Company; or (l) make an election under Section 6221 of the Code with respect to any Remington Company.  Without the prior written consent of New Holdco (which consent will not be unreasonably delayed, conditioned or withheld), the Bennetts, Cowen and Welter will not (and will cause their Affiliates (other than any AINC Party) to not) file any Tax Return in a manner that is not consistent with the Transaction Documents.  The Parties shall not make (and shall cause their Affiliates to not make) the election contemplated by Section 1101(g)(4) of the Bipartisan Budget Act and the Treasury Regulations under Section 1101(g)(4) of the Bipartisan Budget Act (including Treas. Reg. § 301.9100-22) with respect to a Remington Company to make the partnership audit procedures of the Bipartisan Budget Act apply to a taxable year of any Remington Company beginning before January 1, 2018, unless all of the Bennett Appointees and New Holdco agree in writing to make such election.

Section 7.03Termination of Existing Tax Sharing Agreements.  Any and all existing Tax sharing agreements (whether written or not), other than Excluded Tax Contracts, binding upon any Remington Company will be terminated as of the Closing Date. After such date none of the Remington Companies will have any further rights or liabilities thereunder.

Section 7.04  Straddle Period.  In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Taxes that are attributable to the Pre-Closing Tax Period for purposes of this Agreement will be:

(a)                                 in the case of: (A) Taxes based upon, or measured by, income, receipts, profits, or payroll; (B) sales, use and similar Taxes imposed in connection with the sale, transfer or assignment of property; or (C) withholding Taxes required to be withheld with respect to a particular payment, deemed equal to the amount that would be payable if the taxable year ended on the Closing Date; provided that any taxable income or gain resulting from any restructuring of the AINC or New Holdco group or the assets thereof or from any action taken by an AINC Party after the Closing not in the ordinary course of business or not consistent with the Transaction Documents shall be allocated to the Post-Closing Tax Period for this purpose; and

(b)                                 in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 7.05  Contests.  New Holdco agrees to give written notice to the Bennett Appointees of the receipt of any written notice by any AINC Party, and the Bennetts agree to give to New Holdco written notice of the receipt of any written notice by any of them or MJB Investments, of a Tax Claim which could result in liability for, or could reasonably be expected to adversely affect, the other Party.  The Bennett Appointees shall have the right (but not the obligation) to control, at their own expense (taking into account payments made under the Transition Cost Sharing Agreement), the contest or resolution of any Tax Claim that relates solely to a Pre-Closing Tax Period; provided, that, (a) the Bennett Appointees will have provided written notice to New Holdco within 30 days of the receipt of written notice of the Tax Claim of their intention to control such Tax Claim, and (b) the Bennett Appointees will obtain the prior written consent of New Holdco (which consent will not be unreasonably withheld or delayed) before entering into any settlement or concession of such Tax Claim if such settlement or concession could reasonably be expected to adversely affect any AINC Party; provided, further, that to the extent such Tax Claim could reasonably be expected to adversely affect any AINC Party or relates to any entity-level Tax liability of a Remington Company, (x) New Holdco will be entitled to participate in the defense of such Tax Contest and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel will be borne by New Holdco, and (y) the Bennett Appointee will promptly keep New Holdco reasonably informed of all material developments related to such Tax Claim, promptly provide New Holdco with copies of (and a reasonable opportunity to comment on) all written materials to be provided to the applicable Governmental Authority (including good faith consideration of any such comments) related to such Tax Claim (or the relevant excerpts thereof), and promptly provide New Holdco with copies of any correspondence received from the applicable Governmental Authority related to such Tax Claim (or relevant excerpts thereof).  The AINC Parties may control the contest or resolution of and defend against any Tax Claim to the extent the Bennett Appointees are not entitled to control such Tax Claim, or have not timely notified the AINC Parties that they will control such Tax Claim, pursuant to the preceding sentence, at the sole cost and expense of the AINC Parties; provided that the AINC Parties will promptly notify the Bennett Appointees upon taking control of such Tax Claim and the Bennett Appointees will be entitled to participate in the defense of such Tax Claim and to employ counsels of their choice for such purpose, the fees and expenses of which separate counsel will be borne by the respective Remington Parties (taking into account payments made under the Transition Cost Sharing Agreement); provided further that (i) such Tax Claim may not be settled or conceded without the prior written consent of the Bennett Appointees, which consent will not be unreasonably withheld or delayed, and (ii) the AINC Parties will promptly keep the Bennett Appointees reasonably informed of all material developments related to such Tax Claim, promptly provide the Bennett Appointees with copies of (and a reasonable opportunity to comment on) all written materials to be provided to the applicable Governmental Authority (including good faith consideration of any such comments) related to such Tax Claim (or the relevant excerpts thereof), and promptly provide the Bennett Appointees with copies of any correspondence received from the applicable Governmental Authority related to such Tax Claim (or the relevant excerpts thereof).  In the event of a conflict between this Section 7.05 and any other section of this Agreement, this Section 7.05 will govern with respect to the control of Tax Claims.  Notwithstanding anything to the contrary in this Article VII, subject to the Transition Cost Sharing Agreement, none of the AINC Parties will have any rights with respect to any Tax Claim with respect to Kylemore Investments, LP (including any Tax Claim with respect to an affiliated, combined, consolidated, unitary or similar group that includes Kylemore Investments, LP) that is not with respect to any Remington Company (other than RHC).

Section 7.06  Cooperation and Exchange of Information.  The Bennetts and the AINC Parties will provide each other with such cooperation and information (including the relevant portions of books and records) as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article VII or in connection with any Tax Claim, audit or other proceeding in respect of Taxes, tax items or Tax Returns of the Remington Companies, including the execution of any power of attorney that is reasonably required in connection with a Tax Claim controlled by the Bennett Appointees pursuant to Section 7.05 and information related to any imputed underpayment within the meaning of Section 6225 of the Code (including, at the request of the Bennett Appointees, any information required to file an amended return pursuant to Section 6225(c)(2) of the Code).  Such cooperation and information will also include the AINC Parties providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities (or applicable portions thereof).  New Holdco will retain all Tax Returns, schedules and work papers, records and other documents in its possession (or in the possession of any AINC Party) relating to Tax matters of any Remington Companies for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of any Remington Companies for any taxable period beginning before the Closing Date, the AINC Parties will provide the Bennett Appointees with reasonable written notice and offer the Bennett Appointees the opportunity to take custody of such materials.  Notwithstanding anything to the contrary in this Agreement, in no event shall the Bennetts be required to provide their personal Tax Returns or workpapers related thereto to any Person.

Section 7.07  Survival.  Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.21, Section 4.08 and this Article VII will survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus six months.

Section 7.08  Remington Companies, AINC and OAINC Inc.  New Holdco shall cause each Remington Company (other than Remington Lodging and Hospitality — Linthicum LLC and Remington Lodging and Hospitality — Annapolis LLC and, if applicable, RHC) to remain in existence and be treated as a disregarded entity for U.S. federal income tax purposes (and any applicable foreign, state or local tax purposes, to the extent permitted under applicable law) for all taxable periods (or portions thereof) beginning at or after the effective time of the Remington Contribution and ending on or prior to the two-year anniversary of the Closing Date, except to the extent each of the Bennett Appointees provides prior written consent for an alternative treatment.  New

Holdco shall cause Remington Lodging and Hospitality — Linthicum LLC and Remington Lodging and Hospitality — Annapolis LLC to remain in existence and be treated as corporations for U.S. federal income tax purposes (and any applicable foreign, state or local tax purposes, to the extent permitted under applicable law) for all taxable periods (or portions thereof) beginning at or after the effective time of the Remington Contribution and ending on or prior to the two-year anniversary of the Closing Date, except to the extent each of the Bennett Appointees provides prior written consent for an alternative treatment.  Without limiting the generality of the foregoing, without the prior written consent of each of the Bennett Appointees, New Holdco will ensure that no election is made for any Remington Company (other than Remington Lodging and Hospitality — Linthicum LLC and Remington Lodging and Hospitality — Annapolis LLC) to be taxable as a corporation for U.S. federal income tax purposes (and that no election is made for any Remington Company (other than Remington Lodging and Hospitality — Linthicum LLC and Remington Lodging and Hospitality — Annapolis LLC) to be taxable as a corporation for any applicable foreign, state or local tax purposes) for any taxable period (or portion thereof) ending on or prior to the two-year anniversary of the Closing Date (including any Pre-Closing Tax Period).  AINC hereby confirms that neither it, New Holdco nor OAINC Inc. has any current plan or intension to dissolve or liquidate (or allow itself to be treated as having been dissolved or liquidated, or being in the process of dissolving or liquidating, for U.S. federal income tax purposes or applicable foreign, state or local tax purposes), merge into any Person, or transfer all or substantially all of its assets.

Section 7.09 Officer’s Certificates. Officers of New Holdco, AINC, OAINC Inc. and their Affiliates, Cowen and Welter shall execute and deliver to tax counsel for the Bennetts certificates in the form agreed to by the Parties at such time or times as may reasonably be requested by such tax counsel, in connection with such tax counsel’s delivery of the opinion pursuant to Section 8.03(j). Each AINC Party, Cowen and Welter shall use commercially reasonable efforts (and cause its Subsidiaries, as applicable, to use commercially reasonable efforts) not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the certifications and representations included in the certificates described in this Section 7.09.

Section 7.10 Tax Opinions. AINC shall use commercially reasonable efforts to take or cause to be taken any action reasonably necessary to ensure the receipt of the opinions described in Section 8.01(g), Section 8.02(h) and Section 8.03(j) and will cooperate with the counsel or accountants that are to render such opinions, including by providing to New Holdco’s Tax Advisors (or such other applicable counsel) certificates at such time or times and in such form as reasonably requested by the recipient in connection with such recipient’s delivery of such opinion. Subject to the final sentence of this Section 7.10, the Bennetts and the Remington Companies shall use their respective commercially reasonable efforts to take or cause to be taken any action reasonably necessary to ensure the receipt of the opinions described in Section 8.01(g), Section 8.02(h) and Section 8.03(j) and will cooperate with the counsel or accountants that are to render such opinions, including by providing to New Holdco’s Tax Advisors and the Bennetts’ tax counsel (or such other applicable counsel) certificates at such time or times and in such form as reasonably requested by the recipient in connection with such recipient’s delivery of such opinion. Each of the Bennetts and the Remington Companies shall use commercially reasonable efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the certifications and representations included in the certificates provided by it described in this Section 7.10.  Notwithstanding anything to the contrary in this Agreement, none of the Bennetts, MJB Investments or the Remington Companies shall bear or be responsible for any fees or expenses for or with respect to the issuance of the opinions described in Section 8.01(g) and Section 8.02(h).

Section 7.11.  The Private Letter Ruling. The AINC Parties shall use commercially reasonable efforts to take or cause to be taken any action reasonably necessary to ensure the receipt of the Private Letter Ruling.

Section 7.12. Documents from Cowen and Welter.  At or prior to the Closing, Cowen and Welter will deliver to AINC a certificate pursuant to Treasury Regulations § 1.1445-2(b) that such Person is not a foreign person within the meaning of § 1445 of the Code and such other documents or instruments as AINC reasonably requests and are reasonably necessary to consummate the Transactions.

Section 7.13  Refunds. Except to the extent treated as an asset in the calculation of Closing Working Capital, any refunds (or credits for overpayment) of Taxes of the Remington Companies, including any interest received from a Governmental Authority thereon, attributable to any Pre-Closing Tax Period of the Remington Companies will be for the account of the Remington WC Parties.  Promptly upon Remington’s (or any of its Affiliates’) receipt of any such refund (or credit for overpayment), New Holdco will cause to be paid over any such refund (or the amount of any such credit), including any interest thereon but net of the amount of any costs, fees, expenses or Taxes incurred by New Holdco or its Affiliates in obtaining such refunds (or credits for overpayment) and net of any other unpaid amount otherwise owed to New Holdco by the Bennetts or MJB Investments under the terms of this Agreement (which previously unpaid amount shall then be treated as having been paid by the Bennetts or MJB Investments, as applicable, for purposes of this Agreement to the extent of such netting), to the Remington WC Parties within 15 days of receipt or entitlement thereto, with each such Remington WC Party being entitled to receive half of such amounts; provided, however, that the Remington WC Parties will be obligated to return to New Holdco the amount, if any, by which the amount of such refund actually paid over to the Remington WC Parties is thereafter reduced by the relevant Governmental Authority, together with interest payable thereon imposed by such Governmental Authority.

ARTICLE VIII
CONDITIONS TO CLOSING

Section 8.01  Conditions to Obligations of All Parties.  The obligations of each Party to consummate the Transactions will be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)                                 The filings of AINC and the Remington Parties, pursuant to the HSR Act, must have been made and the applicable waiting period and any extensions thereof must have expired or been terminated.

(b)                                 No Governmental Authority will have enacted, issued, promulgated, enforced or entered any Governmental Order that is in effect and has the effect of making the Transactions illegal, otherwise restraining or prohibiting consummation of the Transactions or causing any of the Transactions to be rescinded following completion of any Transaction.

(c)                                  This Agreement and the Transactions must have been duly approved by the Required Stockholder Vote.

(d)                                 The Remington Contribution Agreement and the Hotel Services Agreement shall, in form and substance, be reasonably satisfactory to AINC and the Bennetts.

(e)                                  The Transactions referred to in Section 2.03 (including, without limitation, the Merger) that must be completed before or simultaneous with the Closing must be completed and consummated as specified in Section 2.03.

(f)                                   The Transactions would not give rise to termination, penalty or similar rights of any counterparty of any AINC Party or any Remington Company under any material agreement pursuant to which AINC Parties or Remington Companies provide services.

(g)                                  AINC must have received an opinion of New Holdco’s Tax Advisors or counsel reasonably satisfactory to AINC, in form and substance reasonably satisfactory to the Special Committee, and dated as of the Closing Date, that at a confidence level of “more likely than not” or higher, based upon the facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes the status of AHT, Braemar and any other real estate investment trust then being advised by AINC as real estate investment trusts within the meaning of Section 856(a) of the Code shall not be adversely affected in any material respect as a result of the conveyance of the Transferred Securities by Archie Bennett, Jr., Cowen, Welter, and MJB Investments to New Holdco.

(h)                                 The Internal Revenue Service must have issued the Private Letter Ruling.

(i)                                     Completion of the divestiture by AHT and Braemar of their AINC Stock in a manner that complies with the Private Letter Ruling.

Section 8.02  Conditions to Obligations of AINC, New Holdco and Merger Sub.  The obligations of AINC, New Holdco, and Merger Sub to consummate the Transactions will be subject to the fulfillment or AINC’s waiver, at or prior to the Closing, of each of the following conditions:

(a)                                 Other than the representations and warranties of the Bennetts contained in Section 3.01, Section 3.02, Section 3.03, Section 3.06, Section 3.22, and Section 3.23(b), the representations and warranties of the Bennetts and the Remington Companies contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant to this Agreement must be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which will be determined as of that specified date in all respects).  The representations and warranties of the Bennetts contained in Section 3.01, Section 3.02, Section 3.03, Section 3.06, Section 3.22, and Section 3.23(b) must be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which will be determined as of that specified date in all respects).

(b)                                 The Bennetts and the Remington Companies must have duly performed and complied in all material respects with all agreements and covenants required by this Agreement and each of the other Transaction Documents to be performed or complied with by them prior to or on the Closing Date; provided, that, with respect to agreements and covenants that are qualified by materiality, the Bennetts and the Remington Companies will have performed such agreements and covenants, as so qualified, in all respects.

(c)                                  There must be no Action commenced against AINC, the Bennetts or any of the Remington Companies, which is reasonably likely to succeed, which would prevent the Closing.

(d)                                 All approvals, consents and waivers that are listed on Schedule 3.05 must have been received, and executed copies thereof must have been delivered to AINC at or prior to the Closing.

(e)                                  From the date of this Agreement, there must not have occurred any Remington Material Adverse Effect, and there must not have been any event or events that have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Remington Material Adverse Effect.

(f)                                   The other Transaction Documents to which the Bennetts or any Remington Company is a party must have been executed and delivered by the Bennetts or such Remington Company, as applicable, and true and complete copies thereof must have been delivered to AINC.

(g)                                  AINC must have received a certificate, dated the Closing Date and signed by the Bennetts and duly authorized officers of each applicable Remington Company, that each of the conditions set forth in Section 8.02(a) and Section 8.02(b) has been satisfied.

(h)                                 AINC must have received an opinion of New Holdco’s Tax Advisors or other counsel reasonably satisfactory to AINC, in form and substance reasonably satisfactory to the Special Committee, and dated as of the Closing Date, that at a confidence level of “more likely than not” or higher, based upon any facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes: (i) the Merger will qualify as a “reorganization” within the meaning of § 368(a) of the Code or an exchange under § 351 of the Code (in connection with the Remington Contribution); and (ii)  no gain or loss will be recognized by the holders of AINC Common Stock as a result of the Merger with respect to their exchange of shares of AINC Common Stock for New Holdco Common Stock pursuant to the Merger.

(i)                                     The Special Committee must have received certificates, dated the date of this Agreement and as of the Closing Date and signed by the chief executive officer of AINC, that: (i) the representations and warranties of AINC contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant to this Agreement are true and correct on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which will be determined as of that specified date in all respects); (ii) AINC has duly performed and complied with all agreements and covenants required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; and (iii) AINC is entitled to rely on such certificates in making its representations and warranties in this Agreement as of the date of this Agreement and as of the Closing Date.

(j)                                    The Remington Parties must have delivered to AINC an existence and good standing certificate (or its equivalent) for each Remington Company from the Delaware Secretary of State or similar Governmental Authority.

(k)                                 Each of the Bennetts must have delivered to AINC a certificate pursuant to Treasury Regulations § 1.1445-2(b) that such Person is not a foreign person within the meaning of § 1445 of the Code.  MJB Investments must have delivered to AINC either a certificate to the effect that it is disregarded as an entity separate from Monty

J. Bennett for U.S. federal income tax purposes or a certificate pursuant to Treasury Regulations § 1.1445-2(b) that MJB Investments is not a foreign person within the meaning of § 1445 of the Code (and is not a disregarded entity).

(l)                                     The Bennetts, Cowen, Welter, MJB Investments and the Remington Companies must have delivered to AINC such other documents or instruments as AINC reasonably requests and are reasonably necessary to consummate the Transactions.

(m)                             Each of the Bennetts shall have executed and delivered a voting agreement covering their respective shares of New Holdco Stock, dated as of the Closing Date, and in the forms of Exhibits E and F hereto.

(n)                                 The Remington Parties must have delivered to AINC a release and termination agreement from Sharkey with respect to all of his rights, title and interest in and to the Marietta LP Interests and evidence that Remington directly or indirectly owns all of the Marietta Class B Interests formerly owned by Sharkey.

(o)                                 Either: (i) Remington shall directly or indirectly (through one or more wholly-owned subsidiaries) own 100% of the equity interests in RHC; (ii) the Bennetts shall agree to cause 100% of the equity interests in RHC to be transferred to New Holdco pursuant to the Remington Contribution Agreement; or (iii) one or more Remington Companies or AINC Parties shall have entered into subleases or lease assignments with RHC, reasonably satisfactory to RHC and the Remington Parties, with respect to all real property leased by RHC and used by the Remington Companies as of the Closing.

Section 8.03  Conditions to Obligations of the Bennetts and the Remington Companies.  The obligations of the Bennetts and the Remington Companies to consummate the Transactions will be subject to the fulfillment or the waiver by the Bennetts, at or prior to the Closing, of each of the following conditions:

(a)                                 Other than the representations and warranties of AINC contained in Section 4.01, Section 4.04, and Section 4.11, the representations and warranties of AINC contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant to this Agreement must be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which will be determined as of that specified date in all respects).  The representations and warranties of AINC contained in Section 4.01, Section 4.04, and Section 4.11 must be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which will be determined as of that specified date in all respects).

(b)                                 AINC must have duly performed and complied in all material respects with all agreements and covenants required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements and covenants that are qualified by materiality, AINC must have performed such agreements and covenants, as so qualified, in all respects.

(c)                                  There must be no Action commenced against AINC, the Bennetts, or any of the Remington Companies that would or would reasonably be expected to prevent the Closing.

(d)                                 All approvals, consents and waivers that are listed on Schedule 4.07 must have been received, and executed counterparts thereof must have been delivered to the Remington Parties at or prior to the Closing.

(e)                                  From the date of this Agreement, there must not have occurred any AINC Material Adverse Effect, and there must not have been any event or events that have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in an AINC Material Adverse Effect.

(f)                                   The other Transaction Documents to which AINC, New Holdco or Merger Sub are a party must have been executed and delivered by AINC, New Holdco and Merger Sub, as applicable, and true and complete copies thereof must have been delivered to the Remington Parties.

(g)                                  The Remington Parties must have received a certificate, dated the Closing Date and signed by a duly authorized officer of AINC, that each of the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied.

(h)                                 The Remington Parties must have delivered to AINC an existence and good standing certificate (or its equivalent) for each Remington Company from the Delaware Secretary of State or similar Governmental Authority.

(i)                                     The Bennetts have received an appraisal, in form and substance satisfactory to the Bennetts, from an investment banker or appraiser satisfactory to the Bennetts, to the effect that that the value of a share of New Holdco Preferred Stock as of the Closing Date does not exceed $25. The Bennetts will use reasonable efforts to cause such investment banker or appraiser to render such opinion.

(j)                                    The Bennetts have received an opinion of their tax counsel, in form and substance reasonably satisfactory to the Bennetts, and dated as of the Closing Date, that at a confidence level of “more likely than not” or higher, for U.S. federal income tax purposes: (i) the exchange on the Closing Date by Archie Bennett, Jr., Monty J. Bennett, and MJB Investments of Transferred Securities for New Holdco Stock under this Agreement and the Remington Contribution Agreement, in connection with the Merger, will qualify as an exchange under § 351 of the Code; (ii) the New Holdco Preferred Stock will not be treated as nonqualified preferred stock (within the meaning of § 351(g) of the Code) as of the Closing Date; and (iii) the Bennetts will not recognize any taxable gain or income as a result of the exchange by Archie Bennett, Jr., Monty J. Bennett, and MJB Investments of Transferred Securities for New Holdco Preferred Stock on the Closing Date under this Agreement and the Remington Contribution Agreement or the exchange by Archie Bennett, Jr. and MJB Investments of AINC Series B Preferred Stock for New Holdco Preferred Stock on the Closing Date pursuant to the Merger.

(k)                                 AINC must have delivered to the Bennetts, Cowen, Welter, the Remington Companies, and MJB Investments such other documents or instruments as the Bennetts, the Remington Companies, and MJB Investments reasonably request and are reasonably necessary to consummate the Transactions.

ARTICLE IX
SURVIVAL; LIMITATIONS

Section 9.01  Survival.  Subject to the limitations and other provisions of this Agreement, the representations and warranties contained in: (a) Article III (other than any representations or warranties contained in Section 3.21, which are subject to Article VII) will survive the Closing and will remain in full force and effect until the date that is 18 months after the Closing Date, unless AINC is notified in writing of any breach of such representations and warranties during such 18-month period, then the later of such 18-month period and 90 days following receipt of such written notice; provided, that the representations and warranties in (i) Section 3.01, Section 3.02, Section 3.03, Section 3.22, and Section 3.23(b), will survive indefinitely and (ii) Section 3.18 and Section 3.19 will survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus three months; and (b) Article IV (other than any representations or warranties contained in Section 4.08, which are subject to Article VII) will survive the Closing and will remain in full force and effect until the date that is 18 months from the Closing Date, unless the Bennetts are notified in writing of any breach of such representations and warranties during such 18-month period, then the later of such 18-month period and 90 days following receipt of such written notice; provided, that the representations and warranties in Section 4.01, Section 4.04, and Section 4.11 will survive indefinitely; and (c) Article V will survive the Closing and will remain in full force and effect indefinitely.  All covenants and agreements of the Parties contained in this Agreement (other than any covenants or agreements contained in Article VII, which are subject to Article VII) will survive the Closing indefinitely or for the period explicitly specified therein.  Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period will not thereafter be barred by the expiration of the relevant representation or warranty and such claims will survive until finally resolved. Section 3.25, Section 4.13 and Section 5.03 will survive the Closing and remain in full force and effect indefinitely.

Section 9.02  Limitations; Qualifications.  Any recovery for breaches of representations or warranties under this Agreement will be subject to the following limitations:

(a)                                 A Party will not be liable under this Agreement until the aggregate amount of all damages actually suffered or incurred by the Party exceeds for any and all breaches of warranties $5,000,000, in which event such Party will be liable for all such damages actually suffered or incurred by the Party from the first dollar.

(b)                                 Notwithstanding the foregoing, the limitations set forth in Section 9.02(a) will not apply to damages from any and all breaches of representations and warranties based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 3.01, Section 3.02, Section 3.03, Section 3.22, and Section 3.23(b), or in Section 4.01, Section 4.04, and Section 4.11 or in Article V or in Article VII.

(c)                                  The aggregate amount of all damages for breaches of representations and warranties for which a Party will be liable, other than a breach of a representation or warranty in Section 3.01, Section 3.02, Section 3.03, Section 3.22, and Section 3.23(b) or in Section 4.01, Section 4.04, and Section 4.11 or in Article V or in Article VII, will not exceed $41,600,000.

(d)                                 The aggregate amount of all damages for breaches of representations and warranties for which a Party will be liable, in any event, will not exceed $275,000,000; provided that in no event will MJB Investments or any member of the Special Committee have any liabilities with respect to any representations or warranties hereunder.

Section 9.03  Remedies Not Exclusive.  Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity, and all rights and remedies are cumulative and not exclusive of any rights and remedies at law. Nothing in this Section 9.03 will limit any Person’s right to seek and obtain any equitable relief to which any Person may be entitled or to seek any remedy on account of any Person’s actual fraud, criminal activity or bad faith.

ARTICLE X
TERMINATION

Section 10.01  Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)                                 by the mutual written consent of the Remington Parties and AINC;

(b)                                 by AINC by written notice to the Remington Parties:

(i)                                     if AINC is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Remington Parties or the Remington Companies pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VIII and such breach, inaccuracy or failure has not been cured by within ten days of written notice of such breach to the Remington Parties;

(ii)                                  if any of the conditions set forth in Section 8.01 or Section 8.02 have not been, or if it becomes apparent that any of such conditions will not be, fulfilled by December 31, 2020 (or such later date occurring on the expiration of the seven-Business Day period described in Section 6.05(c), the “Termination Date”), unless such failure is due to the failure of AINC, New Holdco or Merger Sub to perform or comply with any of the covenants, agreements or conditions of this Agreement to be performed or complied with by it prior to the Closing;

(iii)                               if at the Stockholder Meeting or any adjournment thereof at which this Agreement and the Transactions have been voted upon, the Required Stockholder Vote is not obtained;

(iv)                              if, at any time prior to approval of this Agreement and the Transactions by the Required Stockholder Vote, the AINC Board or the Special Committee have effected an Adverse AINC Recommendation as a result of an AINC Intervening Event; provided that: (A) AINC has complied with the requirements of Section 6.04 (including Section 6.04(f)); and (B) AINC will concurrently with such termination pay to the Remington WC Parties the AINC Termination Fee in accordance with Section 10.02(b);

(v)                                 if, at any time prior to approval of this Agreement and the Transactions by the Required Stockholder Vote, the AINC Board or the Special Committee has effected an Adverse AINC Recommendation as a result of an AINC Superior Proposal; provided that (i) AINC has complied with requirements as set forth in Section 6.04 (including Section 6.04(e)), and (ii) AINC will concurrently with such termination pay to the Remington WC Parties the AINC Termination Fee in accordance with Section 10.02(b); or

(vi)                              if there is an Adverse Tax Change prior to Closing.

(c)                                              by either of the Bennetts, by written notice to AINC:

(i)                                     if none of the Remington Parties or the Remington Companies are then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by AINC, New Holdco or Merger Sub pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VIII and such breach, inaccuracy or failure has not been cured within ten days of written notice of such breach from AINC;

(ii)                                  if any of the conditions set forth in Section 8.01 or Section 8.03 have not been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Termination Date, unless such failure is due to the failure of the Remington Parties or the Remington Companies to perform or comply with any of the covenants, agreements or conditions of this Agreement to be performed or complied with by then prior to the Closing;

(iii)                               if, at the Stockholder Meeting or any adjournment thereof at which this Agreement and the Transactions have been voted upon, the Required Stockholder Vote is not obtained;

(iv)                              if, at any time prior to approval of this Agreement by the Required Stockholder Vote, the AINC Board or the Special Committee has effected an Adverse AINC Recommendation; or

(v)                                 if there is a Remington Party Adverse Tax Change prior to Closing.

(d)                                             by AINC or either of the Bennetts in the event that (i) there is any Law that makes consummation of the Transactions illegal or otherwise prohibited, (ii) any Governmental Authority has issued a Governmental Order restraining or enjoining the Transactions, and such Governmental Order has become final and non-appealable, or (iii) if, at any time no less than three Business Days prior to the Closing Date, AINC certifies to the Bennetts, or the Bennetts certify to AINC, that, based on written advice of counsel, the Transactions would result in New Holdco being treated as an “investment company” within the meaning of the Investment Company Act of 1940.

Section 10.02  Effect of Termination.

(a)                                 In the event of the termination of this Agreement in accordance with this Article X, this Agreement will forthwith become void and, subject to Section 10.02(b), there will be no liability on the part of any Party except that nothing in this Agreement will relieve any Party from liability for any bad faith breach of any provision of this Agreement.

(b)                                 Notwithstanding the foregoing, if this Agreement is terminated by AINC pursuant to Section 10.01(b)(iv) or Section 10.01(b)(v), then AINC will concurrently pay to the Remington WC Parties the AINC Termination Fee, in cash by wire transfer to an account designated by the Remington WC Parties.  AINC will cause any such AINC Termination Fee required to be paid pursuant to this Section 10.02(b) to be paid to the Remington WC Parties at the time of such termination of this Agreement.

ARTICLE XI
MISCELLANEOUS

Section 11.01  Expenses.  Except as otherwise expressly provided in this Agreement, (a) AINC, regardless of whether the Closing occurs, will pay all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, one half of all filing and other similar fees payable in connection with any filings or submissions under the HSR Act, and any Transfer Taxes and Transfer Tax Return Expenses (collectively, “Transaction Costs”), incurred by AINC, New Holdco, and Merger Sub in connection with this Agreement and the Transactions (including any Transfer Taxes and Transfer Tax Return Expenses to the extent such Transfer Taxes and Transfer Tax Expenses are borne by AINC under Section 7.01(d)); and (b) New Holdco, only if the Closing occurs, will assume and reasonably promptly pay all Transaction Costs incurred or funded by the Remington WC Parties, Monty J. Bennett or the Remington Companies (in each case, on behalf of themselves or their Affiliates) in connection with this Agreement and the Transactions (including any Transfer Taxes and any Transfer Tax Return Expenses to the extent such Transfer Taxes and Transfer Tax Return Expenses would be borne by any such Person under Section 7.01(d) in the absence of this Section 11.01 and one half of all filing and other similar fees payable in connection with any filings or submissions under the HSR Act), plus all bonuses and other payments (including applicable Taxes in respect thereof) made to employees and agents of the Remington Companies in connection with the Closing, up to $4,100,000 in the aggregate. The Remington WC Parties and the Remington Companies will be responsible for the payment of any of their Transaction Costs and/or bonuses in excess of $4,100,000.  At least five (5) Business Days prior to the Closing, the Remington WC Parties (on behalf of themselves or their Affiliates) will: (i) prepare and deliver to the Transaction Cost Schedule; and (ii) provide AINC with reasonable back-up documentation for each such expense.  As soon as practicable after the Closing the Remington WC Parties (on behalf of themselves or their Affiliates) will provide a final Transaction Cost Schedule and updated documentation for amounts previously estimated. Remington and the Remington Companies (on behalf of themselves or their Affiliates) promptly will provide any other documentation or information reasonably requested by AINC to substantiate such Transaction Costs. In addition, if and to the extent that the Bennetts or MJB Investments are required to make any payments to AINC, New Holdco or Merger Sub under this Agreement, including a Closing Adjustment or Post-Closing Adjustment as a result of Estimated Working Capital or Closing Working Capital being less than Target Working Capital, or a Post-Closing Fee/Bonus Adjustment as a result of the Post-Closing Fee/Bonus Adjustment being a negative number, such payment obligation shall be treated as an adjustment to the Aggregate Consideration and satisfied by reducing the number shares of New Holdco Preferred Stock issuable pursuant to Section 2.02 by a number of shares equal to the remaining amount of such obligation divided by $25.

Section 11.02  Notices.  All notices, requests, consents, claims, demands, waivers and other communications under this Agreement will be in writing and will be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the fourth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a party as is specified in a notice given in accordance with this Section 11.02):

If to Monty J. Bennett, Archie Bennett, Jr., the General Partner, MJB Investments or Remington:

14185 Dallas Parkway

Suite 1150

Dallas, Texas 75254

Attention:  Monty J. Bennett

with a copy to:

14185 Dallas Parkway

Suite 1150

Dallas, Texas 75254

Attention:  Kate Eberhardt

and

Baker Botts LLP
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attn: Neel Lemon

If to AINC, New Holdco or Merger Sub:

14185 Dallas Parkway

Suite 1100

Dallas, Texas 75254

Attention:  Deric S. Eubanks

with a copy to:

Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
Attn: Head of Corporate Section

If to Cowen:

7140 Gracefield Lane

Dallas, TX 75248

If to Welter:

1101 Excalibur Blvd.

Lewisville, TX 75056

Section 11.03 Interpretation.  For purposes of this Agreement:

(a)                                 the word “include” and its derivatives means to include without limitation;

(b)                                 the word “or” is not exclusive;

(c)                                  inclusion of items in a list or specification of a particular instance of an item will not be deemed to exclude other items of similar import;

(d)                                 unless the context otherwise requires, references in this Agreement: (i) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder and in effect from time to time;

(e)                                  this Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any provision or document to be drafted;

(f)                                   the Disclosure Schedules and Exhibits referred to in this Agreement will be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim in this Agreement:

(g)                                  use of terms that imply gender will include all genders;

(h)                                 defined terms will have their meanings in the singular and the plural case;

(i)                                     the headings in this Agreement are for reference only and will not affect the interpretation of this Agreement;

(j)                                    time is of the essence with respect to this Agreement; and

(k)                                 the word “will” will not be deemed a mere prediction of future events.

Section 11.04  Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) the Parties will agree on a suitable and equitable provision to be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 11.05  Entire Agreement.  This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained in this Agreement and in the other Transaction Documents, and supersede all prior written, and prior and contemporaneous oral, understandings, negotiations, arrangements and agreements, with respect to such subject matter.  In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 11.06  Successors and Assigns.  This Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign its rights or delegate its obligations (by operation of law or otherwise) under this Agreement without the prior written consent of the other Parties, which consent will not be unreasonably withheld or delayed.  No assignment will relieve the assigning Party of any of its obligations under this Agreement.  Any assignment or delegation in violation of this Section 11.06 is void and of no effect.

Section 11.07  No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to, or will, confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties hereto in accordance with Article VIII without notice of liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 11.08  Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party.  No waiver by any Party of any of the provisions of this Agreement will be effective unless explicitly set forth in writing and signed by the Party so waiving.  No waiver by any Party will operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Notwithstanding anything in this Section 11.08, no amendment, modification, supplement, or waiver of any provision of this Agreement will be effective, and no determination may be made by AINC under this Agreement, and no action with respect to this Agreement can be made by AINC, without the prior written approval of the Special Committee.

Section 11.09  Governing Law; Waiver of Jury Trial.

(a)                                 This Agreement will be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule or any other principle that could require the application of the laws of any other jurisdiction.

(b)                                 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.09(B).

(c)                                  EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE CIRCUIT COURT OF THE CITY OF BALTIMORE MARYLAND OR THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF MARYLAND FOR ALL PURPOSES IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT (COLLECTIVELY,

“PROCEEDINGS”).  WITH RESECT TO ANY PROCEEDING IN THE CIRCUIT COURT OF THE CITY OF BALTIMORE MARYLAND, THE PARTIES FURTHER AGREE TO REQUEST THAT THE CIRCUIT COURT DESIGNATE SUCH PROCEEDING TO THE BUSINESS AND TECHNOLOGY TRACK THEREOF.  EACH PARTY HEREBY AGREES THAT SERVICE OF SUMMONS, COMPLAINT OR OTHER PROCESS IN CONNECTION WITH ANY PROCEEDINGS MAY BE MADE AS SET FORTH IN THIS AGREEMENT WITH RESPECT TO SERVICE OF NOTICES, AND THAT SERVICE SO MADE WILL BE AS EFFECTIVE AS IF PERSONALLY MADE IN THE STATE OF MARYLAND.  IT IS THE INTENT OF EACH OF THE PARTIES THAT ALL PROCEEDINGS BE HEARD AND LITIGATED EXCLUSIVELY IN A COURT LOCATED IN BALTIMORE, MARYLAND.  EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS FREELY AGREED THAT: (i) ALL PROCEEDINGS WILL BE HEARD IN ACCORDANCE WITH THIS SECTION 11.09(C); (ii) THE AGREEMENT TO CHOOSE COURTS LOCATED IN BALTIMORE, MARYLAND TO HEAR ALL PROCEEDINGS IN ACCORDANCE WITH THIS SECTION 11.09(C) IS REASONABLE AND WILL NOT PLACE SUCH PARTY AT A DISADVANTAGE OR OTHERWISE DENY IT ITS DAY IN COURT; (iii) IT IS A KNOWLEDGEABLE, INFORMED, SOPHISTICATED PERSON CAPABLE OF UNDERSTANDING AND EVALUATING THE PROVISIONS SET FORTH IN THIS AGREEMENT, INCLUDING THIS SECTION 11.09(C); AND (iv) IT HAS BEEN REPRESENTED BY SUCH COUNSEL AND OTHER ADVISORS OF ITS CHOOSING AS SUCH PARTY HAS DEEMED APPROPRIATE IN CONNECTION WITH THE DECISION TO ENTER INTO THIS AGREEMENT, INCLUDING THIS SECTION 11.09(C).

Section 11.10  Specific Performance.  The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms of this Agreement and that the Parties will be entitled to specific performance of the terms of this Agreement, in addition to any other remedy to which they are entitled at law or in equity without the need to demonstrate irreparable harm or to post any bond or surety.

Section 11.11  Counterparts.  This Agreement may be executed in counterparts (including by portable document format (pdf)), each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 11.12  Special Committee.  No amendment or waiver of any provision of this Agreement will be effective, and no determination may be made by AINC under this Agreement, and no action with respect to this Agreement can be made by AINC, without the prior written approval of the Special Committee.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed to be effective as of the date first written above.

/s/ Archie Bennett, Jr.
Archie Bennett, Jr.

/s/ Monty J. Bennett
Monty J. Bennett

REMINGTON HOLDINGS, L.P.

By: Remington Holdings GP, LLC, its general partner

By:	/s/ Archie Bennett, Jr.
Name:	Archie Bennett, Jr.
Title:	Member

By:	/s/ Monty J. Bennett
Name:	Monty J. Bennett
Title:	Member

REMINGTON HOLDINGS GP, LLC

By:	/s/ Archie Bennett, Jr.
Name:	Archie Bennett, Jr.
Title:	Member

By:	/s/ Monty J. Bennett
Name:	Monty J. Bennett
Title:	Member

[Signature Page to Combination Agreement]

ASHFORD INC.

By:	/s/ Deric S. Eubanks
Name:	Deric S. Eubanks
Title:	Chief Financial Officer

ASHFORD NEVADA HOLDING CORP.

By:	/s/ Deric S. Eubanks
Name:	Deric S. Eubanks
Title:	Chief Financial Officer

ASHFORD MERGER SUB INC.

By:	/s/ Deric S. Eubanks
Name:	Deric S. Eubanks
Title:	Chief Financial Officer

MJB INVESTMENTS, LP

By: MJB Investments GP, LLC, its general partner

By:	/s/ Monty J. Bennett
Name:	Monty J. Bennett
Title:	Sole Member

/s/ James L. Cowen
James L. Cowen

/s/ Jeremy J. Welter
Jeremy J. Welter

[Signature Page to Combination Agreement]

EXHIBIT A

FORM OF INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], 20[•], by and among Ashford Nevada Holding Corp. (to be renamed Ashford Inc.), a Nevada corporation (the “Company”), Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP (each a “Remington Holder” and collectively, the “Remington Holders”), the Alayna Jo Bennett Max 2019 Gift Trust, the Archie Bennett, III 2019 Gift Trust, the Audra Marie Bennett Maxwell 2019 Gift Trust, the Jory Glazener 2019 Gift Trust, the Krista Koleas 2019 Gift Trust, the Matthew Wade Bennett 2019 Gift Trust, the Beverly Rene Bennett Flood 2019 Gift Trust, the Supplemental Needs Trust FBO Lucas Wade Bennett (each such trust a “Trust” and collectively, the “Trusts”), James L. Cowen, Jeremy J. Welter, Mark A. Sharkey and any other Persons that become parties to this Agreement by joinder as provided in this Agreement.  Capitalized terms used in this Agreement and not otherwise defined have the meanings given such terms in Article 1 or in the applicable Section cross-referenced in Article 1.

PRELIMINARY STATEMENTS

A.                                    The Company, the Remington Holders, James L. Cowen, Jeremy J. Welter and certain other Persons are parties to the Combination Agreement, dated as of May 31, 2019 (the “Combination Agreement”).

B.                                    As a condition to the Closing pursuant to the Combination Agreement, the parties have agreed to enter into this Agreement in order to provide, among other things, governance and operational covenants.

THEREFORE, the parties intending to be legally bound agree as follows:

ARTICLE 1
DEFINITIONS

1.01                        Definitions.  Terms used in this Agreement and not otherwise defined in this Agreement will have the following meanings.

“Acting in Concert” has the meaning set forth in Annex A attached hereto.

“AINC” means Ashford Inc., a Maryland corporation that will be a wholly-owned Subsidiary of the Company immediately following the Merger (as defined in the Merger Agreement).

“Agreement” as defined in the Preamble, means this Investor Rights Agreement.

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“Affiliate” and its correlative terms have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

“Associate” and its correlative terms have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

“Base Strike Price” means $25 (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Company Preferred Stock in a manner consistent with the corresponding adjustment to the Liquidation Value).

“Beneficially Own,” “Beneficial Owner,” and their correlative terms, has the meaning set forth in Annex A attached hereto.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Dallas, Texas are authorized or required by Law to be closed for business.

“Change of Control” means, with respect to any Covered Investor, the occurrence of any of the following, in each case that was not voted for or consented to by such Covered Investor solely in its capacity as a stockholder of the Company (but not in any other capacity): (a) any Person (other than the Remington Holders, their controlled Affiliates, any trust or other estate in which a Remington Holder has a substantial beneficial interest or as to which such Remington Holder serves as trustee or in a similar fiduciary capacity, any Immediate Family Member of a Remington Holder, or any Group of which any Remington Holder is a member) acquires Beneficial Ownership of securities of the Company that, together with the securities of the Company previously Beneficially Owned by the first such Person, constitutes more than fifty percent (50%) of the total voting power of the Company’s outstanding securities; or (b) the sale, lease, transfer or other disposition (other than as collateral) of all or a majority of the Company’s (taken as a whole) assets or income or revenue generating capacity, other than to any direct or indirect majority-owned and controlled Affiliate of the Company.

“Change of Control Put Option” has the meaning set forth in Section 2.02.

“Closing” means the consummation of the transactions contemplated by the Combination Agreement.

“Closing Date” means the date on which the Closing is effective.

“Code” means the Internal Revenue Code of 1986.

“Combination Agreement” has the meaning set forth in the Preliminary Statements.

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“Company” as defined the Preamble, means Ashford Nevada Holding Corp. (to be renamed Ashford Inc.).

“Company Board” means the Board of Directors of the Company that manages the business and affairs of the Company.

“Company Cleansed Shares” has the meaning set forth in Section 3.02(b).

“Company Common Stock” means the common stock of the Company, par value $0.001 per share, entitled to cast one vote on all matters in which holders of common stock may vote.

“Company Preferred Stock” means the Series D Convertible Preferred Stock of the Company, par value $0.001 per share, issued to the Holder Group Investors, Marissa A. Bennett and Mark A. Sharkey at the Closing, as authorized by the Preferred Stock Certificate of Designation.

“Company Preferred Stock Cash Amount” means, at any date of determination, an amount, determined on a per share basis, equal to the sum of: (a) the Base Strike Price multiplied by one hundred and five-tenths percent (100.5%); plus (b) all accrued and unpaid dividends, as provided by the Preferred Stock Certificate of Designation; plus (c) in the event that the Change of Control Put Option is exercised prior to June 30, 2026, an additional amount (the “Additional Payment”), which shall initially be twenty-four percent (24.0%) of the Base Strike Price until the first (1st) anniversary of the Closing Date, twenty percent (20.0%) of the Base Strike Price thereafter and until the second (2nd) anniversary of the Closing Date, sixteen percent (16.0%) of the Base Strike Price thereafter and until the third (3rd) anniversary of the Closing Date, twelve percent (12.0%) of the Base Strike Price thereafter and until the fourth (4th) anniversary of the Closing Date, nine percent (9.0%) of the Base Strike Price thereafter and until the fifth (5th) anniversary of the Closing Date, six percent (6.0%) of the Base Strike Price thereafter and until the sixth (6th) anniversary of the Closing Date, and three percent (3.0%) of the Base Strike Price thereafter and until June 30, 2026.

“Company Shares” means shares of Company Common Stock and Company Preferred Stock.

“Conversion Price” means $117.50, as adjusted as provided in Section 2.03.

“Covered Investor” means each Remington Holder, each Trust, James L. Cowen, Jeremy J. Welter, Mark A. Sharkey and each Person that succeeds to the interests of a Remington Holder, a Trust James L. Cowen, Jeremy J. Welter or Mark A. Sharkey as a result of a Permitted Transfer.

“Disinterested Director” means, with respect to any action or transaction, each director of the Company that: (a) is neither an officer nor an employee, nor has been an officer

3

or employee, of the Company, any Covered Investor, or either of their respective Affiliates or Associates within five years; and (b) has no material personal or financial interest in such transaction or matter that is distinct from the holders of Company Shares that are not Affiliates or Associates of a Covered Investor.

“Exchange Act” means the Securities Exchange Act of 1934.

“GAAP” means generally accepted accounting principles in the United States consistently applied.

“Group” has the meaning ascribed to such term under Rule 13d-5(b) under the Exchange Act.

“Holder” means any Person Beneficially Owning Company Shares.

“Holder Group Investor” means each Remington Holder, each Trust and each Person that succeeds to the interests of a Remington Holder or a Trust as a result of an Intra-Group Transfer.

“Hotel Services Agreement” means that certain Hotel Services Agreement, dated as of the Closing Date, among the Remington Holders and the Company.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, step-sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a referenced natural person.

“Intra-Group Transfer” means the Transfer of shares of Company Preferred Stock or Company Common Stock by a Remington Holder, a Holder Group Investor or a Covered Investor (including by the estate of any such Person) to: (a) an Immediate Family Member of a Covered Investor, or a trust established for the benefit of one or more such Immediate Family Members, in each case, without consideration and for bona fide estate, succession or tax planning purposes; or (b) a Person that is majority Beneficially Owned and is controlled by a Covered Investor; provided that, in each of the foregoing cases, the transferee becomes a party to this Agreement as a Covered Investor.

“Liquidation Value” has the meaning set forth in the Preferred Stock Certificate of Designation.

“Joinder Transferees” has the meaning set forth in Section 2.01(b).

“Major Investor” means one or more Holder Group Investors that Beneficially Own, in the aggregate, no less than twenty percent (20%) of the issued and outstanding shares of Company Common Stock (taking into account such Person’s Company Preferred Stock on an as-converted basis).

4

“Majority in Interest” of the Remington Holders, the Holder Group Investors or the Covered Investors, as applicable, means, at any time, those Remington Holders, Holder Group Investors or Covered Investors, as applicable, holding in the aggregate fifty-five percent (55%) of the total number of shares of Company Common Stock (in all cases taking into account the Company Preferred Stock on an as-converted basis) held by all Remington Holders, Holder Group Investors or Covered Investors, as applicable.

“Merger Agreement” means that certain Merger Agreement, dated as of the Closing Date, among AINC, the Company, Ashford Merger Sub Inc., the Remington Holders, the Trusts, James L. Cowen, Jeremy J. Welter and Mark A. Sharkey, setting forth the terms and conditions upon which Ashford Merger Sub Inc. is merged with and into AINC effective as of the Closing Date.

“New Securities” has the meaning set forth in Section 3.06.

“Non Cleansed Shares” means all Reference Shares held by a Covered Investor that are not Company Cleansed Shares.

“Non-Competition Agreement” means that certain Non-Competition Agreement, dated as of the Closing Date, among the Archie Bennett, Jr., Monty J. Bennett and the Company.

“Participation Notice” has the meaning set forth in Section 3.06(c).

“Permitted Transfer” means a Transfer to any of the following transferees of shares of Company Preferred Stock: (a) an Intra-Group Transfer; (b) any Transfer as part of the exercise of the conversion rights of the Company Preferred Stock as set forth in Section 5 of the Preferred Stock Certificate of Designation; (c) any Transfer as part of the exercise of the call option in respect of the Company Preferred Stock as set forth in Section 8 of the Preferred Stock Certificate of Designation; (d) any Transfer to a bona fide charitable foundation; and (e) any Transfer made pursuant to or in accordance with or as permitted by Sections 2.01 or 2.02. In each of the foregoing cases (other than Section 2.02 and clause (c) of the foregoing sentence), the transferee must become a party to this Agreement as a Covered Investor.

“Person” means any individual; any public or private entity, including any corporation, partnership, limited partnership, limited liability company, trust, or business enterprise or any governmental agency or instrumentality; and any Group.

“PM LLC” means Project Management LLC, a Maryland limited liability company owned by AINC.

“Preferred Stock Certificate of Designation” means the Certificate of Designation authorizing the Company Preferred Stock in effect as of the Closing.

5

“Prior IRA” has the meaning set forth in Section 4.14.

“Proceedings” has the meaning set forth in Section 4.06(b).

“Prohibited Beneficial Owner” has the meaning set forth in Annex A attached hereto.

“Put Option Closing” has the meaning set forth in Section 2.02(b).

“Reference Shares” means all voting securities of the Company that are (without duplication):

(a) Beneficially Owned by, as applicable, any Covered Investor or any Holder Group Investor, including any such voting securities as to which any, as applicable, Covered Investor or Holder Group Investor has sole or shared voting power;

(b) Beneficially Owned by any member of a Group of which any, as applicable, Covered Investor or Holder Group Investor is a member; or

(c) subject to or referenced in any derivative or synthetic interest that: (i) conveys any voting right in Company Common Stock, as applicable; or (ii) is required to be, or is capable of being, settled through delivery of Company Common Stock, as applicable, in either case, that is held or Beneficially Owned by any, as applicable, Covered Investor or Holder Group Investor or any controlled Affiliate or any, as applicable, Covered Investor or Holder Group Investor.

“Remington Contribution Agreement” has the meaning set forth in the Combination Agreement.

“Remington Holder” has the meaning set forth in the Preamble.

“Remington LP” means Remington Holdings, L.P., a Delaware limited partnership.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Nominee” has the meaning set forth in Section 3.01(a).

“Sole Voting Shares” means all voting securities of the Company that any Covered Investor has the sole power to vote and all such voting securities held by any Immediate Family Member of such Covered Investor or a trust established for the benefit of such Covered Investor or an Immediate Family Member of such Covered Investor.

“Subscription Notice” has the meaning set forth in Section 3.06(a).

“Subscription Share” means, with respect to all Holder Group Investors, a percentage equal to the total number of New Securities specified in the Subscription Notice, multiplied by a fraction: (a) the numerator of which is the sum of the total number of

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Company Shares held by such Holder Group Investor (determined on a fully-diluted and an as-converted basis); and (b) the denominator of which is sum of the total number of Company Shares outstanding (determined on a fully-diluted and an as-converted basis), in each case calculated as of the date on which the Subscription Notice is delivered to the Holder Group Investors, such amount to be allocated ratably in accordance with each Holder Group Investor’s pro rata percentage thereof or as the exercising Holder Group Investors may mutually agree.

“Subcription Period” means the period beginning on the date on which the Subscription Notice is delivered to the Holder Group Investors and ending thirty (30) days thereafter.

“Subsidiary” means, with respect to any Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than equity securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its Subsidiaries.

“Transaction Documents” means the Combination Agreement, the Company’s certificate of incorporation as in effect on the date of the Combination Agreement, the Preferred Stock Certificate of Designation, the certificate of incorporation of Ashford Merger Sub Inc. as in effect on the date of the Combination Agreement, the Remington Contribution Agreement, the Merger Agreement, this Agreement, the Transition Cost Sharing Agreement, the Hotel Services Agreement and the Non-Competition Agreement.

“Transactions” means all the transactions contemplated by the Combination Agreement and the other Transaction Documents.

“Transfer” and its correlative terms mean any sale, assignment, pledge, hypothecation, transfer, or other disposition or encumbrance of any shares of Company Preferred Stock or Company Common Stock, or any beneficial interest therein, whether in a single transaction or a series of related transactions, but does not include a bona fide pledge of shares of Company Preferred Stock or Company Common Stock in an arm’s length lending transaction with a Person that is not an Affiliate of such pledgor of shares of Company Preferred Stock or Company Common Stock.

“Transition Cost Sharing Agreement” means that certain Transition Cost Sharing Agreement, dated as of the Closing Date, among the Remington Holders and the Company.

“Trust” or “Trusts” have the meanings set forth in the Preamble.

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ARTICLE 2

Restrictions on Transfer of Company Preferred Stock; Put Option

2.01                        Restrictions on Transfer.

(a)                                 Transfers to Prohibited Beneficial Owners.  Until the fifth (5th) anniversary of the Closing Date, no Covered Investor may effect any Transfer to any Person that is or would become a Prohibited Beneficial Owner as a result of such Transfer, except: (i) pursuant to an Intra-Group Transfer; (ii) as a result of any voting agreement between Archie Bennett, Jr. and Monty J. Bennett; (iii) a Transfer in which no transferee (or group of Affiliated or Associated transferees) would purchase or receive two percent (2%) or more of the outstanding voting Company Shares (regardless of the number of voting Company Shares held by any such transferee prior to any such Transfer); (iv) in connection with any widespread public distribution of Company Shares registered under the Securities Act; or (v) a Transfer to any transferee (or group of Affiliated or Associated transferees) that would Beneficially Own more than fifty percent (50%) of the outstanding Company Shares without any Transfer from a Covered Investor; provided, that, the restriction set forth in this Section 2.01(a) may be waived by the affirmative vote of the majority of the stockholders of the Company that are not Affiliates or Associates of the Covered Investors.

(b)                                 Status of Transferees; Joinder.  Any transferee from a Covered Investor will be bound by the terms of this Agreement as follows: (i) transferees in an Intra-Group Transfer or a Permitted Transfer (collectively, “Joinder Transferees”) will be Covered Investors for the purposes of this Agreement; and (ii) transferees that are Covered Investors will continue to be Covered Investors.  As a condition to any Transfer, Joinder Transferees and transferees that are Covered Investors must become a party to, and agree to be bound by, all of the terms and conditions of this Agreement as a Covered Investor by a joinder agreement that binds such transferee to the terms and conditions of this Agreement, as may be amended on the date of such joinder, as though a party hereto.

(c)                                  Compliance with Securities Law.  Shares of Company Preferred Stock may not be Transferred in the absence of an effective registration statement under or an exemption from the registration requirements of the Securities Act and all applicable state securities laws.

(d)                                 Non-Compliant Transfers Void.  Any Transfer of shares of Company Preferred Stock that is not made in full compliance with the requirements of this Section 2.01 (or otherwise contemplated by Sections 2.02) will be null and void, and the Company will refuse to recognize such Transfer and will not reflect on its records any change in ownership of shares of Company Preferred Stock pursuant to such Transfer.

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2.02                        Put Following a Change in Control.

(a)                                 The Company hereby grants to each Covered Investor an option, exercisable with respect to each and every Change of Control that may occur following the date of this Agreement, to sell to the Company, and the Company is obligated to purchase from such Covered Investor, all or any portion of the Company Preferred Stock then owned by such Covered Investor (the “Change of Control Put Option”), which right may be waived at the option of any such Covered Investor with respect to a particular Change of Control or in its entirety, any such waiver being irrevocable.  The Change of Control Put Option may only be exercised by a Covered Investor, in its sole discretion, on the date of the consummation of each particular Change of Control, or during the ten (10) Business Day period following the date of the consummation of such Change of Control, provided that an exercising Covered Investor may provide written notice of such exercise to the Company in advance of the anticipated date of the consummation of such Change of Control as provided in Section 2.02(b). In the event that a Covered Investor exercises the Change of Control Put Option, the price to be paid by the Company to such exercising Covered Investor for each share of the Company Preferred Stock then owned by such Covered Investor which is the subject of such option exercise will be an amount equal to the Company Preferred Stock Cash Amount, payable, at each such Covered Investor’s individual election not later than five (5) Business Days before the scheduled Put Option Closing, in any combination of: (i) cash; or (ii) a number of shares of Company Common Stock determined by dividing such amount by the Conversion Price. To the extent that a Covered Investor continues to hold shares of Company Preferred Stock following the consummation of a Change of Control, such Covered Investor shall continue to have the right to exercise the Change of Control Put Option with respect to any succeeding Change of Control that may take place.

(b)                                 The closing for the purchase and sale pursuant to the Change of Control Put Option will take place at the executive offices of the Company on the date specified in the exercising Covered Investor’s written notice to the Company of its exercise of such option (a “Put Option Closing”), which written notice may be delivered by such Covered Investor in advance of the anticipated date of the consummation of the Change of Control.  The closing date specified in such written notice will be a date no fewer than thirty (30) nor more than sixty (60) days after the date of such notice; provided that in no event shall the closing date occur prior to the consummation of the applicable Change of Control. At any Put Option Closing, the exercising Covered Investor will deliver good and marketable title to the Company Preferred Stock being purchased and sold, duly endorsed in blank and otherwise in good form for transfer (if applicable), free and clear of any lien, charge, claim, or encumbrance other than this Agreement.  In consideration

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for the same, the Company will deliver the consideration set forth in this Section 2.02.

2.03                        Adjustment to Conversion Price. If the Company, at any time or from time to time after the Closing Date: (a) pays a dividend or makes any other distribution for no consideration to holders of the Company Common Stock in any other capital stock of the Company or in shares of Company Common Stock or securities directly or indirectly convertible into or exchangeable for shares of Company Common Stock; or (b) subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Company Common Stock into a greater number of shares, the Conversion Price applicable to the Change of Control Put Option in effect immediately prior to any such dividend, distribution or subdivision will be proportionately reduced.  If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Company Common Stock into a smaller number of shares, the Conversion Price applicable to the Change of Control Put Option in effect immediately prior to such combination will be proportionately increased.  Any adjustment under this Section 2.03 shall become effective at the close of business on the date the dividend, distribution, subdivision or combination becomes effective.

ARTICLE 3
Additional Covenants

3.01                        Company Board Nomination Rights.

(a)                                 In addition to the Company Board nomination rights specified in Section 3.01(c), for so long as the Covered Investors are, in the aggregate, a Major Investor, Archie Bennett, Jr., during his lifetime, and a Majority in Interest of the Covered Investors thereafter, will be entitled to nominate one individual (other than Archie Bennett, Jr.), and Monty J. Bennett, during his lifetime, and a Majority in Interest of the Covered Investors thereafter, will be entitled to nominate one additional individual (other than Archie Bennett, Jr.) (each such individual so nominated, and any successor to each such individual as contemplated by this Section 3.01(a), individually, the “Seller Nominee” and collectively, the “Seller Nominees”) for election as a member of the Company Board.  Initially, Monty J. Bennett shall serve as the Seller Nominee of Monty J. Bennett, and W. Michael Murphy shall serve as the Seller Nominee of Archie Bennett, Jr.

(b)                                 The Company agrees: (i) to assure that the size of the Company Board will accommodate the Seller Nominees; (ii) that at each annual meeting of stockholders of the Company, the Company: (A) will cause the slate of nominees standing for election, and recommended by the Company Board, at each such meeting to include the Seller Nominees; (B) will nominate and reflect in the proxy

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statement on Schedule 14A for each such meeting the nomination of the Seller Nominees for election as a director of the Company at each such meeting; and (C) cause all proxies received by the Company to be voted in the manner specified by such proxies and, to the extent permitted under applicable law and stock exchange rules, cause all proxies for which a vote is not specified to be voted for the Seller Nominees; and (iv) that if any Seller Nominee ceases to be a director of the Company other than because the Holder Group Investors, in the aggregate, cease to be a Major Investor, then the nominating party pursuant to Section 3.01(a) may propose to the Company a replacement nominee for election as a director of the Company, in which event such individual will be appointed to fill the vacancy created as a result of the prior Seller Nominee ceasing to be a director of the Company.

(c)                                  In addition to the Company Board nomination rights specified in Section 3.01(a), as provided in Section 6.2(c) of the Preferred Stock Certificate of Designation, upon the occurrence and during the continuation of a Series D Convertible Preferred Stock Breach (as defined in the Preferred Stock Certificate of Designation), a Supermajority of Holders (as defined in the Preferred Stock Certificate of Designation), and only a Supermajority of Holders, of the Company Preferred Stock shall have the right to designate two individuals to fill the newly created seats on the Company Board and to exercise the other rights contemplated by such Section 6.2. The Covered Investors agree that one such Company Board designation right shall be vested in Archie Bennett, Jr., during his lifetime, and the other such Company Board designation right shall be vested in Monty J. Bennett, during his lifetime. In furtherance of the foregoing, each Covered Investor agrees that it will vote all of such Covered Investor’s Company Preferred Stock, and consent to any action by the holders of the Company Preferred Stock without a meeting as permitted under appropriate state law, as may be directed Archie Bennett, Jr. or Monty J. Bennett, respectively, in connection with their designation of the individuals to fill such Company Board seats.

3.02                        Voting Rights.  The Covered Investors agree that:

(a)                                 Each Covered Investor will cause to be present, in person or represented by proxy, all voting securities of the Company that such Covered Investor Beneficially Owns at all stockholder meetings of the Company so that all voting securities of the Company that the Covered Investors Beneficially Own will be counted for the purposes of determining the presence of a quorum at such meetings.

(b)                                 On any and all matters submitted to a vote of the holders of voting securities of the Company (other than the matters specified in Section 3.01(c)), the Covered Investors will have the right to vote or direct or cause the vote of the Sole Voting Shares as the Covered Investors determine, in their sole discretion,

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except as provided in this Section 3.02(b).  If, prior to August 8, 2023, the combined voting power of the Reference Shares of the Company exceeds forty percent (40.0%) (plus the combined voting power of any Company Common Stock acquired by any Covered Investor in an arm’s length transaction after the date of this Agreement from a Person other than the Company or a Subsidiary of the Company, including through open market purchases, privately negotiated transactions or any distributions of Company Common Stock by either of Ashford Hospitality Trust, Inc. or Braemar Hotels & Resorts, Inc., to its respective stockholders pro rata) of the combined voting power of all of the outstanding voting securities of the Company entitled to vote on any given matter, then Reference Shares of the Company representing voting power equal to such excess will be deemed to be “Company Cleansed Shares” under this Agreement. The Covered Investors irrevocably agree with the Company that, with respect to the Company Cleansed Shares, they will vote, or cause to be voted, out of the Covered Investors’ Sole Voting Shares of the Company, shares constituting voting power equal to the voting power of the Company Cleansed Shares in the same proportion as the holders of such class or series of voting securities of the Company vote their shares with respect to such matters, inclusive of the Reference Shares of the Company voted by the Covered Investors (including as hereinafter further provided in the next succeeding sentence); provided, that the foregoing restriction may be waived by a majority of the Disinterested Directors. The Covered Investors also irrevocably agree solely amongst themselves that the total number of votes attributable to the Non-Cleansed Shares will be proportionately allocated among each Covered Investor based on a percentage, the numerator of which is the number of Reference Shares held by such Covered Investor, and the denominator of which is the total number of Reference Shares held by all Covered Investors in the aggregate. Each Covered Investor hereby irrevocably grants: (i) to the Company or its designee with respect to the voting agreement referenced in the second immediately preceding sentence; and (ii) to each other Covered Investor or its designee with respect to the voting agreement referenced in the immediately preceding sentence, a proxy with full power of substitution and resubstitution, which is coupled with an interest, during the term of this Agreement, to vote and give or withhold consent on behalf and in the name of such Covered Investor in order to effect the terms of Sections 3.02(a) and (b), and the Company and the Covered Investors, as applicable, each covenant to cause any such designee to carry into effect the terms of this Agreement.

(c)                                  The Covered Investors hereby revoke any and all other proxies and voting agreements, other than any voting agreement between Archie Bennett, Jr. and Monty J. Bennett (which will nonetheless be subject to the terms of this Agreement), given by the Covered Investors with respect to Company Common Stock or Company Preferred Stock Beneficially Owned by them and will cause their Affiliates to revoke any and all proxies and voting agreements, other than

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any voting agreement between Archie Bennett, Jr. and Monty J. Bennett to which such Affiliate is a party (but subject, nonetheless, to the terms of this Agreement), given by any such Affiliate with respect to Company Common Stock or Company Preferred Stock.

3.03                        Special Protective Provisions.  Until the aggregate voting power of the Reference Shares held by the Holder Group Investors is less than twenty-five percent (25%) of the combined voting power of all of the outstanding voting securities of the Company on any given matter, no Holder Group Investor will until the fifth (5th) anniversary of the Closing Date: (i) take any action, vote such Holder Group Investor’s securities, or enter into any transaction, including by Acting in Concert (as defined in Annex A) with another Person, which would result in the Company being treated as a “controlled company” under the applicable rules of the NYSE MKT; or (ii) take any action, vote such Holder Group Investor’s securities, or enter into any transaction, by Acting in Concert (as defined in Annex A) with another Person engaging in a Rule 13e-3 Transaction, that results in the Company engaging in a Rule 13e-3 Transaction (as defined in the rules and regulations issued by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended); provided, that the restriction set forth in this clause (ii) may be waived by the affirmative vote of a majority of the issued and outstanding shares of the Company’s voting stock (taking into account the Company Preferred Stock on an as-converted basis) that are not Beneficially Owned by the Holder Group Investors (provided that, for purposes of clause (ii), the Company’s voting stock that is owned of record by Ashford Hospitality Trust, Inc. or Braemar Hotels & Resorts, Inc. shall not be deemed to be Beneficially Owned by the Holder Group Investors so long as the decision to vote such shares on such waiver is solely determined by a majority of the members of the Board of Directors of the applicable entity who are independent within the meaning of applicable rules of the NYSE American (or any exchange on which the Company’s voting stock is then listed) and do not have a material financial interest in such Rule 13e-3 Transaction (or a duly appointed board committee consisting only of such independent and disinterested board members)).

3.04                        Authorized Capital.  The Company will at all times reserve and keep available out of its authorized but unissued shares the number of shares of Company Common Stock as may from time to time be required to comply with the provisions of this Agreement and the Preferred Stock Certificate of Designation.

3.05                        Reporting.  If the Company intends to take the position (on any tax return or otherwise) that a holder of the Company Preferred Stock has received (or is deemed for tax purposes to have received) a taxable stock distribution (other than as a result of the receipt of common stock), the Company shall notify each of Archie Bennett, Jr. and Monty J. Bennett (or, in either case, his applicable designated representative, in the event of disability, or estate, in the event of death) of such position and give each of Archie Bennett, Jr. and Monty J. Bennett (or, in either case, his applicable designated

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representative, in the event of disability, or estate, in the event of death) a reasonable opportunity to dispute such position.

3.06                        New Security Subscription Rights.  The Company will not issue any equity securities, rights to acquire equity securities of the Company or debt convertible into equity securities of the Company (the “New Securities”) unless the Company complies with the provisions of this Section 3.06, except for: (a) the conversion of Company Preferred Stock as provided by the Preferred Stock Certificate of Designation; and (b) the issuance of Company Common Stock pursuant to Article 2 of this Agreement.

(a)                                 The Company must give to each Holder Group Investor notice of its respective intention to issue New Securities (a “Subscription Notice”) prior to accepting any offer or proposal, or making any commitment, relating thereto and at least thirty (30) days prior to the anticipated issuance date of the New Securities.  The Subscription Notice must state the class or series of New Securities to be issued or describe in reasonable detail the rights and preferences of the New Securities, the aggregate number of such New Securities to be issued, the aggregate consideration to be paid in exchange therefor, the anticipated issuance date and the other material terms upon which the Company proposes to issue or sell such New Securities.

(b)                                 Upon receipt of a Subscription Notice, each Holder Group Investor shall have the right to acquire, on the terms specified in the Subscription Notice, such Holder Group Investor’s Subscription Share of the New Securities specified in the Subscription Notice.  Each Holder Group Investor will be entitled to exercise such right within the Subscription Period.

(c)                                  To exercise the rights provided by this Section 3.06, a Holder Group Investor must give a written notice of exercise (a “Participation Notice”) to the Company during the Subscription Period.  The Participation Notice must contain the irrevocable offer of such Holder Group Investor to acquire all or any portion, of such Holder Group Investor’s Subscription Share of the New Securities specified in the Subscription Notice. Failure of a Holder Group Investor to deliver a valid Participation Notice during the Subscription Period will be deemed a waiver of such Member’s subscription right with respect to the New Securities described in the Subscription Notice.  If a subscription right is exercised in accordance with this Section 3.06, the closing of the purchase of the New Securities will occur no later than the thirtieth (30th) day after the expiration of the Subscription Period, unless the Company and the purchasing Holder Group Investors agree upon a different place or date.

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ARTICLE 4
MISCELLANEOUS

4.01                        Legends on Certificates.  During the term of this Agreement, each certificate or other instrument representing Company Preferred Stock will bear legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO RESTRICTIONS AND AGREEMENTS CONTAINED IN AN INVESTOR RIGHTS AGREEMENT, DATED AS OF [•], 20[•], AMONG ASHFORD NEVADA HOLDING CORP. (TO BE RENAMED ASHFORD INC.), ARCHIE BENNETT, JR., MONTY J. BENNETT, MJB INVESTMENTS, LP, THE ALAYNA JO BENNETT MAX 2019 GIFT TRUST, THE ARCHIE BENNETT, III 2019 GIFT TRUST, THE AUDRA MARIE BENNETT MAXWELL 2019 GIFT TRUST, THE JORY GLAZENER 2019 GIFT TRUST, THE KRISTA KOLEAS 2019 GIFT TRUST, THE MATTHEW WADE BENNETT 2019 GIFT TRUST, THE BEVERLY RENE BENNETT FLOOD 2019 GIFT TRUST, THE SUPPLEMENTAL NEEDS TRUST FBO LUCAS WADE BENNETT, JAMES L. COWEN, JEREMY J. WELTER, MARK A. SHARKEY AND ANY OTHER PERSONS THAT BECOME PARTIES TO SUCH AGREEMENT. A COPY OF SUCH AGREEMENT WILL BE FURNISHED BY ASHFORD NEVADA HOLDING CORP. TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO ASHFORD NEVADA HOLDING CORP. AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO ASHFORD NEVADA HOLDING CORP. (TO BE RENAMED ASHFORD INC.) OF AN OPINION OF COUNSEL SATISFACTORY TO ASHFORD NEVADA HOLDING CORP. THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO ASHFORD NEVADA HOLDING CORP. OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO ASHFORD NEVADA HOLDING CORP. TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.”

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The Company will make a notation on its records and give instructions to any transfer agent of its equity securities to implement the restrictions on transfer established in this Agreement.

4.02                        Assignment.  The rights and obligations of the Remington Holders, Holder Group Investors and Covered Investors pursuant to this Agreement are assignable and transferable only in connection with a Transfer complying with this Agreement.  The Company’s rights with respect to the Preferred Call Option are not assignable or transferable.

4.03                        Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives and permitted successors, transferees and assigns.

4.04                        Termination.

(a)                                 This Agreement will terminate and be of no further force or effect upon the earliest to occur of: (i) the written agreement of the Company and a Majority in Interest of the Covered Investors; or (ii) the date on which the Covered Investors no longer own any Company Preferred Stock or Company Common Stock; provided, however, that the provisions of Sections 2.01, 3.01, 3.02 and 3.03 shall remain in effect for the periods of time specified therein and the provisions of Sections 2.02 and 2.03 shall survive indefinitely.

(b)                                 A Covered Investor shall automatically cease to be bound by this Agreement solely in its capacity as a Covered Investor at such time as such Covered Investor no longer owns any Company Preferred Stock or Company Common Stock.

4.05                        Notices.  Whenever this Agreement provides that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties or any other Person, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and will be deemed to have been validly served, given, or delivered (and “the date of such notice” or words of similar effect will mean the date) upon actual, confirmed receipt thereof (whether by non-certified mail, telecopy, telegram, express delivery, or otherwise), addressed to the Company and the Covered Investors at the street or post office addresses, facsimile numbers or e-mail addresses set forth on the signature pages to this Agreement (or to such other addresses or facsimile number as such party may have specified by notice given pursuant to this provision) and to any other equity holders in the Company at the addresses or facsimile numbers set forth on the books and records of the Company.  No notice, demand, request, consent, approval, declaration, or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.

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4.06                        Choice of Law; Forum; Waiver of Jury Trial.

(a)                                 THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE SUBSTANTIVE LAWS OF THE STATE OF NEVADA APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED, AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION; AND

(b)                                 EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA, SITTING IN CLARK COUNTY, NEVADA AND HAVING PROPER SUBJECT MATTER JURISDICTION, OR THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF NEVADA FOR ALL PURPOSES IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT (COLLECTIVELY, “PROCEEDINGS”).  EACH PARTY HEREBY AGREES THAT SERVICE OF SUMMONS, COMPLAINT OR OTHER PROCESS IN CONNECTION WITH ANY PROCEEDINGS MAY BE MADE AS SET FORTH IN THIS AGREEMENT WITH RESPECT TO SERVICE OF NOTICES, AND THAT SERVICE SO MADE WILL BE AS EFFECTIVE AS IF PERSONALLY MADE IN THE STATE OF NEVADA.  IT IS THE INTENT OF EACH OF THE PARTIES THAT ALL PROCEEDINGS BE HEARD AND LITIGATED EXCLUSIVELY IN A COURT LOCATED IN CLARK COUNTY, NEVADA.  EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS FREELY AGREED THAT: (i) ALL PROCEEDINGS WILL BE HEARD IN ACCORDANCE WITH THIS SECTION 4.06; (ii) THE AGREEMENT TO CHOOSE COURTS LOCATED IN CLARK COUNTY, NEVADA TO HEAR ALL PROCEEDINGS IN ACCORDANCE WITH THIS SECTION 4.06 IS REASONABLE AND WILL NOT PLACE SUCH PARTY AT A DISADVANTAGE OR OTHERWISE DENY IT ITS DAY IN COURT; (iii) IT IS A KNOWLEDGEABLE, INFORMED, SOPHISTICATED PERSON CAPABLE OF UNDERSTANDING AND EVALUATING THE PROVISIONS SET FORTH IN THIS AGREEMENT, INCLUDING THIS SECTION 4.06; AND (iv) IT HAS BEEN REPRESENTED BY SUCH COUNSEL AND OTHER ADVISORS OF ITS CHOOSING AS SUCH PARTY HAS DEEMED APPROPRIATE IN CONNECTION WITH THE DECISION TO ENTER INTO THIS AGREEMENT, INCLUDING THIS SECTION 4.06.  THE COMPANY AND THE COVERED INVESTORS HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT

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OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN), OF THE COMPANY OR THE COVERED INVESTORS.

4.07                        Integration; Amendment; Waivers.  This Agreement, together with the other Transaction Documents, constitute the entire agreement among the parties with respect to the subject matter of this Agreement and the other Transaction Documents and supersede all previous written, and all previous or contemporaneous oral, negotiations, drafts, proposals, terms sheets, understandings, arrangements, understandings, or agreements.  Except for the addition of Covered Investors as parties to this Agreement as provided for herein, this Agreement may not be amended, modified, or supplemented, or any provision of this Agreement waived, except by the written agreement of the Company and a Majority in Interest of the Holder Group Investors, it being agreed that any such amendment, modification or supplement shall be binding on all Covered Investors.  The parties agree that no custom, practice, course of dealing, or similar conduct will be deemed to amend, modify, or supplement any term of this Agreement.  The failure of any party to enforce any right or remedy under this Agreement, or to enforce any such right or remedy promptly, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement.  Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.  No waiver will be deemed a continuing waiver or a waiver of any right beyond the specific right waived in such waiver.  Notwithstanding the foregoing provisions of this Section 4.07, the provisions contained in this Agreement specifying instances requiring: (a) the affirmative vote of the majority of the stockholders of the Company that are not Affiliates or Associates of the Covered Investors; or (b) the approval or determination by a majority of the Disinterested Directors may, in each case, only be amended, modified or supplemented by the affirmative vote of a majority of the stockholders of the Company that are not Affiliates or Associates of the Covered Investors.

4.08                        Further Assurances.  Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

4.09                        Construction of Agreement.

(a)                                 Interpretation.  For the purposes this Agreement:

(i)                                     the word “include” and its derivatives means to include without limitation;

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(ii)                                  the word “or” is not exclusive;

(iii)                               inclusion of items in a list or specification of a particular instance of an item will not be deemed to exclude other items of similar import;

(iv)                              unless the context otherwise requires, references in this Agreement: (A) to Preambles, Preliminary Statements, Articles and Sections mean the Preambles, Preliminary Statements, Articles and Sections of this Agreement; (B) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (C) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder and in effect from time to time;

(v)                                 this Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any provision or document to be drafted;

(vi)                              use of terms that imply gender will include all genders;

(vii)                           defined terms will have their meanings in the singular and the plural case;

(viii)                        the headings in this Agreement are for reference only and will not affect the interpretation of this Agreement; and

(ix)                              the word “will” will not be deemed a mere prediction of future events.

(b)                                 Severability.  The parties to this Agreement expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body.  If any provision of this Agreement is interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties to this Agreement, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

19

(c)                                  Time.  Time is of the essence with respect to this Agreement.

4.10                        Counterparts.  This Agreement may be executed in any number of counterparts, by means of facsimile or portable document format (pdf), which will individually and collectively constitute one agreement.

4.11                        Specific Performance.  The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms of this Agreement and that the Parties will be entitled to specific performance of the terms of this Agreement, in addition to any other remedy to which they are entitled at law or in equity without the need to demonstrate irreparable harm or to post any bond or surety.

4.12                        Timing.  The Parties acknowledge that this Agreement was executed: (a) simultaneously with the execution of the Merger Agreement, the Remington Contribution Agreement, the Hotel Services Agreement, the Non-Competition Agreement and the Transition Cost Sharing Agreement; (b) simultaneously with the filing for record with the Maryland State Department of Assessments and Taxation of the Articles of Merger (as defined in the Merger Agreement) (with a delayed effective time, as specified therein); (c) simultaneously with the filing for record with the Nevada Secretary of State of the Preferred Stock Certificate of Designation (with a delayed effective time, as specified therein); and (d) prior to the Effective Time (as defined in the Merger Agreement). This Agreement will be effective upon issuance of the Aggregate Consideration (as defined in the Combination Agreement) pursuant to the Combination Agreement.

4.13                        Archie Bennett, Jr. Rights.  Archie Bennett, Jr. shall continue to have substantially the same rights and privileges as he currently has from Remington LP, including without limitation: (a) the title of Chairman of Remington LP; (b) the right to continue his current level of involvement with Remington LP (e.g., first class travel to the hotels to act as an ambassador for hotel staff members, report back (verbally) to Remington LP’s President/COO with his observations and advice for changes or improvements); and (c) reimbursement of the actual out-of-pocket costs (including first class travel) incurred by him in connection with the foregoing activities.  In addition: (i) Archie Bennett, Jr. may participate in Company or Company Board social functions; and (ii) if and to the extent requested by the Company’s directors, Archie Bennett, Jr. agrees to make himself available for the purpose of sharing his opinions, insights and analyses related to the Company’s business, prospects, finances and similar matters.

4.14                        Termination of Prior IRA.  The Covered Investors, joined by AINC, as hereinafter provided, agree that this Agreement supersedes and replaces in all respects that certain Investor Rights Agreement (the “Prior IRA”), dated as of August 8, 2018, among AINC, the Remington Holders, Mark A. Sharkey and certain other parties thereto, which Prior IRA shall be deemed terminated and of no further force or effect as of the date of this Agreement; provided, however, that such parties agree that such

20

termination shall not apply to the breach of any provision of the Prior IRA that may have occurred prior to the date hereof and that the rights of the non-breaching parties against any breaching party shall be preserved.

[Signature pages follow]

21

IN WITNESS WHEREOF, the Company, the Remington Holders and Sharkey have executed this Agreement to be effective as of the date first above written.

THE COMPANY:

ASHFORD NEVADA HOLDING CORP.

By:
Name:	Deric S. Eubanks
Title:	Chief Financial Officer

Address:	14185 Dallas Parkway,
Suite 1100, Dallas, Texas 75254

with copies to:

Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
Attn: Head of Corporate Group

[Signature Page to Investor Rights Agreement]

THE REMINGTON HOLDERS:

Archie Bennett, Jr.

Address:	14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

Monty J. Bennett

Address:	14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

MJB INVESTMENTS, LP

By MJB Investments GP, LLC, its general partner

By:
Monty J. Bennett, Sole Member

Address:	14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

THE TRUSTS:

ALAYNA JO BENNETT MAX 2019 GIFT TRUST

By:
Trustee:

ARCHIE BENNETT, III 2019 GIFT TRUST

By:
Trustee:

[Signature Page to Investor Rights Agreement]

AUDRA MARIE BENNETT MAXWELL 2019 GIFT TRUST

By:
Trustee:

JORY GLAZENER 2019 GIFT TRUST

By:
Trustee:

KRISTA KOLEAS 2019 GIFT TRUST

BY:
Trustee:

MATTHEW WADE BENNETT 2019 GIFT TRUST

By:
Trustee:

BEVERLY RENE BENNETT FLOOD 2019 GIFT TRUST

By:
Trustee:

[Signature Page to Investor Rights Agreement]

SUPPLEMENTAL NEEDS TRUST FBO LUCAS WADE BENNETT

By:
Trustee

Address:	14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

with copies to:

Baker Botts LLP
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attn: Neel Lemon

and

General Counsel
Remington Holdings, LP
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

JAMES L. COWEN

James L. Cowen

Address:	14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

with copies to:

Baker Botts LLP
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attn: Neel Lemon

and

General Counsel
Remington Holdings, LP
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

[Signature Page to Investor Rights Agreement]

JEREMY J. WELTER

Jeremy J. Welter

Address:	14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

with copies to:

Baker Botts LLP
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attn: Neel Lemon

and

General Counsel
Remington Holdings, LP
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

MARK A. SHARKEY

Mark A. Sharkey

Address:	2725 Summit Ridge
Southlake, Texas 76092

with copies to:

Baker Botts LLP
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attn: Neel Lemon

and

[Signature Page to Investor Rights Agreement]

General Counsel
Remington Holdings, LP
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

Ashford Inc., a Maryland corporation and a party to the Prior IRA, hereby confirms the termination of the Prior IRA as provided in Section 4.14 of this Agreement:

ASHFORD INC.

By:
Name:	Deric S. Eubanks
Title:	Chief Financial Officer

[Signature Page to Investor Rights Agreement]

Annex A

A Person shall be deemed to be “Acting in Concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert or in parallel with such other Person, or towards a common goal with such other Person, relating to: (a) acquiring, holding, voting or disposing of voting securities of the Company; or (b) changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, where: (i) each Person is conscious of the other Person’s conduct or intent and this awareness is an element in their decision-making processes; and (ii) at least one additional factor indicating that such Persons intended to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel. A Person that is Acting in Concert with another Person will also be deemed to be Acting in Concert with any third Person that is also Acting in Concert with such other Person. Notwithstanding the foregoing, no Person will be deemed to be Acting in Concert with another Person solely as a result of: (x) making or receiving a solicitation of, or granting or receiving, revocable proxies or consents given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a proxy or solicitation statement filed on Schedule 14A; or (y) soliciting or being solicited for, or tendering or receiving tenders of securities in a public tender or exchange offer made pursuant to, and in accordance with, Section 14(d) of the Exchange Act by means of a tender offer statement filed on Schedule TO.

A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “beneficial ownership” of and shall be deemed to “beneficially own” any securities:

(a)                     which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement;

(b)                     which such Person or any of such Person’s Affiliates or Associates has: (i) the right or the obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person will not be deemed to be the Beneficial Owner of, or to beneficially own: (x) securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (y) securities which such Person has a right to acquire upon the exercise of rights under a shareholder rights plan under which such rights have been distributed to all holders of Company Common Stock, which rights have become exercisable prior to the time that such Person becomes a Prohibited Beneficial Owner; or (z) securities which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) pursuant to which such Person would acquire beneficial ownership of more than fifty percent (50%) of the outstanding voting Company Shares without any Transfer from a Covered Investor if such agreement has been approved by the Board of Directors prior to such Person’s becoming a Prohibited Beneficial Owner; or (ii) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act; and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(c)                      which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such first Person or any of such first Person’s Affiliates or Associates or any other Person (or any Affiliate or Associate of such other Person) with whom such first Person (or any Affiliates or Associates of such first Person) is Acting in Concert, has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting or disposing of any voting securities of the Company;

(d)                     which are the subject of, or the reference securities for, or that underlie, any Derivative Interest of such Person or any of such Person’s Affiliates or Associates, with the number of Company Shares deemed Beneficially Owned being the notional or other number of Company Shares specified in the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of Company Shares is specified in such documentation, as determined by the Company Board to be the number of Company Shares to which the Derivative Interest relates;

Notwithstanding anything in this definition of “Beneficial Owner” to the contrary, the phrase “then outstanding,” when used with reference to a Person’s beneficial ownership of securities of the Company, means the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder but the number of securities not outstanding that such Person is otherwise deemed to beneficially own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding securities beneficially owned by any other Person (unless such other Person is also deemed to beneficially own for purposes of this Agreement such securities not outstanding).

“Derivative Interest” means any derivative securities (as defined under Rule 16a-1 under the Exchange Act, as in effect on the date of this Agreement) that increase in value as the value of the underlying equity increases, including, but not limited to, a long convertible security, a long call option and a short put option position, in each case, regardless of whether: (a) such interest conveys any voting rights in such security; (b) such interest is required to be, or is capable of being, settled through delivery of such security; or (c) transactions hedge the economic effect of such interest.

“Prohibited Beneficial Owner” means any Person that, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner of ten percent (10%) or more of the Company Common Stock then outstanding taking the Company Preferred Stock into account on an as-converted basis, but will not include: (a) Archie Bennett, Jr. or Monty J. Bennett; (b) any Person which is one hundred percent (100%) Beneficially Owned by either Archie Bennett, Jr. or Monty J. Bennett; (c) any Person that otherwise is or would become a Prohibited Beneficial Owner as a result of an Intra-Group Transfer; (d) any Person that otherwise is or would become a Prohibited Beneficial Owner as a result of any voting agreement between Archie Bennett, Jr. and Monty J. Bennett; (e) the Company; (f) any Subsidiary of the Company; (g) any employee benefit plan of the Company or of any Subsidiary of the Company; (h) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Company Shares for or pursuant to the terms of any such employee benefit plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company; or (i) any Person that, on the Closing Date, was a Beneficial Owner of ten percent (10%) or more of the Company Shares then outstanding, other than a Person that is not an Affiliate or Associate of such Beneficial Owner on the Closing Date and that subsequently becomes an Affiliate or Associate of such Beneficial Owner (the Person referred to in clause (i) above, referred to herein as a “Grandfathered Stockholder”); provided, that if a Grandfathered Stockholder becomes, after the Closing Date, the Beneficial Owner of additional Company Shares (other than Company Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person) at any time such that the Grandfathered Stockholder is or thereby becomes the Beneficial Owner of ten percent (10%) or more of the Company Shares then outstanding (or such other percentage as would otherwise result in such Person becoming a Prohibited Beneficial Owner), then such Grandfathered Stockholder will be deemed a Prohibited Beneficial Owner; provided, further, that upon the first (1st) decrease of a Grandfathered Stockholder’s the Beneficial Ownership below ten percent (10%), such Grandfathered Stockholder will no longer be considered a Grandfathered Stockholder and this proviso will have no further force or effect with respect to such Grandfathered Stockholder.

Notwithstanding the foregoing, no Person will become a Prohibited Beneficial Owner as the result of an acquisition of Company Shares by the Company that, by reducing the number of shares outstanding, increases the proportionate number of Company Shares Beneficially Owned by such Person to ten percent (10%) or more of the then outstanding Company Shares (or such other percentage as would otherwise result in such Person becoming a Prohibited Beneficial Owner); provided, that if a Person would, but for the provisions of this paragraph, become a Prohibited Beneficial Owner by reason of an acquisition of Company Shares by the Company and, after such share purchases by the Company, becomes the Beneficial Owner of any additional Company Shares at any time such that the Person is or thereby becomes the Beneficial Owner of ten percent (10%) or more of the Company Shares then outstanding (or such other percentage as would otherwise result in such Person becoming a Prohibited Beneficial Owner) (other than Company Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person), then such Person will be deemed to be a Prohibited Beneficial Owner.

Notwithstanding the foregoing, if a Person that would otherwise be a Prohibited Beneficial Owner has become such inadvertently (including, without limitation, because: (A) such Person was unaware that it Beneficially Owned that number of Company Shares that would otherwise cause such Person to be an “Prohibited Beneficial Owner;” or (B) such Person was aware of the extent of its Beneficial Ownership of Company Shares but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of obtaining, changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of Company Shares so that such Person would no longer be a Prohibited Beneficial Owner, then such Person will not be deemed to have become a Prohibited Beneficial Owner for any purposes of this Agreement. Notwithstanding the foregoing, if a bona fide swaps or derivatives dealer who would otherwise be a “Prohibited Beneficial Owner” has become so as a result of its actions in the ordinary course of its business that were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then such Person shall not be deemed to be a “Prohibited Beneficial Owner” for any purposes of this Agreement.

EXHIBIT B

ARTICLES OF INCORPORATION OF NEW HOLDCO

1111111111111111 IIIII II II1111111111111 BARBARA K.CEGAVSKE Secretary of State 202 North Carson Street Carton City, Nevada 89701,..201 (775) 884-5708 Website: www.nv.oa.gov 04/18/2019 10:52 AM Entity Number (PURSUANT TO NRS CHAPTER 78) USE BLACK INK ONLY • 00NOT IUOHUOHT ABOVE SPACI! IS ,Oft Of'I'ICI! UH ONLY Corporation: Agent for Service Offloe or Position with Entity {name and address below) Noncommercial Registered Agent {name and address below) DB Number of ofshares 200,000,000 per share: $ 0.01/25.00 par value: par value: Name 2} J. Robison Hays additionalpage If more Zip Code Street Address City State oves (-ln&INCCions) selected) I declere,to the beet of my knunder penalty of tr:lury,ltlat the lnfonnltion contAIMCI 11-ln '-correct and ecknowledge ... . ......NRa 2>1..,.,••0 """"C - lo _ . -''""Mfo.... _ .., ...... .......... X .J ( Jeffrey P. Zucker, Esq. Articles of fncorporaUon, submit a sepae signed Reg"_7!cceptance form. Jeffrey P.Zucker·Director April l7, 2019 Nevada Secre4ary ol Stale NRS 7e Mlclat ReviMd: 9-211-17 This form must be sccompsnled by appropriate fees. 1. Name of Ashford Nevada Holding Corp. 2. Registered of Proc.as: (Cfled( only one box) [X)Commercial Registered Agent: Fennemore Craig, P.C. (Las Vegas) 0NameD Name of NoncommercialRegistered Agent OR Name of Title of Otlice or Other Position with Entity Nevada Street AddressCityZip Code Nevada Mailing Address (If different from street address)CityZlpCode 3.A uthorized Stock: (number of shares corporation Is authorized to Issue) See page 2 for complete.details conoeming authorized stod<. Number shares with Par value without 4. Names and Addres...of the Board of Directors/ Trustees: {each OirectorfTrustee must be a naturelperson at least 18 years of age; attach than two difectorst rustees) 1} Monty J. Bennett 14185 Dallas Parkway, Ste. 1100Dallas TX 75254 Street AddressCityState Zip Code Name 14185 Dallas Parkway, Ste. 1100Dallas TX 75254 5. Purpose: (optional; required only If Benefit Corporation status The purpose of the corporation shall be: 6. Benefit Corporation: 7. Name, Add ress and Signature of Incorporator: {attach additionalpage If more than oneincorporator) lhe Secretary of auta.1 Namelncofl)Onltor Slgnatur. 300 S. 4th Street, Ste. 1400Las Vegas AddressCltv NV 89101 S(JiteZlDCocle 8.Certificate of Acceptance of Appoi ntment of Registered Agent: I hereby accept appointment as Registered Afor the abonamed Entity.If the nt(Jfstared aQ8flt Is unable to a/gn the X Pennemore Craig,P.C.n AuthorludSlgneture of Registered A nt or On lf of Registered Agent Entity Date Articles of Incorporation Filed in the office of /( . Barbara K. Cegavske Secretary of State State ofNevada Documen t Number 20190169773-15 Filing Date and Time E0181112019-6

040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20190169773-15
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/18/2019 10:52 AM
	Entity Number E0181112019-6

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Ashford Nevada Holding Corp.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Fennemore Craig, P.C. (Las Vegas) Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	See page 2 for complete details concerning authorized stock. Number of shares with par value: 200,000,000 Par value per share: $ 0.01/25.00 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Monty J. Bennett (Name) 14185 Dallas Parkway, Ste. 1100 (Street Address), Dallas (City), TX (State), 75254 (Zip Code) 2) J. Robison Hays (Name) 14185 Dallas Parkway, Ste. 1100 (Street Address), Dallas (City), TX (State), 75254 (Zip Code)
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Jeffrey P. Zucker, Esq. (Name) X [signature] Incorporator Signature 300 S. 4th Street, Ste. 1400 (Address), Las Vegas (City), NV (State), 89101 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X Fennemore Craig, P.C. Jeffrey P. Zucker - Director [signature] April 17, 2019 **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 9-26-17

ARTICLES OF INCORPORATION OF

Ashford Nevada Holding Corp.

ARTICLE 3

AUTHORIZED STOCK

Continued-

Total number of shares with par value:  200,000,000, consisting of the following:

Common stock:  100,000,000 shares of common stock, par value $0.01; an additional 50,000,000 shares of common stock, par value $0.01, which the board of directors shall have the authority to divide into classes or series or both, to determine the number of shares in each class and/or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of any such class or series of stock.  Such voting powers, designations, preferences, limitations, restrictions and relative rights of any such class or series of stock shall be expressed in a resolution or resolutions adopted by the board and if required by law, a certificate of designation or other appropriate document shall be filed with the Secretary of State or other appropriate governmental entity.

Preferred stock :  50,000,000 shares of preferred stock, par value $25.00, which the board of directors shall have the authority to divide into classes or series or both, to determine the number of shares in each class and/or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of any such class or series of stock.  Such voting powers, designations, preferences, limitations, restrictions and relative rights of any such class or series of stock shall be expressed in a resolution or resolutions adopted by the board and if required by law, a certificate of designation or other appropriate document shall be filed with the Secretary of State or other appropriate governmental entity.

ARTICLE 4

NAMES AND ADDRESSES OF THE BOARD OF DIRECTORS

Continued-

Additional Directors:

Name	Address

Robert G. Haiman	14185 Dallas Parkway, Ste. 1100
Dallas, TX 75254

ARTICLES OF INCORPORATION OF

Ashford Nevada Holding Corp.

ARTICLE 9

ELECTION NOT TO BE GOVERNED BY CORPORATE COMBINATIONS ACT

The Corporation hereby elects not to be governed by Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes.

I111111 01IDIIIIIIIIIlifO IllJill BARBARA K.CEGAVSKE Secmary of St.te 202 North Careon Stntet Careon City, -vacla 81701-4201 (775) 884-5708 W.balt.: www.nv.oa.gov Filed in the office of K. Barbara K. Cegavske Secretary of State State of Nevada USE BLACK ltK ONLY0. 0HOT HIOHUotfT 480VE8PACE IS FOR OI'PJC:e UA 0Nt.Y Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation · (Pursuant to NRS 78.380 • Before Issuance of Stock) 1. Name of corporation: · 0 00 O<' O • .. . oO O O 0 o 0oo ' ' o# O - · ·· ... "'• + •OOM-00 _ , ..... . .. .. 0 0 000 _,_ _ _ , ...... Ashford Nevada Holding Corp. 2.The &rticle..rs:·!-..·.. !'.. .l..-.:J.P' vide article numbers, if available) ·Article 3 is amended in its entirety as follows: ARTICLE3 AUTHORIZED STOCK Number of shares with par value: 200,000,000. Par value per share: $0.00I. (continued on tbe attached.) 3. The undersigned declare that they constitute at least two-thirds of the following: 0 board of directors Date: (XJtncorporators (check only one box) 4.Effective date and time of filing: (optional) Time: (must not be later than 90 days after the certlftcate Is filed} 5.The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been Issued. 6. Signatures: (If more than two signatures, attach an 8 1/2" x 11• plain sheet with the additional signatures.) X Authorized Signature IMPORTANT: Failure to Include any of the above Informationand eubmit with the proper fees may cause this fiHng to be rejeCted. N•*-S«ncatydSIMe .......,_ R....-.cl: 15·-15 This form must be accompanied by appropriate fee. Certificate of Amendment (PURSUANT TO NRS 78.380) Documen t Number 20190220982-45 Filing Date and Time 05/22/2019 10:54 AM Entity Number E0181112019-6

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090103

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20190220982-45
Barbara K. Cegavske	Filing Date and Time
Secretary of State	05/22/2019 10:54 AM
State of Nevada	Entity Number
	E0181112019-6

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of corporation:

Ashford Nevada Holding Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 is amended in its entirety as follows:

ARTICLE 3
AUTHORIZED STOCK

Number of shares with par value: 200,000,000. Par value per share: $0.001. (continued on the attached.)

(check only one box) [X] incorporators [ ] board of directors

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

X (signature)

Authorized Signature Jeffrey P. Zucker, Esq.

X

Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-Before
Revised: 1-5-15

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF

Ashford Nevada Holding Corp.

ARTICLE 3

AUTHORIZED STOCK

Continued-

Total number of shares with par value:  200,000,000, consisting of the following:

Common stock:  100,000,000 shares of common stock, par value $0.001; an additional 50,000,000 shares of common stock, par value $0.001, which the board of directors shall have the authority to divide into classes or series or both, to determine the number of shares in each class and/or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of any such class or series of stock.  Such voting powers, designations, preferences, limitations, restrictions and relative rights of any such class or series of stock shall be expressed in a resolution or resolutions adopted by the board and if required by law, a certificate of designation or other appropriate document shall be filed with the Secretary of State or other appropriate governmental entity.

Preferred stock :  50,000,000 shares of preferred stock, par value $0.001, which the board of directors shall have the authority to divide into classes or series or both, to determine the number of shares in each class and/or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of any such class or series of stock.  Such voting powers, designations, preferences, limitations, restrictions and relative rights of any such class or series of stock shall be expressed in a resolution or resolutions adopted by the board and if required by law, a certificate of designation or other appropriate document shall be filed with the Secretary of State or other appropriate governmental entity.

EXHIBIT C

ARTICLES OF INCORPORATION OF MERGER SUB

ARTICLES OF INCORPORATION

OF

ASHFORD MERGER SUB INC.

FIRST:                                                      The undersigned, Robert G. Haiman, whose address is 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, being at least eighteen years of age, does hereby form a corporation under the laws of the State of Maryland.

SECOND:                                       The name of the corporation is Ashford Merger Sub Inc. (hereinafter, the “Corporation”).

THIRD:                                                  The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

FOURTH:                                     The street address of the principal office of the Corporation in Maryland is c/o CSC — Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

FIFTH:                                                    The name of the resident agent of the Corporation in Maryland is CSC Lawyers Incorporating Service Company whose address is 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

SIXTH:                                                   The aggregate number of shares of capital stock which the Corporation shall have authority to issue is one hundred eight million one hundred twenty thousand (108,120,000) shares of capital stock, consisting of: (i) one hundred million (100,000,000) shares of common stock, par value $0.00001 per share (“Common Stock”); and (ii) eight million one hundred twenty thousand (8,120,000) shares of preferred stock, par value $0.00001 per share (“Preferred Stock”), which Preferred Stock shall have the terms specified on attached Annex A.

SEVENTH:                              The number of directors of the Corporation’s Board of Directors shall be three (3), which number may be increased or decreased pursuant to the bylaws of the Corporation. The names of the initial directors are:

Monty J. Bennett

Robert G. Haiman

J. Robison Hays III

EIGHTH:                                       To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article EIGHTH, nor the adoption or amendment of any other provision of the charter or bylaws of the Corporation inconsistent with this Article EIGHTH, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which

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occurred prior to such amendment, repeal or adoption.

NINTH:   To the maximum extent permitted by Maryland law in effect from time to time, and in accordance with applicable provisions of the bylaws of the Corporation, the Corporation shall indemnify and provide advancement of expenses to: (a) any present or former director or officer (including any individual who, at the request of the Corporation, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) against any claim or liability to which he or she may become subject by reason of service in such capacity; and (b) any present or former director or officer who has been successful in the defense of a proceeding to which he or she was made a party by reason of service in such capacity, against reasonable expenses incurred by the director or officer in connection with the proceeding and shall pay or reimburse, in advance of final disposition of the proceeding, such reasonable expenses. The Corporation may, with the approval of its Board of Directors, provide such indemnification or advancement of expenses to any present or former director or officer who served a predecessor of the Corporation, and to any employee or agent of the Corporation or a predecessor of the Corporation. Any amendment of this Article NINTH shall be prospective only and shall not affect the applicability of this Article NINTH with respect to any act or failure to act that occurred prior to such amendment.

IN WITNESS WHEREOF, I have signed these articles and acknowledge the same to be my act this 11th day of April, 2019.

/s/ Robert G. Haiman
Robert G. Haiman

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ANNEX A

The Corporation’s Preferred Stock shall have the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption:

1.              Rank. With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all shares of the Preferred Stock shall rank prior to the Corporation’s Common Stock and any class or series of stock of the Corporation hereafter created (collectively, the “Junior Securities”).

2.              Dividends. From and after the date of issuance of any share of Preferred Stock, dividends on such share shall be paid only if declared by the Corporation’s Board of Directors out of funds legally available therefor. All declared dividends on the shares of Preferred Stock shall be prior and in preference to any dividend on any Junior Securities and shall be fully paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities.

3.              Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation”), the holders of the shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the aggregate Liquidation Value (as hereinafter defined) of all of the shares of Preferred Stock held by such holder. If upon any Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the shares of Preferred Stock the full preferential amount to which they are entitled under this Section 3: (a) the holders of the shares or Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Preferred Stock in the aggregate upon such Liquidation if all amounts payable on or with respect to such shares of Preferred Stock were paid in full; and (b) the Corporation shall not make or agree to make any payments to the holders of Junior Securities. For purposes of this Section 3, the “Liquidation Value” of the Preferred Stock shall be an amount in cash equal to $0.00001 per share.

4.              Voting Rights. The holders of Preferred Stock shall be entitled to vote with the Common Stock on all matters submitted to the stockholders of the Corporation for approval on the basis of one vote per share of Preferred Stock.

5.              No Preemptive Rights. No holder of the Preferred Stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right or any other right to remediate dilution with respect to, any part of any new or additional issue of stock of any class whatsoever or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

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6.                                      Reissuance of Preferred Stock. Any shares of Preferred Stock redeemed or otherwise acquired by the Corporation or any subsidiary thereof shall be cancelled and retired and no such shares shall thereafter be reissued, sold or transferred as Preferred Stock.

7.                                      Record Holders. To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any share of the Preferred Stock as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

8.                                      Certificates. The shares of Preferred Stock shall be certificated and issued in registered form only. The Corporation shall keep and maintain, or shall cause to be kept and maintained, a register in which, subject to such reasonable regulations as the Corporation may prescribe, the Corporation shall provide for the registration of shares and transfers, exchanges or substitutions as provided herein.

9.                                      Transfer Restrictions and Legends. The shares of Preferred Stock may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of by a holder except pursuant to a registration statement that has become effective under the Securities Act of 1933, as amended, or pursuant to an exemption from the registration requirements thereof.

10.                               Transfer. A holder may transfer a Preferred Stock certificate only upon surrender of such certificate for registration of transfer, presented at the principal executive offices of the Corporation with a written instruction in form satisfactory to the Corporation duly executed by such holder, and accompanied by certification that such transfer will comply with the appropriate transfer restrictions applicable to such Preferred Stock certificate.

11.                               Lost or Stolen Certificates. Upon receipt by the Corporation of: (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock certificate; and (ii) (y) in the case of loss, theft or destruction, indemnity (without bond or other security) reasonably satisfactory to the Corporation; or (z) in the case of mutilation, the Preferred Stock certificate (surrendered for cancellation), the Corporation shall execute and deliver a new Preferred Stock certificate of like tenor and date.

*  *  *  *  *  *  *  *  *  *

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EXHIBIT D

FORM OF CERTIFICATE OF DESIGNATION

Exhibit A

RESOLVED, that, pursuant to the authority conferred upon the Board of Directors (the “Board”) of Ashford Nevada Holding Corp. (to be known as Ashford Inc. after a corporate name change) (the “Corporation”), under its Articles of Incorporation, as amended (the “Charter”),and pursuant to Section 78.1955 of the Nevada Revised Statutes (the “NRS”), 19,120,000 shares of the authorized but unissued preferred stock of the Corporation, par value $0.001 per share (the “Preferred Stock”), be, and it hereby is, designated and established as a single class of Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Convertible Preferred Stock”); and

FURTHER RESOLVED, that the Series D Convertible Preferred Stock shall have the powers and preferences, participating, optional and other rights, and the qualifications, limitations and restrictions thereon set forth below:

1.              Defined Terms. For purposes hereof, the following terms shall have the following meanings:

“Base Strike Price” means $25 (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Shares of Series D Convertible Preferred Stock in a manner consistent with the corresponding adjustment to the Liquidation Value).

“Board” as defined in the first resolution, means the Board of Directors of the Corporation.

“Call Option Closing” has the meaning set forth in Section 8.3.

“Certificate of Designation” means the designation supplied by this document.

“Charter” as defined in the first resolution, means the Corporation’s Articles of Incorporation, as amended.

“Combination Agreement” means the Combination Agreement dated as of May 31, 2019, by and among the Corporation, Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP, Ashford, Inc., Ashford Merger Sub Inc., Remington Holdings GP, LLC, Remington Holdings, L.P., James L. Cowen and Jeremy J. Welter.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Corporation.

“Conversion Shares” means the shares of Common Stock or other stock of the Corporation then issuable upon conversion of the Series D Convertible Preferred Stock in accordance with the terms of Section 5.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock.

“Corporation” as defined in the first resolution, means Ashford Nevada Holding Corp. (to be known as Ashford Inc. after a corporate name change).

“Date of Issuance” means, for any Share of Series D Convertible Preferred Stock, the date on which the Corporation initially issues such Share (without regard to any

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subsequent transfer of such Share or reissuance of the certificate(s) representing such Share).

“Dividend Payment Date” has the meaning set forth in Section 3.1.

“Excluded Issuances” means any issuance or sale by the Corporation after the Date of Issuance of: (a) shares of Common Stock issued on the conversion of the Series D Convertible Preferred Stock; or (b) shares of Common Stock issued as contemplated by the Investor Rights Agreement, including Section 3.02 thereof.

“Investor Rights Agreement” means the Investor Rights Agreement, dated [•], 20[•], by and among the Corporation, Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP, the Alayna Jo Bennett Max 2019 Gift Trust, the Archie Bennett, III 2019 Gift Trust, the Audra Marie Bennett Maxwell 2019 Gift Trust, the Jory Glazener 2019 Gift Trust, the Krista Koleas 2019 Gift Trust, the Matthew Wade Bennett 2019 Gift Trust, the Beverly Rene Bennett Flood 2019 Gift Trust, the Supplemental Needs Trust FBO Lucas Wade Bennett, James L. Cowen, Jeremy J. Welter and Mark A. Sharkey.

“Junior Securities” has the meaning set forth in Section 2.

“Liquidation” has the meaning set forth in Section 4.1.

“Liquidation Value” means, with respect to any Share on any given date, an amount equal to the sum of: (a) twenty five United States dollars ($25) (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series D Convertible Preferred Stock); plus (b) all unpaid accrued and accumulated dividends on such Share (whether or not declared).

“NRS” as defined in the first resolution, means the Nevada Revised Statutes.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Pari Passu Securities” has the meaning set forth in Section 2.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“Preferred Call Option” has the meaning set forth in Section 8.1.

“Preferred Conversion Price” means $117.50, as adjusted pursuant to Section 5.

“Preferred Stock” as defined in the first resolution, means the authorized but unissued preferred stock of the Corporation, par value $0.001 per share.

“Preferred Stock Cash Amount” means, at any date of determination, an amount, determined on a per Share basis, equal to the sum of: (a) the Base Strike Price multiplied by one hundred and five-tenths percent (100.5%); plus (b) all accrued and unpaid dividends on the Shares of Series D Convertible Preferred Stock, as provided by this Certificate of Designation.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, that is in effect at the time.

“Senior Securities” has the meaning set forth in Section 2.

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“Series D Convertible Preferred Stock” as defined in the first resolution, means the Corporation’s Series D Convertible Preferred Stock, par value $0.001 per share.

“Series D Convertible Preferred Stock Breach” has the meaning set forth in Section 6.1.

“Series D Convertible Preferred Stock Certificate” has the meaning set forth in Section 11.

“Share(s)” means share(s) of the Series D Convertible Preferred Stock.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Supermajority of Holders” has the meaning set forth in Section 7.3.

“Transfer Agent” has the meaning set forth in Section 13.

2.              Rank. With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all Shares of the Series D Convertible Preferred Stock shall rank: (i) prior to the Corporation’s Common Stock and any class or series of stock of the Corporation hereafter created (unless, with the consent of a Supermajority of Holders obtained in accordance with Section 7 hereof, such class or series of stock specifically, by its terms, ranks senior to or pari passu with the Series D Convertible Preferred Stock) (collectively with the Common Stock, “Junior Securities”); (ii) pari passu with any class or series of stock of the Corporation hereafter created (with the written consent of a Supermajority of Holders obtained in accordance with Section 7 hereof) specifically ranking, by its terms, on parity with the Series D Convertible Preferred Stock (the “Pari Passu Securities”); and (iii) junior to any class or series of stock of the Corporation hereafter created (with the written consent of a Supermajority of Holders obtained in accordance with Section 7 hereof) specifically ranking, by its terms, senior to the Series D Convertible Preferred Stock (collectively, the “Senior Securities”).

3.              Dividends.

3.1                Accrual and Payment of Dividends. From and after the Date of Issuance of any Share, cumulative dividends on such Share shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of: (a) 6.59% per annum until the first anniversary of the Date of Issuance; (b) 6.99% per annum from the first anniversary of the Date of Issuance until the second anniversary of the Date of Issuance; and (c) 7.28% per annum from the second anniversary of the Date of Issuance, in each case, on the sum of the Liquidation Value thereof. All accrued dividends on any Share shall be paid in cash only when, as and if declared by the Board out of funds legally available therefor or upon a liquidation of the Series D Convertible Preferred Stock in accordance with the provisions of Section 4; provided, that to the extent not paid on April 15, July 15, October 15 and January 15 of each calendar year in respect of the quarterly periods ending on March 31, June 30, September 30 and December 31, respectively (each such date, a “Dividend Payment Date”), all accrued dividends on any Share shall accumulate and compound on the applicable Dividend Payment Date whether or not declared by the Board or funds are legally available thereof and shall remain accumulated, compounding dividends until paid in cash pursuant hereto or converted pursuant to Section 5. All accrued and accumulated dividends on the Shares shall be

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prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities.

3.2                Participating Dividends. Subject to Section 3.1, in addition to the dividends accruing on the Series D Convertible Preferred Stock pursuant to Section 3.1 hereof, if the Corporation declares or pays a dividend or distribution on the Common Stock, whether such dividend or distribution is payable in cash, securities (which may include securities of the Corporation of a class or series other than the Shares) or other property, including the purchase or redemption by the Corporation or any of its Subsidiaries of shares of Common Stock for cash, securities or property, the Corporation shall simultaneously declare and pay a dividend on the Series D Convertible Preferred Stock on a pro rata basis with the Common Stock determined on an as-converted basis assuming all Shares had been converted pursuant to Section 5 as of immediately prior to the record date of the applicable dividend or distribution (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends or distributions are to be determined).

3.3                Partial Dividend Payments. Except as otherwise provided in these resolutions, if at any time the Corporation pays less than the total amount of dividends then accrued and accumulated with respect to the Series D Convertible Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued and accumulated but unpaid dividends on the Shares held by each such holder.

4.              Liquidation.

4.1                Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation”), the holders of Shares of Series D Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder.

4.2                Participation With Common Stock on Liquidation. In addition to and after payment in full of all preferential amounts required to be paid to the holders of Series D Convertible Preferred Stock upon a Liquidation under Section 4.1, the holders of Shares of Series D Convertible Preferred Stock then outstanding shall be entitled to participate with the holders of shares of Common Stock then outstanding, pro rata as a single class based on the number of outstanding shares of Common Stock on an as-converted basis held by each holder as of immediately prior to the Liquidation, in the distribution of all the remaining assets and funds of the Corporation available for distribution to its stockholders.

4.3                Insufficient Assets. If upon any Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares of Series D Convertible Preferred Stock the full preferential amount to which they are entitled under Section 4.1: (a) the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Series D Convertible Preferred Stock in the aggregate upon such Liquidation if all amounts payable on or with respect to such Shares were paid in full; and (b) the Corporation shall not make or agree to make any payments to the holders of Junior Securities.

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4.4                Notice.

(a)                Notice Requirement. In the event of any Liquidation, the Corporation shall, within ten (10) days of the date the Board approves such action, or no later than twenty (20) days prior to any stockholders’ meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each holder of Shares of Series D Convertible Preferred Stock notice (by mail to the address of the stockholder as reflected on Corporation records) of the proposed action. Such notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of Shares upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give notice to each holder of Shares of such material change.

(b)                Notice Waiting Period. The Corporation shall not consummate any voluntary Liquidation of the Corporation before the expiration of thirty (30) days after the initial notice or ten (10) days after giving any subsequent written notice, whichever is later; provided, that any such period may be shortened upon the written consent of the holders of all the outstanding Shares.

5.              Conversion.

5.1                Right to Convert. Subject to the provisions of this Section 5, at any time and from time to time on or after the Date of Issuance, any holder of Series D Convertible Preferred Stock shall have the right by written election to the Corporation to convert all or any portion of the outstanding Shares of Series D Convertible Preferred Stock (including any fraction of a Share) held by such holder along with the aggregate accrued or accumulated and unpaid dividends thereon into an aggregate number of shares of Common Stock (including any fraction of a share) as is determined by: (i) multiplying the number of Shares (including any fraction of a Share) to be converted by the Liquidation Value thereof; and then (ii) dividing the result by the Preferred Conversion Price in effect immediately prior to such conversion.

5.2                Procedures for Conversion. In order to effectuate a conversion of Shares of Series D Convertible Preferred Stock pursuant to Section 5.1, a holder shall: (a) submit a written election to the Corporation that such holder elects to convert one or more of the Shares, the number of Shares elected to be converted; and (b) surrender, along with such written election, to the Corporation the certificate or certificates representing the Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or, in the event the certificate or certificates are lost, stolen or missing, accompanied by an affidavit of loss executed by the holder. The conversion of such Shares hereunder shall be deemed effective as of the date of surrender of such Series D Convertible Preferred Stock certificate or certificates or delivery of such affidavit of loss. Upon the receipt by the Corporation of a written election and the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within twenty-one (21) days thereafter) deliver to the relevant holder: (a) a certificate in such holder’s name (or the name of such holder’s designee as stated in the written election) for the number of shares of Common Stock (including any fractional share) to which such holder shall be entitled upon conversion of the applicable Shares as calculated pursuant to Section 5.1; and, if applicable (b) a certificate in such holder’s name for the number of Shares of Series D Convertible Preferred Stock (including any fractional share) represented by the certificate or certificates delivered to the

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Corporation for conversion but otherwise not elected to be converted pursuant to the written election. All shares of stock issued hereunder by the Corporation shall be duly and validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

5.3                Effect of Conversion. All shares of Series D Convertible Preferred Stock converted as provided in this Section 5 shall no longer be deemed outstanding as of the effective time of the applicable conversion and all rights with respect to such Shares shall immediately cease and terminate as of such time.

5.4                Reservation of Stock. The Corporation shall at all times when any Shares of Series D Convertible Preferred Stock are outstanding reserve and keep available out of its authorized but unissued shares of stock, solely for the purpose of issuance upon the conversion of the Series D Convertible Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series D Convertible Preferred Stock pursuant to this Section 5, taking into account any adjustment to such number of shares so issuable in accordance with Section 5.6 hereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation. The Corporation shall not close its books against the transfer of any of its stock in any manner which would prevent the timely conversion of the Shares of Series D Convertible Preferred Stock.

5.5                No Charge or Payment. The issuance of certificates for shares of Common Stock upon conversion of Shares of Series D Convertible Preferred Stock pursuant to Section 5.1 shall be made without payment of additional consideration by, or other charge, cost or tax to, the holder in respect thereof.

5.6                Adjustment to Preferred Conversion Price and Number of Conversion Shares. In order to prevent dilution of the conversion rights granted under this Section 5, the Preferred Conversion Price and the number of Conversion Shares issuable on conversion of the Shares of Series D Convertible Preferred Stock shall be subject to adjustment from time to time as provided in this Section 5.6.

(a)         Adjustment to Preferred Conversion Price and Conversion Shares Upon Dividend, Subdivision or Combination of Common Stock. If, other than an Excluded Issuance, the Corporation shall, at any time or from time to time after the Date of Issuance: (i) pay a dividend or make any other distribution upon the Common Stock or any other stock of the Corporation payable in shares of Common Stock or in Options or Convertible Securities; or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, then the Preferred Conversion Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Conversion Shares issuable upon conversion of the Series D Convertible Preferred Stock shall be proportionately increased. If the Corporation at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Preferred Conversion Price in effect immediately prior to such combination shall be proportionately increased in order that the number of Conversion Shares issuable upon conversion of the Series D Convertible Preferred Stock shall be proportionately decreased. Any adjustment under this Section 5.6(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

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(b)         Adjustment to Preferred Conversion Price and Conversion Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any: (i) capital reorganization of the Corporation; (ii) reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares); (iii) consolidation or merger of the Corporation with or into another Person; (iv) sale of all or substantially all of the Corporation’s assets to another Person; or (v) other similar transaction (other than any such transaction covered by Section 5.6(a)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Share of Series D Convertible Preferred Stock shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Conversion Shares then issuable upon conversion of such Share, be exercisable for the kind and number of shares of stock or other securities or assets of the Corporation or of the successor Person resulting from such transaction to which such Share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Share had been converted in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Conversion Shares then issuable hereunder as a result of such conversion (without taking into account any limitations or restrictions on the convertibility of such Share, if any); and, in such case, appropriate adjustment shall be made with respect to such holder’s rights under this Certificate of Designation to insure that the provisions of this Section 5 shall thereafter be applicable, as nearly as possible, to the Series D Convertible Preferred Stock in relation to any shares of stock, securities or assets thereafter acquirable upon conversion of Series D Convertible Preferred Stock (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Corporation, an immediate adjustment in the Preferred Conversion Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate proportional adjustment to the number of Conversion Shares acquirable upon conversion of the Series D Convertible Preferred Stock without regard to any limitations or restrictions on conversion, if the value so reflected is less than the Preferred Conversion Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 5.6(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Corporation shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Corporation) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Certificate of Designation, the obligation to deliver to the holders of Series D Convertible Preferred Stock such shares of stock, securities or assets which, in accordance with the foregoing provisions, such holders shall be entitled to receive upon conversion of the Series D Convertible Preferred Stock.

(c)          Exceptions To Adjustment Upon Issuance of Common Stock. Anything in this Certificate of Designation to the contrary notwithstanding, there shall be no adjustment to the Preferred Conversion Price or the number of Conversion

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Shares issuable upon conversion of the Series D Convertible Preferred Stock with respect to any Excluded Issuance.

(d)         Certificate as to Adjustment.

(i)                    As promptly as reasonably practicable following any adjustment of the Preferred Conversion Ratio, but in any event not later than twenty-one (21) days thereafter, the Corporation shall furnish to each holder of record of Series D Convertible Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)                 As promptly as reasonably practicable following the receipt by the Corporation of a written request by any holder of Series D Convertible Preferred Stock, but in any event not later than twenty-one (21) days thereafter, the Corporation shall furnish to such holder a certificate of an executive officer certifying the Preferred Conversion Price then in effect and the number of Conversion Shares or the amount, if any, of other shares of stock, securities or assets then issuable to such holder upon conversion of the Shares of Series D Convertible Preferred Stock held by such holder.

(e)          Notices. In the event:

(i)                    that the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series D Convertible Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other security; or

(ii)                 of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another Person, or sale of all or substantially all of the Corporation’s assets to another Person; or

(iii)              of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, and in each such case, the Corporation shall send or cause to be sent to each holder of record of Series D Convertible Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) at least twenty-one (21) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be: (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent; or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Corporation shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other stock or securities

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at the time issuable upon conversion of the Series D Convertible Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series D Convertible Preferred Stock and the Conversion Shares.

6.              Breach of Obligations.

6.1                Series D Convertible Preferred Stock Breach. In addition to any other rights which a holder of Shares of Series D Convertible Preferred Stock is entitled under any other contract or agreement and any other rights such holder may have pursuant to applicable law, the holders of Shares of Series D Convertible Preferred Stock shall have the rights and remedies set forth in Section 6.2 in the event the Corporation fails to pay in cash any dividend on a Dividend Payment Date pursuant to Section 3.1, whether or not such payment is declared by the Board or is legally permissible or is otherwise prohibited, for two (2) consecutive quarterly periods (a “Series D Convertible Preferred Stock Breach”); provided, that a Series D Convertible Preferred Stock Breach will not be deemed to have occurred in the event that the failure to pay in cash any dividend on a Dividend Payment Date pursuant to Section 3.1 was substantially caused by any action or omission on the part of any holder of Shares of Series D Convertible Preferred Stock in such holder’s capacity as a director or officer of the Corporation.

6.2                Consequences of Breach. If a Series D Convertible Preferred Stock Breach has occurred and is continuing, then, in addition to any rights provided in the Investor Rights Agreement, until such arrearage is paid in cash in full (at which time the rights hereunder shall terminate, subject to revesting in the event of each and every subsequent Series D Convertible Preferred Stock Breach):

(a)         Increased Dividend Rate. The dividend rate on the Series D Convertible Preferred Stock set forth in Section 3.1 hereof shall increase immediately to 10.00% per annum until no Series D Convertible Preferred Stock Breach exists.

(b)         No Dividends on Common Stock. No dividends may be declared and paid, or any other distributions or redemptions may be made, on the Common Stock.

(c)          Additional Board Designation Rights. The number of directors constituting the Board shall be increased by two (2) Board seats (and the Corporation shall take all necessary action under its organizational documents, including its bylaws, to effectuate such increase and the other rights hereunder). A Supermajority of Holders, and only a Supermajority of Holders, will be entitled to designate the individuals to fill such newly created Board seats, to fill any vacancy in such Board seats and to remove and replace any individuals designated to fill such Board seats. Such additional directors shall have all voting and other rights (including for purposes of determining the existence of a quorum) as the other individuals serving on the Board. Upon the termination of the Series D Convertible Preferred Stock Breach, the term of office on the Board of all individuals who may have been designated as directors hereunder shall cease (and such individuals shall promptly resign from the Board), and the number of directors constituting the Board shall return to the number of directors that constituted the entire Board immediately prior to the occurrence or existence of the initial Series D Convertible Preferred Stock Breach giving rise to the foregoing rights.

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7.              Voting Rights and Protective Provisions.

7.1                General. The holders of Series D Convertible Preferred Stock shall be entitled to vote with the Common Stock on all matters submitted to the stockholders of the Corporation for approval with the number of votes attributable to each Share being determined on an as-converted basis assuming all Shares had been converted  pursuant to Section 5 as of immediately prior to the date as of which the holders of Common Stock entitled to vote on any such matter are to be determined. The holders of Series D Convertible Preferred Stock shall also have the voting rights as provided in Section 7.2 and Section 7.3.

7.2                Series D Convertible Preferred Stock Directors. When a Series D Convertible Preferred Stock Breach has occurred and is continuing, the holders of Series D Convertible Preferred Stock shall have the right, voting as a class, to appoint two (2) directors as provided by Section 6.2.

7.3                Protection Provisions. So long as any Shares of Series D Convertible Preferred Stock are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by the NRS) of the holders of at least 55% (“Supermajority of Holders”) of the shares of the Series D Convertible Preferred Stock at the time outstanding:

(a)         amend, alter or repeal any provision of this Certificate of Designation or the Charter (including any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to modify in any way the terms, rights, preferences, privileges or voting powers of the Series D Convertible Preferred Stock;

(b)         alter or change the rights, preferences or privileges of any stock of the Corporation so as to affect adversely the Series D Convertible Preferred Stock;

(c)          create or issue any Senior Securities;

(d)         issue any shares of Series D Convertible Preferred Stock other than pursuant to the Combination Agreement;

(e)          enter into (or suffer to exist) any agreement that expressly prohibits or restricts (i) the payment of dividends on the Series D Convertible Preferred Stock or the Common Stock or (ii) the exercise of the Change of Control Put Option (as such term is defined in the Investor Rights Agreement);

(f)           other than the payment of dividends on the Series D Convertible Preferred Stock or payments to purchase any of the Series D Convertible Preferred Stock, transfer all or any substantial portion of the Corporation’s or its Subsidiaries’ cash balances or other assets to any Person other than the Corporation or any such Subsidiary other than by means of a dividend payable by the Corporation pro rata to the holders of the Corporation’s Common Stock (together with a corresponding dividend payable to the holders of the Series D Convertible Preferred Stock in accordance with Section 3.2); or

(g)          enter into (or suffer to exist) any agreement, commitment, understanding or other arrangement to take any of the foregoing actions.

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8.              Preferred Call Option.

8.1                The Corporation has an option to require each holder of Shares of Series D Convertible Preferred Stock to sell to the Corporation, and such holder is obligated to sell to the Corporation (the “Preferred Call Option”), all or any portion of the Shares of Series D Convertible Preferred Stock then owned by such holder on a pro rata basis among all such holders (except that the Preferred Call Option will not be exercised with respect to Shares of Series D Convertible Preferred Stock with an aggregate purchase price less than $25,000,000).  In the event that the Corporation elects to exercise the Preferred Call Option, then such exercise shall be directed to all holders then owning Shares of Series D Convertible Preferred Stock on a pro rata basis.  The Preferred Call Option may be exercised by the Corporation only after June 30, 2026; provided, that, in the event the Corporation exercises the Preferred Call Option, each holder of Shares of Series D Convertible Preferred Stock may, by written notice delivered to the Corporation not fewer than five (5) Business Days before the scheduled Call Option Closing, exercise such holder’s right to convert the Shares of Series D Convertible Preferred Stock into Common Stock.  In the event that the Corporation exercises the Preferred Call Option, the price to be paid to each holder of Series D Convertible Preferred Stock then owned to such holder Investor will be paid in cash in an amount equal to the Preferred Stock Cash Amount.

8.2                The Preferred Call Option may be exercised by the Corporation giving notice to all of the holders then owning Shares of Series D Convertible Preferred Stock of the Corporation’s election to exercise such option.

8.3                The closing for the purchase and sale pursuant to the Preferred Call Option will take place at the executive offices of the Corporation on the date specified in the Corporation’s notice of its exercise of the Preferred Call Option (a “Call Option Closing”); provided, that the date of the closing of such purchase and sale will take place no fewer than thirty (30) nor more than sixty (60) days after the date of such notice.  At any Call Option Closing, each holder then owning Shares of Series D Convertible Preferred Stock will deliver good and marketable title to the Shares of Series D Convertible Preferred Stock being purchased and sold, duly endorsed in blank and otherwise in good form for transfer (if applicable), free and clear of any lien, charge, claim, or encumbrance other than this Certificate of Designation.  In consideration for the same, the Corporation will deliver the consideration set forth in Section 8.1.

8.4                Notwithstanding the provisions of Section 8.1, upon written notice delivered to the Corporation not fewer than five (5) Business Days prior to the scheduled Call Option Closing, the holders of Shares of Series D Convertible Preferred Stock participating in such notice shall be entitled to specify that the number of Shares of Series D Convertible Preferred Stock subject to the Call Option (as determined on a pro rata basis) that are held by such notifying holders shall instead be allocated among such notifying holders on the basis (other than pro rata) specified in such written notice.  The Corporation shall comply with such written direction in connection with the consummation of the Preferred Call Option at the scheduled Call Option Closing provided that the Corporation is able to purchase, in the aggregate, the number of Shares of Series D Convertible Preferred Stock specified in the Corporation’s notice of its exercise of the Preferred Call Option.

9.              No Preemptive Rights.  No holder of the Series D Convertible Preferred Stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right or any other right to remediate dilution with respect to, any part of any new or additional issue of stock of any class whatsoever or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend. Nothing herein, however,

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shall prohibit the Corporation from granting one or more holders of the Shares the right to participate in offerings of additional securities of the Corporation.

10.       Reissuance of Series D Convertible Preferred Stock.  Any Shares of Series D Convertible Preferred Stock redeemed, converted or otherwise acquired by the Corporation or any Subsidiary shall be cancelled and retired as authorized and issued shares of Preferred Stock of the Corporation and no such Shares shall thereafter be reissued, sold or transferred as Series D Convertible Preferred Stock.

11.       Record Holders.  To the fullest extent permitted by applicable law, the Corporation (and any Transfer Agent for the Series D Convertible Preferred Stock) may deem and treat the record holder of any share of the Series D Convertible Preferred Stock as the true and lawful owner thereof for all purposes, and the Corporation (and any such Transfer Agent) shall not be affected by any notice to the contrary.

12.       Certificates.  Series D Convertible Preferred Stock shall be certificated and issued in registered form only. The Corporation shall keep and maintain, or shall cause to be kept and maintained, a register in which, subject to such reasonable regulations as the Corporation may prescribe, the Corporation shall provide for the registration of shares and transfers, exchanges or substitutions as provided herein.

13.       Transfer Restrictions and Legends.  Shares of Series D Convertible Preferred Stock may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of by a holder except pursuant to a registration statement that has become effective under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

14.       Transfer Agent.  The Corporation may, its sole discretion, appoint or remove a transfer agent and registrar for the Series D Convertible Preferred Stock (the “Transfer Agent”) in accordance with the agreement between the Corporation and the Transfer Agent.

15.       Transfer.  A holder may transfer a Series D Convertible Preferred Stock Certificate only upon surrender of such certificate for registration of transfer, presented at the principal executive offices of the Corporation (or the offices of the Transfer Agent, if a Transfer Agent has been appointed) with a written instruction in form satisfactory to the Corporation (and Transfer Agent) duly executed by such holder, and accompanied by certification that such transfer will comply with the appropriate transfer restrictions applicable to such Series D Convertible Preferred Stock Certificate.

16.       Lost or Stolen Certificates.  Upon receipt by the Corporation of: (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates; and (ii) (y) in the case of loss, theft or destruction, indemnity (without bond or other security) reasonably satisfactory to the Corporation; or (z) in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation); the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series D Convertible Preferred Stock.

17.       Waiver.  Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series D Convertible Preferred Stock granted hereunder may be waived as to all shares of Series D Convertible Preferred Stock (and the holders thereof) upon the written consent of a Supermajority of Holders, unless a higher percentage is required by applicable law, in

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which case the written consent of the holders of not less than such higher percentage of shares of Series D Convertible Preferred Stock shall be required.

18.       Notices.  Except as otherwise provided in this Certificate of Designation, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. The address for such communications are: (i) if to the Corporation, at its principal place of business as specified in its filings with the Securities and Exchange Commission, Attention: General Counsel; and (ii) to any stockholder, at such holder’s address at it appears in the stock records of the Corporation.

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EXHIBIT E

FORM OF MONTY J. BENNETT VOTING AGREEMENT

VOTING AND STOCK TRANSFER RESTRICTION AGREEMENT

THIS VOTING AND STOCK TRANSFER RESTRICTION AGREEMENT (this “Agreement”), dated as of [•], 20[•] (the “Effective Date”), is entered into by and among:

(1)                                 as the initial stockholders (each, a the “Stockholders” and collectively, the “Stockholders”):

(a)                                 Monty J. Bennett (“MB”);

(b)                                 MJB Investments, LP (“MJB Investments”); and

(c)                                  Supplemental Needs Trust FBO Lucas Wade Bennett (the “Trust”); and

(2)                                 as the initial voting representative (the “Voting Representative”):

(a)                                 MB; and

(3)                                 as the initial successor voting representative (the “Successor Voting Representative”):

(a)                                 Archie Bennett, Jr. (“AB”).

The parties to this Agreement listed above are entering into this Agreement with respect to the shares of Series D convertible preferred stock, par value $0.001 per share (“New Holdco Preferred Stock”), of Ashford Nevada Holding Corp., a Nevada corporation (“New Holdco”), owned or held of record or beneficially by each Stockholder, as set forth beside each of their respective names on the signature pages of this Agreement (collectively, the “Stock”, which term shall also automatically include, and this Agreement shall also automatically cover: (i) the shares of common stock, par value $.001 per share (“New Holdco Common Stock”), of New Holdco that are issuable upon the conversion of New Holdco Preferred Stock into New Holdco Common Stock from and after the date of this Agreement; (ii) any additional shares of any New Holdco Preferred Stock or New Holdco Common Stock acquired by any Stockholder from and after the

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date of this Agreement pursuant to any New Holdco employee benefit plan, stock option plan, incentive plan, restricted stock plan, deferred compensation plan or employment agreement or any other similar plan or agreement in favor of any Stockholder; (iii) any New Holdco Preferred Stock or New Holdco Common Stock or rights in respect thereof acquired by any Stockholder from and after the date of this Agreement pursuant to any open market or private purchases, any gifts, any stock dividends or any distributions or spin-offs (including any distributions or spin-offs by persons or entities other than New Holdco); and (iv) any securities or other interests issued in exchange for, in replacement of or in consideration of any New Holdco Preferred Stock or New Holdco Common Stock as a result or in connection with any merger, consolidation, business combination, subdivision, reclassification, reorganization, restructuring or similar event involving or affecting New Holdco or any Stockholder occurring from and after the date of this Agreement).

1.                                      Introduction.  As part of the consideration for entering into this Agreement, and effective simultaneously herewith, AB and certain of his affiliates have entered into a substantially similar voting agreement with respect to the Stock owned or held of record or beneficially by him and such affiliates, which names AB as the initial voting representative, and MB as the successor voting representative, under and pursuant to such agreement (the “Additional Voting Agreement”).

Each Stockholder owns or holds, legally or beneficially, directly or indirectly, of record or otherwise, the number of issued and outstanding shares of Stock specified beside its name on the signature pages of this Agreement.

As provided above, but not by way of limitation, any additional shares of Stock or other voting securities (of New Holdco or any successor entity thereto) which may be owned, held or

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acquired in any manner, legally or beneficially, directly or indirectly, of record or otherwise, by any Stockholder at any time during the term of this Agreement, whether or not issued incident to any stock split, stock dividend, increase in capitalization, recapitalization, merger, consolidation or other reorganization or like transaction, shall be included within the term “Stock” as used herein, and shall be subject to this Agreement.

It is the intent and purpose of each Stockholder to enter into this Agreement in order to vest solely and irrevocably in the Voting Representative the power to direct each such Stockholder how to vote such Stockholder’s Stock in the election and/or designation of directors of New Holdco and with respect to any and all other matters submitted to a vote of or the consent by the stockholders of New Holdco, including without limitation any vote, consent or designation right that may only be applicable to or vested in the holders of the New Holdco Preferred Stock, and to these ends, and for other appropriate purposes, each Stockholder desires and intends to, and does hereby, irrevocably vest such power solely in the Voting Representative, as hereinafter provided.

2.                                      Consideration.  In order to accomplish the purposes set forth in Paragraph 1, and to effectuate the intentions described therein, and in consideration of and in reliance on the mutual covenants and agreements contained in this Agreement and the Additional Voting Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Stockholder, the Voting Representative and the Successor Voting Representative hereby irrevocably make and enter into this Agreement.

3.                                      Joint Action.  During the term of this Agreement, all shares of the Stock shall be voted by each Stockholder as directed by the Voting Representative on all matters as to which

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each Stockholder shall be entitled to vote or consent, pursuant to the following terms and conditions:

3.1.                            Rights of Voting Representatives.  Each Stockholder, by execution of this Agreement, subject to that certain Investor Rights Agreement, dated as of [•], 20[•] by and among by and among New Holdco, AB, MB, MJB Investments, the Trust, the Alayna Jo Bennett Max 2019 Gift Trust, the Archie Bennett, III 2019 Gift Trust, the Audra Marie Bennett Maxwell 2019 Gift Trust, the Jory Glazener 2019 Gift Trust, the Krista Koleas 2019 Gift Trust, the Matthew Wade Bennett 2019 Gift Trust, and the Beverly Rene Bennett Flood 2019 Gift Trust, James L. Cowen, Jeremy J. Welter and Mark A. Sharkey (the “Investor Rights Agreement”), irrevocably agrees that such Stockholder will vote all of such Stockholder’s Stock at any and all regular and special meetings of stockholders of New Holdco whenever and wherever held during the term of this Agreement, or at any adjournment thereof, and consent to any action by the stockholders of New Holdco without a meeting as permitted under appropriate state law, as may be directed by the Voting Representative.  Each Stockholder agrees that the foregoing grant of authority to the Voting Representative shall include without limitation the right to direct such Stockholder how to vote or consent, or to exercise any designation rights, that may only be applicable to or vested in the holders of the New Holdco Preferred Stock.  Except as set forth in the Investor Rights Agreement, each Stockholder hereby terminates, revokes and rescinds any and all proxies, rights, agreements or arrangements, written or verbal, previously entered into or given with respect to any shares of Stock, including without limitation under and pursuant to the Prior Voting Agreement (as hereinafter defined).  The Voting Representative shall have the right to direct the voting of the Stock with respect to any corporate or stockholder action of any kind.

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By execution of this Agreement, each Stockholder expressly agrees, as may be directed by the Voting Representative, to participate in the call of special meetings of stockholders of New Holdco for any purpose or purposes which the Voting Representative shall in its sole discretion deem necessary and appropriate.

In directing the voting of the Stock at a meeting (or consenting to corporate or stockholder action in lieu of a meeting), subject to the Investor Rights Agreement, the Voting Representative shall exercise its sole judgment in selecting the directors for New Holdco for which such Stock shall be voted (or consented to with respect to corporate or other stockholder action in lieu of a meeting), and shall otherwise be entitled to direct the voting of such Stock (or the consenting to corporate or other action in lieu of a meeting) with respect to the management of New Holdco’s affairs as the Voting Representative may deem necessary or appropriate in its sole discretion.

The Stock shall be voted, the consent to corporate or stockholder action shall be taken, and all other actions required of the Voting Representative by the terms of this Agreement shall be undertaken, subject to the Investor Rights Agreement, in the manner determined and directed by the Voting Representative in its sole discretion, who shall have the authority to exercise all the rights and powers granted hereunder, which exercise may be in person, by telephone, by written direction, including by means of electronic communications.

If the agreement set forth in this Paragraph 3.1 is determined to be invalid for any reason, each Stockholder agrees to promptly execute, on an individual basis, a new agreement naming the Voting Representative and granting it the powers contemplated by this Paragraph 3.1 and containing substantially similar material terms in order to effect the purpose of this Agreement.

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3.2.                            Liability of Voting Representative.  The Voting Representative shall not be personally or otherwise liable with respect to any action taken or omitted to be taken under this Agreement, provided such commission or omission does not amount to its willful violation of applicable law.  Each Stockholder agrees to indemnify and hold the Voting Representative and its successors harmless from any liability or cost resulting from any action or failure to act as Voting Representative pursuant to this Agreement, provided such action or failure to act does not amount to its willful violation of applicable law.

3.3.                            Successor Voting Representatives.  In order to have a Voting Representative under this Agreement at all times, any vacancies shall be filled according to the following provisions of this Paragraph 3.3.

3.3.1.                  Successor Voting Representatives.  In the event of the resignation, death or Incapacity of MB, in his capacity as the initial Voting Representative under and pursuant to this Agreement, or if, for any reason, he fails or ceases to serve as the Voting Representative under and pursuant to this Agreement, then AB, in his capacity as the initial Successor Voting Representative under and pursuant to this Agreement, shall be deemed to have been automatically and irrevocably appointed as the Successor Voting Representative by each Stockholder without any further action on the part of the Stockholder being necessary under this Agreement.  In the event of the resignation, death or Incapacity of AB, in his capacity as the initial Successor Voting Representative under and pursuant to this Agreement, or if, for any reason, he fails or ceases to serve as such under and pursuant to this Agreement, then, at that time, and at all times thereafter the Stockholders representing a majority of the shares of Stock shall appoint, by written instrument delivered to all of the Stockholders and any other stockholders who become parties to this Agreement, a subsequent successor to the initial

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Successor Voting Representative to serve as such under and pursuant to this Agreement.  The initial Successor Voting Representative, as well as any subsequent successor to the initial Successor Voting Representative, in each case as named and appointed in accordance with this Paragraph 3.3.1, shall have all the rights, powers, privileges and authority granted to the initial Voting Representative or the initial Successor Voting Representative, as applicable, under this Agreement and any amendment hereof or supplement hereto and, following any such appointment, shall be deemed the “Voting Representative” or “Successor Voting Representative”, as applicable, for all purposes under and pursuant to this Agreement.  For further purposes under and pursuant to this Agreement, “Incapacity” shall mean any material physical, mental or other disability of the applicable person rendering the person incapable of substantially performing his duties and services hereunder that is not cured within 180 days of the first occurrence of such incapacity as determined by the Stockholders representing a majority of the shares of Stock.

3.4.                            Compensation of Voting Representative.  The Voting Representative shall not be compensated in connection with this Agreement.

4.                                      Transfers of Stock; Right of First Offer; Additional Stockholders.

4.1.                            Definitions Applicable to Paragraph 4.  For purposes of Paragraph 4: (i) “Transfer” and its correlative terms mean any sale, assignment, pledge, hypothecation, transfer, gift or other disposition or encumbrance of any shares of Stock, or any beneficial interest therein, but does not include a bona fide pledge of shares of Stock in an arms’-length lending transaction with a person or entity that is not an Affiliate of the pledgor of such shares of Stock; (ii) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934,

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as amended; (iii) “Controlled Affiliate” means an Affiliate that, directly or indirectly, through one or more intermediaries, is controlled by a Stockholder, and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or by contract or otherwise; and (iv) “Intra-Group Transfer” shall have the meaning ascribed to such term in the Investor Rights Agreement.

4.2.                            Notice of Transfers.  Each Stockholder (including, without limitation, the estate of such Stockholder) that proposes a Transfer of all or any part of such Stockholder’s shares of Stock (the “Notifying Stockholder”) shall be required to provide advance written notice of such Transfer to each of AB, the Voting Representative and the Successor Voting Representative, which written notice shall specify the terms of the proposed Transfer (including the number of shares of Stock proposed to be Transferred, the proposed per share sale price of and/or the other economic terms relating to the Transfer of such shares, and the identity of the proposed transferee of such shares) and whether or not such Transfer is an Intra-Group Transfer (any such written notice, a “Transfer Notice”).  In the event that such Transfer is an Intra-Group Transfer, then the provisions of Paragraphs 4.3 and 4.6 shall also apply to such Transfer in addition to any other applicable provisions of this Agreement.  In the event that such Transfer is not an Intra-Group Transfer, then the provisions of Paragraphs 4.4 and 4.5 shall also apply to such Transfer in addition to any other applicable provisions of this Agreement.

4.3.                            Intra-Group Transfers.  No shares of Stock may be Transferred by any Stockholder (including, without limitation, by the estate of such Stockholder) to any other person or entity in a transaction that constitutes an Intra-Group Transfer unless such other

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person or entity, prior to such Transfer, agrees in writing by execution and delivery to each of AB, the Voting Representative and the Successor Voting Representative of a counterpart of this Agreement or similar instrument, in form and substance reasonably satisfactory to each of AB, the Voting Representative and the Successor Voting Representative, to become subject to all the terms and conditions hereof as to the shares of Stock made subject hereto and be considered a “Stockholder” holding “Stock” hereunder for all purposes hereunder.

4.4.                            Non-Intra-Group Transfers.  Subject to compliance with the provisions of Paragraph 4.5, any shares of Stock Transferred by a Notifying Stockholder in a transaction that does not constitute an Intra-Group Transfer shall, upon consummation of such Transfer, no longer be subject to the terms of this Agreement.

4.5.                            Right of First Offer.  In the event that a Transfer Notice states that the Notifying Stockholder proposes to Transfer shares of Stock in a transaction that does not constitute an Intra-Group Transfer, then, not later than 5:00pm Central Time on the 30th calendar day following date on which such Transfer Notice is deemed delivered to each of AB, the Voting Representative and the Successor Voting Representative (such 30 calendar day period, the “Election Period”), AB (or AB’s designee specified in writing to the Notifying Shareholder (any such designee, “AB’s Designee”)), individually and not as the Successor Voting Representative, shall be entitled to provide written notice (any such notice, the “Election Notice”) to each of the Notifying Stockholder, the Voting Representative and the Successor Voting Representative that AB (or, if applicable, AB’s Designee) is electing to purchase all or a portion (as specified in the Election Notice) of the shares of Stock covered by the Transfer Notice at the same per share price and on the

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other economic terms set forth in the Transfer Notice.  Thereafter, and not later than 5:00pm Central Time on the 60th calendar day following the date on which such Election Notice is deemed delivered to each of the Notifying Stockholder, the Voting Representative and the Successor Voting Representative (or the first business day on which national banks in Dallas, Texas are open for the transaction of business in the event that such 60th calendar day is not such a business day), the Notifying Stockholder shall sell to AB (or, if applicable, AB’s Designee), and AB (or, if applicable, AB’s Designee) shall purchase from the Notifying Stockholder, the number of shares of Stock specified in the Election Notice (which shares shall be sold by the Notifying Stockholder pursuant to customary share transfer documentation and shall be free and clear of any liens, security interests, pledges, mortgages or similar encumbrances) in exchange for the payment by AB (or, if applicable, AB’s Designee) to the Notifying Stockholder of the per share purchase price and on the other economic terms specified in the Transfer Notice applicable to the shares so purchased and sold.  Any such shares so purchased by AB (or, if applicable, AB’s Designee) pursuant to this Paragraph 4.5 shall, upon the consummation of such purchase, no longer be subject to the terms of this Agreement, but such shares may become subject, if applicable, to the terms of the Additional Voting Agreement.  In the event that AB (or, if applicable, AB’s Designee) does not exercise the right to purchase any shares of Stock covered by the Transfer Notice pursuant to this Paragraph 4.5, then the Notifying Stockholder shall be permitted to effect the Transfer proposed in the Transfer Notice, on terms at least equal to 90% of the per share purchase price and the other economic terms specified in the Transfer Notice, during the 60 calendar day period following the expiration of the Election Period.  If, at the end of such

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60 calendar day period, any shares of Stock covered by the Transfer Notice shall not have been so Transferred by the Notifying Stockholder, then such shares shall once again remain subject to the provisions of Paragraph 4.

4.6.                            Counterpart Agreement.  A copy of any counterpart agreement or similar instrument contemplated by Paragraph 4.3 shall be maintained on file with the secretary of New Holdco and shall include the address of such persons or entities to whom notices hereunder shall be sent.  Any new certificates representing any such shares of Stock Transferred in accordance with Paragraph 4.3 shall bear the legend set forth in Paragraph 6.1.

4.7.                            Controlled Affiliates.  If, at any time during the term of this Agreement, any additional shares of Stock or other voting securities of New Holdco that are owned, held or acquired in any manner, legally or beneficially, directly or indirectly, of record or otherwise, by any Controlled Affiliate of a Stockholder that is not a party to this Agreement, then such Stockholder agrees to cause each such Controlled Affiliate to join in this Agreement and subject all Stock owned, held or acquired by such Controlled Affiliate to the provisions hereof, by execution and delivery to the Voting Representative and the Successor Voting Representative of a counterpart of this Agreement or similar instrument, in form and substance reasonably satisfactory to the Voting Representative and the Successor Voting Representative.  Each such Controlled Affiliate, by his, her or its signature to a counterpart of this Agreement or similar instrument, shall become subject to all the terms and conditions hereof as to the shares of Stock made subject hereto and be considered a “Stockholder” holding “Stock” for all purposes hereunder.

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5.                                      Deposit of Counterparts of Agreement.  A counterpart of this Agreement shall be filed with the registered office of New Holdco and with the secretary of New Holdco at New Holdco’s executive offices.

6.                                      Legend.

6.1.                            Legend on Certificates.  All certificates (including shares maintained in uncertificated form maintained in any book-entry system) representing shares of Stock shall bear (or have notated electronically within any book-entry system and contained in the statement of information required by Nevada Revised Statutes 78.235) the following legend:

The shares represented by this certificate are subject to the provisions of a Voting and Stock Transfer Restriction Agreement, dated as of [•], 20[•] (the “Agreement”), a counterpart of which has been filed with the registered office of Ashford Nevada Holding Corp. (to be renamed Ashford Inc.) (“New Holdco”) in the State of Nevada.  New Holdco will furnish a copy of the Agreement to the holder of this certificate without charge upon written request to the New Holdco at its business office.  The Agreement vests the power to direct the voting rights with respect to the shares represented by this certificate in a designated Voting Representative.

6.2.                            Responsibility to Affix Legend.  Concurrently with the execution of this Agreement, unless a later date is specified by written notice to each Stockholder by the Voting Representative and the Successor Voting Representative, each Stockholder shall deliver to the Voting Representative and the Successor Voting Representative, or such other person as may be designated by the Voting Representative and the Successor Voting Representative in such written notice, all of the certificates representing such Stockholder’s respective shares of Stock.  The Voting Representative and the Successor Voting Representative or their joint designee shall affix the legend referenced in Paragraph 6.1 conspicuously on each certificate and promptly return the certificates to the applicable Stockholder.  In the case of uncertificated shares of Stock, the Voting Representative and the Successor Voting Representative shall take reasonable efforts

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to cause New Holdco to make an appropriate notation in the respective book-entry accounts for the Stock (as provided in Paragraph 6.1), and to include the legend in all notices, statements and other similar correspondence sent to the holders of uncertificated Stock.  Certificates representing subsequently acquired shares of Stock subject to this Agreement, within ten days after acquisition of such shares of Stock, shall be submitted in the same manner for affixing the legend.  Each Stockholder shall make arrangements for affixation of the legend to any certificates representing any such shares of Stock that it does not have in its personal possession and therefore cannot deliver pursuant to this Paragraph 6.2.  Each Stockholder agrees to indemnify and hold the Voting Representative, the Successor Voting Representative and each of their respective successors or assigns harmless from any loss, damage or cost suffered by such persons as a result of any failure to deliver, or cause to be delivered, certificates representing shares of Stock for affixation of the legend in accordance with the provisions of this Paragraph 6.2.  Certificates representing any shares of Stock released from the applicable provisions of this Agreement must be presented to the Voting Representative and the Successor Voting Representative for removal of the legend.

7.                                      Term of Agreement; Termination.  Notwithstanding anything to the contrary set forth elsewhere herein, this Agreement shall remain effective for a term commencing on the Effective Date and ending on the first date that neither MB nor AB are then living, at which point this Agreement shall automatically terminate and be of no further force or effect; provided, however, that Paragraph 3 shall terminate on the 15th anniversary of the Effective Date unless extended as provided in Nevada Revised Statutes 78.365.

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8.                                      General.

8.1.                            Notices.  Any notice pursuant to this Agreement shall be deemed given when received by the Voting Representative, the Successor Voting Representative and/or the Stockholder to whom it is directed, or when deposited in the United States mail, certified, return receipt requested, with postage prepaid, addressed to the Voting Representative, the Successor Voting Representative and/or such Stockholder at the address specified beside his, her or its name on the signature pages of this Agreement.  An address may be changed by written notice to each of the Voting Representative, the Successor Voting Representative and/or each Stockholder in the manner provided in this Paragraph 8.1.

8.2.                            Effect of Agreement.  This Agreement shall be binding on and enforceable against the Voting Representative, the Successor Voting Representative and each Stockholder, as well as his, her or its estate, heirs, administrators, executors, legal representatives, successors and assigns, and on all subsequent owners of any shares of the Stock (unless otherwise provided in this Agreement), who shall be deemed “Stockholders” within the meaning of, and shall hold such shares subject to, this Agreement.  Except for New Holdco, which shall be deemed an express third-party beneficiary hereof, and Archie Bennett, Jr., individually and not as the Successor Voting Representative, as to the provisions of Paragraph 4.5, no other person(s) shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

8.3.                            Severability.  If a court of competent jurisdiction shall adjudge to be invalid any clause, sentence, subparagraph, paragraph or section of this Agreement, such judgment or decree shall not affect, impair, invalidate or nullify the remainder of this Agreement,

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but the effect thereof shall be confined to the clause, sentence, subparagraph, paragraph or section so adjudged to be invalid.

8.4.                            Amendment of Agreement.  Except to the extent related to the addition of a new “Stockholder” pursuant to the applicable provisions of this this Agreement, this Agreement may be changed, modified or amended only by a written instrument signed by each Stockholder, the Voting Representative and the Successor Voting Representative.  Any such amendment shall become effective as of the date specified in the written instrument or, if no date is specified, on the date the Voting Representative receives the written instrument containing the amendment from each Stockholder.

8.5.                            Execution of Other Instruments.  Each Stockholder shall, subject to the Investor Rights Agreement, execute and deliver such other agreements and instruments as the Voting Representative and the Successor Voting Representative from time to time may deem advisable or appropriate to effectuate the intent and purpose of this Agreement, including, but not by way of limitation, the execution and delivery of a supplemental or additional agreement or agreements regarding the rights and powers granted under this Agreement with respect to the voting of all of the shares of Stock, but the delivery of any such supplemental or additional agreement or agreements shall in no way affect the validity of the agreements set forth in Paragraph 3.1.

8.6.                            Miscellaneous.

8.6.1.                                                                  Paragraph and Subparagraph Headings.  The paragraph and subparagraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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8.6.2.                                                                  Numbers and Gender.  When required by the context, each number (singular and plural) shall include all numbers and each gender shall include all genders.

8.6.3.                                                                  Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

8.6.4.                                                                  Specific Performance; Breach.  Each Stockholder, the Voting Representative and the Successor Voting Representative acknowledge and agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms of this Agreement and that a non-breaching party shall be entitled to specific performance of the terms of this Agreement by the breaching party in addition to any other remedy to which the non-breaching party is entitled at law or in equity without the need to demonstrate irreparable harm or to post any bond or surety. The parties to this Agreement also acknowledge and agree that the breach of this Agreement would result in substantial damage but that the amount of such damage would be extremely difficult or impractical to determine.  Therefore, if legal action is commenced to enforce this Agreement, the non-breaching party shall be entitled to recover from the breaching party the non-breaching party’s costs and reasonable attorneys’ fees plus an amount equal to $500,000, which amount is not a penalty, but rather liquidated damages in an amount reasonably estimated by the parties to this Agreement to compensate a non-breaching party for its damages, including the efforts and resources expended in negotiating this Agreement and its reliance on the expectation that all parties hereto would fully comply with the provisions hereof.

8.6.5.                                                                  Counterparts.  This Agreement may be executed in multiple counterparts, via facsimile, email or other means of electronic transmission, each of which when

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so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8.6.6.                                                                  Person.  The word “person” in this Agreement shall mean an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, professional corporation, trust, estate, custodian, trustee, executor, administrator, nominee, charity or other entity in its own or a representative capacity.

8.6.7.                                                                  Nevada.  This Agreement is intended to be an agreement between two or more stockholders as described in Nevada Revised Statutes 78.365 and a restriction on the transfer or registration of transfer of shares as described in Nevada Revised Statutes 78.242, as applicable, and shall be governed and interpreted in accordance with such provisions.

8.6.8.                  Termination of Prior Voting and Stock Transfer Restriction Agreement.  The parties hereto agree that this Agreement supersedes and replaces in all respects that certain Voting and Stock Transfer Restriction Agreement (the “Prior Voting Agreement”), dated as of August 8, 2018, among AB, MB and certain of the Stockholders, which Prior Voting Agreement shall be deemed terminated and of no further force or effect as of the date of this Agreement.

8.6.9.                  Timing.  The parties hereto acknowledge that this Agreement was executed simultaneously with the execution of the Investor Rights Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

VOTING REPRESENTATIVE:

Monty J. Bennett

Address
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

SUCCESSOR VOTING REPRESENTATIVE:

Archie Bennett, Jr.

Address
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

[Signature Page to MB Voting Agreement]

STOCKHOLDERS:

Monty J. Bennett

[•] shares of New Holdco Preferred Stock

Address:
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

MJB INVESTMENTS, LP
By: MJB Investments GP, LLC, its general partner

By:
Name: Monty J. Bennett
Title: Sole Member

[•] shares of New Holdco Preferred Stock

Address:
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

SUPPLEMENTAL NEEDS TRUST FBO LUCAS WADE BENNETT

By:
Trustee

80,000 shares of New Holdco Preferred Stock

Address:
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

[Signature Page to MB Voting Agreement]

EXHIBIT F

FORM OF ARCHIE BENNETT, JR. VOTING AGREEMENT

VOTING AND STOCK TRANSFER RESTRICTION AGREEMENT

THIS VOTING AND STOCK TRANSFER RESTRICTION AGREEMENT (this “Agreement”), dated as of [•], 20[•] (the “Effective Date”), is entered into by and among:

(1)                                 as the initial stockholders (each, a “Stockholder” and collectively, the “Stockholders”):

(a)                                 Archie Bennett, Jr. (“AB”); and

(b)                                 the Alayna Jo Bennett Max 2019 Gift Trust, the Archie Bennett, III 2019 Gift Trust, the Audra Marie Bennett Maxwell 2019 Gift Trust, the Jory Glazener 2019 Gift Trust, the Krista Koleas 2019 Gift Trust, the Matthew Wade Bennett 2019 Gift Trust, and the Beverly Rene Bennett Flood 2019 Gift Trust (each, a “Trust” and collectively, the “Trusts”); and

(2)                                 as the initial voting representative (the “Voting Representative”):

(a)                                 AB; and

(3)                                 as the initial successor voting representative (the “Successor Voting Representative”):

(a)                                 Monty J. Bennett (“MB”).

The parties to this Agreement listed above are entering into this Agreement with respect to the shares of Series D convertible preferred stock, par value $0.001 per share (“New Holdco Preferred Stock”), of Ashford Nevada Holding Corp., a Nevada corporation (“New Holdco”), owned or held of record or beneficially by each Stockholder, as set forth beside each of their respective names on the signature pages of this Agreement (collectively, the “Stock”, which term shall also automatically include, and this Agreement shall also automatically cover: (i) the shares of common stock, par value $.001 per share (“New Holdco Common Stock”), of New Holdco that are issuable upon the conversion of New Holdco Preferred Stock into New Holdco Common Stock from and after the date of this Agreement; (ii) any additional shares of any New Holdco Preferred Stock or New Holdco Common Stock acquired by any Stockholder from and after the

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date of this Agreement pursuant to any New Holdco employee benefit plan, stock option plan, incentive plan, restricted stock plan, deferred compensation plan or employment agreement or any other similar plan or agreement in favor of any Stockholder; (iii) any New Holdco Preferred Stock or New Holdco Common Stock or rights in respect thereof acquired by any Stockholder from and after the date of this Agreement pursuant to any open market or private purchases, any gifts, any stock dividends or any distributions or spin-offs (including any distributions or spin-offs by persons or entities other than New Holdco); and (iv) any securities or other interests issued in exchange for, in replacement of or in consideration of any New Holdco Preferred Stock or New Holdco Common Stock as a result or in connection with any merger, consolidation, business combination, subdivision, reclassification, reorganization, restructuring or similar event involving or affecting New Holdco or any Stockholder occurring from and after the date of this Agreement).

1.                                      Introduction.  As part of the consideration for entering into this Agreement, and effective simultaneously herewith, MB and certain of his affiliates have entered into a substantially similar voting agreement with respect to the Stock owned or held of record or beneficially by him and such affiliates, which names MB as the initial voting representative, and AB as the successor voting representative, under and pursuant to such agreement (the “Additional Voting Agreement”).

Each Stockholder owns or holds, legally or beneficially, directly or indirectly, of record or otherwise, the number of issued and outstanding shares of Stock specified beside its name on the signature pages of this Agreement.

As provided above, but not by way of limitation, any additional shares of Stock or other voting securities (of New Holdco or any successor entity thereto) which may be owned, held or

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acquired in any manner, legally or beneficially, directly or indirectly, of record or otherwise, by any Stockholder at any time during the term of this Agreement, whether or not issued incident to any stock split, stock dividend, increase in capitalization, recapitalization, merger, consolidation or other reorganization or like transaction, shall be included within the term “Stock” as used herein, and shall be subject to this Agreement.

It is the intent and purpose of each Stockholder to enter into this Agreement in order to vest solely and irrevocably in the Voting Representative the power to direct each such Stockholder how to vote such Stockholder’s Stock in the election and or designation of directors of New Holdco and with respect to any and all other matters submitted to a vote of or the consent by the stockholders of New Holdco, including without limitation any vote, consent or designation right that may only be applicable to or vested in the holders of the New Holdco Preferred Stock, and to these ends, and for other appropriate purposes, each Stockholder desires and intends to, and does hereby, irrevocably vest such power solely in the Voting Representative, as hereinafter provided.

2.                                      Consideration.  In order to accomplish the purposes set forth in Paragraph 1, and to effectuate the intentions described therein, and in consideration of and in reliance on the mutual covenants and agreements contained in this Agreement and the Additional Voting Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Stockholder, the Voting Representative and the Successor Voting Representative hereby irrevocably make and enter into this Agreement.

3.                                      Joint Action.  During the term of this Agreement, all shares of the Stock shall be voted by each Stockholder as directed by the Voting Representative on all matters as to which

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each Stockholder shall be entitled to vote or consent, pursuant to the following terms and conditions:

3.1.                            Rights of Voting Representatives.  Each Stockholder, by execution of this Agreement, subject to that certain Investor Rights Agreement, dated as of [•], 20[•], by and among by and among New Holdco, AB, MB, MJB Investments, LP, the Trusts, the Supplemental Needs Trust FBO Lucas Wade Bennett, James L. Cowen, Jeremy J. Welter and Mark A. Sharkey (the “Investor Rights Agreement”), irrevocably agrees that such Stockholder will vote all of such Stockholder’s Stock at any and all regular and special meetings of stockholders of New Holdco whenever and wherever held during the term of this Agreement, or at any adjournment thereof, and consent to any action by the stockholders of New Holdco without a meeting as permitted under appropriate state law, as may be directed by the Voting Representative.  Each Stockholder agrees that the foregoing grant of authority to the Voting Representative shall include without limitation the right to direct such Stockholder how to vote or consent, or to exercise any designation rights, that may only be applicable to or vested in the holders of the New Holdco Preferred Stock.  Except as set forth in the Investor Rights Agreement, each Stockholder hereby terminates, revokes and rescinds any and all proxies, rights, agreements or arrangements, written or verbal, previously entered into or given with respect to any shares of Stock, including without limitation under and pursuant to the Prior Voting Agreement (as hereinafter defined).  The Voting Representative shall have the right to direct the voting of the Stock with respect to any corporate or stockholder action of any kind.

By execution of this Agreement, each Stockholder expressly agrees, as may be directed by the Voting Representative, to participate in the call of special meetings of stockholders of

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New Holdco for any purpose or purposes which the Voting Representative shall in its sole discretion deem necessary and appropriate.

In directing the voting of the Stock at a meeting (or consenting to corporate or stockholder action in lieu of a meeting), subject to the Investor Rights Agreement, the Voting Representative shall exercise its sole judgment in selecting the directors for New Holdco for which such Stock shall be voted (or consented to with respect to corporate or other stockholder action in lieu of a meeting), and shall otherwise be entitled to direct the voting of such Stock (or the consenting to corporate or other action in lieu of a meeting) with respect to the management of New Holdco’s affairs as the Voting Representative may deem necessary or appropriate in its sole discretion.

The Stock shall be voted, the consent to corporate or stockholder action shall be taken, and all other actions required of the Voting Representative by the terms of this Agreement shall be undertaken, subject to the Investor Rights Agreement, in the manner determined and directed by the Voting Representative in its sole discretion, who shall have the authority to exercise all the rights and powers granted hereunder, which exercise may be in person, by telephone, or by written direction, including by means of electronic communications.

If the agreement set forth in this Paragraph 3.1 is determined to be invalid for any reason, each Stockholder agrees to promptly execute, on an individual basis, a new agreement naming the Voting Representative and granting it the powers contemplated by this Paragraph 3.1 and containing substantially similar material terms in order to effect the purpose of this Agreement.

3.2.                            Liability of Voting Representative.  The Voting Representative shall not be personally or otherwise liable with respect to any action taken or omitted to be taken under this Agreement, provided such commission or omission does not amount to its willful violation

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of applicable law.  Each Stockholder agrees to indemnify and hold the Voting Representative and its successors harmless from any liability or cost resulting from any action or failure to act as Voting Representative pursuant to this Agreement, provided such action or failure to act does not amount to its willful violation of applicable law.

3.3.                            Successor Voting Representatives.  In order to have a Voting Representative under this Agreement at all times, any vacancies shall be filled according to the following provisions of this Paragraph 3.3.

3.3.1.                  Successor Voting Representatives.  In the event of the resignation, death or Incapacity of AB, in his capacity as the initial Voting Representative under and pursuant to this Agreement, or if, for any reason, he fails or ceases to serve as the Voting Representative under and pursuant to this Agreement, then MB, in his capacity as the initial Successor Voting Representative under and pursuant to this Agreement, shall be deemed to have been automatically and irrevocably appointed as the Successor Voting Representative by each Stockholder without any further action on the part of the Stockholder being necessary under this Agreement.  In the event of the resignation, death or Incapacity of MB, in his capacity as the initial Successor Voting Representative under and pursuant to this Agreement, or if, for any reason, he fails or ceases to serve as such under and pursuant to this Agreement, then, at that time, and at all times thereafter the Stockholders representing a majority of the shares of Stock shall appoint, by written instrument delivered to all of the Stockholders and any other stockholders who become parties to this Agreement, a subsequent successor to the initial Successor Voting Representative to serve as such under and pursuant to this Agreement.  The initial Successor Voting Representative, as well as any subsequent successor to the initial Successor Voting Representative, in each case as named and appointed in accordance with this

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Paragraph 3.3.1, shall have all the rights, powers, privileges and authority granted to the initial Voting Representative or the initial Successor Voting Representative, as applicable, under this Agreement and any amendment hereof or supplement hereto and, following any such appointment, shall be deemed the “Voting Representative” or “Successor Voting Representative”, applicable, for all purposes under and pursuant to this Agreement.  For further purposes under and pursuant to this Agreement, “Incapacity” shall mean any material physical, mental or other disability of the applicable person rendering the person incapable of substantially performing his duties and services hereunder that is not cured within 180 days of the first occurrence of such incapacity as determined by the Stockholders representing a majority of the shares of Stock.

3.4.                            Compensation of Voting Representative.  The Voting Representative shall not be compensated in connection with this Agreement.

4.                                      Transfers of Stock; Right of First Offer; Additional Stockholders.

4.1.                            Definitions Applicable to Paragraph 4.  For purposes of Paragraph 4: (i) “Transfer” and its correlative terms mean any sale, assignment, pledge, hypothecation, transfer, gift or other disposition or encumbrance of any shares of Stock, or any beneficial interest therein, but does not include a bona fide pledge of shares of Stock in an arms’-length lending transaction with a person or entity that is not an Affiliate of the pledgor of such shares of Stock; (ii) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended; (iii) “Controlled Affiliate” means an Affiliate that, directly or indirectly, through one or more intermediaries, is controlled by a Stockholder, and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction

7

of the management and policies of a person, whether through the ownership of voting securities or by contract or otherwise; and (iv) “Intra-Group Transfer” shall have the meaning ascribed to such term in the Investor Rights Agreement.

4.2.                            Notice of Transfers.  Each Stockholder (including, without limitation, the estate of such Stockholder) that proposes a Transfer of all or any part of such Stockholder’s shares of Stock (the “Notifying Stockholder”) shall be required to provide advance written notice of such Transfer to each of MB, the Voting Representative and the Successor Voting Representative, which written notice shall specify the terms of the proposed Transfer (including the number of shares of Stock proposed to be Transferred, the proposed per share sale price of and/or the other economic terms relating to the Transfer of such shares, and the identity of the proposed transferee of such shares) and whether or not such Transfer is an Intra-Group Transfer (any such written notice, a “Transfer Notice”).  In the event that such Transfer is an Intra-Group Transfer, then the provisions of Paragraphs 4.3 and 4.6 shall also apply to such Transfer in addition to any other applicable provisions of this Agreement.  In the event that such Transfer is not an Intra-Group Transfer, then the provisions of Paragraphs 4.4 and 4.5 shall also apply to such Transfer in addition to any other applicable provisions of this Agreement.

4.3.                            Intra-Group Transfers.  No shares of Stock may be Transferred by any Stockholder (including, without limitation, by the estate of such Stockholder) to any other person or entity in a transaction that constitutes an Intra-Group Transfer unless such other person or entity, prior to such Transfer, agrees in writing by execution and delivery to each of MB, the Voting Representative and the Successor Voting Representative of a counterpart of this Agreement or similar instrument, in form and substance reasonably

8

satisfactory to each of MB, the Voting Representative and the Successor Voting Representative, to become subject to all the terms and conditions hereof as to the shares of Stock made subject hereto and be considered a “Stockholder” holding “Stock” hereunder for all purposes hereunder.

4.4.                            Non-Intra-Group Transfers.  Subject to compliance with the provisions of Paragraph 4.5, any shares of Stock Transferred by a Notifying Stockholder in a transaction that does not constitute an Intra-Group Transfer shall, upon consummation of such Transfer, no longer be subject to the terms of this Agreement.

4.5.                            Right of First Offer.  In the event that a Transfer Notice states that the Notifying Stockholder proposes to Transfer shares of Stock in a transaction that does not constitute an Intra-Group Transfer, then, not later than 5:00pm Central Time on the 30th calendar day following date on which such Transfer Notice is deemed delivered to each of MB, the Voting Representative and the Successor Voting Representative (such 30 calendar day period, the “Election Period”), MB (or MB’s designee specified in writing to the Notifying Shareholder (any such designee, “MB’s Designee”)), individually and not as the Successor Voting Representative, shall be entitled to provide written notice (any such notice, the “Election Notice”) to each of the Notifying Stockholder, the Voting Representative and the Successor Voting Representative that MB (or, if applicable, MB’s Designee) is electing to purchase all or a portion (as specified in the Election Notice) of the shares of Stock covered by the Transfer Notice at the same per share price and on the other economic terms set forth in the Transfer Notice.  Thereafter, and not later than 5:00pm Central Time on the 60th calendar day following the date on which such Election Notice is deemed delivered to each of the Notifying Stockholder, the Voting

9

Representative and the Successor Voting Representative (or the first business day on which national banks in Dallas, Texas are open for the transaction of business in the event that such 60th calendar day is not such a business day), the Notifying Stockholder shall sell to MB (or, if applicable, MB’s Designee), and MB (or, if applicable, MB’s Designee) shall purchase from the Notifying Stockholder, the number of shares of Stock specified in the Election Notice (which shares shall be sold by the Notifying Stockholder pursuant to customary share transfer documentation and shall be free and clear of any liens, security interests, pledges, mortgages or similar encumbrances) in exchange for the payment by MB (or, if applicable, MB’s Designee) to the Notifying Stockholder of the per share purchase price and on the other economic terms specified in the Transfer Notice applicable to the shares so purchased and sold.  Any such shares so purchased by MB (or, if applicable, MB’s Designee) pursuant to this Paragraph 4.5 shall, upon the consummation of such purchase, no longer be subject to the terms of this Agreement, but such shares may become subject, if applicable, to the terms of the Additional Voting Agreement.  In the event that MB (or, if applicable, MB’s Designee) does not exercise the right to purchase any shares of Stock covered by the Transfer Notice pursuant to this Paragraph 4.5, then the Notifying Stockholder shall be permitted to effect the Transfer proposed in the Transfer Notice, on terms at least equal to 90% of the per share purchase price and the other economic terms specified in the Transfer Notice, during the 60 calendar day period following the expiration of the Election Period.  If, at the end of such 60 calendar day period, any shares of Stock covered by the Transfer Notice shall not have been so Transferred by the Notifying Stockholder, then such shares shall once again remain subject to the provisions of Paragraph 4.

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4.6.                            Counterpart Agreement.  A copy of any counterpart agreement or similar instrument contemplated by Paragraph 4.3 shall be maintained on file with the secretary of New Holdco and shall include the address of such persons or entities to whom notices hereunder shall be sent.  Any new certificates representing any such shares of Stock Transferred in accordance with Paragraph 4.3 shall bear the legend set forth in Paragraph 6.1.

4.7.                            Controlled Affiliates.  If, at any time during the term of this Agreement, any additional shares of Stock or other voting securities of New Holdco that are owned, held or acquired in any manner, legally or beneficially, directly or indirectly, of record or otherwise, by any Controlled Affiliate of a Stockholder that is not a party to this Agreement, then such Stockholder agrees to cause each such Controlled Affiliate to join in this Agreement and subject all Stock owned, held or acquired by such Controlled Affiliate to the provisions hereof, by execution and delivery to the Voting Representative and the Successor Voting Representative of a counterpart of this Agreement or similar instrument, in form and substance reasonably satisfactory to the Voting Representative and the Successor Voting Representative.  Each such Controlled Affiliate, by his, her or its signature to a counterpart of this Agreement or similar instrument, shall become subject to all the terms and conditions hereof as to the shares of Stock made subject hereto and be considered a “Stockholder” holding “Stock” for all purposes hereunder.

5.                                      Deposit of Counterparts of Agreement.  A counterpart of this Agreement shall be filed with the registered office of New Holdco and with the secretary of New Holdco at New Holdco’s executive offices.

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6.                                      Legend.

6.1.                            Legend on Certificates.  All certificates (including shares maintained in uncertificated form maintained in any book-entry system) representing shares of Stock shall bear (or have notated electronically within any book-entry system and contained in the statement of information required by Nevada Revised Statutes 78.235) the following legend:

The shares represented by this certificate are subject to the provisions of a Voting and Stock Transfer Restriction Agreement, dated as of [•], 20[•] (the “Agreement”), a counterpart of which has been filed with the registered office of Ashford Nevada Holding Corp. (to be renamed Ashford Inc.) (“New Holdco”) in the State of Nevada.  New Holdco will furnish a copy of the Agreement to the holder of this certificate without charge upon written request to the New Holdco at its business office.  The Agreement vests the power to direct the voting rights with respect to the shares represented by this certificate in a designated Voting Representative.

6.2.                            Responsibility to Affix Legend.  Concurrently with the execution of this Agreement, unless a later date is specified by written notice to each Stockholder by the Voting Representative and the Successor Voting Representative, each Stockholder shall deliver to the Voting Representative and the Successor Voting Representative, or such other person as may be designated by the Voting Representative and the Successor Voting Representative in such written notice, all of the certificates representing such Stockholder’s respective shares of Stock.  The Voting Representative and the Successor Voting Representative or their joint designee shall affix the legend referenced in Paragraph 6.1 conspicuously on each certificate and promptly return the certificates to the applicable Stockholder.  In the case of uncertificated shares of Stock, the Voting Representative and the Successor Voting Representative shall take reasonable efforts to cause New Holdco to make an appropriate notation in the respective book-entry accounts for the Stock (as provided in Paragraph 6.1), and to include the legend in all notices, statements and other similar correspondence sent to the holders of uncertificated Stock.  Certificates representing subsequently acquired shares of Stock subject to this Agreement, within ten days

12

after acquisition of such shares of Stock, shall be submitted in the same manner for affixing the legend.  Each Stockholder shall make arrangements for affixation of the legend to any certificates representing any such shares of Stock that it does not have in its personal possession and therefore cannot deliver pursuant to this Paragraph 6.2.  Each Stockholder agrees to indemnify and hold the Voting Representative, the Successor Voting Representative and each of their respective successors or assigns harmless from any loss, damage or cost suffered by such persons as a result of any failure to deliver, or cause to be delivered, certificates representing shares of Stock for affixation of the legend in accordance with the provisions of this Paragraph 6.2.  Certificates representing any shares of Stock released from the applicable provisions of this Agreement must be presented to the Voting Representative and the Successor Voting Representative for removal of the legend.

7.                                      Term of Agreement; Termination.  Notwithstanding anything to the contrary set forth elsewhere herein, this Agreement shall remain effective for a term commencing on the Effective Date and ending on the first date that neither AB nor MB are then living, at which point this Agreement shall automatically terminate and be of no further force or effect; provided, however, that Paragraph 3 shall terminate on the 15th anniversary of the Effective Date unless extended as provided in Nevada Revised Statutes 78.365.

8.                                      General.

8.1.                            Notices.  Any notice pursuant to this Agreement shall be deemed given when received by the Voting Representative, the Successor Voting Representative and/or the Stockholder to whom it is directed, or when deposited in the United States mail, certified, return receipt requested, with postage prepaid, addressed to the Voting Representative, the Successor

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Voting Representative and/or such Stockholder at the address specified beside his, her or its name on the signature pages of this Agreement.  An address may be changed by written notice to each of the Voting Representative, the Successor Voting Representative and/or each Stockholder in the manner provided in this Paragraph 8.1.

8.2.                            Effect of Agreement.  This Agreement shall be binding on and enforceable against the Voting Representative, the Successor Voting Representative and each Stockholder, as well as his, her or its estate, heirs, administrators, executors, legal representatives, successors and assigns, and on all subsequent owners of any shares of the Stock (unless otherwise provided in this Agreement), who shall be deemed “Stockholders” within the meaning of, and shall hold such shares subject to, this Agreement.  Except for New Holdco, which shall be deemed an express third-party beneficiary hereof, and MB, individually and not as the Successor Voting Representative, as to the provisions of Paragraph 4.5, no other person(s) shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

8.3.                            Severability.  If a court of competent jurisdiction shall adjudge to be invalid any clause, sentence, subparagraph, paragraph or section of this Agreement, such judgment or decree shall not affect, impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be confined to the clause, sentence, subparagraph, paragraph or section so adjudged to be invalid.

8.4.                            Amendment of Agreement.  Except to the extent related to the addition of a new “Stockholder” pursuant to the applicable provisions of this this Agreement, this Agreement may be changed, modified or amended only by a written instrument signed by each

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Stockholder, the Voting Representative and the Successor Voting Representative.  Any such amendment shall become effective as of the date specified in the written instrument or, if no date is specified, on the date the Voting Representative receives the written instrument containing the amendment from each Stockholder.

8.5.                            Execution of Other Instruments.  Each Stockholder shall, subject to the Investor Rights Agreement, execute and deliver such other agreements and instruments as the Voting Representative and the Successor Voting Representative from time to time may deem advisable or appropriate to effectuate the intent and purpose of this Agreement, including, but not by way of limitation, the execution and delivery of a supplemental or additional agreement or agreements regarding the rights and powers granted under this Agreement with respect to the voting of all of the shares of Stock, but the delivery of any such supplemental or additional agreement or agreements shall in no way affect the validity of the agreements set forth in Paragraph 3.1.

8.6.                            Miscellaneous.

8.6.1.                                                                  Paragraph and Subparagraph Headings.  The paragraph and subparagraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.6.2.                                                                  Numbers and Gender.  When required by the context, each number (singular and plural) shall include all numbers and each gender shall include all genders.

8.6.3.                                                                  Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

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8.6.4.                                                                  Specific Performance; Breach. Each Stockholder, the Voting Representative and the Successor Voting Representative acknowledge and agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms of this Agreement and that a non-breaching party shall be entitled to specific performance of the terms of this Agreement by the breaching party in addition to any other remedy to which the non-breaching party is entitled at law or in equity without the need to demonstrate irreparable harm or to post any bond or surety. The parties to this Agreement also acknowledge and agree that the breach of this Agreement would result in substantial damage but that the amount of such damage would be extremely difficult or impractical to determine.  Therefore, if legal action is commenced to enforce this Agreement, the non-breaching party shall be entitled to recover from the breaching party the non-breaching party’s costs and reasonable attorneys’ fees plus an amount equal to $500,000, which amount is not a penalty, but rather liquidated damages in an amount reasonably estimated by the parties to this Agreement to compensate a non-breaching party for its damages, including the efforts and resources expended in negotiating this Agreement and its reliance on the expectation that all parties hereto would fully comply with the provisions hereof.

8.6.5.                                                                  Counterparts.  This Agreement may be executed in multiple counterparts, via facsimile, email or other means of electronic transmission, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8.6.6.                                                                  Person.  The word “person” in this Agreement shall mean an individual, corporation, partnership, limited partnership, limited

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liability partnership, limited liability company, professional corporation, trust, estate, custodian, trustee, executor, administrator, nominee, charity or other entity in its own or a representative capacity.

8.6.7.                                                                  Nevada.  This Agreement is intended to be an agreement between two or more stockholders as described in Nevada Revised Statutes 78.365 and a restriction on the transfer or registration of transfer of shares as described in Nevada Revised Statutes 78.242, as applicable, and shall be governed and interpreted in accordance with such provisions.

8.6.8.                  Termination of Prior Voting and Stock Transfer Restriction Agreement.  The parties hereto agree that this Agreement supersedes and replaces in all respects that certain Voting and Stock Transfer Restriction Agreement (the “Prior Voting Agreement”), dated as of August 8, 2018, among AB, MB and certain of the Stockholders, which Prior Voting Agreement shall be deemed terminated and of no further force or effect as of the date of this Agreement.

8.6.9.                  Timing.  The parties hereto acknowledge that this Agreement was executed simultaneously with the execution of the Investor Rights Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

VOTING REPRESENTATIVE:

Archie Bennett, Jr.

Address
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

SUCCESSOR VOTING REPRESENTATIVE:

Monty J. Bennett

Address
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

[Signature Page to AB Voting Agreement]

STOCKHOLDERS:

ARCHIE BENNETT, JR.
[•] of New Holdco Preferred Stock

Address:
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

ALAYNA JO BENNETT MAX 2019 GIFT TRUST
40,000 shares of New Holdco Preferred Stock

By:
Trustee:

Address:
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

ARCHIE BENNETT, III 2019 GIFT TRUST
40,000 shares of New Holdco Preferred Stock

By:
Trustee:

Address:
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

AUDRA MARIE BENNETT MAXWELL 2019 GIFT TRUST
40,000 shares of New Holdco Preferred Stock

By:
Trustee:

[Signature Page to AB Voting Agreement]

Address:
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

JORY GLAZENER 2019 GIFT TRUST
40,000 shares of New Holdco Preferred Stock

By:
Trustee:

Address:
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

KRISTA KOLEAS 2019 GIFT TRUST
40,000 shares of New Holdco Preferred Stock

BY:
Trustee:

Address:
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

MATTHEW WADE BENNETT 2019 GIFT TRUST
40,000 shares of New Holdco Preferred Stock

By:
Trustee:

Address:
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

[Signature Page to AB Voting Agreement]

BEVERLY RENE BENNETT FLOOD 2019 GIFT TRUST

40,000 shares of New Holdco Preferred Stock

By:
Trustee:

Address:
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

[Signature Page to AB Voting Agreement]

EXHIBIT G

FORM OF MERGER AGREEMENT

MERGER AND REGISTRATION RIGHTS AGREEMENT

MERGER AND REGISTRATION RIGHTS AGREEMENT dated as of [•], 20[•] (this “Agreement”), by and among Ashford Inc., a Maryland corporation (“AINC”), Ashford Nevada Holding Corp., a Nevada corporation (“New Holdco”), and Ashford Merger Sub Inc., a Maryland corporation (“Merger Sub” and, together with AINC and New Holdco, the “Merger Parties”), and, solely for the purposes of Article V hereof, Archie Bennett, Jr., Monty J. Bennett (together with Archie Bennett, Jr., the “Bennetts”), MJB Investments, LP (“MJB Investments”), the Alayna Jo Bennett Max 2019 Gift Trust, the Archie Bennett, III 2019 Gift Trust, the Audra Marie Bennett Maxwell 2019 Gift Trust, the Jory Glazener 2019 Gift Trust, the Krista Koleas 2019 Gift Trust, the Matthew Wade Bennett 2019 Gift Trust, the Beverly Rene Bennett Flood 2019 Gift Trust, the Supplemental Needs Trust FBO Lucas Wade Bennett (together with such other trusts, the “Trusts”), James L. Cowen, Jeremy J. Welter and Mark A. Sharkey (together with the Bennetts, Remington Holdings, MJB Investments, the Trusts, James L. Cowen and Jeremy J. Welter, the “Investors”).

RECITALS:

WHEREAS, AINC is the sole stockholder of New Holdco and New Holdco is the sole stockholder of Merger Sub;

WHEREAS, in conjunction with the consummation of the transactions contemplated by the Combination Agreement, dated as of May 31, 2019, among Archie Bennett, Jr., Monty J. Bennett, Remington Holdings, L.P., Remington Holdings GP, LLC, MJB Investments, LP, AINC, New Holdco, Merger Sub, James L. Cowen and Jeremy J. Welter (the “Combination Agreement”), among other things, Merger Sub will merge with and into AINC with AINC as the surviving merger party (the “Merger”), and as a result of such Merger, (i) each share of the Common Stock, par value $0.01 per share, of AINC (“Existing AINC Common Stock”) outstanding immediately prior to the Effective Time (as defined herein) will be converted into one share of the Common Stock, par value $0.001 per share, of New Holdco (“New Holdco Common Stock”), (ii) each share of the Series B Convertible Preferred Stock, par value $25.00 per share, of AINC (“Existing AINC Preferred Stock”) outstanding immediately prior to the Effective Time will be converted into one share of the Series D Convertible Preferred Stock, par value $0.001 per share, of New Holdco (“New Holdco Preferred Stock”), (iii) each share of the Common Stock, par value $0.00001 per share, of Merger Sub (“Merger Sub Common Stock”) outstanding immediately prior to the Effective Time will be converted into one share of the Existing AINC Common Stock, (iv) each share of the Preferred Stock, par value $0.00001 per share, of Merger Sub (“Merger Sub Preferred Stock”) outstanding immediately prior to the Effective Time will be converted into one share of the Series E Convertible Preferred Stock, par value $25.00 per share, of AINC which will be created by AINC through its filing of Articles Supplementary with the Maryland State Department of Assessments and Taxation in the form attached hereto as Exhibit A (“New AINC Articles Supplementary”) with an effective date and time concurrent with the Effective Time (“New AINC Preferred Stock”), and (v) the shares of New Holdco Common Stock outstanding immediately prior to the Effective Time will be cancelled;

WHEREAS, the purpose of the Merger is, in part, to cause the holding company of AINC and its subsidiaries to be organized under the laws of the Nevada.  The Board of Directors of AINC has determined that the creation of a holding company organized under the laws of Nevada is

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consistent with, and will further, the business strategies and goals of AINC and its Affiliates and is in the best interests of AINC and its shareholders;

WHEREAS, the board of directors of AINC has declared advisable the merger of Merger Sub with and into AINC in accordance with the terms of this Agreement and the Combination Agreement, with AINC to be the surviving entity in the Merger and to become a wholly-owned subsidiary of New Holdco and the outstanding shares of AINC Common Stock and AINC Preferred Stock to be converted into shares of New Holdco Common Stock and New Holdco Preferred Stock, respectively, and recommended to the AINC voting shareholders that they vote in favor of the Merger and the transactions contemplated by this Agreement and the Combination Agreement;

WHEREAS, under the Combination Agreement, the following AINC stockholder votes are required (the “Required Stockholder Vote”) in order to approve the Merger, this Agreement and the other transactions contemplated by the Combination Agreement: (a) with respect to the Combination Agreement and the transactions contemplated thereby, including the Merger and the transactions contemplated by the Merger Agreement, (i) the affirmative vote of a majority of the issued and outstanding voting power of the AINC voting stock (taking into account the Existing AINC Preferred Stock on an as-converted basis), (ii) the affirmative vote of the holders of at least 55% of the outstanding shares of the Existing AINC Preferred Stock, and (iii) the affirmative vote of a majority of the issued and outstanding shares of AINC voting stock (taking into account the Existing AINC Preferred Stock on an as-converted basis) that are not Beneficially Owned (as defined in the Combination Agreement) by the Bennetts, MJB Investments or the Trusts (provided that, for purposes of this clause (iii), the AINC voting stock that is owned of record by Ashford Hospitality Trust, Inc. or Braemar Hotels & Resorts, Inc. shall not be deemed to be Beneficially Owned (as defined in the Contribution Agreement) by the Bennetts, MJB Investments or the Trusts so long as the decision to vote such shares on the Combination Agreement and the transactions contemplated thereby, including the Merger and the transactions contemplated by the Merger Agreement, is solely determined by the members of the Board of Directors of the applicable entity who are independent within the meaning of applicable rules of the NYSE American (or any exchange on which the common stock is listed on the record date for the Stockholder Meeting (as defined below)) and do not have a material financial interest within the meaning of Section 2-419 of the Maryland General Corporation Law (the “MGCL”) in the transactions contemplated by the Combination Agreement and the Merger Agreement (or a duly appointed board committee consisting only of such independent and disinterested board members); and (b) with respect to the to the issuance of the New Holdco Preferred Stock to the Bennetts, MJB Investments, James L. Cowen and Jeremy J. Welter, the affirmative vote of a majority of the issued and outstanding voting power of the AINC voting stock (taking into account the Existing AINC Preferred Stock on an as-converted basis) represented in person or by proxy at the Stockholder Meeting (as defined below); and

WHEREAS, it is intended that, for U.S. federal income tax purposes (and, where applicable, state and local tax purposes): (i) the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement together with the Combination Agreement shall constitute a “plan of reorganization” within the meaning of the Code and the Treasury regulations promulgated thereunder; and (ii) the exchange of Transferred Securities (as defined in the Combination Agreement) for New Holdco Preferred Stock pursuant to the Remington

2

Contribution Agreement (as defined in the Combination Agreement) and the Combination Agreement (the “Remington Exchange”), together with the exchange of Existing AINC Common Stock for New Holdco Common Stock and the Existing AINC Preferred Stock for New Holdco Preferred Stock pursuant to the Merger, qualify as an exchange under Section 351 of the Code, and the Combination Agreement, the PM Contribution Agreement and this Agreement will together be taken as a single plan of exchange under Section 351 of the Code.

NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
THE MERGER

Section 1.1            Merger and New Holdco Common Stock and New Holdco Preferred Stock. In accordance with the provisions of (i) this Agreement, (ii) the Articles of Merger (as defined below) and (iii) the MGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into AINC, the separate existence of Merger Sub shall cease, and AINC shall continue as the surviving corporation under the laws of the State of Maryland.

Section 1.2            Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at such time, date and place as the parties may agree, but in no event prior to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Section 3.1 hereof.

Section 1.3            Effective Time and Execution. Subject to the terms and conditions of this Agreement, at the Closing, the parties hereto shall cause the Articles of Merger with respect to the Merger (the “Articles of Merger”) to be filed with the Maryland State Department of Assessments and Taxation in the manner provided under Section 3-109 of the MGCL. The Merger shall become effective at the effective time set forth in the Articles of Merger as filed with and accepted for record by the Maryland State Department of Assessments and Taxation (the “Effective Time”). The Effective Time shall occur after the execution and delivery of the Remington Contribution Agreement, but prior to the consummation of the Remington Exchange. AINC, as it will exist from and after the Effective Time, is herein sometimes referred to as the “Surviving Corporation.” The day on which the Effective Time occurs is hereinafter sometimes referred to as the “Effective Date.” The Parties acknowledge that this Agreement was executed (a) simultaneously with the execution of the Investor Rights Agreement, the Remington Contribution Agreement, the Hotel Services Agreement, the Transition Cost Sharing Agreement and the Non-Competition Agreement (each, as defined in the Combination Agreement), (b) simultaneously with the filing for record with the Maryland State Department of Assessments and Taxation of the Articles of Merger and the New AINC Articles Supplementary (each with a delayed effective time, as specified therein), (c) simultaneously with the filing for record with the Nevada Secretary of State of the New Holdco Preferred Stock Certificate of Designation (as defined in the Combination Agreement) (with an effective time, as specified therein), and (d) prior to the Effective Time.

Section 1.4            Name of Surviving Corporation. The name of the Surviving Corporation of the Merger shall be OAINC II Inc.

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Section 1.5            Effect of the Merger.

(A)                               MGCL. The Merger shall, from and after the Effective Time, have the effects provided for in the MGCL, including Section 3-114 thereof.

(B)                               Surviving Corporation Vesting. Without limitation of paragraph (A) above, at the Effective Time, (i) all of the rights, privileges, powers and franchises and all property (real, personal and mixed) of Merger Sub shall automatically vest in the Surviving Corporation, (ii) all debts, liabilities and duties of Merger Sub shall automatically attach to and become the responsibility of the Surviving Corporation, (iii) all corporate acts, plans, policies, contracts, approvals and authorizations of Merger Sub and the sole stockholder of Merger Sub, all committees elected or appointed by the sole stockholder of Merger Sub and all officers and agents of Merger Sub, that were valid and effective immediately prior to the Effective Time shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be effective and binding on the Surviving Corporation as the same were with respect to Merger Sub, (iv) any action or proceeding, whether civil, criminal or administrative, pending by or against Merger Sub may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted for Merger Sub in any such action or proceeding and (v) any employees of Merger Sub at the Effective Time shall become employees of the Surviving Corporation.

Section 1.6            Governing Documents. At and after the Effective Time, the articles of incorporation of AINC, as in effect immediately prior to the Effective Time (the “Charter”), as supplemented by the New AINC Articles Supplementary, shall be the charter of the Surviving Corporation unless and until amended in accordance with the MGCL and the Charter subsequently to the Effective Time. At and after the Effective Time, the bylaws of AINC, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation (the “Surviving Corporation Bylaws”) unless and until amended in accordance with the MGCL and the Charter subsequent to the Effective Time.

Section 1.7            Officers and Directors. The persons serving as officers and directors of AINC immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation until changed in accordance with the Surviving Corporation Bylaws and applicable law subsequently to the Effective Time.

Section 1.8            Effect on Capital Stock. At the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of AINC, New Holdco or Merger Sub:

(A)                               Existing AINC Common Stock. Each share of Existing AINC Common Stock issued and outstanding immediately prior to the Effective Time shall automatically convert, on a one-for-one basis, into one share of New Holdco Common Stock.

(B)                               Existing AINC Preferred Stock. Subject to Section 1.9, each share of Existing AINC Preferred Stock issued and outstanding immediately prior to the Effective Time shall automatically convert, on a one-for-one basis, into one share of New Holdco Preferred Stock.

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(C)                               Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall automatically convert, on a one-for-one basis, into one share of Existing AINC Common Stock.

(D)                               Merger Sub Preferred Stock. Each share of Merger Sub Preferred Stock issued and outstanding immediately prior to the Effective Time shall automatically convert, on a one-for-one basis, into one share of New AINC Preferred Stock.

(E)                                New Holdco Common Stock. Each share of New Holdco Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of this Agreement, automatically be cancelled for no consideration and cease to be issued or outstanding.

Section 1.9                                    Dissenting Shares.

(A)                               Notwithstanding anything in this Agreement to the contrary (but subject to the other provisions of this Section 1.9), any shares of Existing AINC Preferred Stock for which the holder thereof (i) files with AINC a written objection to the Merger within the time required by the MGCL, (ii) has not voted in favor of the Merger or consented to it in writing, and (ii) has made a written demand on New Holdco for the payment of the fair value such holder’s Existing AINC Preferred Stock and has complied in all respects with, the MGCL (collectively, the “Dissenting Shares”), shall not be converted into the right to receive the New Holdco Preferred Stock in accordance with Section 1.8(b). At the Effective Time, (i) all Dissenting Shares shall be canceled and cease to exist and (ii) the holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under the MGCL.

(B)                               Notwithstanding the provisions of Section 1.9(A), if any holder of Dissenting Shares effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then that holder’s shares (i) shall be deemed no longer to be Dissenting Shares and (ii) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the New Holdco Preferred Stock in accordance with Section 1.8(B).

(C)                               AINC shall give New Holdco (i) prompt notice of any written demand for appraisal of any shares of Existing AINC Preferred Stock (including copies of any written demands), any withdrawals or attempted withdrawals of such demands and any other instrument served on AINC under the MGCL and (ii) the right to direct all negotiations and proceedings with respect to such demands for appraisal. Except to the extent required by applicable Law, AINC shall not offer to make or make any payment with respect to any such demands for appraisal or otherwise settle any such demands without the prior written consent of New Holdco, which consent shall not be unreasonably withheld, delayed or conditioned.

(D)                               Prior to the Effective Time, AINC shall not, except with the prior written consent of New Holdco, voluntarily make any payment with respect to any demands for appraisal of any shares of Existing AINC Preferred Stock, offer to

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settle or settle any such demands or approve any withdrawal of any such demands.

Section 1.10                             No Required Surrender of Stock Certificates.

(A)                               Excluding any Dissenting Shares, at and after the Effective Time: (i) where no physical certificate representing the shares of Existing AINC Common Stock or Existing AINC Preferred Stock has been issued in the name of a holder of shares of Existing AINC Common Stock or Existing AINC Preferred Stock, as applicable, issued and outstanding immediately prior to the Effective Time, a “book-entry” (i.e., a computerized or manual entry) shall be made in the stockholder records of New Holdco to evidence the issuance to such holder of the number of uncertificated shares of New Holdco Common Stock or New Holdco Preferred Stock into which such shares of Existing AINC Common Stock or Existing AINC Preferred Stock, as applicable, have been converted pursuant to Section 1.8 and New Holdco shall cause each stockholder holding New Holdco Common Stock or New Holdco Preferred Stock, as applicable, in book entry form to be provided such information as shall be required by or necessary to comply with Nevada law; and (ii) each certificate which, immediately prior to the Effective Time, represented outstanding shares of Existing AINC Common Stock or Existing AINC Preferred Stock, as applicable (an “AINC Certificate”), shall be deemed for all purposes to evidence ownership of, and to represent, the number of shares of New Holdco Common Stock or New Holdco Preferred Stock, as applicable, into which the shares of Existing AINC Common Stock or Existing AINC Preferred Stock, as applicable, represented by such AINC Certificate immediately prior to the Effective Time have been converted pursuant to Section 1.8.

(B)                               Excluding any Dissenting Shares, the registered holder of any AINC Certificate outstanding immediately prior to the Effective Time, as such holder appears in the books and records of AINC, or of the transfer agent in respect of the shares of Existing AINC Common Stock or Existing AINC Preferred Stock, as applicable, immediately prior to the Effective Time, shall, until such AINC Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends or other distributions on, the shares of New Holdco Common Stock or New Holdco Preferred Stock, as applicable, into which the shares of Existing AINC Common Stock or Existing AINC Preferred Stock, as applicable, represented by any such AINC Certificate have been converted pursuant to Section 1.8, subject to the provisions of applicable Nevada law.

(C)                               Excluding any Dissenting Shares, within a reasonable period of time following the Effective Time, New Holdco shall mail, or shall cause to be mailed, to the persons who were registered holders of AINC Certificates immediately prior to the Effective Time, a letter of transmittal, in customary form, containing instructions for use in effecting the surrender of such AINC Certificates, if the holder so chooses, in exchange for a certificate (a “New Holdco  Certificate”), or uncertificated shares in book-entry form, representing the number of shares of New Holdco Common Stock or New Holdco Preferred Stock, as applicable, into which the shares of Existing AINC Common Stock or Existing AINC

6

Preferred Stock, as applicable, represented by such AINC Certificate have been converted pursuant to Section 1.8.

(D)                               Excluding any Dissenting Shares, if any AINC Certificate shall have been lost, stolen or destroyed, New Holdco may, in its discretion and as a condition to the issuance of any New Holdco Certificate or uncertificated shares of New Holdco Common Stock or New Holdco Preferred Stock, as applicable, in book-entry form, require the owner of such lost, stolen or destroyed AINC Certificate to post a bond, in such reasonable and customary amount as New Holdco may direct, as indemnity against any claim that may be made against New Holdco or the Surviving Corporation with respect to such AINC Certificate.

(E)                                Excluding any Dissenting Shares, if any New Holdco Certificate is to be issued in a name other than that in which the AINC Certificate surrendered for exchange is registered, such exchange shall be conditioned upon: (i) the AINC Certificate so surrendered being properly endorsed or otherwise in proper form for transfer; and (ii) the person requesting such exchange either paying any transfer or other taxes required by reason of the issuance of the New Holdco Certificate in a name other than that of the registered holder of the AINC Certificate surrendered, or establishing to the satisfaction of New Holdco, or the transfer agent in respect of the New Holdco Common Stock or New Holdco Preferred Stock, as applicable, that such tax has been paid or is not applicable.

(F)                                 Each New Holdco Certificate shall comply with all requirements set forth in New Holdco’s charter or bylaws and applicable law with respect to notice of certain restrictions on ownership and transferability.

(G)                               AINC and New Holdco expect that the New Holdco Certificates delivered to former AINC stockholders will reflect the change of New Holdco’s name to “Ashford Inc.”

Section 1.11          Dividends. At the Effective Time and by operation of the Merger and this Agreement, AINC’s obligations with respect to any dividends or other distributions to holders of Existing AINC Common Stock or Existing AINC Preferred Stock that have been declared by AINC, but not paid prior to the Effective Time will be assumed by New Holdco in accordance with the terms of the declaration or accrual, as applicable.  Immediately prior to the Effective Time, AINC will pay a dividend on the Existing AINC Preferred Stock in an amount equal to the amount of accrued but unpaid dividends on the Existing AINC Preferred Stock immediately prior to such time.

Section 1.12          Stock Transfer Books. At the Effective Time, the stock transfer books of AINC shall be closed and thereafter there shall be no further registration of transfers of shares of Existing AINC Common Stock or Existing AINC Preferred Stock theretofore outstanding on the records of AINC.

Section 1.13          Plan of Reorganization and Plan of Exchange. This Agreement, together with the Combination Agreement, is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g), and this Agreement, the Combination Agreement and the Remington Contribution Agreement together are intended to constitute a single plan of exchange under Section 351 of the Code. Each party hereto shall use commercially reasonable efforts to cause the Merger to qualify, and will not take any actions or cause any actions to be taken which would prevent the Merger from qualifying, as a reorganization

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within the meaning of Section 368(a) of the Code. Each party hereto shall use commercially reasonable efforts to cause the Merger and the Remington Exchange collectively to qualify, and will not knowingly take any actions or cause any actions to be taken which would prevent the Merger and the Remington Exchange collectively from qualifying, as an exchange under Section 351 of the Code.

Section 1.14        Successor Issuer. It is the intent of the parties hereto that New Holdco be deemed a “successor issuer” of AINC in accordance with Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) solely for purposes of the Exchange Act, and in accordance with Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”) solely for purposes of the Securities Act. At or after the Effective Time, New Holdco shall file: (i) an appropriate report on Form 8-K describing the Merger; and (ii) appropriate amendments to any registration statements of AINC on Form S-8 in accordance with Section 2.2.

ARTICLE II
ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

Section 2.1            Assumption of AINC Plan and Outstanding Stock Options and Obligations under the AINC Plan. At the Effective Time, New Holdco shall assume the rights and obligations of AINC under the Ashford Inc. 2014 Incentive Plan (including all amendments or modifications thereto, the “AINC Plan”) and the rights and obligations of AINC under: (i) all unexercised and unexpired options to purchase shares of Existing AINC Common Stock (“AINC Options”), as well as all outstanding restricted stock grants, that are then outstanding under the AINC Plan immediately prior to the Effective Time; (ii) all obligations to issue shares of Existing AINC Common Stock under the deferred compensation obligations assumed by AINC in connection with its spin-off from Ashford Hospitality Trust, Inc. in 2014 (the “AINC Deferred Compensation Obligations”); and (iii) the remaining unallocated reserve of shares of Existing AINC Common Stock issuable under the AINC Plan. At the Effective Time, the reserve of shares of Existing AINC Common Stock under the AINC Plan, whether allocated to existing AINC Options, existing AINC Deferred Compensation Obligations or existing restricted stock grants, or unallocated at that time, shall be converted on a one-share-for-one-share basis into a reserve of shares of New Holdco Common Stock, and each AINC Option and each AINC Deferred Compensation Obligation assumed by New Holdco, as well as each outstanding restricted stock grant, shall continue to have, and be subject to, the same terms and conditions as set forth in the AINC Plan, the AINC Options and the AINC Deferred Compensation Obligations and the agreement(s) evidencing each of the AINC Options, the AINC Deferred Compensation Obligations and the restricted stock grants as in effect immediately prior to the Effective Time (including, without limitation, the vesting schedule and applicable issuance dates (without acceleration thereof by virtue of the Merger and the transactions contemplated hereby or by the Combination Agreement), the per share exercise price of the AINC Options, the expiration date of the AINC Options and other applicable termination provisions and the tax withholding procedures), except that from and after the Effective Time: (i) each AINC Option will be exercisable (or will become exercisable in accordance with its terms) for that number of shares of New Holdco Common Stock equal to the number of shares of Existing AINC Common Stock that were subject to each such AINC Option immediately prior to the Effective Time and any applicable exercise price shall be payable to New Holdco; (ii) each AINC Deferred Compensation Obligation may be settled for that number of shares of New Holdco Common Stock equal to the number of shares of Existing AINC Common Stock for which such AINC Deferred Compensation Obligation could be settled; and (iii) each outstanding restricted stock grant shall be with respect to that number of shares of New Holdco Common Stock equal to the number of shares of Existing AINC Common Stock that were subject to such restricted stock grant immediately prior to the Effective Time.

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Section 2.2            Assignment and Assumption of Agreements. Effective as of the Effective Time, AINC hereby assigns and delegates to New Holdco, and New Holdco hereby assumes and agrees to perform, all rights and obligations of AINC pursuant to the AINC Plan, under each option agreement relating to AINC Stock Options outstanding under the AINC Plan immediately prior to the Effective Time and under each AINC Deferred Compensation Obligation outstanding immediately prior to the Effective Time. Effective as of the Effective Time, New Holdco shall become the successor issuer of securities under the AINC Plan in accordance with Rule 12g-3 under the Exchange Act solely for purposes of the Exchange Act and in accordance with Rule 414 under the Securities Act solely for purposes of the Securities Act and shall, as soon as practicable following the Effective Time, file a post-effective amendment to each existing registration statement on Form S-8 covering the AINC Plan, pursuant to which New Holdco as successor to AINC shall expressly adopt such registration statements on Form S-8 as its own in accordance with Rule 414 under the Securities Act.

Section 2.3            Reservation of Shares. On or prior to the Effective Time, New Holdco shall reserve sufficient shares of New Holdco Common Stock to provide for the issuance of New Holdco Common Stock upon the exercise or other settlement of all AINC Options and AINC Deferred Compensation Obligations and to cover any additional shares of New Holdco Common Stock that may become issuable under future awards made with respect to the remaining share reserve under the assumed AINC Plan that is, in accordance with the foregoing provisions of this Agreement, converted into a reserve of shares of New Holdco Common Stock.

Section 2.4            Registration Statement; Prospectus/Proxy Statement. In connection with the Stockholder Meeting (as defined below), New Holdco has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) in connection with the registration under the Securities Act of the shares of New Holdco Common Stock to be issued to the stockholders of AINC pursuant to the Merger. The Registration Statement shall, at such time as it is declared effective by order of the SEC, include: (i) a prospectus for the issuance of shares of New Holdco Common Stock in the Merger; and (ii) a proxy statement relating to the Stockholder Meeting (such prospectus and proxy statement collectively, together with any amendments or supplements thereto, the “Prospectus/Proxy Statement”). Each of New Holdco and AINC shall use its reasonable best efforts to cause the Registration Statement to become effective and the Prospectus/Proxy Statement to be cleared by the SEC as promptly as practicable, and, prior to the effective date of the Registration Statement, New Holdco shall take all actions reasonably required under any applicable federal securities laws or state blue sky laws in connection with the issuance of shares of New Holdco Common Stock pursuant to the Merger. As promptly as reasonably practicable after the Registration Statement shall have become effective and the Prospectus/Proxy Statement shall have been cleared by the SEC, AINC shall mail or cause to be mailed or otherwise make available in accordance with the Securities Act and the Exchange Act, the Prospectus/Proxy Statement to its stockholders; provided, however, that the parties shall consult and cooperate with each other in determining the appropriate time for mailing or otherwise making available to AINC’s stockholders the Prospectus/Proxy Statement in light of the date set for the Stockholder Meeting.

Section 2.5            Meeting of AINC Stockholders; Board Recommendation. AINC shall take all action necessary in accordance with the MGCL and its governing documents to call, hold and convene a meeting of its stockholders to consider and vote upon the matters referenced within the definition of the term Required Stockholder Vote (the “Stockholder Meeting”). AINC shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the matters referenced

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within the definition of Required Stockholder Vote. AINC may adjourn or postpone the Stockholder Meeting: (i) to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to its stockholders in advance of any vote on the matters referenced within the definition of Required Stockholder Vote or (ii) if as of the time for which the Stockholder Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) insufficient shares of Existing AINC Common Stock and Existing AINC Preferred Stock are voting in favor of the approval of the of the matters referenced within the definition of Required Stockholder Vote or represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholder Meeting.

Section 2.6            Listing of New Holdco Common Stock. AINC and New Holdco shall use their reasonable best efforts to obtain, at or before the Effective Time, confirmation of listing on the NYSE American LLC stock exchange (the “NYSE American”) of the New Holdco Common Stock issuable pursuant to the Merger.

Section 2.7            Section 16 Matters. Prior to the Effective Time, the Boards of Directors of AINC and New Holdco or an appropriate committee of non-employee directors (as such term is defined for purposes of Rule 16b-3 promulgated under the Exchange Act) shall adopt resolutions consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of AINC or New Holdco who is a covered person for purposes of Section 16(a) of the Exchange Act of shares of Existing AINC Common Stock or Existing AINC Preferred Stock (or derivative securities) and the receipt of shares of New Holdco Common Stock or New Holdco Preferred Stock (or derivative securities) in exchange therefor by virtue of this Agreement and the Merger will be an exempt transaction for purposes of Section 16(b) of the Exchange Act.

Section 2.8            Other Employee Benefit Plans and Arrangements. Effective as of the Effective Time: (i) AINC transfers, assigns and delegates to New Holdco, and New Holdco hereby assumes, each of AINC’s other employee benefit plans and arrangements and all rights and obligations of AINC thereunder, if any, by AINC to New Holdco prior to the Effective Time; and (ii) New Holdco hereby assumes and agrees to perform the obligations of AINC thereunder upon the same terms and conditions as set forth in each such designated plan and arrangement as in effect at the Effective Time.

ARTICLE III
CONDITIONS TO CLOSING

Section 3.1            Conditions to Obligations of Merger Sub. The obligations of Merger Sub to perform this Agreement are subject to the satisfaction or waiver, prior to the proposed Effective Time, of each of the following conditions:

(A)                               AINC shall have performed all agreements, covenants and obligations required to be performed, complied with or discharged by it under this Agreement and the Combination Agreement prior to or as of the Effective Time.

(B)                               All actions necessary to authorize the execution, delivery and performance of this Agreement and the Combination Agreement by AINC and the enforceability of this Agreement and the Combination Agreement against AINC shall have been duly and validly taken.

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Section 3.2            Conditions to Obligations of New Holdco. The obligations of New Holdco to perform this Agreement are subject to the satisfaction or waiver, prior to the proposed Effective Time, of the following conditions:

(A)                               Each of AINC and Merger Sub shall have performed all agreements, covenants and obligations required to be performed, complied with or discharged by it under this Agreement and the Combination Agreement prior to or as of the Effective Time.

(B)                               All actions necessary to authorize the execution, delivery and performance of this Agreement and the Combination Agreement by each of AINC and Merger Sub and the enforceability of this Agreement and the Combination Agreement against each of AINC and Merger Sub shall have been duly and validly taken.

(C)                               Each of the matters referenced within the definition of Required Stockholder Vote shall have been approved by the Requisite Stockholder Vote at the Stockholder Meeting.

(D)                               Immediately prior to the Effective Time, the shares of New Holdco Common Stock to be issued in the Merger shall be approved to be listed for trading on the NYSE American upon issuance.

Section 3.3            Conditions to Obligations of AINC. The obligations of AINC to perform this Agreement are subject to the satisfaction or waiver, prior to the proposed Effective Time, of the following conditions:

(A)                               Each of New Holdco and Merger Sub shall have performed all agreements, covenants and obligations required to be performed, complied with or discharged by it under this Agreement and the Combination Agreement prior to or as of the Effective Time.

(B)                               All actions necessary to authorize the execution, delivery and performance of this Agreement and the Combination Agreement by Merger Sub and the enforceability of this Agreement and the Combination Agreement against Merger Sub shall have been duly and validly taken.

(C)                               Each of the matters referenced within the definition of Required Stockholder Vote shall have been approved by the Requisite Stockholder Vote at the Stockholder Meeting.

(D)                               Immediately prior to the Effective Time, the shares of New Holdco Common Stock to be issued in the Merger shall be approved to be listed for trading on the NYSE American upon issuance.

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ARTICLE IV
ADDITIONAL COVENANTS

Section 4.1            Expenses. AINC and New Holdco shall pay all of their own expenses in connection with the transactions contemplated by this Agreement.

Section 4.2            Activities of New Holdco and Merger Sub. Prior to the Effective Time, New Holdco and Merger Sub shall not conduct any business activities and shall not conduct any other activities except in connection with the transactions contemplated by this Agreement, the Transaction Documents (as defined in the Combination Agreement) or the Combination Agreement.

ARTICLE V
REGISTRATION RIGHTS

Section 5.1            Resale Registration. No later than 120 days following the Effective Time, New Holdco shall prepare and file a registration statement under the Securities Act to permit the public resale of Registrable Securities (as defined below) then outstanding from time to time as permitted by Rule 415 of the Securities Act with respect to all of the Registrable Securities (the “Resale Registration Statement”). The Resale Registration Statement filed pursuant to this Agreement shall be on such appropriate registration form of the SEC as shall be selected by New Holdco so long as it permits the continuous offering of the Registrable Securities pursuant to Rule 415 of the Securities Act or such other rule as is then applicable. New Holdco shall use its commercially reasonable efforts to cause the Resale Registration Statement to become effective on or as soon as practicable after the filing thereof. Any Resale Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders (as defined below) of any and all Registrable Securities covered by such Resale Registration Statement. New Holdco shall use its commercially reasonable efforts to cause the Resale Registration Statement filed pursuant to this Agreement to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Resale Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). The Resale Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Resale Registration Statement, in the light of the circumstances under which a statement is made).

Section 5.2            Obligations of New Holdco. Whenever required under this Article V to effect the registration of any Registrable Securities, New Holdco will, as expeditiously as possible:

(A)                               prepare and file with the SEC such amendments and supplements to the Resale Registration Statement and the prospectus used in connection with such Resale Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Resale Registration Statement;

(B)                               furnish to the Holders such numbers of copies of a prospectus including a preliminary prospectus, in conformity with the requirements of the

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Securities Act with respect to the disposition of all securities covered by the Resale Registration Statement;

(C)                               use its best efforts to register and qualify the Registrable Securities covered by the Resale Registration Statement under such other securities or Blue Sky laws of such jurisdictions as reasonably requested by the Holders of Registrable Securities; provided that New Holdco will not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless New Holdco is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(D)                               cause the Registrable Securities registered for resale to be listed on a national securities exchange or trading system and each securities exchange and trading system on which similar securities issued by AINC are then listed;

(E)                                provide a transfer agent and a registrar for all such Registrable Securities, in each case not later than the effective date of such registration;

(F)                                 if requested by the Holders of a majority of the Registrable Securities, retain one or more nationally-recognized investment banking firms to act as underwriter for the offering, and enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such customary actions as the Holders of a majority of the Registrable Securities or the managing underwriter of such offering request in order to expedite or facilitate the disposition of the all such Registrable Securities (including, without limitation, making appropriate officers of New Holdco available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities)); and

(G)                               use its best efforts to furnish, on the date on which such Registrable Securities are sold to any underwriter: (i) an opinion, dated such date, of the counsel representing New Holdco for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any; and (ii) a “comfort letter” dated such date, from the independent certified public accountants of New Holdco, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

Section 5.3            Delay Rights. Notwithstanding anything to the contrary contained herein, New Holdco may, upon written notice to all Holders whose Registrable Securities are included in the Resale Registration Statement, suspend such Holder’s use of any prospectus which is a part of the Resale Registration Statement (a “Blackout Period”) (in which event the Holder shall discontinue sales of the Registrable Securities pursuant to the Resale Registration Statement) if New Holdco is contemplating or has experienced a material non-public event, the disclosure of which at such time, in the good faith judgment of New Holdco, would materially adversely affect New Holdco or, as to each Holder that is

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subject to the securities trading policies of New Holdco applicable to insiders of New Holdco, during any period in which insiders of New Holdco are not permitted to trade in securities of New Holdco under the securities trading policies of New Holdco applicable to insiders of New Holdco. Upon disclosure of such information or the termination of the condition or expiration of such period described above, New Holdco shall provide prompt notice to the Holders whose Registrable Securities are included in the Resale Registration Statement, and shall promptly terminate any suspension of sales it has put into effect. Any such Blackout Period will be no longer than 60 days in the aggregate in any 365-day period and New Holdco will not utilize this right more than once in any twelve -month period.

Section 5.4            Cooperation by Holders. New Holdco shall have no obligation to include in the Resale Registration Statement Registrable Securities of a Holder who has failed to timely furnish upon written request timely delivered to such Holder such information that New Holdco determines, after consultation with counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 5.5            Expenses. New Holdco will pay all reasonable expenses incurred pursuant to this Article V with respect to the registration of the Registrable Securities as determined in good faith; provided that New Holdco shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights under this this Article V.

Section 5.6            Termination of Purchaser’s Rights. A Holder’s rights under this Agreement shall terminate upon the termination of the Effectiveness Period.

Section 5.7            Certain Definitions. For purposes of this Article V, the following capitalized terms have the definitions set forth below:

(A)                               “Converted Common Stock” means shares of New Holdco Common Stock issuable upon conversion of the New Holdco Preferred Stock.

(B)                               “Holder” means any Covered Investor (as such term is defined in that certain Investor Rights Agreement, dated as of [•], 20[•], by and among New Holdco and the Investors (the “Investor Rights Agreement”)).

(C)                               “Registrable Securities” means: (i) the New Holdco Preferred Stock; (ii) any Converted Common Stock; and (iii) any shares of capital stock issued in respect of the New Holdco Preferred Stock or any Converted Common Stock in the event of any recapitalization, reclassification, merger, consolidation or similar transaction or event; provided that any such Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 under the Securities Act (“Rule 144”) (or any similar provision then in force) under the Securities Act; (c) such Registrable Security is held by New Holdco or one of its subsidiaries or Affiliates (other than the Investors); or (d) such Registrable Security becomes eligible for resale in accordance with Rule 144 without volume or holding period limitations and, in the event New Holdco is not in compliance with the requirements of

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Rule 144(c) promulgated under the Securities Act, without the need for current public information.

ARTICLE VI
AMENDMENT AND TERMINATION

Section 6.1            Amendment. This Agreement may be amended or supplemented in any manner and from time to time prior to the Effective Time by a written instrument duly executed and delivered by all of the parties hereto.

Section 6.2            Termination. If permitted under the Combination Agreement, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by action taken by the Board of Directors of AINC or the sole stockholder of Merger Sub for any reason whatsoever, such termination to be effected by giving written notice to the other parties hereto. In the event of the permitted termination and abandonment of this Agreement, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, managers, officers, stockholders, members or partners.

ARTICLE VII
MISCELLANEOUS

Section 7.1            Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Section 7.2            Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by one or more parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

Section 7.3            Successors and Assigns. This Agreement may not be assigned by a party without the written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

Section 7.4            Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.5            Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland.

Section 7.6            Third-Party Beneficiaries. Any Investor or Covered Investor (as defined in the Investor Rights Agreement), even if not a party to this Agreement, shall be deemed an express third-party beneficiary of the provisions contained in Article V hereof with full rights to enforce and access such obligations directly in their own respective name and on their own respective behalf.

(Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as all of the day and year first above written.

ASHFORD INC.,
a Maryland corporation

By:
Name:	Deric S. Eubanks
Title:	Chief Financial Officer

ASHFORD MERGER SUB INC.,
a Maryland corporation

By:
Name:	Deric S. Eubanks
Title:	Chief Financial Officer

ASHFORD NEVADA HOLDING CORP.,
a Nevada corporation

By:
Name:	Deric S. Eubanks
Title:	Chief Financial Officer

Solely for the purposes of Article V hereof:

Archie Bennett, Jr.

Monty J. Bennett

MJB INVESTMENTS, LP
By: MJB Investments GP, LLC, its general partner

By:
Name:	Monty J. Bennett
Title:	Sole Member

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ALAYNA JO BENNETT MAX 2019 GIFT TRUST
By:
Trustee:

ARCHIE BENNETT, III 2019 GIFT TRUST
By:
Trustee:

AUDRA MARIE BENNETT MAXWELL 2019 GIFT TRUST

By:
Trustee:

JORY GLAZENER 2019 GIFT TRUST

By:
Trustee:

KRISTA KOLEAS 2019 GIFT TRUST

BY:
Trustee:

MATTHEW WADE BENNETT 2019 GIFT TRUST

By:
Trustee:

BEVERLY RENE BENNETT FLOOD 2019 GIFT TRUST

By:
Trustee:

SUPPLEMENTAL NEEDS TRUST FBO LUCAS WADE BENNETT

By:
Trustee

James L. Cowen

Jeremy J. Welter

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Mark A. Sharkey

18

New AINC Articles Supplementary

[See attached]

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EXHIBIT H

FORM OF TRANSITION COST SHARING AGREEMENT

TRANSITION COST SHARING AGREEMENT

This TRANSITION COST SHARING AGREEMENT (this “Agreement”), dated as of [•], 20[•], is entered into by and among Archie Bennett, Jr. (“ABennett”), Monty J. Bennett (“MBennett”), MJB Investments, LP, a Delaware limited partnership (“MJB Investments” and collectively, with ABennett and MBennett, the “Services Recipients”), Ashford Nevada Holding Corp. (to be renamed Ashford Inc.), a Nevada corporation (“New Holdco”), and Remington Holdings, L.P., a Delaware limited partnership (“Holdings”). Each of ABennett, MBennett, MJB Investments, New Holdco and Holdings is referred to herein as a “Party” and collectively as the “Parties.”  As provided in Section 1.1(e), the estate of ABennett (upon his death) and the estate of MBennett (upon his death) each shall have the option to become a “Party” and a “Services Recipient” (as hereinafter defined) under this Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Combination Agreement, dated as of May 31, 2019, among ABennett, MBennett, MJB Investments, New Holdco and certain other parties (the “Combination Agreement”).

WHEREAS, prior to the date hereof pursuant to that certain Cost Sharing Agreement, dated as of August 8, 2018, among Holdings, Ashford Inc., a Maryland corporation (“Old AINC”), and certain other parties (the “Cost Sharing Agreement”): (i) Holdings (and/or its Affiliates) (collectively, “Remington”), on the one hand, and Old AINC (and/or its Affiliates) (collectively, “Ashford”), on the other hand, have shared office space in the building located at 14185 Dallas Parkway in Dallas, Texas, which has been leased to Remington Hotel Corporation (the “Office Space”); and (ii) Remington and Ashford have shared the cost of certain employees of Remington who provide human resources, information technology and general office and administrative support for both Ashford and Remington (collectively, the “Remington Employees,” and together with the Office Space, the “Operational Services”);

WHEREAS, prior to the date hereof and pursuant to the Cost Sharing Agreement, Ashford has reimbursed Remington for the actual cost of Ashford’s allocable portion of: (i) rent, utilities, parking, office equipment and other expenses related to the Office Space; and (ii) salary, bonus, taxes and other withholding, and other expenses paid to, on behalf of, or otherwise with respect to, the Operational Services provided by the Remington Employees, all pursuant to an allocation which is mutually agreed upon by such parties on a quarterly basis;

WHEREAS, prior to the date hereof, certain employees of Remington (collectively, the “Transition Services Employees”) have provided certain family office related services to or on behalf of the Services Recipients, including accounting, tax, legal and general office and administrative support services (the “Transition Services”);

WHEREAS, as of the date of this Agreement and pursuant to the consummation of the transactions contemplated by the Combination Agreement, Holdings will become a wholly owned Subsidiary of New Holdco and the underlying lease relating to the Office Space will be held or subleased by New Holdco and/or its Subsidiaries (the “New Holdco Parties”);

WHEREAS, as a result of the foregoing, the Remington Employees will be deemed to be employees of the New Holdco Parties, and, therefore, there is no longer a need for the allocation

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of costs relating to the Office Space or with respect to the provision of the Operational Services by the Remington Employees under the Cost Sharing Agreement;

WHEREAS, in replacement of the Cost Sharing Agreement, the New Holdco Parties, on the one hand, and the Services Recipients, on the other hand, desire to enter into this Agreement in order to document their agreement regarding: (i) the provision by certain of the Transition Services Employees of Transition Services to or on behalf of the Services Recipients; and (ii) the payment by the Services Recipients of the Allocated Costs (as hereinafter defined in Section 2.1(a)) for such Transition Services; and

WHEREAS, it is a condition under the Combination Agreement that the parties to this Agreement (the “Parties”) enter into this Agreement.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby covenant and agree as follows:

ARTICLE I
TRANSITION SERVICES

Section 1.1                                    Provision of Transition Services; Term of Agreement.

(a)                                 During the period referenced in Section 1.1(b) (the “Term”), the New Holdco Parties hereby agree to provide the Transition Services to the Services Recipients, as directed by ABennett, MBennett or their respective designated representatives, generally in accordance with past practice, and the Services Recipients hereby agree to reimburse and pay the New Holdco Parties for the Allocated Costs of the Transition Services received.

(b)                                 Subject to the succeeding sentence, the Transition Services shall be provided hereunder by the New Holdco Parties from the date of this Agreement until the last to occur of: (i) the tenth (10th) anniversary of the date of this Agreement; (ii) the death of Archie Bennett, Jr.; and (iii) 30 days following the date on which MBennett is no longer employed by New Holdco as its Chief Executive Officer, or substantially similar executive position, or ceases to serve as a member of the board of directors of New Holdco.  This Agreement may be terminated: (1) on the date on which all of the Services Recipients request (upon not less than thirty (30) days advance written notice) that such Transition Services shall be terminated; (2) at the option of either Party following a material breach of this Agreement by the other Party, which, for the avoidance of doubt, includes, without limitation, failure by any Service Recipient to pay the invoices submitted by the New Holdco Parties in accordance with Section 2.1(c) for the Transition Services, and which breach is not cured within 30 days from the delivery of notice of such breach to the breaching Party; or (3) as set forth in Section 3.4.

(c)                                  The scope, quality and quantity of the Transition Services, and the amount and quality of the time and resources to be allocated by the New Holdco Parties to provide the Transition Services, will be substantially consistent with the scope, quality and quantity of the comparable services provided by Remington to the Services Recipients prior to the date of this Agreement.

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(d)                                 Upon the execution of this Agreement, the Cost Sharing Agreement shall be immediately terminated as of the date hereof.

(e)                                  During the Term and subject to the execution of a written joinder agreement pursuant to which it shall become a party to this Agreement, the estate of ABennett (upon his death) and the estate of MBennett (upon his death) each shall have the option to become a “Party” and a “Services Recipient” under this Agreement and, therefore, entitled to the benefits (and subject to the obligations) of the Services Recipients hereunder, including the right to receive Transition Services and the obligation to reimburse the New Holdco Parties for the Allocated Costs of the Transition Services.  Unless and until such estate executes such joinder agreement, it shall not be treated as a Party or a Services Recipient under this Agreement or entitled to any of the benefits (or subject to any of the obligations) hereunder.

Section 1.2                                    Additional Services.  The New Holdco Parties acknowledge that there may be additional services not described above that may be desired by the Services Recipients in order for the Services Recipients to handle their respective affairs (the “Additional Transition Services”).  Accordingly, the Services Recipients may request that the New Holdco Parties provide such Additional Transition Services; provided, however, that the New Holdco Parties shall not be required to provide any such Additional Transition Services unless the New Holdco Parties, in their sole discretion, determine to do so. If the New Holdco Parties determine to provide any such Additional Transition Services, then any such Additional Transition Service will be deemed to be a Transition Service hereunder and such Additional Service shall be taken into account by the Parties in determining the Allocated Costs of the Transition Services received.

Section 1.3                                    Disclaimer; Independent Contractor; Limitation of Liability.  Except as expressly provided in Section 1.1, the New Holdco Parties make no express or implied representation, warranty or guarantee relating to the Transition Services or the quality or results of the Transition Services to be provided under this Agreement, including any warranty of merchantability or fitness for a particular purpose, which are specifically disclaimed. The Services Recipients acknowledge and agree that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationships of trust or agency between the Parties and that all Services are provided by New Holdco Parties as an independent contractor. The Parties are not joint employers for any purpose, and the New Holdco Parties will have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of its employees and representatives providing Transition Services hereunder. In no event shall the liability of the New Holdco Parties arising under or related to this Agreement exceed the total amount received by such New Holdco Parties with respect to such Transition Services in the prior one-year term hereunder except in the case of the intentional fraud or misconduct undertaken with the specific intent to engage in misconduct of the New Holdco Parties. Notwithstanding any other provision of this Agreement, the New Holdco Parties will have no liability for any action taken by any Person at the express direction of any Service Recipient.

Section 1.4                                    No Representations Regarding Tax Treatment of Transition Services.  Each Party acknowledges and agrees that the other Parties make no representations as to any tax treatment or tax consequences to any Party of the provision or receipt of Transition Services

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provided under this Agreement, and the Parties agree to consult their own independent tax advisers concerning such treatment.

ARTICLE II
DETERMINATION OF ALLOCATED COSTS

Section 2.1                                    Determination of Allocated Costs; Dispute Resolution; Payment.

(a)                                 From and after the date hereof and during the Term, the actual costs to the New Holdco Parties of providing the Transition Services to the Services Recipients, including, without limitation, the salaries, employment taxes and benefits applicable to the employees of the New Holdco Parties actually engaged in providing the Transition Services, based on the percentage of time spent by such employees in providing such services relative to the time spent by such employees on matters not relating to such services, plus applicable allocated overhead and other expenses incurred, in each case without mark-up (the “Allocated Costs”), will be determined and allocated in good faith by the Parties jointly, on a quarterly basis, commencing as of the end of the third (3rd) calendar month following the date of this Agreement and continuing thereafter as of the end of each succeeding three (3) calendar month period. The Allocated Costs so determined by the Parties shall be subject to quarterly review and approval by the Audit Committee of New Holdco (the “Audit Committee”).

(b)                                 In the event of a dispute between the Service Recipients, on the one hand, and the New Holdco Parties and/or the Audit Committee, on the other hand, concerning the proposed Allocated Costs in respect of any quarterly period, then the Service Recipients, on the one hand, and the New Holdco Parties and/or the Audit Committee, on the other hand, shall mutually engage a recognized certified public accountant acceptable to each of the them to review disputed items and to determine the Allocated Costs for the quarterly period in question; provided, however, if such Parties cannot agree on a mutually acceptable certified public accountant, the Service Recipients, on the one hand, and the New Holdco Parties and/or the Audit Committee, on the other hand, each shall name a recognized certified public accountant and those two certified public accountants shall select a third recognized certified public accountant which shall be used for the purposes of this Section 2.1(b).  The selected certified public accountant’s opinion concerning the Allocated Costs for the quarterly period in question shall be final and binding on all Parties.  The expenses of the certified public accountant will be borne by the New Holdco Parties, on the one hand, and the Service Recipients, on the other hand, in the same proportion by which their respective positions as initially presented to the consultant differs from the final resolution as determined by the certified public accountant.

(c)                                  The Allocated Costs for each quarterly period during the Term, as finally determined pursuant to Section 2.1(a) or Section 2.1(b), as applicable, will be invoiced, in arrears, by the New Holdco Parties to the Services Recipients. The Services Recipients will reimburse the New Holdco Parties within thirty (30) days of the receipt by the Services Recipients of such invoice.  All reimbursement payments by the Services Recipients to the New Holdco Parties pursuant to this Section 2.1(c) will be made in U.S. dollars in immediately available funds. Although the Services Recipients will be jointly responsible for reimbursing the New Holdco Parties for the cost of the Transition Services, the Services Recipients may

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separately agree upon their own respective allocation of such costs between and among themselves.

ARTICLE III
MISCELLANEOUS

Section 3.1                                    Notices.  All notices and other communications hereunder shall be in writing, and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) or transmitted by facsimile to the Parties at their respective addresses specified in the Combination Agreement (or at such other addresses for a Party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received.

Section 3.2                                    Representations and Warranties.  Each Party hereby represents and warrants to the other that such Party has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

Section 3.3                                    Timing.  The Parties acknowledge that this Agreement was executed (a) simultaneously with the execution of the Merger Agreement, the Remington Contribution Agreement, the Hotel Services Agreement, the Investor Rights Agreement and the Non-Competition Agreement, (b) simultaneously with the filing for record with the Maryland State Department of Assessments and Taxation of the Articles of Merger (as defined in the Merger Agreement) (with a delayed effective time, as specified therein), (c) simultaneously with the filing for record with the Nevada Secretary of State of the New Holdco Preferred Stock Certificate of Designation (with a delayed effective time, as specified therein), and (d) prior to the Effective Time (as defined in the Merger Agreement).  This Agreement will be effective upon the contribution of the Remington Securities to New Holdco pursuant to the Remington Contribution Agreement.

Section 3.4                                    Force Majeure.  New Holdco shall not be liable or responsible to the Services Recipients, nor be deemed to have defaulted or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement when and to the extent such failure or delay is caused by or results from acts or circumstances beyond the reasonable control of New Holdco including, without limitation, acts of God, flood, fire, earthquake, explosion, governmental actions, war, invasion or hostilities (whether war is declared or not), terrorist threats or acts, riot, or other civil unrest, national emergency, revolution, insurrection, epidemic, lock-outs, strikes or other labor disputes (whether or not relating to either party’s workforce), or restraints or delays affecting carriers or inability or delay in obtaining supplies of adequate or suitable materials, materials or telecommunication breakdown or power outage, provided that, if the event in question continues for a continuous period in excess of one hundred twenty (120) days, Services Recipients shall be entitled to give notice in writing to New Holdco to terminate this Agreement.

Section 3.5                                    Entire Agreement.  This Agreement supersedes all prior discussions and agreements between the Parties with respect to the subject matter of hereof (other than the Combination Agreement) and contains the sole and entire agreement between the Parties with respect to the subject matter hereof. The Parties agree that this Agreement supersedes and replaces in its entirety the Cost Sharing Agreement, which is deemed terminated, cancelled and

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of no further force or effect as of the date of this Agreement except for already accrued rights and obligations thereunder which remain pending as of such date.

Section 3.6                                    No Waiver.  No failure or delay on the part of any Party to exercise, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by applicable Law.

Section 3.7                                    Amendments.  Any provision of this Agreement may be amended, modified, supplemented or waived only by an instrument in writing duly executed by the New Holdco Parties and the Services Recipients.  Any such amendment, modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument affecting the same and shall be binding upon the New Holdco Parties and the Services Recipients.

Section 3.8                                    Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and in lieu of such prohibited or unenforceable provision, a legal, valid and enforceable provision as similar in terms to such prohibited or unenforceable provision as may be permitted and enforceable in the applicable jurisdiction(s) shall be deemed added as a part of this Agreement.

Section 3.9                                    Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile or PDF), all of which taken together shall constitute one and the same instrument and any of the Parties may execute this Agreement by signing any such counterpart.  If any signature is delivered by facsimile transmission or by PDF, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf the signature is executed) with the same force and effect as if such facsimile or PDF signature were an original thereof.

Section 3.10                             Successors and Assigns.  Subject to Section 1.1(e), this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of each other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 3.11                             Governing Law.  THIS AGREEMENT AND ANY CLAIM, ACTION, DISPUTE OR REMEDY ARISING FROM OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE APPLICABLE LAWS OF THE STATE OF TEXAS AND APPLICABLE TO CONTRACTS MADE AND TO

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BE PERFORMED IN THAT STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW RULES THAT WOULD REQUIRE THE APPLICATION OF ANOTHER JURISDICTION.

Section 3.12                             Submission to Jurisdiction; Service; Waivers.

(a)                                 For all purposes of this Agreement, and for all purposes of any Action arising out of or relating to the transactions contemplated by this Agreement or for recognition or enforcement of any judgment, each Party submits to the personal jurisdiction of the state or federal courts located in Dallas County, Texas, and hereby irrevocably and unconditionally agrees that any such Action, claim, dispute or remedy may be heard and determined in such Texas court or, to the extent permitted by applicable Law, in such federal court.  Each Party agrees that a final judgment in any such Action may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable Law.  Nothing in this Agreement shall affect any right that any Party may otherwise have to bring any Action relating to this Agreement against the other Party or its properties in the courts of any jurisdiction.

(b)                                 Each Party irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so: (i) any objection that it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement or any related matter in any Texas state or federal court located in Dallas County, Texas; and (ii) the defense of an inconvenient forum to the maintenance of such Action in any such court.

(c)                                  Each Party irrevocably consents to service of process by registered mail, return receipt requested, as provided in Section 3.1.  Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by applicable Law.

(d)                                 TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY LEGAL ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT OR THAT OTHERWISE RELATES TO THIS AGREEMENT.

Section 3.13                             No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 3.14                             Titles and Headings.  Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

[Signatures on Following Pages]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party as of the date first above written.

REMINGTON HOLDINGS, L.P.
By: Remington Holdings GP, LLC, its general partner

By:
Name: Archie Bennett, Jr.
Title: Member

By:
Name: Monty J. Bennett
Title: Member

ASHFORD NEVADA HOLDING CORP.

By:
Name: Deric S. Eubanks
Title: Chief Financial Officer

Archie Bennett, Jr.

Monty J. Bennett

MJB INVESTMENTS, LP
By: MJB Investments GP, LLC, its general partner

By:
Name: Monty J. Bennett
Title: Sole Member

[Signature Page to Transition Services Agreement]

Remington Holdings GP, LLC, a Delaware limited liability company, Ashford Inc. (to be renamed OAINC II Inc.), a Maryland corporation, Ashford Hospitality Advisors LLC, a Delaware limited liability company, and Project Management LLC, a Maryland limited liability company, each a party to the Cost Sharing Agreement, hereby confirm the termination of the Cost Sharing Agreement as provided in Section 3.5 of this Agreement:

REMINGTON HOLDINGS GP, LLC

By:
Name: Archie Bennett, Jr.
Title: Member

By:
Name: Monty J. Bennett
Title: Member

ASHFORD INC.

By:
Name: Deric S. Eubanks
Title: Chief Financial Officer

ASHFORD HOSPITALITY ADVISORS LLC

By: Ashford Advisors Inc., its managing member

By:
Name: Deric S. Eubanks
Title: Chief Financial Officer

[Signature Page to Transition Services Agreement]

PROJECT MANAGEMENT LLC

By: Ashford Hospitality Advisors LLC, its managing member

By: Ashford Advisors Inc., its managing member

By:
Name: Deric S. Eubanks
Title: Chief Financial Officer

[Signature Page to Transition Services Agreement]

EXHIBIT I

FORM OF NON-COMPETITION AGREEMENT

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT (this “Agreement”) is entered into as of [•], 20[•], by and among Ashford Nevada Holding Corp. (to be renamed Ashford Inc.), a Nevada corporation (the “Company”), Archie Bennett, Jr. (“AB”) and Monty J. Bennett (“MB” and together with AB, the “Bennetts”).  Capitalized terms used in this Agreement and not otherwise defined have the meanings given such terms in Article 1 or in the applicable Section cross-referenced in Article 1.

PRELIMINARY STATEMENTS

A.                                    The Company, the Bennetts and certain other Persons are parties to the Combination Agreement, dated as of May 31, 2019 (the “Combination Agreement”).

B.                                    As a condition to the Closing pursuant to the Combination Agreement, the Company and Bennetts have agreed to enter into this Agreement.

THEREFORE, the parties intending to be legally bound agree as follows:

ARTICLE 1
DEFINITIONS

1.01                        Definitions.  Terms used in this Agreement and not otherwise defined in this Agreement will have the following meanings.

“AB” as defined in the Preamble, means Archie Bennett, Jr.

“AINC” means Ashford, Inc., a Maryland corporation that will be a wholly-owned Subsidiary of the Company immediately following the Merger (as defined in the Merger Agreement).

“Agreement” as defined in the Preamble, means this Non-Competition Agreement.

“Affiliate” and its correlative terms have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

“Associate” and its correlative terms have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

“Bennetts” has the meaning set forth in the Preamble.

“Bennett-Owned Properties” has the meaning set forth in Section 2.01(c).

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“Closing” means the consummation of the transactions contemplated by the Combination Agreement.

“Closing Date” means the date on which the Closing is effective.

“Code” means the Internal Revenue Code of 1986.

“Combination Agreement” has the meaning set forth in the Preliminary Statements.

“Commencement Date” means the date on or after which Monty J. Bennett is not the principal executive officer of the Company.

“Company” as defined the Preamble, means Ashford Nevada Holding Corp. (to be renamed Ashford Inc.).

“Company Board” means the Board of Directors of the Company that manages the business and affairs of the Company.

“Disinterested Director” means, with respect to any action or transaction, each director of any Person that: (a) is neither an officer nor an employee, nor has been an officer or employee, of such Person, Seller, or either of their respective Affiliates or Associates within five years; and (b) has no material personal or financial interest in such transaction or matter that is distinct from Persons that are not Affiliates or Associates of Seller.

“Exchange Act” means the Securities Exchange Act of 1934.

“Hotel Management Business” means the hotel management activities conducted, prior to the Closing, by Remington LP and its Subsidiaries, and after the Closing, by Remington LP and its Subsidiaries as Subsidiaries of the Company, within the lodging industry, including hotel operations, sales and marketing, revenue management, budget oversight, guest service, asset maintenance (not involving capital expenditures), and related services. The Hotel Management Business shall not include any portion of the Project Management Business.

“Hotel Properties” has the meaning set forth in Section 2.01(b).

“Hotel Services Agreement” has the meaning set forth in the Combination Agreement.

“In-Scope Service Providers” means the executive officers of Remington LP or PM LLC, and any independent contractors or consultants spending a majority of their respective time on the Project Management Business or the Hotel Management Business.

“MB” as defined in the Preamble, means Monty J. Bennett.

“Merger Agreement” means that certain Merger Agreement, dated as of the Closing Date, among AINC, the Company, Ashford Merger Sub Inc., the Remington Holders, the Trusts, James L. Cowen, Jeremy J. Welter and Mark A. Sharkey, setting forth the

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terms and conditions upon which Ashford Merger Sub Inc. is merged with and into AINC effective as of the Closing Date.

“Person” means any individual; any public or private entity, including any corporation, partnership, limited partnership, limited liability company, trust, or business enterprise or any governmental agency or instrumentality; and any Group.

“PM LLC” means Project Management LLC, a Maryland limited liability company owned by AINC.

“Preferred Stock Certificate of Designation” means the Certificate of Designation authorizing the Company Preferred Stock in effect as of the Closing.

“Proceedings” has the meaning set forth in Section 3.06(b).

“Project Management Business” means the project management activities conducted by PM LLC within the lodging industry, including construction management, interior design, architectural oversight, and the purchasing, expediting, warehousing, freight management, installation and supervision of furniture, fixtures, and equipment, and related services.  The Project Management Business shall not include any portion of the Hotel Management Business or any other business conducted by the Company through PM LLC that does not constitute the Project Management Business; provided, that the conduct of any business through PM LLC other than the Project Management Business will not be deemed to diminish the scope of the Project Management Business for the purposes of this Agreement.

“Remington Contribution Agreement” has the meaning set forth in the Combination Agreement.

“Remington Holder” means each of the Bennetts  and MJB Investments, LP.

“Remington LP” means Remington Holdings, L.P., a Delaware limited partnership.

“Restricted Period” means the period commencing as of the date of this Agreement and continuing for a period of the greater of (i) five (5) years following the Closing Date and (i) three (3) years from the Commencement Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Self-Manage” means the formation by either or both of the Bennetts of one or more entities that would hire the necessary staff to conduct, solely in respect of the Bennett-Owned Properties and not third parties, the Hotel Management Business and/or Project Management Business.

“Subsidiary” means, with respect to any Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or

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other Person (other than equity securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its Subsidiaries.

“Transaction Documents” means the Combination Agreement, the Company’s certificate of incorporation as in effect on the date of the Combination Agreement, the Preferred Stock Certificate of Designation, the certificate of incorporation of Ashford Merger Sub Inc. as in effect on the date of the Combination Agreement, the Remington Contribution Agreement, the Merger Agreement, this Agreement, the Transition Cost Sharing Agreement, and the Hotel Services Agreement.

“Transactions” means all the transactions contemplated by the Combination Agreement and the other Transaction Documents.

“Transition Cost Sharing Agreement” means that certain Transition Cost Sharing Agreement, dated as of the Closing Date, among the Remington Holders and the Company.

“Trusts” means the Alayna Jo Bennett Max 2019 Gift Trust, the Archie Bennett, III 2019 Gift Trust, the Audra Marie Bennett Maxwell 2019 Gift Trust, the Jory Glazener 2019 Gift Trust, the Krista Koleas 2019 Gift Trust, the Matthew Wade Bennett 2019 Gift Trust, the Beverly Rene Bennett Flood 2019 Gift Trust and the Supplemental Needs Trust FBO Lucas Wade Bennett.

ARTICLE 2
Non-Competition; Non-Solicitation

2.01                        Non-Competition; Non-Solicitation.  Ancillary to the Combination Agreement, each of the Bennetts, severally as to himself and not jointly, covenants and agrees to the following:

(a)                                 During the Restricted Period, except as expressly set forth in Sections 2.01(b) and 2.01(c), each Bennett will not, and will not permit any of his controlled Affiliates to, directly or indirectly: (i) engage in or assist others in engaging in the Project Management Business or the Hotel Management Business anywhere in the United States, including any metropolitan statistical area in the United States of America in which PM LLC or Remington LP provides services or otherwise conducts its respective business as of the Closing Date or the Commencement Date, as applicable; (ii) have an interest in any Person that engages directly or indirectly in the Project Management Business or the Hotel Management Business anywhere in the United States in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee, consultant or advisor; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between Remington LP, PM LLC and their respective customers, clients or vendors.

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(b)                                 Notwithstanding the foregoing: (i) each Bennett may provide service as an officer, director, advisor or consultant, or be the owner of the securities, of the Company, Ashford Hospitality Trust, Inc., Braemar Hotels & Resorts, Inc., Ashford Hospitality Select, Inc., AIM Real Estate Hedged Equity Master Fund, LP, AIM Performance Holdco, LP, AIM Management Holdco, LLC or any of the Affiliates of the foregoing Persons that are controlled by the immediately foregoing Persons prior to the Closing Date or the Commencement Date, as applicable; (ii) each Bennett may freely pursue any opportunity to acquire ownership, directly or indirectly, in any interest in real properties in the lodging industry if he has presented such opportunity to the Company Board and the Board of Directors of each of Ashford Hospitality Trust, Inc., Braemar Hotels & Resorts, Inc. and any of their respective Affiliates in the lodging industry and none of the foregoing (based on a determination by a majority of the Disinterested Directors of each such Person), elects to pursue or participate in such opportunity (such real properties, “Hotel Properties”), provided each Bennett and his controlled Affiliates (other than the Company, PM LLC and Remington LP and their respective Subsidiaries) acknowledge and agree that its ownership of a Hotel Property shall be subject to the provisions of Section 2.01(c); (iii) each Bennett may own, directly or indirectly, solely as a passive investment, securities of or other interests in any Person (publicly traded or privately held) if such Bennett is not a controlling Person of, or a member of a group that controls, such Person and does not, directly or indirectly, own nine and nine-tenths percent (9.9%) or more of any class of securities of or other interests in such Person, provided that the restrictions set forth in this Section 2.01(b) shall not apply to ownership or management of securities by AIM Real Estate Hedged Equity Master Fund, LP, AIM Performance Holdco, LP or AIM Management Holdco, LLC or any of their respective controlled Affiliates, whether currently existing or created in the future; (iv) each Bennett may own, directly and indirectly, stock in the Company and its Affiliates; (v) each Bennett may continue to hold director and/or executive officer positions with the Company and its Affiliates after the Closing; and (vi) no Person shall be treated as directly or indirectly engaging in, or assisting others in engaging in, the Project Management Business or the Hotel Management Business solely by reason of providing or receiving services or taking any other actions pursuant to the Transition Cost Sharing Agreement, the Hotel Services Agreement or the Remington Contribution Agreement or at the request of the Company or its Affiliates.

(c)                                  During the Restricted Period, with respect to any Hotel Properties in which the Bennetts, or any of their controlled Affiliates, own, directly or indirectly (other than through their ownership interests in Ashford Hospitality Trust, Inc. or Braemar Hotels & Resorts, Inc.), in the aggregate at least a five percent (5%) interest (such Hotel Properties, “Bennett-Owned Properties”), each Bennett, and any of his controlled Affiliates, directly or indirectly: (i) may Self-Manage the provision of Project Management Business services and/or Hotel Management Business services to such Bennett-Owned Properties, but may not provide any

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such services to any other hotels not constituting Bennett-Owned Properties, or (ii) may require that the Company provide Hotel Management Business services and Property Management Business services pursuant to the terms of the Hotel Services Agreement.

(d)                                 During the Restricted Period, each Bennett will not, and will not permit any of his controlled Affiliates to, directly or indirectly, hire or solicit any In-Scope Service Providers or encourage any such In-Scope Service Provider to leave such position or hire any such In-Scope Service Provider who has left such position, except pursuant to a general solicitation that is not directed specifically to any such In-Scope Service Providers; provided, that nothing in this Section 2.01(d) will prevent each Bennett or any of his controlled Affiliates from hiring: (i) any In-Scope Service Provider whose employment has been terminated by Remington LP, PM LLC or the Company; (ii) after one hundred and eighty (180) days from the date of termination of employment, any In-Scope Service Providers whose employment has been terminated by the employee; or (iii) any In-Scope Service Provider on a shared basis with each Bennett.

(e)                                  During the Restricted Period, each Bennett will not, and will not permit any of his controlled Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of Remington LP or PM LLC or potential clients or customers of Remington LP or PM LLC for purposes of diverting their Project Management Business or Hotel Management Business from Remington LP or PM LLC.

(f)                                   Each Bennett acknowledges that a breach or threatened breach of any provision of this Section 2.01 would give rise to irreparable harm to the Company, Remington LP and PM LLC, for which monetary damages would not be an adequate remedy, and agree that in the event of a breach or a threatened breach by each Bennett of any such obligations, the Company will, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including temporary restraining orders, injunctions, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond or to further demonstrate irreparable harm).

(g)                                  Each Bennett acknowledges that the restrictions contained in this Section 2.01 are reasonable and necessary to protect the legitimate interests of the Company, Remington LP and PM LLC and constitute a material inducement to the Company to enter into the Combination Agreement and consummate the Transactions.  In the event that any covenant contained in this Section 2.01 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered and requested to reform such covenant, and such covenant will be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.  The covenants contained in this Section 2.01 and each provision of this

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Agreement are severable and distinct covenants and provisions.  The invalidity or unenforceability of any such covenant or provision as written will not invalidate or render unenforceable the remaining covenants or provisions of this Agreement, and any such invalidity or unenforceability in any jurisdiction will not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(h)                                 The Company (on behalf of itself and any Subsidiaries thereof) and MB acknowledge and agree that the provisions set forth in this Section 2.01 (insofar as they pertain to MB or any of his controlled Affiliates) shall supersede and replace, and shall be deemed to have amended, in their entirety any conflicting provisions of the following agreements: (i) Section 10 (Non-Competition, Non-Solicitation and Non-Interference) of that certain Employment Agreement, dated as of November 12, 2014, as amended as of September 13, 2017, between MB and Ashford Hospitality Advisors LLC; and (ii) Section 4 (Ashford Inc. Exclusivity Rights) of that certain Ashford Inc. Amended and Restated Mutual Exclusivity Agreement, dated as of August 8, 2018, among Ashford Hospitality Advisors LLC, AINC, Remington Lodging & Hospitality, LLC and MB. In furtherance of the foregoing, the Company agrees to cause any Subsidiary thereof to enter into any additional agreements that may be necessary to carry out the intent of foregoing provisions of this Section 2.1(h), as and to the extent reasonably requested by MB from time to time.

ARTICLE 3
MISCELLANEOUS

3.01                        Assignment.  To the extent permitted by applicable law, the Company may assign this Agreement to any of its Affiliates, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. Each Bennett may not assign this Agreement or any part hereof. Any purported assignment by each Bennett shall be null and void from the initial date of purported assignment.

3.02                        Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives and permitted successors, transferees and assigns.

3.03                        Notices.  Whenever this Agreement provides that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties or any other Person, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and will be deemed to have been validly served, given, or delivered (and “the date of such notice” or words of similar effect will mean the date) upon actual, confirmed receipt thereof (whether by non-certified mail, telecopy, telegram, express delivery, or otherwise), addressed to the Company and each Bennett at the street or post office addresses, facsimile numbers or e-mail addresses set forth on the signature pages to this Agreement (or to such other addresses or facsimile number as such party may have specified by notice given

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pursuant to this provision).  No notice, demand, request, consent, approval, declaration, or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.

3.04                        Choice of Law; Forum; Waiver of Jury Trial.

(a)                                 THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED, AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION; AND

(b)                                 EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE OR THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF DELAWARE FOR ALL PURPOSES IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT (COLLECTIVELY, “PROCEEDINGS”).  EACH PARTY HEREBY AGREES THAT SERVICE OF SUMMONS, COMPLAINT OR OTHER PROCESS IN CONNECTION WITH ANY PROCEEDINGS MAY BE MADE AS SET FORTH IN THIS AGREEMENT WITH RESPECT TO SERVICE OF NOTICES, AND THAT SERVICE SO MADE WILL BE AS EFFECTIVE AS IF PERSONALLY MADE IN THE STATE OF DELAWARE.  IT IS THE INTENT OF EACH OF THE PARTIES THAT ALL PROCEEDINGS BE HEARD AND LITIGATED EXCLUSIVELY IN A COURT LOCATED IN NEW CASTLE COUNTY, DELAWARE.  EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS FREELY AGREED THAT: (i) ALL PROCEEDINGS WILL BE HEARD IN ACCORDANCE WITH THIS SECTION 3.04; (ii) THE AGREEMENT TO CHOOSE COURTS LOCATED IN NEW CASTLE COUNTY, DELAWARE TO HEAR ALL PROCEEDINGS IN ACCORDANCE WITH THIS SECTION 3.04 IS REASONABLE AND WILL NOT PLACE SUCH PARTY AT A DISADVANTAGE OR OTHERWISE DENY IT ITS DAY IN COURT; (iii) IT IS A KNOWLEDGEABLE, INFORMED, SOPHISTICATED PERSON CAPABLE OF UNDERSTANDING AND EVALUATING THE PROVISIONS SET FORTH IN THIS AGREEMENT, INCLUDING THIS SECTION 3.04; AND (iv) IT HAS BEEN REPRESENTED BY SUCH COUNSEL AND OTHER ADVISORS OF ITS CHOOSING AS SUCH PARTY HAS DEEMED APPROPRIATE IN CONNECTION WITH THE DECISION TO ENTER INTO THIS AGREEMENT, INCLUDING THIS SECTION 3.04.  THE COMPANY AND EACH BENNETT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO ANY

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RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN), OF THE COMPANY OR SELLER.

3.05                        Integration; Amendment; Waivers.  This Agreement, together with the other Transaction Documents, constitute the entire agreement among the parties with respect to the subject matter of this Agreement and the other Transaction Documents and supersede all previous written, and all previous or contemporaneous oral, negotiations, drafts, proposals, terms sheets, understandings, arrangements, understandings, or agreements.  This Agreement may not be amended, modified, or supplemented, or any provision of this Agreement waived, except by the written agreement of the Company and each Bennett.  The parties agree that no custom, practice, course of dealing, or similar conduct will be deemed to amend, modify, or supplement any term of this Agreement.  The failure of any party to enforce any right or remedy under this Agreement, or to enforce any such right or remedy promptly, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement.  Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.  No waiver will be deemed a continuing waiver or a waiver of any right beyond the specific right waived in such waiver.

3.06                        Construction of Agreement.

(a)                                 Interpretation.  For the purposes this Agreement:

(i)                                     the word “include” and its derivatives means to include without limitation;

(ii)                                  the word “or” is not exclusive;

(iii)                               inclusion of items in a list or specification of a particular instance of an item will not be deemed to exclude other items of similar import;

(iv)                              unless the context otherwise requires, references in this Agreement: (A) to Preambles, Preliminary Statements, Articles and Sections mean the Preambles, Preliminary Statements, Articles and Sections of this Agreement; (B) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (C) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder and in effect from time to time;

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(v)                                 this Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any provision or document to be drafted;

(vi)                              use of terms that imply gender will include all genders;

(vii)                           defined terms will have their meanings in the singular and the plural case;

(viii)                        the headings in this Agreement are for reference only and will not affect the interpretation of this Agreement; and

(ix)                              the word “will” will not be deemed a mere prediction of future events.

(b)                                 Severability.  The parties to this Agreement expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body.  If any provision of this Agreement is interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties to this Agreement, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

(c)                                  Time.  Time is of the essence with respect to this Agreement.

3.07                        Counterparts.  This Agreement may be executed in any number of counterparts, by means of facsimile or portable document format (pdf), which will individually and collectively constitute one agreement.

3.08                        Specific Performance.  The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms of this Agreement and that the Parties will be entitled to specific performance of the terms of this Agreement, in addition to any other remedy to which they are entitled at law or in equity without the need to demonstrate irreparable harm or to post any bond or surety.

3.09                        Timing.  The Parties acknowledge that this Agreement was executed: (a) simultaneously with the execution of the Merger Agreement, the Remington Contribution Agreement, the Hotel Services Agreement, and the Transition Cost Sharing Agreement; (b) simultaneously with the filing for record with the Maryland State Department of Assessments and Taxation of the Articles of Merger (as defined in the Merger Agreement) (with a delayed effective time, as specified therein); (c)

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simultaneously with the filing for record with the Nevada Secretary of State of the Preferred Stock Certificate of Designation (with a delayed effective time, as specified therein); and (d) prior to the Effective Time (as defined in the Merger Agreement). This Agreement will be effective upon issuance of the Aggregate Consideration (as defined in the Combination Agreement) pursuant to the Combination Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the Company and the Seller have executed this Agreement to be effective as of the date first above written.

THE COMPANY:

ASHFORD NEVADA HOLDING CORP.

By:
Name: Deric S. Eubanks
Title: Chief Financial Officer

Address:	14185 Dallas Parkway,
Suite 1100, Dallas, Texas 75254

with copies to:

Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
Attn: Head of Corporate Group

[Signature Page to Non-Competition Agreement]

BENNETTS:

Archie Bennett, Jr.

Address:	14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

with copies to:

Baker Botts LLP
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attn: Neel Lemon

Monty J. Bennett

Address:	14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

with copies to:

Baker Botts LLP
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attn: Neel Lemon

[Signature Page to Non-Competition Agreement]